Exhibit 4.1

                         Pooling and Servicing Agreement

                                  See attached

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                    Depositor

                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
                            as Master Servicer No. 1,

                              CAPMARK FINANCE INC.,
                            as Master Servicer No. 2,

                           CENTERLINE SERVICING INC.,
                                Special Servicer

                                       and

                             WELLS FARGO BANK, N.A.,
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 2007

                                 $2,720,810,685
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2007-C5

                                TABLE OF CONTENTS

                                    ARTICLE I

                DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
             CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

Section 1.01  Defined Terms................................................
Section 1.02  General Interpretive Principles..............................
Section 1.03  Certain Calculations in Respect of the Mortgage Loans........
Section 1.04  Crossed Trust Mortgage Loans.................................
Section 1.05  Certain Adjustments to the Principal Distributions on the
               Certificates................................................
Section 1.06  Certain Matters with Respect to the 450 Lexington Avenue
               Total Loan..................................................
Section 1.07  Certain Matters with Respect to the Princeton Total Loan.....
Section 1.08  Certain Matters with Respect to the Cornerstone Commerce
               Center Total Loan...........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Original Trust Mortgage Loans..................
Section 2.02  Acceptance by Trustee........................................
Section 2.03  Representations, Warranties and Covenants of the
               Depositor; Repurchase and Substitution of Trust Mortgage Loans by the Mortgage Loan Sellers for Defects in
               Mortgage Files and Breaches of Representations and
               Warranties..................................................
Section 2.04  Issuance of Uncertificated REMIC I Interests; Execution
               of Certificates.............................................
Section 2.05  Acceptance of Grantor Trusts; Issuance of the Class V and
               Class LR Certificates.......................................


                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Master Servicers to Act as Master Servicers; Special
               Servicer to Act as Special Servicer; Administration of
               the Mortgage Loans..........................................
Section 3.02  Collection of Mortgage Loan Payments.........................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts..........................................
Section 3.04  The Collection Accounts, Distribution Account, Excess
               Interest Distribution Account, Excess Liquidation
               Proceeds Account and Mortgage Loan Combination Custodial
               Accounts....................................................
Section 3.05  Permitted Withdrawals from the Collection Account and the
               Distribution Account........................................
Section 3.06  Investment of Funds in the Collection Account, Mortgage
               Loan Combination Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, Interest Reserve Account, Distribution Account, Excess
               Liquidation Proceeds Account, Excess Interest
               Distribution Account, Loan REMIC Residual Distribution
               Account and the REO Account.................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.08  Enforcement of Due-on-Sale and Due-on-Encumbrance
               Clauses; Assumption Agreements; Defeasance Provisions;
               Other Provisions............................................
Section 3.09  Realization Upon Defaulted Mortgage Loans....................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.11  Servicing Compensation.......................................
Section 3.12  Reports to the Trustee.......................................
Section 3.13  Reserved.....................................................
Section 3.14  Reserved.....................................................
Section 3.15  Access to Certain Information................................
Section 3.16  Title to REO Property; REO Account...........................
Section 3.17  Management of REO Property...................................
Section 3.18  Fair Value Purchase Option; Sale of REO Properties...........
Section 3.19  Additional Obligations of the Master Servicers and
               Special Servicer; Inspections; Appraisals...................
Section 3.20  Modifications, Waivers, Amendments and Consents..............
Section 3.21  Transfer of Servicing Between Master Servicers and
               Special Servicer; Record Keeping; Series 2007-C5
               Directing Certificateholder.................................
Section 3.22  Sub-Servicing Agreements.....................................
Section 3.23  Representations, Warranties and Covenants of the Master
               Servicer....................................................
Section 3.24  Representations, Warranties and Covenants of the Special
               Servicer....................................................
Section 3.25  Limitation on Liability of the Series 2007-C5 Directing
               Certificateholder...........................................
Section 3.26  Reserved.....................................................
Section 3.27  Lock-Box Accounts, Cash Collateral Accounts and Servicing
               Accounts....................................................
Section 3.28  Interest Reserve Account.....................................
Section 3.29  Limitations on and Authorizations of the Master Servicers
               and Special Servicer with Respect to Certain Mortgage
               Loans.......................................................
Section 3.30  Master Servicer and Special Servicer May Own Certificates....
Section 3.31  Authenticating Agent.........................................
Section 3.32  Series 2007-C5 Directing Certificateholder Contact with
               Master Servicers............................................
Section 3.33  Certain Matters with Respect to the Mortgage Loan
               Combinations................................................
Section 3.34  Certain Matters with Respect to the 60 Wall Street Loan......


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions................................................
Section 4.02  Trustee Report; Certain Other Reports........................
Section 4.03  P&I Advances.................................................
Section 4.04  Allocation of Realized Losses and Additional Trust Fund
               Expenses....................................................
Section 4.05  Calculations.................................................
Section 4.06  Grantor Trust Reporting......................................
Section 4.07  Compliance with Withholding Requirements.....................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of Certificates........
Section 5.03  Book-Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................
Section 5.06  Certification by Certificateholders and Certificate Owners...
Section 5.07  Appointment of Paying Agent..................................


                                   ARTICLE VI

         THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICER

Section 6.01  Liability of the Depositor, the Master Servicers and the
               Special Servicer............................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Master Servicer or the Special Servicer.....................
Section 6.03  Limitation on Liability of the Trustee, the Depositor,
               the Master Servicers, the Special Servicer and Others.......
Section 6.04  Resignation of the Master Servicers or the Special
               Servicer....................................................
Section 6.05  Rights of the Depositor in Respect of the Master Servicer
               and the Special Servicer....................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default; Master Servicers and Special Servicer
               Termination.................................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Notification to Certificateholders...........................
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Trustee Advances.............................................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee............................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Trust Mortgage Loans........................
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Fees and Expenses of Trustee; Indemnification of and by
               Trustee.....................................................
Section 8.06  Eligibility Requirements for Trustee.........................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of Trustee...........................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Access to Certain Information................................
Section 8.12  Appointment of Custodians....................................
Section 8.13  Representations, Warranties and Covenants of the Trustee.....


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All Trust
               Mortgage Loans..............................................
Section 9.02  Additional Termination Requirements..........................


                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

Section 10.01 Tax Administration...........................................


                       ARTICLE XI MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement; Counterparts.......................
Section 11.03 Limitation on Rights of Certificateholders and B Loan
               Holders.....................................................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Grant of a Security Interest.................................
Section 11.08 Successors and Assigns; Beneficiaries........................
Section 11.09 Article and Section Headings.................................
Section 11.10 Notices to Rating Agencies...................................


                                 ARTICLE XII
             EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 12.01 Intent of the Parties; Reasonableness........................
Section 12.02 Reserved.....................................................
Section 12.03 Information to be Provided by the Master Servicers, the
               Special Servicer, the Trustee and each Servicing
               Function Participant........................................
Section 12.04 Reserved.....................................................
Section 12.05 Filing Obligations...........................................
Section 12.06 Form 10-D Filings............................................
Section 12.07 Form 10-K Filings............................................
Section 12.08 Sarbanes-Oxley Certification.................................
Section 12.09 Form 8-K Filings.............................................
Section 12.10 Form 15 Filing; Incomplete Exchange Act Filings;
               Amendments to Exchange Act Reports..........................
Section 12.11 Annual Compliance Statements.................................
Section 12.12 Annual Reports on Assessment of Compliance with Servicing
               Criteria....................................................
Section 12.13 Annual Independent Public Accountants' Attestation...........
Section 12.14 Exchange Act Reporting Indemnification.......................
Section 12.15 Amendments...................................................
Section 12.16 Exchange Act Report Signatures; Delivery of Notices;
               Interpretation of Grace Periods.............................
Section 12.17 Termination of the Trustee...................................

                                    EXHIBITS

A-1        Form of Class A-SP and Class A-X Certificates
A-2 Form of Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, A-1-AM, Class A-J, Class A-1-AJ and Class B Certificates
A-3 Form of Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates
A-4        Form of Class V Certificates
A-5        Form of Class R and Class LR Certificates
B-1        Schedule of Column Trust Mortgage Loans
B-2        Schedule of KeyBank Trust Mortgage Loans
B-3        Schedule of Capmark Trust Mortgage Loans
C-1        List of Additional Collateral Trust Mortgage Loans
C-2        List of Mezzanine Loans
D-1A       Form of Master Servicer Request for Release (Master Servicer No. 1)
D-1B       Form of Master Servicer Request for Release (Master Servicer No. 2)
D-2        Form of Special Servicer Request for Release
E          Form of Trustee Report
F-1A       Form I of Transferor Certificate for Transfers of Non-Registered
           Certificates
F-1B Form II of Transferor Certificate for Transfers of Non-Registered Certificates
F-1C Form I of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of Non-Registered Certificates
F-1D Form II of Transferor Certificate for Transfers of Interests in Global Certificates for Classes of Non-Registered Certificates
F-2A Form I of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
F-2B Form II of Transferee Certificate for Transfers of Non-Registered Certificates Held in Physical Form
F-2C Form I of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in Book-Entry Form
F-2D Form II of Transferee Certificate for Transfers of Interests in Non-Registered Certificates Held in Book-Entry Form
G-1 Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates and Non-Investment Grade Certificates Held in Fully-Registered, Certificated Form)
G-2 Form of Transferee Certificate in Connection with ERISA (Non-Registered Certificates Held in Book-Entry Form)
H-1 Form of Residual Transfer Affidavit and Agreement for Transfers of Class R and Class LR Certificates
H-2 Form of Transferor Certificate for Transfers of Class R and Class LR Certificates
I          Series 2007-C5 Directing Certificateholder's Reports Checklist
J          Form of Affidavit of Lost Note
K          Form of Notice Regarding Defeasance of Trust Mortgage Loan
L          Schedule of Reference Rates
M-1        Form of Depositor Certification to be Provided with Form 10-K
M-2        Form of Trustee Backup Certification
M-3A       Form of Master Servicer Backup Certification (Master Servicer No. 1)
M-3B       Form of Master Servicer Backup Certification (Master Servicer No. 2)
M-4        Form of Special Servicer Backup Certification
M-5        Form of Sub-Servicer Backup Certification
N          Schedule of Designated Sub-Servicers
O          Form of Custodial Certification
P          Trust Mortgage Loans Covered by Environmental Insurance Policy
Q          Class A-AB Targeted Principal Balance
R-1        Form of Information Request from Certificateholder or Certificate
           Owner
R-2        Form of Information Request from Prospective Investor
S          Schedule of Mortgage Loans with Holdbacks/Earnouts
T          Form of Acknowledgement of Proposed Special Servicer
U          Relevant Servicing Criteria
V          Additional Form 10-D Disclosure
W          Additional Form 10-K Disclosure
X          Form 8-K Disclosure
Y          Additional Notification Disclosure
Z          Broker Strip Loans
AA         Centerline Naming Convention

            This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of November 1, 2007, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as Master Servicer No. 1, CAPMARK FINANCE INC., as Master Servicer No. 2, CENTERLINE SERVICING, INC., as Special Servicer, and WELLS FARGO BANK, N.A., as Trustee.

                             PRELIMINARY STATEMENT:

            Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to a Mortgage Loan Purchase Agreement dated as of November 1, 2007 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser, certain mortgage loans initially identified on the schedule attached hereto as Exhibit B-1 (such mortgage loans, the "Column Trust Mortgage Loans").

            KeyBank National Association (together with its successors in interest, "KeyBank") has sold to the Depositor, pursuant to a Mortgage Loan Purchase Agreement dated as of November 1, 2007 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser, certain mortgage loans initially identified on the schedule attached hereto as Exhibit B-2 (such mortgage loans, the "KeyBank Trust Mortgage Loans").

            Capmark Finance Inc. (together with its successors in interest, "Capmark") has sold to the Depositor, pursuant to a Mortgage Loan Purchase Agreement dated as of November 1, 2007 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Capmark Mortgage Loan Purchase Agreement" and, together with the Column Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"), between Capmark as seller and the Depositor as purchaser, certain mortgage loans initially identified on the schedule attached hereto as Exhibit B-3 (such mortgage loans, the "Capmark Trust Mortgage Loans" and together with the KeyBank Trust Mortgage Loans and the Capmark Trust Mortgage Loans, the "Original Trust Mortgage Loans").

            The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Trust Mortgage Loans and certain related rights, funds and property; (ii) cause the issuance of a series of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Trust Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

            Wells Fargo Bank, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; KeyCorp Real Estate Capital Markets, Inc. ("KRECM") and Capmark desire to act as "Master Servicer No. 1" and "Master Servicer No. 2," respectively, hereunder; and Centerline Servicing, Inc. (together with its successors in interest, "Centerline") desires to act as "Special Servicer" hereunder.

            As provided herein, the Trustee shall elect or shall cause an election to be made that each Loan REMIC, REMIC I and REMIC II (each as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC"). The Excess Interest, the Excess Interest Distribution Account, the Loan REMIC Residual Interests and the Loan REMIC Residual Distribution Account shall not be assets of REMIC Pool but shall be treated as assets of a grantor trust under subpart E, Part I of subchapter J of the Code. The Class V Certificates will represent undivided beneficial interests in the portions of the Trust Fund consisting of the (i) Excess Interest and the Excess Interest Distribution Account and (ii) the Loan REMIC Residual Interests and the Loan REMIC Residual Distribution Account, respectively. Additionally, the Trust shall not include any B Loan, any Companion Loan, any interest of any B Loan Holder or Companion Loan Holder or any interest of any B Loan Holder or any Companion Loan Holder in any Mortgage Loan Combination Custodial Account.

            As provided herein, the Albers Mill Loan, proceeds thereof and any related REO Property will be treated as a separate REMIC for federal income tax purposes pursuant to the REMIC declaration dated as of September 27, 2007 (the "Albers Mill REMIC Declaration"), and such REMIC will be designated the "Albers Mill Loan REMIC." The Albers Mill Loan REMIC Regular Interest (as defined herein) will evidence the "regular interest" in the Albers Mill Loan REMIC and will be held as an asset of REMIC I. The sole class of "residual interests" in the Albers Mill Loan REMIC created under the Albers Mill REMIC Declaration will be the Albers Mill Loan REMIC Residual Interest and will be held in the Grantor Trust and will be beneficially owned by the Class LR Certificates.

            As provided herein, the Hilton-Ontario Loan, proceeds thereof and any related REO Property will be treated as a separate REMIC for federal income tax purposes pursuant to the REMIC declaration dated as of September 27, 2007 (the "Hilton-Ontario REMIC Declaration" and together with the Albers Mill REMIC Declaration, the "REMIC Declarations"), and such REMIC will be designated the "Hilton-Ontario Loan REMIC," and together with the Albers Mill Loan REMIC, the "Loan REMICs." The Hilton-Ontario Loan REMIC Regular Interest (as defined herein) will evidence the "regular interest" in the Hilton-Ontario Loan REMIC and will be held as an asset of REMIC I. The sole class of "residual interests" in the Hilton-Ontario Loan REMIC created under the Hilton-Ontario REMIC Declaration will be the Hilton-Ontario Loan REMIC Residual Interest (together with the Albers Mill Loan REMIC Residual Interest, the "Loan REMIC Residual Interests") and will be held in the Grantor Trust and will be beneficially owned by the Class LR Certificates.

            The 60 Wall Street Total Loan consists of the 60 Wall Street Loan and the 60 Wall Street Companion Loans. The 60 Wall Street Loan and the 60 Wall Street Companion Loans are pari passu with each other. The 60 Wall Street Loan is part of the Trust Fund. The 60 Wall Street Companion Loans are not part of the Trust Fund. The 60 Wall Street Loan and the 60 Wall Street Companion Loans will be serviced and administered in accordance with the 60 Wall Street Servicing Agreement and the 60 Wall Street Intercreditor Agreement.

            The Trust Property that secures the Mortgage Loan identified as Loan No. 15 on the Trust Mortgage Loan Schedule (the "Cornerstone Commerce Center Loan"), also secures one separate mortgage loan to the same Borrower (referred to herein as the "Cornerstone Commerce Center B Loan" and together with the Cornerstone Commerce Center Loan, the "Cornerstone Commerce Center Total Loan"), which is subordinate to the Cornerstone Commerce Center Loan. The Cornerstone Commerce Center Total Loan will be serviced pursuant to this Agreement and the Cornerstone Commerce Center Intercreditor Agreement, as and to the extent provided herein.

            The Cornerstone Commerce Center B Loan shall initially be serviced hereunder. The amounts attributable to the Cornerstone Commerce Center B Loan will not be assets of the Trust Fund or the Trust REMICs and will be beneficially owned by the Cornerstone Commerce Center B Loan Holder.

                                     REMIC I

            As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Trust Mortgage Loans (exclusive of Broker Strip Interest, Excess Interest, the Albers Mill Loan and the Hilton-Ontario Loan), any related REO Property, the Albers Mill Loan REMIC Regular Interest, the Hilton-Ontario Loan REMIC Regular Interest and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class LA-1-1, Class LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-3, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-AB-1, Class LA-AB-2, Class LA-AB-3, Class LA-AB-4, Class LA-M, Class LA-1-AM, Class LA-J, Class LA-1-AJ, Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7, Class LA-1-A-8, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP, Class LQ and Class LS Uncertificated Interests (collectively, the "Uncertificated REMIC I Interests"). The Class LR Certificates will evidence the sole Class of "residual interests" in REMIC I.

                                    REMIC II

            As provided herein, the Trustee shall elect or cause an election to be made to treat the segregated pool of assets consisting of the Uncertificated REMIC I Interests and the proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-1-AM, Class A-SP, Class A-X, Class A-J, Class A-1-AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will evidence "regular interests" in REMIC II created hereunder. The Class R Certificates will evidence the sole Class of "residual interests" in REMIC II. The following table sets forth the designation, the initial pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Notional Balance"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each Class of certificates comprising the interests in REMIC II created hereunder:

                                       Original Certificate
                                       Balance (or, in the
                                      case of the Class A-SP
                        Initial            or Class A-X
                    Per Annum Pass-   Certificates, Original  Initial Ratings(1)
Class Designation    Through Rate       Notional Balance)         S&P/Fitch
------------------ ----------------- ----------------------- -------------------
    Class A-1           5.0970%           $33,000,000              AAA/Aaa
    Class A-2           5.5890%          $315,000,000              AAA/Aaa
    Class A-3           5.6940%(2)       $161,000,000              AAA/Aaa
    Class A-AB          5.6200%(2)        $65,083,000              AAA/Aaa
    Class A-4           5.6950%(2)       $982,500,000              AAA/Aaa
   Class A-1-A          5.5710%(2)       $347,984,000              AAA/Aaa
    Class A-SP          0.4325%(3)     $2,172,710,000 (5)          AAA/Aaa
    Class A-X           0.0701%(4)     $2,720,810,685(5)           AAA/Aaa
    Class A-M           5.8690%(6)       $197,981,000              AAA/Aaa
   Class A-1-AM         5.8700%(6)        $74,100,000              AAA/Aaa
    Class A-J           6.1337%(6)       $153,463,000              AAA/Aaa
   Class A-1-AJ         6.1337%(6)        $57,400,000              AAA/Aaa
     Class B            6.1337%(6)        $23,807,000              AA+/AA+
     Class C            6.1337%(6)        $20,406,000               AA/AA
     Class D            6.1337%(6)        $34,010,000              AA-/AA-
     Class E            6.1337%(6)        $30,609,000               A+/A+
     Class F            6.1337%(6)        $13,604,000                A/A
     Class G            6.1337%(6)        $40,813,000               A-/A-
     Class H            6.1337%(6)        $20,406,000             BBB+/BBB+
     Class J            6.1337%(6)        $30,609,000              BBB/BBB
     Class K            6.1337%(6)        $23,807,000             BBB-/BBB-
     Class L            4.8570%           $10,203,000              BB+/BB+
     Class M            4.8570%           $10,203,000               BB/BB
     Class N            4.8570%           $10,203,000              BB-/BB-
     Class O            4.8570%           $17,005,000               B+/NR
     Class P            4.8570%            $3,401,000                B/NR
     Class Q            4.8570%           $10,203,000               B-/NR
     Class S            4.8570%           $34,010,000               NR/NR
     Class R             None                None(7)                NR/NR

------------------
(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.

(2)   The lesser of 5.6940%, 5.6200%, 5.6950%, 5.5710%, 5.8690%, 5.8700%,
      respectively, and the Weighted Average Net Mortgage Pass-Through Rate.

(3)   The Class A-SP Pass-Through Rate, as defined herein.

(4)   The Class A-X Pass-Through Rate, as defined herein.

(5) Original Notional Balance. The Class A-X Certificates and Class A-SP Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal.

(6)   The Weighted Average Net Mortgage Pass-Through Rate.

((7)) The Class R Certificates will not have a Certificate Balance or Notional
      Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the REMIC II Distribution Account after all required distributions under this Agreement have been made to each other Class of Certificates will be distributed to the Holders of the Class R Certificates.

            The following table sets forth, for each Class of Sequential Pay Certificates (the "Corresponding Certificates"), the corresponding Uncertificated REMIC I Interest or Interests (the "Corresponding Uncertificated REMIC I Interests"), the corresponding Component or Components of the Class A-X and Class A-SP Certificates (the "Corresponding Components") and the Original REMIC I Principal Amount for each Class of Uncertificated REMIC I Interests.

                                                                Corresponding
                        Corresponding                           Components of
                       Uncertificated                           Class A-X and
   Corresponding           REMIC I        Original REMIC I       Class A-SP
    Certificates       Interests(1)(2)    Principal Amount     Certificates(1)
------------------- -------------------- -------------------- -----------------
     Class A-1             LA-1-1            $3,584,000             A-1-1
                           LA-1-2            $29,416,000            A-1-2
     Class A-2             LA-2-1            $55,432,000            A-2-1
                           LA-2-2            $93,765,000            A-2-2
                           LA-2-3            $85,471,000            A-2-3
                           LA-2-4            $80,332,000            A-2-4
     Class A-3              LA-3            $161,000,000             A-3
     Class A-AB            LA-AB-1           $1,511,000            A-AB-1
                           LA-AB-2           $15,088,000           A-AB-2
                           LA-AB-3           $14,712,000           A-AB-3
                           LA-AB-4           $33,772,000           A-AB-4
     Class A-4             LA-4-1            $70,790,000            A-4-1
                           LA-4-2            $58,622,000            A-4-2
                           LA-4-3           $157,103,000            A-4-3
                           LA-4-4           $695,985,000            A-4-4
    Class A-1-A           LA-1-A-1            $354,000             A-1-A-1
                          LA-1-A-2           $17,705,000           A-1-A-2
                          LA-1-A-3           $18,568,000           A-1-A-3
                          LA-1-A-4          $180,040,000           A-1-A-4
                          LA-1-A-5          $129,060,000           A-1-A-5
                          LA-1-A-6           $13,855,000           A-1-A-6
                          LA-1-A-7           $68,007,000           A-1-A-7
                          LA-1-A-8           $82,395,000           A-1-A-8
     Class A-M              LA-M            $197,981,000             A-M
    Class A-1-AM           LA-1-AM           $74,100,000           A-1-AM
     Class A-J              LA-J            $153,463,000             A-J
    Class A-1-AJ           LA-1-AJ           $57,400,000           A-1-AJ
      Class B                LB              $23,807,000              B
      Class C                LC              $20,406,000              C
      Class D                LD              $34,010,000              D
      Class E                LE              $30,609,000              E
      Class F                LF              $13,604,000              F
      Class G                LG              $40,813,000              G
      Class H                LH              $20,406,000              H
      Class J                LJ              $30,609,000              J
      Class K                LK              $23,807,000              K
      Class L                LL              $10,203,000              L
      Class M                LM              $10,203,000              M
      Class N                LN              $10,203,000              N
      Class O                LO              $17,005,000              O
      Class P                LP              $3,401,000               P
      Class Q                LQ              $10,203,000              Q
      Class S                LS              $34,010,000              S

-----------------
(1) The Uncertificated REMIC I Interests and the Components of the Class A-X Certificates that correspond to any particular Class of Sequential Pay Certificates also correspond to each other and, accordingly, constitute the "Corresponding Uncertificated REMIC I Interests" and the "Corresponding Components," respectively, with respect to each other.

(2) The interest rate of each of the indicated Classes of Uncertificated REMIC I Interests is the Weighted Average Net Mortgage Pass-Through Rate.

            The Class LR Certificates will not have a Certificate Balance or Notional Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Distribution Amount remaining in the REMIC I Distribution Account after distributing the REMIC I Distribution Amount on each Distribution Date shall be distributed to the Holders of the Class LR Certificates.

            The parties intend that the portion of the Trust Fund representing the Excess Interest and the Excess Interest Distribution Account shall be treated as a grantor trust under subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code ("Grantor Trust V"), and that the Class V Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account.

            The parties intend that the portion of the Trust Fund representing the Loan REMIC Residual Interests and the Loan REMIC Residual Interest Distribution Account shall be treated as a grantor trust under subpart E of Part I of subchapter J of Chapter 1 of Subtitle A of the Code ("Grantor Trust LR"), and that the Class LR Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the Loan REMIC Residual Interests and the Loan REMIC Residual Interest Distribution Account.

            As of the close of business on the Cut-off Date (as defined herein), the Trust Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $2,720,810,685.

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
              CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

            Section 1.01 Defined Terms

            Whenever used in this Agreement the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "30/360 Mortgage Loan": A Mortgage Loan that accrues interest on a 30/360 Basis.

            "30/360 Trust Mortgage Loan": A Trust Mortgage Loan that is a 30/360 Mortgage Loan.

            "450 Lexington Avenue Companion Loan": The mortgage loan that is secured, on a pari passu basis, by the same Mortgage on the 450 Lexington Avenue Property as the 450 Lexington Avenue Loan, has a Cut-off Date Principal Balance of $110,000,000 and is evidenced by the Note designated "A-2 Note." The 450 Lexington Avenue Companion Loan is not a "Mortgage Loan" hereunder.

            "450 Lexington Avenue Companion Loan Holder": The holder of the 450 Lexington Avenue Companion Loan or any successor REO Mortgage Loan with respect thereto.

            "450 Lexington Avenue Intercreditor Agreement": That certain 450 Lexington Avenue Intercreditor Agreement, dated as of November 7, 2007 between Column Financial, Inc., as A-1 noteholder and Column Financial, Inc., as A-2 noteholder.

            "450 Lexington Avenue Loan": With respect to the 450 Lexington Avenue Total Loan, the mortgage loan, with a Cut-off Date Principal Balance of $200,000,000, that is included in the Trust Fund and secured by a Mortgage on the 450 Lexington Avenue Property. The 450 Lexington Avenue Loan is a "Mortgage Loan."

            "450 Lexington Avenue Property": The Mortgaged Property identified on the Trust Mortgage Loan Schedule as "450 Lexington Avenue."

            "450 Lexington Avenue Total Loan": The aggregate indebtedness, with an original principal amount of $310,000,000 that is secured by the related Mortgage on the 450 Lexington Avenue Property. References herein to the 450 Lexington Avenue Total Loan shall be construed to refer to the aggregate indebtedness under the 450 Lexington Avenue Loan and the 450 Lexington Avenue Companion Loan.

            "60 Wall Street Companion Loans" shall mean the mortgage loans that are secured, on a pari passu basis, by the same mortgage as the 60 Wall Street property as the 60 Wall Street Loan, having an aggregate Cut-Off Date Principal Balance of $795,000,000, and which are not included in the Trust.

            "60 Wall Street Intercreditor Agreement" shall mean that certain A Notes Intercreditor Agreement, dated as of June 6, 2007 and as amended prior to the date hereof, by and among the holders of the 60 Wall Street Loan and the 60 Wall Street Companion Loans, relating to the relative rights of such holders of the 60 Wall Street Total Loan, as the same may be further amended in accordance with the terms thereof.

            "60 Wall Street Loan" shall mean with respect to the 60 Wall Street Total Loan, the Trust Mortgage Loan that is included in the Trust (identified as Mortgage Loan No. 5 on the Trust Mortgage Loan Schedule), and is pari passu in right of payment with the 60 Wall Street Companion Loans as provided in the 60 Wall Street Intercreditor Agreement.

            "60 Wall Street Master Servicer" shall mean the master servicer of the 60 Wall Street Total Loan under any 60 Wall Street Servicing Agreement.

            "60 Wall Street Servicing Agreement" shall mean any servicing agreement (other than this Agreement) pursuant to which the 60 Wall Street Total Loan and any related REO Property is to be serviced and/or administered, which, as of the Closing Date, in accordance with the 60 Wall Street Intercreditor Agreement, is the COMM 2007-C9 Commercial Mortgage Pass-Through Certificates, Series 2007-C9 pooling and servicing agreement.

            "60 Wall Street Special Servicer" shall mean the special servicer of the 60 Wall Street Total Loan under any 60 Wall Street Servicing Agreement.

            "60 Wall Street Total Loan" shall mean, collectively, the 60 Wall Street Loan and the 60 Wall Street Companion Loan.

            "60 Wall Street Trustee" shall mean the trustee with respect to the 60 Wall Street Total Loan under any 60 Wall Street Servicing Agreement.

            "A Loan": The Cornerstone Commerce Center Loan, the 450 Lexington Loan, the Princeton Loan and each CBA A Loan, each of which is subject to the related Intercreditor Agreement.

            "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan Documents resulting from (a) the exclusion of acts of terrorism from coverage under the related all risk casualty insurance policy maintained on the subject Mortgaged Property and (b) the related Borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the Special Servicer has determined, in its reasonable judgment, that (i) such insurance is not then available at commercially reasonable rates, (ii) the subject hazards are not at the time commonly insured against for real properties similar to the subject Mortgaged Property and located in and around the region in which the subject Mortgaged Property is located or (ii) such insurance is not available at any rate.

            "Accrued Certificate Interest Amount": With respect to each Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class (or, in the case of the Class A-X Certificates, on the Notional Balance thereof) immediately prior to such Distribution Date. The Accrued Certificate Interest Amount for each such Class shall be calculated on the basis of a 360-day year composed of twelve 30-day months.

            "Accrued Component Interest": With respect to each Component of the Class A-X and Class A-SP Certificates for any Distribution Date, one month's interest at the Class A-X Strip Rate or Class A-SP Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on the basis of a 360-day year composed of twelve 30-day months and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Acquisition Date": With respect to any REO Property (other than REO Property related to the 60 Wall Street Loan), the first day on which such REO Property is considered to be acquired on behalf of the Trust Fund and the applicable Loan REMIC or REMIC I and, if applicable, the related B Loan Holder within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the applicable Loan REMIC or REMIC I is treated as the owner of the Trust Fund's interest in such REO Property for federal income tax purposes.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan": A Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Actual/360 Trust Mortgage Loan": A Mortgage Loan that is an Actual/360 Mortgage Loan.

            "Additional Collateral": With respect to each Additional Collateral Trust Mortgage Loan, the cash reserve or irrevocable letter of credit partially securing such Additional Collateral Trust Mortgage Loan.

            "Additional Collateral Trust Mortgage Loan": Any of the Trust Mortgage Loans identified on Exhibit C-1 attached hereto.

            "Additional Disclosure Notification": The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit Y.

            "Additional Form 10-D Disclosure": As defined in Section 12.06.

            "Additional Form 10-K Disclosure": As defined in Section 12.07.

            "Additional Servicer": Individually or collectively, (x) each Affiliate of any party as described by Section 1108(a)(2)(ii) of Regulation AB that Services any of the Trust Mortgage Loans and (y) each Person who is not an Affiliate of any party as described by Section 1108(a)(2)(iii) of Regulation AB, other than the Master Servicers, the Special Servicer and the Trustee, who Services 10% or more of the Trust Mortgage Loans (calculated by Stated Principal Balance).

            "Additional Servicing Compensation": As defined in Section 3.11(a).

            "Additional Trust Fund Expense": Any expense (other than Master Servicing Fees, Primary Servicing Fees and Trustee Fees) incurred by the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of Certificates receiving less than the total of their Optimal Interest Distribution Amount and Remaining Principal Distribution Amount for any Distribution Date.

            "Administrative Fee Rate": With respect to each Mortgage Loan (and any successor REO Mortgage Loan with respect thereto), the sum of the related Master Servicing Fee Rate, if applicable, the Primary Servicing Fee Rate, if applicable, and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Interest": The interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Section 3.03(d) or Section 4.03(d), as applicable, and any of the Trust's pro rata share of "Advance Interest" on any servicing advance related to the 60 Wall Street Loan and paid pursuant to the 60 Wall Street Servicing Agreement.

            "Adverse Grantor Trust Event": Any impairment of the status of Grantor Trust V as a Grantor Trust or the imposition of a tax upon either Grantor Trust V or any of its assets or transactions.

            "Adverse Rating Event": With respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": Either (i) any impairment of the status of any REMIC Pool as a REMIC or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon any REMIC Pool or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the
Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

            "Albers Mill Loan": The Mortgage Loan identified on the Trust Mortgage Loan Schedule as "Albers Mill."

            "Albers Mill Loan REMIC": The REMIC that was created pursuant to the Albers Mill REMIC Declaration and that is constituted by the Albers Mill Loan, collections thereon, any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account or any REO Account in respect thereof, with respect to which the Trustee will make an election to be treated as a "real estate mortgage investment conduit" within the meaning of the REMIC Provisions.

            "Albers Mill Loan REMIC Regular Interest": The uncertificated regular interest in the Albers Mill Loan. The principal balance of the Albers Mill Loan REMIC Regular Interest shall equal the outstanding Stated Principal Balance of the Albers Mill Loan (or, if applicable, the deemed Stated Principal Balance of any successor REO Mortgage Loan). Payments of principal, interest and prepayment premiums received on or in respect of the Albers Mill Loan (or any beneficial interest in any related Mortgaged Property) shall be deemed distributable on the Albers Mill Loan REMIC Regular Interest, and other collections of amounts received on or in respect of the Albers Mill Loan shall be deemed distributable to the Trust Fund other than on the Albers Mill Loan REMIC Regular Interest.

            "Albers Mill Loan REMIC Residual Interest": The sole class of "residual interest" in the Albers Mill Loan REMIC, held in Grantor Trust LR and represented by the Class LR Certificates.

            "Albers Mill REMIC Declaration": Has the meaning given such term in the Preliminary Statement hereto.

            "A.M. Best": A.M. Best Company or its successor in interest.

            "Anticipated Repayment Date": With respect to any ARD Mortgage Loan, the date specified in the related Note, as of which Excess Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Maturity Date for such Mortgage Loan.

            "Appraisal": An appraisal prepared in accordance with 12 C.F.R. ss.
225.64 by an Appraiser selected by the applicable Master Servicer or the Special Servicer, as applicable.

            "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan (and for any A Loan, subject to the following paragraphs) as to which an Appraisal Reduction Event has occurred, an amount calculated upon receipt of an Appraisal or internal valuation, as applicable, and every 12 months thereafter by the Special Servicer as of (and reported to the applicable Master Servicer and the Trustee no later than) the related Determination Date equal to the excess, if any, of (1) the Stated Principal Balance of the subject Mortgage Loan over (2) the excess, if any, of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (I) with respect to any Mortgage Loan with an outstanding principal balance equal to or greater than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or (II) with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, by an Appraisal (or an update of a prior Appraisal) (the costs of which shall be paid by the applicable Master Servicer as a Servicing Advance) or an internal valuation performed by the Special Servicer, plus (B) any letter of credit, reserve, escrow or similar amount held by the applicable Master Servicer which may be applied to payments on the subject Mortgage Loan, over (ii) the sum of (X) to the extent not previously advanced by the applicable Master Servicer or the Trustee, all unpaid interest on the subject Mortgage Loan at a per annum rate equal to its Mortgage Rate, (Y) all unreimbursed Advances in respect of the subject Mortgage Loan, together with interest thereon at the Reimbursement Rate, and (Z) all currently due and unpaid real estate taxes and assessments, Insurance Policy premiums, ground rents and all other amounts due and unpaid with respect to the subject Mortgage Loan (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the applicable Master Servicer or the Trustee and/or for which funds have not been escrowed); provided that, if neither a required Appraisal has been obtained nor an internal valuation is completed within the period required under Section 3.19(c) with respect to the subject Mortgage Loan, then until such Appraisal is obtained or such internal valuation is completed, as the case may be, in accordance with Section 3.19(c), the subject Appraisal Reduction Amount shall be equal to 25% of the Stated Principal Balance of the subject Mortgage Loan as of the date of the related Appraisal Reduction Event; and provided, further, that if the related Mortgaged Property has become an REO Property, then the above references to "Mortgage Loan" in this definition shall mean the related REO Mortgage Loan. For the avoidance of doubt, any Mortgaged Property released from the lien of the Mortgage in connection with a defeasance and Defeasance Collateral will not be included for purposes of calculating the Appraised Value of the related Mortgaged Property or the Appraisal Reduction Amount.

            In the case of the 450 Lexington Avenue Loan (or any successor REO Mortgage Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the 450 Lexington Avenue Total Loan (or any successor REO Mortgage Loans with respect thereto), as if it was a single Mortgage Loan (or single REO Mortgage Loan), and any Appraisal Reduction Amount shall be allocated pro rata to the 450 Lexington Avenue Loan (or any successor REO Mortgage Loan with respect thereto) and the 450 Lexington Avenue Companion Loan.

            In the case of the Cornerstone Commerce Center Loan (or any successor REO Mortgage Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the Cornerstone Commerce Center Total Loan (or any successor REO Mortgage Loans with respect thereto), as if it was a single Mortgage Loan (or single REO Mortgage Loan), and any Appraisal Reduction Amount shall be allocated first to the Cornerstone Commerce Center B Loan (or any successor REO Mortgage Loan with respect thereto), up to the outstanding principal balance of such B Loan (or REO Mortgage Loan), and then to the Cornerstone Commerce Center Loan (or any successor REO Mortgage Loan with respect thereto).

            In the case of the Princeton Loan (or any successor REO Mortgage Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the Princeton Total Loan (or any successor REO Mortgage Loans with respect thereto), as if it was a single Mortgage Loan (or single REO Mortgage
Loan), and any Appraisal Reduction Amount shall be allocated first to the Princeton B Loan (or any successor REO Mortgage Loan with respect thereto), up to the outstanding principal balance of such B Loan (or REO Mortgage Loan), and then to the Princeton Loan (or any successor REO Mortgage Loan with respect thereto).

            In the case of any CBA A Loan (or any successor REO Mortgage Loan with respect thereto), any Appraisal Reduction Amount will be calculated in respect of the related CBA A/B Mortgage Loan Combination (or any successor REO Mortgage Loans with respect thereto) as if it was a single Trust Mortgage Loan (or a single REO Mortgage Loan), and any Appraisal Reduction Amount shall first be allocated to the related CBA B Loan (or any successor REO Mortgage Loan with respect thereto) up to the outstanding principal balance of such CBA B Loan (or REO Mortgage Loan), and then any remaining portion of any such Appraisal Reduction Amount shall be allocated to the related CBA A Loan (or any successor REO Mortgage Loan with respect thereto).

            Appraisal Reduction Amounts with respect to the 60 Wall Street Loan shall be determined in an analogous manner based on information provided by the 60 Wall Street Servicer.

            Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction Amount related to a Trust Mortgage Loan or the related REO Property will be reduced to zero as of the date such Trust Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date for a period of six months or less), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iii) 60 days after a receiver has been appointed for the Borrower of the related Mortgaged Property, (iv) 30 days after a Borrower declares bankruptcy, (v) 60 days after the Borrower has become the subject of a decree or order for a bankruptcy proceeding that shall have remained in force undischarged and unstayed, and (vi) immediately after the related Mortgaged Property becomes an REO Property; provided, however, that an Appraisal Reduction Event shall not be deemed to occur at any time on and after the dates when the aggregate Certificate Balances of all Classes of Principal Balance Certificates (other than the Class A-P&I Certificates) have been reduced to zero. The Special Servicer shall notify the applicable Master Servicer and, with respect to any Mortgage Loan Combination, the related B Loan Holder or Companion Loan Holder, promptly upon the occurrence of any of the foregoing events.

            "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal.

            "Appraiser": An Independent MAI, state certified organization with five years of experience in properties of like kind and in the same geographic area.

            "ARD Mortgage Loan": Any Mortgage Loan that provides for the accrual of Excess Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

            "ARD Trust Mortgage Loan": A Trust Mortgage Loan that is an ARD Mortgage Loan.

            "Assignable Primary Servicing Fee": Any Primary Servicing Fee that is payable to a Master Servicer or its permitted assignee pursuant to Section 3.11(a) and subject to reduction by the Trustee pursuant to Section 3.11(a).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument, executed by the related Borrower, assigning to the related mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Scheduled Payment": For any Collection Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (and any successor REO Mortgage Loan with respect thereto as to which the Balloon Payment would have been past due), an amount equal to the sum of:
(a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment had not become due (and, if applicable, assuming the related Mortgaged Property had not become an REO Property), after giving effect to any modification of such Mortgage Loan; and (b) one month's interest on the Stated Principal Balance of such Mortgage Loan (or REO Mortgage Loan) immediately prior to the related Distribution Date (or, in the case of a B Loan or Companion Loan, or any successor REO B Loan or REO Companion Loan, respectively, with respect thereto, the outstanding principal balance thereof during the corresponding Mortgage Interest Accrual Period) at the applicable Mortgage Rate (less the related Master Servicing Fee Rate and Primary Servicing Fee Rate). The amount of the Assumed Scheduled Payment for any Serviced Loan Combination shall be calculated solely by reference to the terms of such Serviced Loan Combination (as modified in connection with any bankruptcy or similar proceeding involving the related Borrower or pursuant to a modification, waiver or amendment thereof granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor Agreement. For any Collection Period and any REO Mortgage Loan that is not delinquent in respect of its Balloon Payment, an amount equal to the sum of: (a) the principal portion of the Monthly Payment that would have been due on the related Mortgage Loan on the related Due Date based on the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate, less any applicable Excess Rate), if applicable, assuming the related Mortgaged Property had not become an REO Property, after giving effect to any modification of the related Mortgage Loan; and (b) one month's interest on the Stated Principal Balance of such REO Mortgage Loan immediately prior to the related Distribution Date (or, in the case of an REO B Loan or REO Companion Loan, the outstanding principal balance thereof during the corresponding Mortgage Interest Accrual Period) at the applicable Mortgage Rate (less any applicable Excess Rate). With respect to the 60 Wall Street Loan, the Assumed Scheduled Payment shall be determined by the 60 Wall Street Servicer under and in accordance with the 60 Wall Street Servicing Agreement.

            "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 3.31.

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication or priority) of:

            (a) the aggregate amount received on or with respect to the Mortgage Pool (including amounts received with respect to the 60 Wall Street Loan from the 60 Wall Street Master Servicer pursuant to the 60 Wall Street Intercreditor Agreement) and on deposit in each Collection Account as of the close of business on the related Determination Date, exclusive of the following amounts (without duplication):

                  (i) all Monthly Payments collected but due on a Due Date after the end of the related Collection Period;

                  (ii) all amounts in such Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses
            (ii) through (xx), inclusive, of Section 3.05(a);

                  (iii) all amounts that are payable or reimbursable to any
            Person pursuant to clauses (ii) through (ix), inclusive, of Section 3.05(b);

                  (iv) all Yield Maintenance Charges actually collected or
            recovered pursuant to Section 1.03;

                  (v) all amounts deposited in such Collection Account in error;

                  (vi) any net interest or net investment income on funds on deposit in the Collection Account or in Permitted Investments in which such funds may be invested;

                  (vii) if such Distribution Date occurs in February of 2008 or any year thereafter or in January of 2008 or any year thereafter that is not a leap year, the Withheld Amounts in respect of the Interest Reserve Loans that are to be deposited in the Interest Reserve Account on such Distribution Date and held for future distribution pursuant to Section 3.28;

                  (viii) amounts payable to any B Loan Holder or Companion Loan
            Holder pursuant to the terms of the related Intercreditor Agreement;

                  (ix) Excess Interest; and

                  (x) Excess Liquidation Proceeds;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the REO Trust Mortgage Loans from the REO Account to such Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to any A Loan (or any successor REO Trust Mortgage Loan with respect thereto) from the related Mortgage Loan Combination Custodial Account to such Collection Account, in any event for such Distribution Date pursuant to Section 3.04;

            (d) the aggregate amount of any P&I Advances made in respect of the Trust Mortgage Loans by the applicable Master Servicer or the Trustee, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05 (which P&I Advances shall not include any related Master Servicing Fees, Primary Servicing Fees or Workout Fees);

            (e) all funds released from the Interest Reserve Account for distribution on such Distribution Date;

            (f) any payments required to be made by the applicable Master Servicer pursuant to Section 3.02(c) in respect of such Distribution Date;

            (g) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred (pursuant to Section 3.04(d)) from the Excess Liquidation Proceeds Account to the Distribution Account in respect of such Distribution Date; and

            (h) if and to the extent not already included in clause (a) hereof, any Cure Payment (except for any portion thereof payable or reimbursable to the applicable Master Servicer or Special Servicer), made by any B Loan Holder pursuant to the terms of the related Intercreditor Agreement during the related due period and allocable to principal or interest with respect to the related Trust Mortgage Loan.

            "B Loan": With respect to each of the Cornerstone Commerce Center Loan, the Princeton Loan and each CBA A/B Mortgage Loan Combination the other mortgage loan that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment to such A Loan to the extent set forth in the related Intercreditor Agreement, and (iii) is secured by the same Mortgage on the same Mortgaged Property as such A Loan.

            "B Loan Holder": With respect to (i) the Cornerstone Commerce Center B Loan, the Cornerstone Commerce Center B Loan Holder, (ii) the Princeton B Loan, the Princeton B Loan Holder, and (iii) any CBA B Loan, CBA-Mezzanine Capital Finance, LLC, or its successors and assigns, as the holder of such B Loan.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its terms provides for an amortization schedule extending materially beyond its Maturity Date or for no amortization until its Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan and any date of determination, the scheduled payment of principal due on the Maturity Date of such Mortgage Loan (less principal included in the applicable amortization schedule or scheduled Monthly Payment).

            "Balloon Trust Mortgage Loan": A Trust Mortgage Loan that is a Balloon Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-1-AM, Class A-J, Class A-1-AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds
(ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the Yield Rate (as provided by the applicable Master Servicer) used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such Yield Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause (a)(i) above, then the Base Interest Fraction shall be zero.

            "Base Prospectus": That certain prospectus dated November 1, 2007, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate": Any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Borrower": With respect to any Mortgage Loan, the obligor or obligors on any related Note or Notes, including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Note or Notes.

            "Breach": With respect to any Trust Mortgage Loan, as defined in the Mortgage Loan Purchase Agreement.

            "Broker Strip": With respect to each Broker Strip Loan, the right to receive interest accrued on the principal balance of such Loan at the Broker Strip Rate for such Loan.

            "Broker Strip Interest": With respect to each Broker Strip Loan, interest accrued on the principal balance of such loan at the Broker Strip Rate for such Loan.

            "Broker Strip Loans": The Loans listed on Exhibit K hereto.

            "Broker Strip Payee": With respect to any Broker Strip Loan, the "Broker Strip Payee" specified on Exhibit K hereto with respect to such Loan.

            "Broker Strip Rate": With respect to each Broker Strip Loan, the "Broker Strip Rate" specified on Exhibit Z hereto with respect to such Loan.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in the states where any Collection Account, the Distribution Account, the Trustee, a Master Servicer or the Special Servicer is located and is authorized or obligated by law or executive order to remain closed.

            "Capmark": Capmark Finance Inc.

            "Capmark Mortgage Loan Purchase Agreement": As defined in the Preliminary Statement hereto.

            "Capmark Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

            "Cash Collateral Account": With respect to any Mortgage Loan that has a Lock-Box Account, any account or accounts created pursuant to the related Mortgage, Loan Agreement, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to the applicable Mortgage Loan Seller's interest in such Mortgage Loan. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and
Section 3.06, which Person shall, if required under the Code, be taxed on all reinvestment income or gain thereon. The applicable Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Collection Account or a Servicing Account, or to remit to the Borrower as required by the related loan documents, as applicable. To the extent not inconsistent with the terms of the related Mortgage Loan Documents, each such Cash Collateral Account shall be an Eligible Account and the applicable Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to cause Borrowers to change the location of any Cash Collateral Account that is not an Eligible Account.

            "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the related Mortgage Loan Originator and the related Borrower, pursuant to which the related Cash Collateral Account, if any, may have been established.

            "CBA A Loan": The Mortgage Loans identified on Exhibit B-1 hereto as Breton Mill Apartments, Champion Oaks Apartments, Durango Town Center, Laurel Avenue Development, Mustang Crossing, Savannah Trails Apartments, Palazzo Shopping Center, Camelot Apartments, Crystal Street Apartments, Westlake Commons, Masonic Temple Building, Cedar Ridge Crossing, Megan & Coleman Court Apartments and Mallard Place, each of which is senior in right of payment to the related CBA B Loan, to the extent set forth in the related CBA A/B Intercreditor Agreement.

            "CBA A/B Intercreditor Agreement": With respect to each CBA A/B Mortgage Loan Combination, the related Intercreditor Agreement Among Note Holders by and between Column, as the initial holder of the related A Loan, and CBA-Mezzanine Capital Finance, LLC, as the initial holder of the related B Loan.

            "CBA A/B Material Default": With respect to each CBA A/B Mortgage Loan Combination, a "Material Default" under, and within the meaning of, the related CBA A/B Intercreditor Agreement.

            "CBA A/B Mortgage Loan Combination": Each of the CBA A Loans together with the related CBA B Loan.

            "CBA B Loan": With respect to any CBA A Loan, the related B Loan not included in the Trust.

            "Centerline": Centerline Servicing, Inc., and its successors in interest.

            "Centerline Naming Convention": The naming convention for electronic delivery set for on Exhibit AA hereto."

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2007-C5, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

            "Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-SP and Class A-X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.03(h)).

            "Certificate Notional Amount": With respect to any Class A-SP Certificate or Class A-X Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class A-SP Notional Amount or the Class A-X Notional Amount, respectively.

            "Certificate Owner": With respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Register": The register maintained pursuant to Section 5.02.

            "Certificate Registrar": Wells Fargo, in its capacity as certificate registrar, or any successor certificate registrar appointed as herein provided.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that:
(i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R or Class LR Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of the Depositor, a Master Servicer, the Special Servicer or the Trustee in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.21, 3.32 and 7.01(c) or by the Series 2007-C5 Directing Certificateholder in its capacity as such), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, a Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports": Collectively, the Trustee Report and the CMSA Investor Reporting Package.

            "Certification Parties": As defined in Section 12.08.

            "Certifying Person": As defined in Section 12.08.

            "Certifying Servicer": As defined in Section 12.11.

            "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric class designation and having the same payment terms, and each interest designated as an Uncertificated REMIC I Interest. The respective Classes of Certificates are designated in Section 5.01(a).

            "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-1 Pass-Through Rate": 5.0970% per annum.

            "Class A-1-A Certificate": A Certificate designated as "Class A-1-A" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-1-A Components": Component A-1-A-1, Component A-1-A-2, Component A-1-A-3, Component A-1-A-4, Component A-1-A-5, Component A-1-A-6, Component A-1-A-7 and Component A-1-A-8.

            "Class A-1-A Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.5710% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class A-1-AJ Certificate": A Certificate designated as "Class A-1-AJ" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-1-AJ Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class A-1-AM Certificate": A Certificate designated as "Class A-1-AJ" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-2 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to 5.5890%.

            "Class A-3 Certificate": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-3 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.6940% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class A-4 Certificate": A Certificate designated as "Class A-4" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-4 Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.6950% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class A-AB Certificate": A Certificate designated as "Class A-3" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-AB Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.6200% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class A-J Certificate": A Certificate designated as "Class A-J" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class A-J/A-1-AJ Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, A-M, A-1-AM, A-J and A-1-AJ Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates and the Class A-M, Class A-1-AM, Class A-J and Class A-1-AJ Certificates on such Distribution Date pursuant to
Section 4.01(a) have been so made.

            "Class A-M Certificate": A Certificate designated as "Class A-M" on the face thereof, substantially in the form of Exhibit A-2 hereto.

            "Class A-M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the lesser of (i) 5.8690% and (ii) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class A-M/A-1-AM Principal Distribution Cross-Over Date" shall mean the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, A-M and A-1-AM Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus
(b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates and the Class A-M and Class A-1-AM Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

            "Class A-P&I Certificates": The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, collectively.

            "Class A-SP Certificate": A Certificate designated as "Class A-SP" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-SP Component": Each of Component LA-1-2, Component LA-2-1, Component LA-2-2, Component LA-2-3, Component LA-2-4, Component LA-3, Component LA-4-1, Component LA-4-2, Component LA-4-3, Component LA-4-4, Component LA-AB-1, Component LA-AB-2, Component LA-AB-3, Component LA-AB-4, Component LA-M, Component LA-1-AM and each Class A-1-A Component (other than Component A-1-A-1).

            "Class A-SP Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of the Class A-SP Components that have not reached their Component Crossover Date.

            "Class A-SP Pass-Through Rate": As to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the Class A-SP Strip Rates of the Class A-SP Components (weighted on the basis of their respective Component Notional Amounts) for such Distribution Date.

            "Class A-SP Strip Rate": With respect to each of the Class A-SP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Component Crossover Date,
(x) the lesser of (I) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date and (II) the I/O Split Rate for such Distribution Date minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class A-SP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Component Crossover Date, 0% per annum.

            "Class A-X Certificate": A Certificate designated as "Class A-X" on the face thereof, in the form of Exhibit A-1 hereto.

            "Class A-X Component": Each of the Components.

            "Class A-X Notional Amount": With respect to the Class A-X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class A-X Pass-Through Rate": The per annum rate, expressed as a percentage, equal to the weighted average of the Class A-X Strip Rates of the Class A-X Components (weighted on the basis of their respective Component Notional Amounts) for such Distribution Date.

            "Class A-X Strip Rate": With respect to any Class A-X Component (other than the Class A-SP Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates, and in the case of Class A-SP Components, (A) for any Distribution Date occurring on or before the related Component Crossover Date, (x) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date minus
(y) the sum of the Pass-Through Rate for the Corresponding Certificates for such Distribution Date and the Class A-SP Strip Rate for such Component for such Distribution Date, and (B) for any Distribution Date occurring after the related Component Crossover Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, minus (y) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class A-X Strip Rate be less than zero).

            "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-2 hereto.

            "Class B Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class C Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class D Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class E Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class F Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class G Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class H Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class J Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class K Pass-Through Rate": As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date.

            "Class L Certificate": A Certificate designated as "Class L" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class L Pass-Through Rate": As to any Distribution Date, a per annum rate equal to 4.8570%.

            "Class LA-1-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-4 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-5 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-6 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-7 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-A-8 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.]

            "Class LA-1-AJ Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-AM Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-4 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-4 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-1 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-2 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-3 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-AB-4 Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-J Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-M Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LQ Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class LS Uncertificated Interest": A regular interest in REMIC I that is held as an asset of REMIC II and having the Original REMIC I Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M Certificate": A Certificate designated as "Class M" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class M Pass-Through Rate": As to any Distribution Date, a per annum rate equal to 4.8570%.

            "Class N Certificate": A Certificate designated as "Class N" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class N Pass-Through Rate": As to any Distribution Date, a per annum rate equal to 4.8570%.

            "Class O Certificate": A Certificate designated as "Class O" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class O Pass-Through Rate": As to any Distribution Date, a per annum rate equal to 4.8570%.

            "Class P Certificate": A Certificate designated as "Class P" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class P Pass-Through Rate": As to any Distribution Date, a per annum rate equal to 4.8570%.

            "Class Principal Balance": The aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates.

            "Class Q Certificate": A Certificate designated as "Class Q" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class Q Pass-Through Rate": As to any Distribution Date, a per annum rate equal to 4.8570%.

            "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-5 hereto.

            "Class S Certificate": A Certificate designated as "Class S" on the face thereof, in the form of Exhibit A-3 hereto.

            "Class S Pass-Through Rate": As to any Distribution Date, a per annum rate equal to 4.8570%.

            "Class V Certificate": A Certificate designated as "Class V" on the face thereof, in the form of Exhibit A-4 hereto. The Class V Certificates have no Pass-Through Rate, Certificate Balance or Notional Balance.

            "Clearstream": Clearstream Banking, societe anonyme or any successor.

            "Closing Date": November 14, 2007.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, then "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the applicable Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Series 2007-C5 Directing Certificateholder.

            "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Bond Level File": A data file substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Bond Level File" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Collateral Summary File": A data file substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "CMSA Collateral Summary File" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Financial File": A data file substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Financial File" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Investor Reporting Package": Collectively:

            (a) the following seven electronic files: (i) CMSA Loan Setup File,
      (ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File;

            (b) the following ten supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Operating Statement Analysis Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List,
      (viii) CMSA Loan Level Reserve/LOC Report, (ix) CMSA NOI Adjustment Worksheet and (x) CMSA Reconciliation of Funds.

            "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Level Reserve/LOC Report" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Loan Periodic Update File": A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Mortgage Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Property File" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Realized Loss Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Realized Loss Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Realized Loss Report" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Reconciliation of Funds": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "REO Status Report" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of "Servicer Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and insofar as it requires the presentation of information in addition to that called for by the form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, as is reasonably acceptable to the Master Servicers, the Special Servicer, the Trustee and the Paying Agent.

            "CMSA Website": The CMSA's internet website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its data file and report forms.

            "Code": The Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, could be applied to the Trust or the Certificates.

            "Collection Account": One or more separate custodial accounts or, subject to Section 3.04(h), sub-accounts created and maintained by the applicable Master Servicer or any Sub-Servicer on behalf of the applicable Master Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders and the Serviced Loan Combination Holders, into which the amounts set forth in Section 3.04(a) shall be deposited directly, which, subject to Section 3.04(h), shall be entitled substantially as follows: "KeyCorp Real Estate Capital Markets, Inc. or Capmark Finance Inc., as applicable [or the name of any successor Master Servicer], in trust for Wells Fargo Bank, N.A., as Trustee, on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Collection Account." The Collection Account shall be an Eligible Account (or, subject to
Section 3.04(h), a sub-account of an Eligible Account) and, except for the Excess Interest and Broker Strip Interest held therein, shall be part of REMIC I (except with respect to collections on the Albers Mill Loan and Hilton-Ontario Loan, which shall be part of the related Loan REMIC).

            "Collection Period": With respect to any Distribution Date, the period commencing on the date immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing
Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Column": As defined in the Preliminary Statement to this Agreement.

            "Commission": The Securities and Exchange Commission.

            "Companion Loan": The 450 Lexington Avenue Companion Loan.

            "Companion Loan Holder": The 450 Lexington Avenue Companion Loan Holder.

            "Component": Each of Component A-1-1, Component A-1-2, Component A-2-1, Component A-2-2, Component A-2-3, Component A-2-4, Component A-3, Component A-AB-1, Component A-AB-2, Component A-AB-3, Component A-AB-4, Component A-4-1, Component A-4-2, Component A-4-3, Component A-4-4, Component A-M, Component A-1-AM, Component A-J, Component A-1-AJ, each Class A-1-A Component, Component B, Component C, Component D, Component E, Component F, Component G, Component H, Component J, Component K, Component L, Component M, Component N, Component O, Component P, Component Q and Component S.

            "Component A-1-1": One of forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-1 Uncertificated Interest as of any date of determination.

            "Component A-1-2": One of forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-2 Uncertificated Interest as of any date of determination.

            "Component A-1-A-1": One of forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-1 Uncertificated Interest as of any date of determination.

            "Component A-1-A-2": One of forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-2 Uncertificated Interest as of any date of determination.

            "Component A-1-A-3": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-3 Uncertificated Interest as of any date of determination.

            "Component A-1-A-4": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-4 Uncertificated Interest as of any date of determination.

            "Component A-1-A-5": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-5 Uncertificated Interest as of any date of determination.

            "Component A-1-A-6": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-6 Uncertificated Interest as of any date of determination.

            "Component A-1-A-7": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-7 Uncertificated Interest as of any date of determination.

            "Component A-1-A-8": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-A-8 Uncertificated Interest as of any date of determination.

            "Component A-1-AJ": One of forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-AJ Uncertificated Interest as of any date of determination.

            "Component A-1-AM": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-1-AM-1 Uncertificated Interest as of any date of determination.

            "Component A-2-1": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-1 Uncertificated Interest as of any date of determination.

            "Component A-2-2": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-2 Uncertificated Interest as of any date of determination.

            "Component A-2-3": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-3 Uncertificated Interest as of any date of determination.

            "Component A-2-4": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-2-4 Uncertificated Interest as of any date of determination.

            "Component A-3": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-3 Uncertificated Interest as of any date of determination.

            "Component A-4-1": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-4-1 Uncertificated Interest as of any date of determination.

            "Component A-4-2": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-4-2 Uncertificated Interest as of any date of determination.

            "Component A-4-3": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-4-3 Uncertificated Interest as of any date of determination.

            "Component A-4-4": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-4-4 Uncertificated Interest as of any date of determination.

            "Component A-AB-1": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-AB-1 Uncertificated Interest as of any date of determination.

            "Component A-AB-2": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-AB-2 Uncertificated Interest as of any date of determination.

            "Component A-AB-3": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-AB-3 Uncertificated Interest as of any date of determination.

            "Component A-AB-4": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-AB-4 Uncertificated Interest as of any date of determination.

            "Component A-J": One of forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-J Uncertificated Interest as of any date of determination.

            "Component A-M": One of the forty-three components of the Class A-X Certificates and one of the twenty-four components of the Class A-SP Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LA-M-1 Uncertificated Interest as of any date of determination.

            "Component B": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LB Uncertificated Interest as of any date of determination.

            "Component C": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LC Uncertificated Interest as of any date of determination.

            Component Crossover Date": With respect to each Class A-SP Component, the related Crossover Date as set forth in the table below:



Class A-SP Component                           Component Crossover Date
--------------------------------------------   ---------------------------------
Components A-1-2 and A-1-A-2                   November 2008 Distribution Date

Components A-1-A-3 and A-2-1                   November 2009 Distribution Date

Components A-2-2 and A-1-A-4                   November 2010 Distribution Date

Components A-2-3, A-AB-1, A-4-1, A-1-A-5       November 2011 Distribution Date

Components A-2-4, A-AB-2, A-4-2, A-1-A-6       November 2012 Distribution Date

Components A-AB-3, A-4-3, A-1-A-7              November 2013 Distribution Date

Components A-AB-4, A-4-4 and A-1-A-8           November 2014 Distribution Date

            "Component D": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LD Uncertificated Interest as of any date of determination.

            "Component E": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LE Uncertificated Interest as of any date of determination.

            "Component F": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LF Uncertificated Interest as of any date of determination.

            "Component G": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LG Uncertificated Interest as of any date of determination.

            "Component H": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LH Uncertificated Interest as of any date of determination.

            "Component J": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LJ Uncertificated Interest as of any date of determination.

            "Component K": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LK Uncertificated Interest as of any date of determination.

            "Component L": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LL Uncertificated Interest as of any date of determination.

            "Component M": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LM Uncertificated Interest as of any date of determination.

            "Component N": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LN Uncertificated Interest as of any date of determination.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Amount of its Corresponding Uncertificated REMIC I Interest.

            "Component O": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LO Uncertificated Interest as of any date of determination.

            "Component P": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LP Uncertificated Interest as of any date of determination.

            "Component Q": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LQ Uncertificated Interest as of any date of determination.

            "Component S": One of the forty-three components of the Class A-X Certificates having a Component Notional Amount equal to the then current REMIC I Principal Amount of the Class LS Uncertificated Interest as of any date of determination.

            "Confidential Offering Circular": The final Confidential Offering Circular dated November 1, 2007, relating to certain Classes of the Non-Registered Certificates delivered by the Depositor to Credit Suisse as of the Closing Date.

            "Controlling Class": As of any date of determination, the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, the respective Classes of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. As of the Closing Date, the Controlling Class shall be the Class S Certificates.

            "Controlling Class Certificateholder": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time.

            "Cornerstone Commerce Center B Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the Cornerstone Commerce Center Property as the Cornerstone Commerce Center Loan, has a Cut-off Date Principal Balance of $4,100,000 and is evidenced by the Note designated "Note B."

            "Cornerstone Commerce Center B Loan Holder": The holder of the Cornerstone Commerce Center B Loan or any successor REO Mortgage Loan with respect thereto.

            "Cornerstone Commerce Center Control Appraisal Event": As defined in the Cornerstone Commerce Center Intercreditor Agreement.

            "Cornerstone Commerce Center Cure Event": A "Cure Event" as defined under the Cornerstone Commerce Center Intercreditor Agreement.

            "Cornerstone Commerce Center Cure Payment": A "Cure Payment" under the Cornerstone Commerce Center Intercreditor Agreement.

            "Cornerstone Commerce Center Intercreditor Agreement": That certain co-lender agreement, dated as of October 18, 2007, by and between Capmark Bank, as note A lender, and Capmark Bank, as note B lender, as from time to time amended, supplemented or modified.

            "Cornerstone Commerce Center Loan": With respect to the Cornerstone Commerce Center Total Loan, the mortgage loan, with a Cut-off Date Principal Balance of $36,900,000, that is included in the Trust Fund and secured by a Mortgage on the Cornerstone Commerce Center Property. The Cornerstone Commerce Center Loan is a "Mortgage Loan."

            "Cornerstone Commerce Center Property": The Mortgaged Property identified on the Trust Mortgage Loan Schedule as "Cornerstone Commerce Center."

            "Cornerstone Commerce Center Total Loan": The aggregate indebtedness, with an original principal amount of $41,000,000 that is secured by the related Mortgage on the Cornerstone Commerce Center Property. References herein to the Cornerstone Commerce Center Total Loan shall be construed to refer to the aggregate indebtedness under the Cornerstone Commerce Center Loan and the Cornerstone Commerce Center B Loan.

            "Corporate Trust Office": The corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5.

            "Corrected Mortgage Loan": Any Corrected Trust Mortgage Loan, Companion Loan or B Loan as to which the related Trust Mortgage Loan is a Corrected Mortgage Loan as described in the definition of "Servicing Transfer Event."

            "Corrected Trust Mortgage Loan": Any Trust Mortgage Loan that had been a Specially Serviced Trust Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

            "Corresponding Certificates": As defined in the Preliminary Statement hereto.

            "Corresponding Components": As defined in the Preliminary Statement hereto.

            "Corresponding Uncertificated REMIC I Interests": As defined in the Preliminary Statement hereto.

            "Credit Suisse": Credit Suisse Securities (USA) LLC or its successor in interest.

            "Cross-Collateralized Group": Any group of Crossed Trust Mortgage Loans.

            "Crossed Trust Mortgage Loan": Any Trust Mortgage Loan which is cross-defaulted and cross-collateralized with any other Trust Mortgage Loan. For the avoidance of doubt, no Trust Mortgage Loan which is part of a Serviced Loan Combination shall be deemed a Crossed Trust Mortgage Loan under this Agreement.

            "Crossed Trust Mortgage Loan Repurchase Criteria": (i) The Debt Service Coverage Ratio for all remaining related Crossed Trust Mortgage Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the Debt Service Coverage Ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan, for the four calendar quarters immediately preceding the repurchase or substitution and (b) 1.25x, (ii) the loan-to-value ratio for any remaining related Crossed Trust Mortgage Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the Mortgage Loan Seller is not greater than the lesser of (a) the loan-to-value ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan set forth in the tables on Exhibit A-1 to the Prospectus Supplement, (b) the loan-to-value ratio for all such related Crossed Trust Mortgage Loans, including the affected Crossed Trust Mortgage Loan, determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the Mortgage Loan Seller and (c) 75.0%, and (iii) the Trustee receives an Opinion of Counsel (at the expense of the Mortgage Loan Seller) to the effect that such repurchase or substitution will not result in the imposition of a tax on the assets of the Trust Fund or cause any REMIC Pool to fail to qualify as a REMIC for federal or applicable state tax purposes at any time that any of the Certificates are outstanding.

            "Cure Event": Any Cornerstone Commerce Center Cure Event or the exercise by any holder of a CBA B Loan of the cure rights, if any, set forth in the related Intercreditor Agreement, in each case in accordance with the applicable Intercreditor Agreement.

            "Cure Payments": With respect to any Mortgage Loan Combination, as to which the related Intercreditor Agreement provides that a Junior Loan Holder shall be entitled to cure a default under the related Mortgage Loan, the payments that such Junior Loan Holder makes to the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred (whether or not yet paid) by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Nonrecoverable Advance), and any interest accrued thereon, Default Interest and any servicing compensation incurred with respect to the related Mortgage Loan) during the period of time from the expiration of the grace period under such Mortgage Loan that gave rise to such Cure Event until such Cure Payment is made or such other cure is otherwise effected.

            "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.12 as a document custodian for the Mortgage Files. The Trustee shall act as the initial Custodian.

            "Cut-off Date": Individually and collectively, the respective Due Dates for the Trust Mortgage Loans in November 2007.

            "Cut-off Date Principal Balance": With respect to any Original Trust Mortgage Loan, Companion Loan or B Loan, the outstanding principal balance of such Trust Mortgage Loan, Companion Loan or B Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Trust Mortgage Loan for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Trust Mortgage Loan during such period.

            "Default Interest": With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto), any amounts collected thereon, other than late payment charges or Yield Maintenance Charges, that represent interest in excess of interest accrued on the principal balance of such Trust Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan; provided that, in the case of the 60 Wall Street Loan or any related REO Mortgage Loan, "Default Interest" shall be limited to only such amounts of the type described above in this definition as are remitted to the applicable Master Servicer on behalf of the Trust under the 60 Wall Street Servicing Agreement.

            "Defaulted Trust Mortgage Loan": A Trust Mortgage Loan that is at least sixty days delinquent in respect of its Monthly Payments, or delinquent in respect of its Balloon Payment, if any, in each case without giving effect to any grace period permitted by the related Mortgage or Note, or if any non-monetary event of default occurs that results in the Trust Mortgage Loan becoming a Specially Serviced Trust Mortgage Loan; provided, however, that no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than ten dollars of all amounts due and payable on such Trust Mortgage Loan has not been received.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Collateral": As defined in Section 3.08(f).

            "Defeasance Mortgage Loan": As defined in Section 3.08(f).

            "Defect": With respect to any Trust Mortgage Loan, as defined in the related Mortgage Loan Purchase Agreement.

            "Defective Trust Mortgage Loan": Any Trust Mortgage Loan as to which there exists a Material Breach or a Material Defect that has not been cured in all material respects.

            "Definitive Certificate": A Certificate issued in registered, definitive physical form.

            "Deleted Trust Mortgage Loan": A Defective Trust Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Trust Mortgage Loans, in either case as contemplated by
Section 2.03.

            "Depositor": As defined in the Preliminary Statement to this Agreement.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the close of business on the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately following such 11th day.

            "Directly Operate": With respect to any REO Property (other than REO Property related to the 60 Wall Street Loan), the furnishing or rendering of services to the tenants thereof that are not (within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the applicable Master Servicer or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the applicable Master Servicer or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs (of the type that would be deductible under Section 162 of the Code) or capital expenditures with respect to such REO Property.

            "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the applicable Master Servicer or the Trustee based upon an Opinion of Counsel provided to the Trustee (which shall not be an expense of the Trustee) to the effect that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC Pool to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distribution Account": The account, accounts or, subject to Section 3.04(h), sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A., as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Distribution Account." The Distribution Account shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account.

            "Distribution Date": With respect to any calendar month, commencing in December 2007, the fourth Business Day following the Determination Date in such month.

            "Do Not Hire List": The list, as may be updated at any time, provided by the Depositor to the Master Servicers, the Special Servicer and Trustee, which lists certain parties identified by the Depositor as having materially failed to comply with their respective obligations under Article XII of this Agreement or as having materially failed to comply with any similar Regulation AB reporting requirements under any pooling and servicing agreement relating to any other series of certificates offered by the Depositor.

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its Maturity Date, the day of the month set forth in the related Note on which each Monthly Payment thereon is scheduled to be first due (without giving effect to any grace period with respect to late Monthly Payments), (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due (without giving effect to any grace period) and (iii) any REO Mortgage Loan, the day of the month set forth in the related Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due (without giving effect to any grace period).

            "EDGAR": The Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

            "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated at least "AA-" by S&P and Fitch (or "A-" if the short-term debt obligations thereof have a short-term rating of not less than "A-1" by S&P and "F-1" by Fitch), if the deposits are to be held in such account for more than 30 days, or the short-term debt obligations of which have a short-term rating of not less than "A-1" by S&P and Fitch, if the deposits are to be held in such account for 30 days or less, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal- or state-chartered depository institution or trust company that has corporate trust powers, acting in its fiduciary capacity; provided that any state-chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b) or (iii) an account or accounts maintained with KeyBank National Association so long as KeyBank National Association has a long-term unsecured debt rating of at least "A-" from Fitch and "A" from S&P and a short-term rating of at least "F-1" from Fitch and "A-1" from S&P or (iv) such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then-current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified (as applicable), downgraded or withdrawn by reason thereof. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

            "Environmental Assessment": A "Phase I environmental assessment" as described in and meeting the criteria of the American Society of Testing Materials Standard E 1527-94 or any successor thereto published by the American Society of Testing Materials.

            "Environmental Insurance Policy": With respect to any Mortgage Loan, any insurance policy covering Insured Environmental Events that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Environmental Insurer": The provider of insurance pursuant to any Environmental Insurance Policy.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by a Master Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, Insurance Policy premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

            "Euroclear": The Euroclear System.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to each of the ARD Mortgage Loans (and each REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan), interest accrued on such Mortgage Loan (or REO Trust Mortgage Loan) and allocable to the Excess Rate. Insofar as it accrues on an ARD Trust Mortgage Loan (or any REO Trust Mortgage Loan with respect thereto), Excess Interest is an asset of the Trust Fund, but shall not be an asset of any REMIC Pool.

            "Excess Interest Distribution Account": The account, accounts or, subject to Section 3.04(h), subaccount created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Excess Interest Distribution Account," and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. The Excess Interest Distribution Account shall not be an asset of any REMIC Pool.

            "Excess Liquidation Proceeds": The excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or, insofar as they are allocable to the related REO Mortgage Loan, from the sale or liquidation of an REO Property, over (b) the sum of (i) interest on any related Advances, (ii) any Additional Trust Fund Expenses or servicing compensation with respect to such Mortgage Loan, (iii) any related Servicing Advances, and (iv) the amount needed to pay off in full the subject Trust Mortgage Loan or related REO Trust Mortgage Loan (or if related to a Mortgage Loan Combination, the amount needed to pay off in full such Mortgage Loan Combination) and all amounts due with respect thereto.

            "Excess Liquidation Proceeds Account": The account, accounts or, subject to Section 3.04(h), sub-account created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A. [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Excess Liquidation Proceeds Account," and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. The Excess Liquidation Proceeds Account shall be an asset of REMIC I.

            "Excess Rate": With respect to each ARD Mortgage Loan (and each REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan) after the related Anticipated Repayment Date, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate in effect immediately prior to the related Anticipated Repayment Date.

            "Excess Servicing Strip": The excess of the Master Servicing Fee Rate over 0.01% (1 basis point) per annum, subject to reduction by the Trustee pursuant to Section 3.11(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

            "Exchange Act Reports": All Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with the Commission with respect to the Trust as contemplated by Sections 12.07 and Section 12.09.

            "Exemption-Favored Party": Any of (i) Credit Suisse, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to a Class of Certificates (other than the Class R, Class LR and Class V Certificates) that is investment grade rated by at least one Rating Agency.

            "Fair Value": As defined in Section 3.18(b).

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Fidelity Bond": As defined in Section 3.07(c).

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made hereunder on the Certificates in connection with the termination of the Trust.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property (or in the case of the 60 Wall Street Loan, by the 60 Wall Street Special Servicer under the 60 Wall Street Servicing Agreement) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's reasonable good faith judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

            "Fitch": Fitch, Inc.

            "FNMA": Federal National Mortgage Association or any successor thereto.

            "Form 8-K Disclosure Information": As defined in Section 12.09.

            "GAAP": Generally accepted accounting principles in the United
States.

            "Global Certificate": With respect to any Class of Non-Registered Certificates, any related Regulation S Global Certificate or Rule 144A Global Certificate.

            "Grantor Trust": A grantor trust as defined under subpart E of Part 1 of subchapter J of the Code.

            "Grantor Trust LR": The Grantor Trust designated as such in Section 2.05.

            "Grantor Trust V": The Grantor Trust designated as such in Section 2.05.

            "Ground Lease": The ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loan.

            "Group A Loan": Any Mortgage Loan identified on the Trust Mortgage Loan Schedule as belonging to Servicing Group A, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Group B Loan" shall mean any Mortgage Loan identified on the Trust Mortgage Loan Schedule as belonging to Servicing Group B, together with any other Mortgage Loan that is substituted in replacement thereof pursuant to or as contemplated by the related Mortgage Loan Purchase Agreement.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Hilton-Ontario Loan": The Mortgage Loan identified on the Trust Mortgage Loan Schedule as "Hilton-Ontario."

            "Hilton-Ontario Loan REMIC": The REMIC that was created pursuant to the Hilton-Ontario REMIC Declaration and that is constituted by the Hilton-Ontario Loan, collections thereon, any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account or any REO Account in respect thereof, with respect to which the Trustee will make an election to be treated as a "real estate mortgage investment conduit" within the meaning of the REMIC Provisions.

            "Hilton-Ontario Loan REMIC Regular Interest": The uncertificated regular interest in the Hilton-Ontario Loan. The principal balance of the Hilton-Ontario Loan REMIC Regular Interest shall equal the outstanding Stated Principal Balance of the Hilton-Ontario Loan (or, if applicable, the deemed Stated Principal Balance of any successor REO Mortgage Loan). Payments of principal, interest and prepayment premiums received on or in respect of the Hilton-Ontario Loan (or any beneficial interest in any related Mortgaged Property) shall be deemed distributable on the Hilton-Ontario Loan REMIC Regular Interest, and other collections of amounts received on or in respect of the Hilton-Ontario Loan shall be deemed distributable to the Trust Fund other than on the Hilton-Ontario Loan REMIC Regular Interest.

            "Hilton-Ontario Loan REMIC Residual Interest": The sole class of "residual interest" in the Hilton-Ontario Loan REMIC, represented by the Class LR Certificates.

            "Hilton-Ontario REMIC Declaration": Has the meaning given such term in the Preliminary Statement hereto.

            "I/O Split Rate": With respect to any Distribution Date, the rate per annum corresponding to the related Distribution Date as set forth on Exhibit L hereto.

            "Independent": When used with respect to any specified Person, any such Person that (i) is in fact independent of the Depositor, each Junior Loan Holder, the Companion Loan Holder, each Master Servicer, the Special Servicer, the Trustee and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, any Junior Loan Holder, the Companion Loan Holder, either Master Servicer, the Special Servicer or any Affiliate thereof and (iii) is not connected with the Depositor, any Junior Loan Holder, the Companion Loan Holder, either Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Junior Loan Holder, the Companion Loan Holder, either Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of debt or equity securities issued by the Depositor, any Junior Loan Holder, the Companion Loan Holder, such Master Servicer, the Special Servicer, the Trustee or any Affiliate thereof, as the case may be, provided such ownership constitutes less than 1% of the total assets of such Person.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, either Master Servicer or the Trust, delivered to the Trustee and the applicable Master Servicer), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that no Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) has been delivered to the Trustee to that effect), or (ii) any other Person (including each Master Servicer and the Special Servicer) upon receipt by the Trustee and the applicable Master Servicer of an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor), to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

            "Independent Director": A duly appointed member of the board of directors of the relevant entity who shall not have been, at the time of such appointment, at any time after appointment, or at any time in the preceding five
(5) years, (i) a direct or indirect legal or beneficial owner in such entity or any of its affiliates, (ii) a creditor, supplier, employee, officer, director, manager or contractor of such entity or any of its affiliates, (iii) a person who controls such entity or any of its affiliates, or (iv) a member of the immediate family of a person defined in (i), (ii) or (iii) above.

            "Initial Purchaser": Credit Suisse, as initial purchaser of the Non-Registered Certificates.

            "Initial Resolution Period": As defined in Section 2.03(b).

            "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Institutional Lender/Owner": One or more of the following: (i) a bank, savings and loan association, investment bank, insurance company, real estate investment trust, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is regularly engaged in the business of making or owning mezzanine loans of similar types to the mezzanine loan in the question, (iii) a trustee in connection with a securitization of the mezzanine loan, so long as such trustee or the servicer therefor is an entity that otherwise would be an Institutional Lender/Owner, (iv) an institution substantially similar to any of the foregoing, in each case of clauses (i), (ii), (iii) or (iv) of this definition, which (A) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $200,000,000 and (B) is regularly engaged in the business of making or owning commercial loans or (v) an entity Controlled (as defined below) by the Underwriters or any of the entities described in clause (i) above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" has the meaning correlative thereto). The applicable Master Servicer or Special Servicer, as applicable, shall obtain from the proposed transferee, and shall be entitled to rely on, (i) an officer's certificate of a proposed transferee that such transferee satisfies the requirements of this definition and (ii) in the case of any proposed transferee that is an entity described in and meeting the criteria in clauses (i)-(iv) of the second preceding sentence, the most recent financial statements of such transferee.

            "Insurance and Condemnation Proceeds": All proceeds (net of expenses of collection, including attorney's fees and expenses) paid under any Insurance Policy or in connection with the full or partial condemnation (or threatened condemnation) of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Borrower, in either case, in accordance with the Servicing Standard; provided that, in the case of the 60 Wall Street Loan or any 60 Wall Street REO Property, "Insurance and Condemnation Proceeds" shall be limited to only such proceeds as are remitted to the applicable Master Servicer on behalf of the Trust under the 60 Wall Street Servicing Agreement.

            "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

            "Insured Environmental Event": As defined in Section 3.07(j).

            "Intercreditor Agreement": The 450 Lexington Avenue Intercreditor Agreement, the Cornerstone Commerce Center Intercreditor Agreement, the Princeton Intercreditor Agreement, each CBA A/B Intercreditor Agreement and/or the 60 Wall Street Intercreditor Agreement, individually or collectively, as the case may be.

            "Interest Accrual Period": With respect to any Class of Regular Certificates, Uncertificated REMIC I Interests or Loan REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Each Interest Accrual Period shall be deemed for purposes of this definition to consist of 30 days.

            "Interest Only Certificates": The Class A-SP Certificates and Class A-X Certificates.

            "Interest Reserve Account": The account, accounts or, subject to
Section 3.04(h), sub-account created and maintained by the Trustee, pursuant to
Section 3.28, in trust for the Certificateholders, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Interest Reserve Account," and which shall be an Eligible Account or, subject to Section 3.04(h), a sub-account of an Eligible Account.

            "Interest Reserve Loan": Any Actual/360 Trust Mortgage Loan (or successor REO Trust Mortgage Loan with respect thereto).

            "Interest Shortfall Amount": As to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the amount due in respect of interest to such Class of Regular Certificates.

            "Interested Person": The Depositor, either Master Servicer, the Special Servicer, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "IRS": The Internal Revenue Service or any successor.

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

            "Junior Loan": The Cornerstone Commerce Center B Loan, the Princeton B Loan and the CBA B Loans, each of which is subordinate in right of payment to the related A Loan.

            "Junior Loan Holder": Any holder of the Junior Loan or any successor REO Mortgage Loan with respect thereto.

            "KeyBank": KeyBank National Association.

            "KeyBank Mortgage Loan Purchase Agreement": As defined in the Preliminary Statement hereto.

            "KeyBank Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

            "Late Collections": With respect to any Trust Mortgage Loan, the Companion Loan or any B Loan, all amounts (except Penalty Charges) received thereon during any Collection Period, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period and not previously received. With respect to any REO Mortgage Loan, all amounts (except Penalty Charges) received in connection with the related REO Property during any Collection Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Mortgage Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Collection Period and not previously received.

            "Letter of Credit": With respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a reserve fund.

            "Liquidation Event": With respect to any Mortgage Loan or REO Property, any of the following events: (i) payment in full of such Mortgage Loan; (ii) the making of a Final Recovery Determination with respect to such Mortgage Loan or REO Property; (iii) in the case of a Trust Mortgage Loan, the repurchase or replacement of such Trust Mortgage Loan by the related Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or by the Performance Guarantor pursuant to the Performance Guarantee;
(iv) in the case of a Defaulted Trust Mortgage Loan, the purchase of such Trust Mortgage Loan by the Series 2007-C5 Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to
Section 3.18; (v) in the case of the Cornerstone Commerce Center Total Loan, the purchase of the related A Loan by the related B Loan Holder pursuant to the related Intercreditor Agreement; (vi) in the case of any CBA A/B Mortgage Loan Combination, the purchase of the related CBA A Loan by the related B Loan Holder pursuant to the related CBA A/B Intercreditor Agreement; (vii) the purchase of such Mortgage Loan by a related Mezzanine Loan Holder; (viii) the sale or other liquidation of such REO Property hereunder; or (ix) the purchase of such Mortgage Loan (if it is a Trust Mortgage Loan) or REO Property by the Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the applicable Master Servicer pursuant to Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": A fee payable to the Special Servicer with respect to any Trust Mortgage Loan repurchased by the applicable Mortgage Loan Seller (or guarantor) after the Initial Resolution Period as described in
Section 2.03 or any Specially Serviced Mortgage Loan or REO Mortgage Loan as to which the Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Borrower or Mortgage Loan Seller (or guarantor) or any Liquidation Proceeds with respect thereto, all as provided in Section 3.11(b).

            "Liquidation Fee Rate": 1.0%.

            "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received by the applicable Master Servicer or Special Servicer, in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower; (ii) the realization upon any deficiency judgment obtained against a Borrower; (iii) the purchase of a Defaulted Trust Mortgage Loan by the Series 2007-C5 Directing Certificateholder or the Special Servicer or any assignee or Affiliate of either of the foregoing pursuant to Section 3.18; (iv) the repurchase or replacement of a Trust Mortgage Loan by any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (v) the purchase of the Cornerstone Commerce Center A Loan by the related B Loan Holder pursuant to the related Intercreditor Agreement, (vi) the purchase of a CBA A Loan by the related B Loan Holder pursuant to the related Intercreditor Agreement; (vii) the purchase of any Mortgage Loan by a related Mezzanine Loan Holder; or (viii) the purchase of all Trust Mortgage Loans and REO Properties by Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the applicable Master Servicer pursuant to Section 9.01. In the case of the 60 Wall Street Loan or any related REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described in clauses (i) through (iv) and (vii) of this definition as are remitted to the applicable Master Servicer on behalf of the Trust under the 60 Wall Street Servicing Agreement.

            "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the Borrower, pursuant to which such Mortgage Loan was made.

            "Loan Group": Either of Loan Group No. 1 or Loan Group No. 2.

            "Loan Group No. 1": Collectively, all of the Trust Mortgage Loans that are identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 1 and any successor REO Trust Mortgage Loans with respect thereto.

            "Loan Group No. 2": Collectively, all of the Trust Mortgage Loans that are identified on the Trust Mortgage Loan Schedule as belonging to Loan Group No. 2 and any successor REO Trust Mortgage Loans with respect thereto.

            "Loan REMIC Regular Interests": The Albers Mill Loan REMIC Regular Interest and the Hilton-Ontario Loan REMIC Regular Interest, collectively.

            "Loan REMIC Residual Distribution Account": The account, accounts or, subject to Section 3.04(h), subaccount created and maintained by the Trustee, which, subject to Section 3.04(h), shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Loan REMIC Residual Distribution Account," and which shall be an Eligible Account or, subject to Section 3.04(h), a subaccount of an Eligible Account. The Loan REMIC Residual Distribution Account shall be an asset of the Grantor Trust LR and not be an asset of any REMIC Pool.

            "Loan REMIC Residual Interests": The Albers Mill Loan REMIC Residual Interest and the Hilton-Ontario Loan REMIC Residual Interest, collectively.

            "Loan REMICs": The Albers Mill Loan REMIC and the Hilton-Ontario Loan REMIC, collectively.

            "Loan Seller Sub-Servicer": A Servicing Function Participant or Sub-Servicer required to be retained by the Master Servicer or the Special Servicer by the Mortgage Loan Seller, as listed on Exhibit L hereto.

            "Loan-to-Value Ratio": With respect to any Trust Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Trust Mortgage Loan (or, in the case of an A Loan, of the Serviced Loan Combination) at the time of determination, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "Lock-Box Account": With respect to any Mortgaged Property, the account, if any, created pursuant to any documents relating to a Mortgage Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall, if required under the Code, be taxed on all reinvestment income or gain thereon. The applicable Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash Collateral Accounts.

            "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Originator or the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

            "MAI": Member of the Appraisal Institute.

            "Management Agreement": With respect to any Mortgage Loan, the Management Agreement, if any, by and between the Manager and the related Borrower, or any successor Management Agreement between such parties.

            "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Property or Mortgaged Properties.

            "Master Servicer": shall mean (i) with respect to the Group A Loans and any related REO Properties hereunder, Master Servicer No. 1 and (ii) with respect to the Group B Loans and any related REO Properties hereunder, Master Servicer No. 2.

            "Master Servicer Account": As defined in Section 3.06(a).

            "Master Servicer Employees": As defined in Section 3.07(c).

            "Master Servicer No. 1" shall mean KRECM, in its capacity as master servicer with respect to the Group A Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group A Loans and any related REO Properties.

            "Master Servicer No. 2" shall mean Capmark, in its capacity as master servicer with respect to the Group B Loans and any related REO Properties hereunder, or any successor master servicer appointed as provided herein with respect to the Group B Loans and any related REO Properties.

            "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

            "Master Servicing Fee": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the fee payable to the applicable Master Servicer pursuant to the first paragraph of Section 3.11(a), which Master Servicing Fee shall include any Primary Servicing Fee.

            "Master Servicing Fee Rate": With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the rate per annum specified as such on the Trust Mortgage Loan Schedule.

            "Material Breach": As defined in Section 2.03(b).

            "Material Defect": As defined in Section 2.03(b).

            "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Note or
(iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to
Section 3.20 occurring prior to such date of determination.

            "Mezzanine Loan": Any loan constituting "Mezzanine Debt" or a "Mezzanine Loan," as identified in Exhibit C-2 attached hereto.

            "Mezzanine Loan Collateral": With respect to any Mezzanine Loan, any stock, partnership interests, membership interests or other equity interest in the related Borrower that has been pledged pursuant to such Mezzanine Loan.

            "Mezzanine Loan Holder": With respect to any Mezzanine Loan, the holder or obligee thereof.

            "Monthly Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the Accrued Certificate Interest Amount for such Class for such Distribution Date.

            "Monthly Payment": With respect to any Trust Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any Balloon Payment or Excess Interest, which is payable by the related Borrower on such Due Date under the related Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to Section 3.20 (or, in the case of the 60 Wall Street Loan, agreed to by the 60 Wall Street Master Servicer or 60 Wall Street Special Servicer under the 60 Wall Street Servicing Agreement)), without regard to any acceleration of principal of such Trust Mortgage Loan by reason of a default thereunder. With respect to an REO Trust Mortgage Loan, the monthly payment, excluding any Balloon Payment or Excess Interest, that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or other instrument securing a Note and creating a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Trust Mortgage Loan (other than the 60 Wall Street Loan), the following documents:

                  (i) the original Note (or a lost note affidavit and
            indemnity), bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement, assignment or allonge from the applicable Mortgage Loan Originator either in blank or to the Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the Mortgage Loan Purchase Agreement) by the Mortgage Loan Seller, on its face or by allonge attached thereto, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, without recourse, representation or warranty, express or implied";

                  (ii) a duplicate original Mortgage or a counterpart thereof, or if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals or copies of certified copies from the applicable recording office) of any intervening assignments thereof from the related Mortgage Loan Originator to the Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

                  (iii) an original assignment of the Mortgage, in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the applicable Mortgage Loan Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5";

                  (iv) an original, counterpart or copy of any related
            Assignment of Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Trust Mortgage Loan to the applicable Mortgage Loan Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

                  (v) an original assignment of any related Assignment of Leases
            (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (iii) above), in recordable form (except for any missing recording information and, if applicable, completion of the name of the assignee), from the Mortgage Loan Seller (or the Mortgage Loan Originator), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5";

                  (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator of the Trust Mortgage Loan to the applicable Mortgage Loan Seller;

                  (vii) an original assignment of any related Security Agreement
            (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to clause (iii) above), from the Mortgage Loan Seller or the applicable Mortgage Loan Originator, either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5," which assignment may be included as part of an omnibus assignment covering other documents relating to the Trust Mortgage Loan; provided that such omnibus assignment is effective under applicable law;

                  (viii) originals or copies of all (A) assumption agreements,
            (B) modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, when appropriate, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Trust Mortgage Loan has been assumed;

                  (ix) the original lender's title insurance policy or a copy thereof (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company, or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy) or interim binder, relating to the Trust Mortgage Loan;

                  (x) the original or a counterpart of any guaranty of the
            obligations of the Borrower under the Trust Mortgage Loan;

                  (xi) certified or other copies of all UCC Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or copies thereof in the form submitted for filing or recording (including, without limitation, evidence of such filed or recorded UCC financing statement as shown on a written UCC search report from a reputable search firm, such as LSC/Lexis Nexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof) sufficient to perfect (and maintain the perfection of) the security interest held by the Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property that is described in the related Mortgage or a separate security agreement, and original UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such to the Trustee;

                  (xii) the original or copy of the power of attorney (with
            evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

                  (xiii) with respect to any debt of a Borrower permitted under the Trust Mortgage Loan, an original or copy of the subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including (if and as applicable) any Intercreditor Agreement, mezzanine loan documents or preferred equity documents, together with, if the Trust Mortgage Loan is an A Loan, a copy of the Note for each related B Loan or Companion Loan;

                  (xiv) with respect to any Cash Collateral Accounts and
            Lock-Box Accounts, an original or copy of any related cash collateral control agreement or lock-box control agreement, as applicable, and a copy of the UCC Financing Statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in the Cash Collateral Accounts and Lock-Box Accounts and all funds contained therein (together with UCC Financing Statement assignments in a form suitable for filing or recording, sufficient to transfer such to the Trustee on behalf of the Certificateholders);

                  (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage) and an original or copy of any related Lock-Box Agreement or Cash Collateral Agreement (if separate from the related Mortgage and Loan Agreement);

                  (xvi) the originals of Letters of Credit, if any, relating to the Trust Mortgage Loan, provided that in connection with the delivery of the Mortgage File to the Trust, such originals shall be delivered to the applicable Master Servicer and copies thereof shall be delivered to the Trustee;

                  (xvii) any environmental insurance policies and any
            environmental guaranty or indemnity agreements or copies thereof;

                  (xviii) the original Ground Lease, Ground Lease estoppels and any amendments thereto, if any, or a copy thereof;

                  (xix) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and any applicable transfer or assignment documents;

                  (xx) any additional documents required to be added to the
            Mortgage File pursuant to this Agreement;

                  (xxi) the checklist of the related Mortgage Loan Documents, if any, that is included in the Mortgage File for the related Trust Mortgage Loan and;

                  (xxii) the Albers Mill Loan REMIC Declaration and the
            Hilton-Ontario Loan REMIC Declaration.

            Whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received. If any B Loan is being serviced and administered hereunder, the Mortgage File for the related Trust Mortgage Loan shall also constitute the Mortgage File for such B Loan. The Mortgage File with respect to the 60 Wall Street Loan, shall consist of the related original executed promissory note and the other items referred to in clause (i), a copy of the executed 60 Wall Street Intercreditor Agreement and copies of the mortgage file held by the 60 Wall Street Master Servicer.

            "Mortgage Interest Accrual Period": With respect to any Mortgage Loan, the period during which interest payable on any particular related Due Date accrues pursuant to the related Note.

            "Mortgage Loan": Any Trust Mortgage Loan, any Companion Loan or any B Loan, in each case, to the extent being serviced hereunder. For the avoidance of doubt, the 60 Wall Street Loan will not be serviced hereunder, but rather under the 60 Wall Street Servicing Agreement, and as such, the term "Mortgage Loan" shall exclude the 60 Wall Street Loan with respect to any servicing obligation of the applicable Master Servicer or Special Servicer hereunder, unless the context clearly indicates otherwise.

            "Mortgage Loan Combination": The 450 Lexington Avenue Total Loan, the Cornerstone Commerce Center Total Loan, the Princeton Total Loan and any CBA A/B Mortgage Loan Combination.

            "Mortgage Loan Combination Custodial Account": With respect to any Mortgage Loan Combination, the segregated account or accounts (or, subject to Section 3.04(h), the sub-account) created and maintained by the applicable Master Servicer pursuant to Section 3.04(e) in the name of the Trustee on behalf of the Certificateholders and the related Companion Loan Holder or B Loan Holder, as applicable, which, subject to Section 3.04(h), shall be entitled substantially as follows: "KeyCorp Real Estate Capital Markets, Inc. or Capmark Finance Inc., as applicable [or the name of any successor Master Servicer], as Master Servicer, in trust for Wells Fargo Bank, N.A., as Trustee, on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5 and [name of the related Companion Loan Holder or B Loan Holder], as their interests may appear." Each Mortgage Loan Combination Custodial Account shall be an Eligible Account (or, subject to Section 3.04(h), a sub-account of an Eligible Account) and, only to the extent of amounts therein relating to the subject A Loan, shall be part of REMIC I.

            "Mortgage Loan Documents": With respect to each Mortgage Loan, to the extent applicable, the Loan Agreement, the Mortgage, the Note, the Assignment of Leases (if separate from the Mortgage), the Security Agreement, any cash management agreement, any Ground Lease, any Letters of Credit, escrow or reserve account information relating to the Additional Collateral Trust Mortgage Loans, any UCC Financing Statements, the title insurance policy (or escrow instructions binding on the title insurer irrevocably obligating the title insurer to issue such title insurance policy), all surveys, all insurance policies, any environmental liability agreements, any escrow agreements for improvements or lease-up, any guaranties related to such Mortgage Loan, any prior assignments of Mortgage in the event that the Mortgage Loan Seller is not the originator of record, any collateral assignments of property management agreements and other servicing agreements required by the applicable commitment and other loan documents, any preferred equity and mezzanine loan documents and all modification, consolidation and extension agreements, if any.

            "Mortgage Loan Originator": Any institution that originated a Mortgage Loan.

            "Mortgage Loan Purchase Agreements": As defined in the Preliminary Statement to this Agreement.

            "Mortgage Loan Sellers": Collectively, Column, KeyBank and Capmark.

            "Mortgage Pool": All of the Trust Mortgage Loans and any successor REO Trust Mortgage Loans, collectively, as of any particular date of determination. The Mortgage Pool shall not include the Junior Loans, the Companion Loan or the 60 Wall Street Companion Loans.

            "Mortgage Rate": With respect to: (i) any Trust Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default and without giving effect to any Revised Rate) to accrue on such Trust Mortgage Loan from time to time in accordance with the related Note and applicable law; (ii) any Trust Mortgage Loan after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date; and (iii) any REO Mortgage Loan, the annualized rate described in clause (i) or (ii), as applicable, above, determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The underlying real property (including any REO Property) that secures a Mortgage Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property (to the extent the same are owned by the Borrower and necessary in connection with the operation of the related property), fixtures, leases and other property or rights pertaining thereto.

            "Mortgagee": The holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

            "Net Investment Earnings": (i) With respect to any of the Collection Account, any Mortgage Loan Combination Custodial Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account, for any Collection Period, and (ii) with respect to any of the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account and the Interest Reserve Account, for any one-month period ending on a Distribution Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account (and which is not required to be paid to the related Borrower) exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with
Section 3.06.

            "Net Investment Loss": (i) With respect to any of the Collection Account, any Mortgage Loan Combination Custodial Account, any Lock-Box Account, any Cash Collateral Account, any Servicing Account or the REO Account, for any Collection Period and (ii) with respect to any of the Distribution Account, the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account and the Interest Reserve Account, for any one-month period ending on a Distribution Date, the amount, if any, by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account (and which investment is not directed by the related Borrower) in accordance with Section 3.06 exceeds the aggregate of all interest and other income realized during such period on such funds.

            "Net Liquidation Proceeds": The excess, if any, of (a) all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Trust Mortgage Loan or REO Property, over (b) the amount of all Liquidation Expenses incurred with respect thereto.

            "Net Mortgage Pass-Through Rate":

            (A) With respect to any Trust Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Original Net Mortgage Rate for such Trust Mortgage Loan; and

            (B) With respect to any Trust Mortgage Loan (or any successor REO Trust Mortgage Loan with respect thereto) (in the case of the Albers Mill Loan and the Hilton-Ontario Loan, the related Loan REMIC Regular Interest) that accrues interest on an Actual/360 Basis, for any Distribution Date, an annual rate generally equal to twelve times a fraction, expressed as a percentage:

            (1) the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related Interest Accrual Period (disregarding the last sentence of the definition of Interest Accrual Period), multiplied by (b) the Stated Principal Balance of such Trust Mortgage Loan (or such REO Mortgage Loan) immediately preceding such Distribution Date, multiplied by (c) 1/360, multiplied by (d) the Original Net Mortgage Rate for such Trust Mortgage Loan; and

            (2) the denominator of which is the Stated Principal Balance of such Trust Mortgage Loan (or such REO Mortgage Loan) immediately preceding that Distribution Date.

            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2007 (unless the Final Distribution Date occurs in such month), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any Withheld Amounts with respect to the subject Trust Mortgage Loan (or REO Trust Mortgage Loan) (in the case of the Albers Mill Loan and the Hilton-Ontario Loan, the related Loan REMIC Regular Interest) transferred from the Distribution Account to the Interest Reserve Account in such calendar month. Furthermore, if the subject Distribution Date occurs during March of any year subsequent to 2007 (or February, if the Final Distribution Date occurs in such month), then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be increased to reflect any Withheld Amounts with respect to the subject Trust Mortgage Loan (or REO Trust Mortgage Loan) (in the case of the Albers Mill Loan and the Hilton-Ontario Loan, the related Loan REMIC Regular Interest) transferred from the Interest Reserve Account to the Distribution Account for distribution on such Distribution Date.

            "Net Mortgage Rate": With respect to any Trust Mortgage Loan or REO Trust Mortgage Loan (in the case of the Albers Mill Loan and the Hilton-Ontario Loan, the related Loan REMIC Regular Interest), as of any date of determination, a per annum rate equal to the related Trust Mortgage Rate minus the related Administrative Fee Rate.

            "Net Operating Income": With respect to any Mortgaged Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

            "New Lease": Any lease of REO Property (other than REO Property related to the 60 Wall Street Loan) entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust Fund has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance or any portion thereof.

            "Nonrecoverable P&I Advance": The portion of any P&I Advance previously made or proposed to be made in respect of a Trust Mortgage Loan or an REO Trust Mortgage Loan (including any P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) which, in the judgment (in accordance with the Servicing Standard in the case of judgment by a Master Servicer or the Special Servicer) of the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon (paid at the Reimbursement Rate), from Late Collections or any other recovery on or in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan. The determination by the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, that it has made (or, in the case of a determination made by the Special Servicer, that the applicable Master Servicer or Trustee has made) a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Special Servicer, in the case of a Master Servicer, (ii) to the applicable Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor, the applicable Master Servicer and the Special Servicer, in the case of the Trustee, and (iv) in each case, to the Series 2007-C5 Directing Certificateholder, each Junior Loan Holder, Companion Loan Holder or its designee (if any Mortgage Loan Combination or any related REO Trust Mortgage Loan is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) setting forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status, property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall, subject to Section 3.03(c), be advanced by the applicable Master Servicer as a Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee shall be entitled to conclusively rely on the applicable Master Servicer's determination that a P&I Advance is nonrecoverable. The applicable Master Servicer and the Trustee shall conclusively rely on the Special Servicer's affirmative determination that a P&I Advance is nonrecoverable; provided, however, that in the absence of such determination by the Special Servicer, the applicable Master Servicer will be entitled to make its own determination that a P&I Advance is nonrecoverable, and in no event shall a determination by the Special Servicer that a previously made or proposed P&I Advance would be recoverable be binding on the applicable Master Servicer. Any determination made by a 60 Wall Street Other Master Servicer regarding the nonrecoverability of any advance of principal and interest made by it with respect to its related 60 Wall Street Companion Loan shall be binding on the Trust Fund unless and until the applicable Master Servicer consults with such 60 Wall Street Other Master Servicers in accordance with the 60 Wall Street Intercreditor Agreement; provided, however, that if the 60 Wall Street Master Servicer is not a servicer approved by any Rating Agency, the applicable Master Servicer shall be required to make its own nonrecoverability determination.

            "Nonrecoverable Servicing Advance": The portion of any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property (including any Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) which, in the judgment (in accordance with the Servicing Standard in the case of judgment by a Master Servicer or the Special Servicer) of the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon (paid at the Reimbursement Rate), from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made (or, in the case of a determination made by the Special Servicer, that the applicable Master Servicer, the Special Servicer or the Trustee has made) a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered (i) to the Trustee and the Special Servicer, in the case of a Master Servicer, (ii) to the applicable Master Servicer and the Trustee in the case of the Special Servicer, (iii) to the Depositor, the Special Servicer and the applicable Master Servicer, in the case of the Trustee, and (iv) and in each case, to the Series 2007-C5 Directing Certificateholder, to each Junior Loan Holder, Companion Loan Holder or its designee (if any Mortgage Loan Combination or any related REO Property is involved) and to any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder). The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal (provided that if an Appraisal has been obtained within the past 12 months, no new Appraisal is required) of the related Mortgaged Property, the cost of which Appraisal shall, subject to Section 3.03(c), be advanced by the Master Servicer as a Servicing Advance). Such Officer's Certificate shall be accompanied by the Appraisal and all other supporting documentation relevant to the subject parties' nonrecoverability determination. The Trustee will be entitled to conclusively rely on the applicable Master Servicer's determination that a Servicing Advance is nonrecoverable. The applicable Master Servicer and the Trustee shall conclusively rely on the Special Servicer's affirmative determination that a Servicing Advance is a Nonrecoverable Servicing Advance; provided however, that in the absence of such determination by the Special Servicer, the applicable Master Servicer will be entitled to make its own determination that a Servicing Advance is nonrecoverable, and in no event shall a determination by the Special Servicer that a previously made or proposed Servicing Advance would be recoverable be binding on the applicable Master Servicer.

            "Non-Registered Certificate": Any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-X, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R, Class LR and Class V Certificates will constitute Non-Registered Certificates.

            "Non-United States Tax Person": Any Person other than a United States Tax Person.

            "Note": The original executed note (or, if applicable, multiple notes collectively) evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto.

            "Notional Balance": For any date of determination, the Class A-SP Notional Amount or the Class A-X Notional Amount, as applicable.

            "Officer's Certificate": A certificate signed by a Servicing Officer of a Master Servicer or the Special Servicer, or a Responsible Officer of the Trustee, as the case may be.

            "Opinion of Counsel": A written opinion of counsel, who may be salaried counsel for the Depositor, a Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC Pool as a REMIC, (b) compliance with the REMIC Provisions or (c) the resignation of the Depositor, a Master Servicer or the Special Servicer pursuant to Section 6.04 must be an opinion of counsel that is Independent of the Depositor, such Master Servicer or the Special Servicer, as applicable.

            "Optimal Interest Distribution Amount": As to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount and the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

            "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class A-X and Class A-SP Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

            "Original Net Mortgage Rate": With respect to any Mortgage Loan (and in the case of the Albers Mill Loan and the Hilton-Ontario Loan, the related Loan REMIC Regular Interest), the Net Mortgage Rate in effect for such Mortgage Loan as of the Closing Date (or, in the case of any Mortgage Loan substituted in replacement of another Mortgage Loan pursuant to or as contemplated by the Mortgage Loan Purchase Agreement, as of the date of substitution).

            "Original REMIC I Principal Amount": With respect to any Class of Uncertificated REMIC I Interests, the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

            "Original Trust Mortgage Loans": As defined in the Preliminary Statement hereto.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": In the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Trust Mortgage Loan or REO Trust Mortgage Loan, any advance made by a Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

            "Pass-Through Rate": With respect to each Class of Certificates, the respective per annum rate listed below:

              Class A-1:         Class A-1 Pass-Through Rate
              Class A-2:         Class A-2 Pass-Through Rate
              Class A-3:         Class A-3 Pass-Through Rate
              Class A-AB:        Class A-AB Pass-Through Rate
              Class A-4:         Class A-4 Pass-Through Rate
              Class A-1-A:       Class A-1-A Pass-Through Rate
              Class A-SP:        Class A-SP Pass-Through Rate
              Class A-X:         Class A-X Pass-Through Rate
              Class A-M:         Class A-M Pass-Through Rate
              Class A-1-AM:      Class A-1-AM Pass-Through Rate
              Class A-J:         Class A-J Pass-Through Rate
              Class A-1-AJ       Class A-1-AJ Pass-Through Rate
              Class B:           Class B Pass-Through Rate
              Class C:           Class C Pass-Through Rate
              Class D:           Class D Pass-Through Rate
              Class E:           Class E Pass-Through Rate
              Class F:           Class F Pass-Through Rate
              Class G:           Class G Pass-Through Rate
              Class H:           Class H Pass-Through Rate
              Class J:           Class J Pass-Through Rate
              Class K:           Class K Pass-Through Rate
              Class L:           Class L Pass-Through Rate
              Class M:           Class M Pass-Through Rate
              Class N:           Class N Pass-Through Rate
              Class O:           Class O Pass-Through Rate
              Class P:           Class P Pass-Through Rate
              Class Q:           Class Q Pass-Through Rate
              Class S:           Class S Pass-Through Rate

            "Paying Agent": The Paying Agent appointed pursuant to Section 5.07.

            "PCAOB": The Public Company Accounting Oversight Board.

            "Penalty Charges": The Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

            "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest equal to the denomination of such Certificate divided by the initial Certificate Balance (or, in the case of the Class A-SP and Class A-X Certificates, the related Notional Balance) of such Class of Certificates as of the Closing Date. With respect to a Class V or Residual Certificate, the percentage interest as set forth on the face thereof.

            "Performance Certification": As defined in Section 12.08.

            "Performance Guarantee": The Guarantee dated as of November 1, 2007, from the Performance Guarantor in favor of the Trustee, relating to the obligations of Column under Section 7 of the Column Mortgage Loan Purchase Agreement.

            "Performance Guarantor": Credit Suisse USA Inc., its successor in interest or any successor guarantor under the Performance Guarantee.

            "Performing Mortgage Loan": Any Performing Trust Mortgage Loan, Companion Loan or any B Loan as to which the related Trust Mortgage Loan is a Performing Trust Mortgage Loan.

            "Performing Party": As defined in Section 12.14.

            "Performing Trust Mortgage Loan": As of any date of determination, any Trust Mortgage Loan as to which no Servicing Transfer Event then exists as described in the definition of "Servicing Transfer Event."

            "Permitted Investments": Any one or more of the following obligations or securities, regardless whether issued by the Depositor, a Master Servicer, the Special Servicer or the Trustee or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America; provided that such obligations have a remaining term to maturity of one year or less from the date of acquisition and which are backed by the full faith and credit of the United States of America; provided, further, that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as confirmed in writing;

                  (ii) time deposits, unsecured certificates of deposit or
            bankers' acceptances that mature in one year or less after the date of issuance and are issued or held by any depository institution or trust company incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated in the highest short-term debt rating category of each Rating Agency or such other ratings as will not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as confirmed in writing by such Rating Agency;

                  (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (iv) debt obligations maturing in one year or less from the date of acquisition bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities have (A) ratings in the highest long-term unsecured debt rating category of each Rating Agency or (B) such other ratings (as confirmed by the applicable Rating Agency in writing) as will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in one year or less after the date of issuance thereof and which is rated in the highest short-term unsecured debt rating category of each Rating Agency;

                  (vi) units of investment funds that maintain a constant net asset value and money market funds having the highest rating from each Rating Agency for money market funds; and

                  (vii) any other demand, money market or time deposit,
            obligation, security or investment, with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency;

provided that such instrument or security qualifies as a "cashflow investment" pursuant to Section 860G(a)(6) of the Code; and provided, further, that in each case, (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided further, that, in the case of any Permitted Investments described in clause (ii) above as to which the related rated entity is the Federal Home Loan Bank of Cincinnati, such entity shall be required to have the ratings from S&P set forth in clause (ii) above, and, if rated by Fitch, shall be required to have the rating from Fitch set forth in clause (ii) above.

            "Permitted Mezzanine Loan Holder": With respect to any Mezzanine Loan, the related Mortgage Loan Seller, any Institutional Lender/Owner or any other Mezzanine Loan Holder (i) permitted by the related Mortgage Loan Documents or intercreditor agreement or (ii) with respect to which each Rating Agency has confirmed in writing to the applicable Master Servicer, the Special Servicer and the Trustee that the holding of such Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates.

            "Permitted Transferee": Any Transferee of a Class R or Class LR Certificate other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its direct or indirect (except through a U.S. corporation) beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

            "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527.

            "Plan": Any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to Title I of ERISA, Section 4975 of the Code or Similar Law.

            "Plurality Residual Certificateholder": As to any taxable year of
(i) either Loan REMIC or REMIC I or (ii) REMIC II, the Holder of Certificates evidencing the largest Percentage Interest in the (i) Class LR Certificates or
(ii) Class R Certificates, respectively.

            "Prepayment Assumption": With respect to all Trust Mortgage Loans other than the ARD Trust Mortgage Loans, the assumption that all payments required to be made on such Trust Mortgage Loans according to their contractual terms (including repayment in full on their respective maturity dates) are so made. With respect to all ARD Trust Mortgage Loans, the assumption that the ARD Trust Mortgage Loans will be fully prepaid on their related Anticipated Repayment Dates.

            "Prepayment Interest Excess": With respect to any Distribution Date, for each Trust Mortgage Loan that was subject to Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the applicable Master Servicer or Special Servicer for application to such Trust Mortgage Loan, in each case after the Due Date in the month of such Distribution Date and on or prior to the related Determination Date, the amount of interest accrued at the related Net Mortgage Rate for such Trust Mortgage Loan, on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds (net of any portion of such interest that represents Penalty Charges or Excess Interest) after the end of the Mortgage Interest Accrual Period relating to such Due Date and accruing in the manner set forth in the Mortgage Loan Documents relating to such Trust Mortgage Loan, to the extent such interest is collected by or remitted to the applicable Master Servicer or the Special Servicer.

            "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Trust Mortgage Loan that was subject to a Principal Prepayment in full or in part, or as to which Insurance and Condemnation Proceeds were received by the applicable Master Servicer or Special Servicer for application to such Trust Mortgage Loan, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the Due Date in the related Collection Period to the extent not collected from the borrower, the amount of uncollected interest that would have accrued at the Net Mortgage Rate for such Trust Mortgage Loan, plus the Trustee Fee Rate, on the amount of such Principal Prepayment or, insofar as they represent an early collection of principal, such Insurance and Condemnation Proceeds (net of any portion of such interest that represents Penalty Charges or Excess Interest) during the period commencing on the date as of which such Principal Prepayment or Insurance and Condemnation Proceeds were applied to the unpaid principal balance of the Trust Mortgage Loan and ending on (and including) the day immediately preceding such Due Date.

            "Primary Servicer": Any initial master servicer or any other subservicer specifically identified as a "Primary Servicer" hereunder or in a Sub-Servicing Agreement dated as of November 1, 2007 between a Master Servicer and such subservicer, in its capacity as a primary servicer, or any successors thereto.

            "Primary Servicing Agreement": Each of the Sub-Servicing Agreements dated as of November 1, 2007, by and between a Master Servicer and a Primary Servicer.

            "Primary Servicing Fee": With respect to each Mortgage Loan, the fee payable to the related Primary Servicer under the Primary Servicing Agreement or to the Master Servicer pursuant to Section 3.11(a), based on the Primary Servicing Fee Rate.

            "Primary Servicing Fee Rate": With respect to each Mortgage Loan, a rate as set forth in the Trust Mortgage Loan Schedule.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicers and the Special Servicer in writing of its selection.

            "Princeton B Loan": The mortgage loan that is secured, on a subordinate basis, by the same Mortgage on the Princeton Property as the Princeton Loan, has a Cut-off Date Principal Balance of $200,000 and is evidenced by the Note designated "Note B." The Princeton B Loan is not a "Mortgage Loan" hereunder.

            "Princeton B Loan Holder": The holder of the Princeton B Loan or any successor REO Mortgage Loan with respect thereto.

            "Princeton Intercreditor Agreement": That certain agreement among noteholders, dated as of November 1, 2007, between Column Financial, Inc., as Note A Holder, and Column Financial, Inc., as Princeton B Loan Holder.

            "Princeton Loan": With respect to the Princeton Total Loan, the mortgage loan, with a Cut-off Date Principal Balance of $5,700,000, that is included in the Trust Fund and secured by a Mortgage on the Princeton Property. The Princeton Loan is a "Mortgage Loan."

            "Princeton Property": The Mortgaged Property identified on the Mortgage Loan Schedule as "Princeton."

            "Princeton Total Loan": The aggregate indebtedness, with an original principal amount of $5,900,000 that is secured by the related Mortgage on the Princeton Property. References herein to the Princeton Total Loan shall be construed to refer to the aggregate indebtedness under the Princeton Loan and the Princeton B Loan.

            "Principal Balance Certificate": Any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-1-AM, Class A-J, Class A-1-AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

            "Principal Prepayment": Any payment of principal made by the Borrower on a Mortgage Loan that is received (including, in the case of the 60 Wall Street Loan, by the 60 Wall Street Master Servicer or 60 Wall Street Special Servicer on behalf of the Trust) in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Yield Maintenance Charge and/or Excess Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment; provided that "Principal Prepayment" shall not include any such payment of principal made out of Insurance and Condemnation Proceeds or Liquidation Proceeds.

            "Privileged Person": Any of the following: a party to this Agreement, an Underwriter, the Mortgage Loan Seller, the Series 2007-C5 Directing Certificateholder, each B Loan Holder, the Companion Loan Holder, a Rating Agency, a designee of the Depositor, a Certificateholder, a Certificate Owner or, to the extent identified as such by a Certificateholder or a Certificate Owner, a prospective purchaser (or licensed or registered investment advisor acting on their behalf) of a Certificate or any interest therein.

            "Prohibited Party": Any party that (i) is listed on the Depositor's Do Not Hire List or (ii) is a proposed Servicing Function Participant for which the applicable Master Servicer, the Special Servicer or the Trustee that seeks to retain such Servicing Function Participant has actual knowledge that such party at any point prior to such hiring, assignment or transfer failed to comply in all material respects with the Servicing Function Participant's obligations under Regulation AB with respect to any other securitization.

            "Proposed Plan": As defined in Section 3.17(a).

            "Prospectus": The Base Prospectus and the Prospectus Supplement, together.

            "Prospectus Supplement": That certain prospectus supplement dated November 1, 2007, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

            "PTCE": Prohibited Transaction Class Exemption.

            "PTE": Prohibited Transaction Exemption.

            "Purchase Price": With respect to any Trust Mortgage Loan to be purchased by (a) a Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Performance Guarantor, (b) the Series 2007-C5 Directing Certificateholder pursuant to Section 3.18(b), the Special Servicer pursuant to or as contemplated by Section 3.18(c), or an assignee or Affiliate of either thereof, in any case, pending determination of Fair Value, (c) the related B Loan Holder with respect to any Mortgage Loan Combination pursuant to the related Intercreditor Agreement, or (d) by the holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the applicable Master Servicer pursuant to Section 9.01, a price equal to the sum of the following, without duplication:

                  (i) the outstanding principal balance of such Trust Mortgage
            Loan as of the date of purchase;

                  (ii) all accrued and unpaid interest on such Trust Mortgage
            Loan (exclusive of Default Interest, Excess Interest and Yield Maintenance Charges, if any) to but not including the Due Date in the Collection Period of purchase (which includes unpaid Master Servicing Fees and Primary Servicing Fees) and all related Special Servicing Fees accrued with respect to such Trust Mortgage Loan;

                  (iii) all related unreimbursed Servicing Advances (or such
            Advances reimbursed by the Trust Fund) plus accrued and unpaid interest on related Advances at the Reimbursement Rate;

                  (iv) if such Trust Mortgage Loan is being repurchased by a
            Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Performance Guarantor, in either case, following the expiration of the applicable cure period (as it may be extended), the amount of the Liquidation Fee payable to the Special Servicer;

                  (v) if such Trust Mortgage Loan is being repurchased by the related B Loan Holder pursuant to the related Intercreditor Agreement, the amount of the Liquidation Fee payable to the Special Servicer, if such purchase occurs after 90 days of the related Trust Mortgage Loan becoming a Specially Serviced Trust Mortgage Loan; and

                  (vi) if such Trust Mortgage Loan is being purchased by a
            Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or, in the case of a Column Trust Mortgage Loan, by the Performance Guarantor, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation and any Trust Fund expenses incurred prior to such purchase date with respect to such Trust Mortgage Loan.

With respect to any Defaulted Trust Mortgage Loan to be purchased by the Series 2007-C5 Directing Certificateholder (or any assignee thereof) or the Special Servicer (or any Affiliate thereof) pursuant to Section 3.18(b) or 3.18(c) following determination of Fair Value, the Purchase Price will equal the Fair Value of such Defaulted Trust Mortgage Loan. With respect to any REO Property to be sold pursuant to Section 3.18(e), the Purchase Price will equal the amount calculated in accordance with the second preceding sentence in respect of the related REO Trust Mortgage Loan (or, if such REO Property relates to any Mortgage Loan Combination, in respect of all of the related REO Mortgage Loans and treating the B Loans or Companion Loan, as applicable, as if they were Trust Mortgage Loans).

            "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Insurer": (i) With respect to any Mortgage Loan, Mortgaged Property or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction and that has a claims paying ability that is rated (or is guaranteed or backed in writing by an entity with long-term unsecured debt that is rated) at least "A" by S&P and Fitch (or, if not then rated by Fitch, an equivalent rating thereto from at least one nationally recognized statistical rating agency in addition to S&P or a rating of "A:IX" or better from A.M. Best's Key Rating Guide), (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability that is rated (or is guaranteed or backed by an entity with long-term unsecured debt that is rated) no lower than two ratings (without regard to pluses or minuses (in the case of S&P and Fitch)) below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A-" by S&P and Fitch (or, if not then rated by Fitch, an equivalent rating thereto from at least one nationally recognized statistical rating agency in addition to S&P or a rating of "A:IX" or better from A.M. Best's Key Rating Guide) or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

            "Qualified Mortgage": A qualified mortgage within the meaning of
Section 860G(a)(3) of the Code.

            "Qualified Substitute Trust Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Trust Mortgage Loan; (iii) have the same Due Date as the Deleted Trust Mortgage Loan; (iv) accrue interest on the same Interest Accrual Period as the Deleted Trust Mortgage Loan; (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the Deleted Trust Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the Deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the Deleted Trust Mortgage Loan; (vii) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the Deleted Trust Mortgage Loan and a current Debt Service Coverage Ratio of not less than the then-current Debt Service Coverage Ratio of the Deleted Trust Mortgage Loan; (x) be determined by an Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a Deleted Trust Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have been approved by the Series 2007-C5 Directing Certificateholder in its sole discretion; (xiv) prohibit defeasance within two years of the Closing Date and (xv) not be substituted for a Deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of any REMIC Pool established under this Agreement or the imposition of tax on any of such REMIC Pool other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more Deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no interest rate on any individual Qualified Substitute Trust Mortgage Loan, less the related Master Servicing Fee Rate, Primary Servicing Fee Rate and the Trustee Fee Rate, may be less than the lowest fixed Pass-Through Rate on any Class of Principal Balance Certificates that is not subject to a cap equal to the Weighted Average Net Mortgage Pass-Through Rate. When a Qualified Substitute Trust Mortgage Loan is substituted for a Deleted Trust Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Trust Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

            "Rated Final Distribution Date": The Distribution Date in September 2040.

            "Rating Agency": Each of S&P and Fitch.

            "Realized Loss": With respect to:

            (1) each defaulted Trust Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Trust Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, or with respect to a Corrected Mortgage Loan upon payment in full, an amount (not less than zero) equal to (a) the unpaid principal balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued at the Mortgage Rate in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, Excess Interest, plus (c) any expenses (including Additional Trust Fund Expenses, unpaid Servicing Advances and Advance Interest), Special Servicing Fees, Workout Fees, Liquidation Fees incurred in connection with such Mortgage Loan that have been paid or are payable or reimbursable to any person, minus (d) all payments and proceeds, if any, received in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made;

            (2) each defaulted Trust Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Trust Mortgage Loan granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, Excess Interest) so canceled; and

            (3) each defaulted Trust Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Trust Mortgage Loan granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to Section 3.20, the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Reference Rate": With respect to any Distribution Date from and including the December 2007 Distribution Date to and including the November 2014 Distribution Date, the corresponding rate per annum set forth on Exhibit S hereto.

            "Registered Certificate": Any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, A-1-AM, Class A-J, A-1-AJ and Class A-SP Certificates constitute Registered Certificates.

            "Regular Certificate": Any Class of Certificates other than the Residual Certificates and Class V Certificates.

            "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

            "Regulation S Legend": With respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate.

            "Release Date": With respect to any Class of Non-Registered Certificates (other than the Class R, Class LR and Class V Certificates), the date that is 40 days following the later of (i) the commencement of the offering of such Non-Registered Certificates to Persons other than distributors in reliance upon Regulation S under the Securities Act and (ii) the date of closing of such offering.

            "Relevant Servicing Criteria": The Servicing Criteria applicable to each Reporting Servicer (as set forth, with respect to the Master Servicers, the Special Servicer and the Trustee, on Exhibit U attached hereto). For clarification purposes, multiple Reporting Servicers can have responsibility for the same Relevant Servicing Criteria, and some of the Servicing Criteria will not be applicable to certain Reporting Servicers. With respect to a Servicing Function Participant engaged by the Trustee, a Master Servicer or the Special Servicer, the term "Relevant Servicing Criteria" refers to the items of the Relevant Servicing Criteria applicable to the Trustee, the Master Servicers or the Special Servicer that engaged such Servicing Function Participant that are applicable to such Servicing Function Participant based on the functions it has been engaged to perform.

            "Remaining Principal Distribution Amount": As to any Distribution Date and any Class of Subordinate Certificates, the amount, if any, by which the Total Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of Total Principal Distribution Amounts on such Distribution Date to all Classes senior to such Class.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Declaration": Either of the Albers Mill REMIC Declaration or the Hilton-Ontario REMIC Declaration.

            "REMIC I": One of four separate REMICs comprising the Trust Fund, the assets of which consist of the Trust Mortgage Loans (other than the Albers Mill Loan and the Hilton-Ontario Loan and exclusive of any Excess Interest) or any REO Property with respect thereto (exclusive of any interest therein that a B Loan Holder or Companion Loan Holder may have), such amounts related thereto as shall from time to time be held in the Collection Account, the Interest Reserve Account, the REO Account (exclusive of any such amounts that are allocable to a B Loan or Companion Loan), if any, the Excess Liquidation Proceeds Account, if any, and the REMIC I Distribution Account, the Loan REMIC Regular Interests and, except as otherwise provided in this Agreement, all other property included in the Trust Fund that is not in a Loan REMIC or REMIC II or designated as a grantor trust asset in the Preliminary Statement hereto.

            "REMIC I Distribution Account": The account, accounts or sub-accounts created and maintained by the Trustee in trust for the Certificateholders. Any such account or accounts shall be an Eligible Account or a sub-account of an Eligible Account.

            "REMIC I Distribution Amount": As defined in Section 4.01(b).

            "REMIC I Principal Amount": With respect to any Class of Uncertificated REMIC I Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original REMIC I Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.03(h)); provided that:

            (i) with respect to the Class A-1 Certificates, (A) the REMIC I Principal Amount of the Class LA-1-1 Uncertificated Interest shall be the lesser of $3,584,000 and the Class Principal Balance of the Class A-1 Certificates minus $29,416,000 but not less than zero, and (B) the REMIC I Principal Amount of the Class LA-1-2 Uncertificated Interest shall be the lesser of $29,416,000 and the Class Principal Balance of the Class A-1 Certificates;

            (ii) with respect to the Class A-2 Certificates, (A) the REMIC I Principal Amount for the Class LA-2-1 Uncertificated Interest shall be the lesser of $55,432,000 and the Class Principal Balance of the Class A-2 Certificates minus $259,568,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-2-2 Uncertificated Interest shall be the lesser of $93,765,000 and the Class Principal Balance of the Class A-2 Certificates minus $165,803,000 but not less than zero, (C) the REMIC I Principal Amount for the Class LA-2-3 Uncertificated Interest shall be the lesser of $85,471,000 and the Class Principal Balance of the Class A-2 Certificates minus $80,332,000 but not less than zero, and (D) the REMIC I Principal Amount for the Class LA-2-4 Uncertificated Interest shall be the lesser of $80,332,000 and the Class Principal Balance of the Class A-2 Certificates;

            (iii) with respect to the Class A-AB Certificates, (A) the REMIC I Principal Amount of the Class LA-AB-1 Uncertificated Interest shall be the lesser of $1,511,000 and the Class Principal Balance of the Class A-AB Certificates minus $63,572,000 but not less than zero, (B) the REMIC I Principal Amount of the Class LA-AB-2 Uncertificated Interest shall be the lesser of $15,088,000 and the Class Principal Balance of the Class A-AB Certificates minus $48,484,000 but not less than zero, (C) the REMIC I Principal Amount of the Class LA-AB-3 Uncertificated Interest shall be the lesser of $14,712,000 and the Class Principal Balance of the Class A-AB Certificates minus $33,772,000 but not less than zero, and (D) the REMIC I Principal Amount of the Class LA-AB-4 Uncertificated Interest shall be the lesser of $33,772,000 and the Class Principal Balance of the Class A-AB Certificates;

            (iv) with respect to the Class A-4 Certificates, (A) the REMIC I Principal Amount for the Class LA-4-1 Uncertificated Interest shall be the lesser of $70,790,000 and the Class Principal Balance of the Class A-4 Certificates minus $911,710,000 but not less than zero, (B) the REMIC I Principal Amount of the Class LA-4-2 Uncertificated Interest shall be the lesser of $58,622,000 and the Class Principal Balance of the Class A-4 Certificates minus $853,088,000 but not less than zero, (C) the REMIC I Principal Amount of the Class LA-4-3 Uncertificated Interest shall be the lesser of $157,103,000 and the Class Principal Balance of the Class A-4 Certificates minus $695,985,000 but not less than zero, and (D) the REMIC I Principal Amount of the Class LA-4-4 Uncertificated Interest shall be the lesser of $695,985,000 and the Class Principal Balance of the Class A-4 Certificates; and

            (v) with respect to the Class A-1-A Certificates, (A) the REMIC I Principal Amount for the Class LA-1-A-1 Uncertificated Interest shall be the lesser of $354,000 and the Class Principal Balance of the Class A-1-A Certificates minus $347,630,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-1-A-2 Uncertificated Interest shall be the lesser of $15,157,000 and the Class Principal Balance of the Class A-1-A Certificates minus $329,925,000 but not less than zero, (C) the REMIC I Principal Amount for the Class LA-1-A-3 Uncertificated Interest shall be the lesser of $16,069,000 and the Class Principal Balance of the Class A-1-A Certificates minus $311,357,000 but not less than zero, (D) the REMIC I Principal Amount for the Class LA-1-A-4 Uncertificated Interest shall be the lesser of $15,794,000 and the Class Principal Balance of the Class A-1-A Certificates minus $293,317,000 but not less than zero, (E) the REMIC I Principal Amount for the Class LA-1-A-5 Uncertificated Interest shall be the lesser of $21,359,000 and the Class Principal Balance of the Class A-1-A Certificates minus $164,257,000 but not less than zero, (F) the REMIC I Principal Amount for the Class LA-1-A-6 Uncertificated Interest shall be the lesser of $14,985,000 and the Class Principal Balance of the Class A-1-A Certificates minus $150,402,000 but not less than zero, (G) the REMIC I Principal Amount for the Class LA-1-A-7 Uncertificated Interest shall be the lesser of $15,538,000 and the Class Principal Balance of the Class A-1-A Certificates minus $82,395,000 but not less than zero, and (H) the REMIC I Principal Amount for the Class LA-1-A-8 Uncertificated Interest shall be the lesser of $82,395,000 and the Class Principal Balance of the Class A-1-A Certificates.

            "REMIC II": One of four separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated REMIC I Interests and such amounts as shall from time to time be held in the REMIC II Distribution Account.

            "REMIC II Distribution Account": The account, accounts or sub-account created and maintained by the Trustee in trust for the Certificateholders. Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account.

            "REMIC Pool": Any of the Albers Mill Loan REMIC, the Hilton-Ontario Loan REMIC, REMIC I or REMIC II.

            "REMIC Provisions": The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property (other than REO Property related to the 60 Wall Street Loan), gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders and any related Junior Loan Holder(s), which shall be entitled "[name of Special Servicer], as Special Servicer, in trust for Wells Fargo Bank, N.A., as Trustee, for Holders of Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates and any related Junior Loan Holder(s) or the Companion Loan Holder, as their interests may appear, Series 2007-C5 REO Account." Any such account or accounts shall be an Eligible Account.

            "REO Acquisition": With respect to any Mortgage Loan, the acquisition of the related Mortgaged Property as REO Property (other than REO Property related to the 60 Wall Street Loan) by the Special Servicer on behalf of the Trust Fund and/or any affected B Loan Holder.

            "REO Acquisition Date": The date of the Trust Fund's acquisition for federal income tax purposes of any REO Property (other than REO Property related to the 60 Wall Street Loan) pursuant to Section 3.09.

            "REO B Loan": Any B note component of a Trust Mortgage Loan deemed for purposes hereof to be outstanding (but outside the Mortgage Pool) with respect to any REO Property in respect of a Mortgage Loan Combination. Any REO B Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payments and otherwise to have the same terms and conditions as its predecessor B Loan (such terms and conditions to be applied without regard to the default on such predecessor B Loan or the subject REO Acquisition), as the case may be. Any REO B Loan shall be deemed to have an initial unpaid principal balance equal to the unpaid principal balance of its predecessor B Loan as of the related REO Acquisition Date. All Monthly Payments and other amounts due and owing, or deemed to be due and owing, in respect of any B Loan (including Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) as of the related REO Acquisition Date, shall be deemed to continue to be due and owing in respect of the related REO B Loan. In addition, all amounts payable or reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of any B Loan as of the related REO Acquisition Date, including any unpaid or unreimbursed servicing compensation and Servicing Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.04 and 3.11 and the related intercreditor, co-lender or similar agreement to the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of the related REO B Loan.

            "REO Companion Loan": Any pari passu component of a Trust Mortgage Loan deemed for purposes hereof to be outstanding (but outside the Mortgage
Pool) with respect to any REO Property in respect of a Mortgage Loan Combination. Any REO Companion Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payments and otherwise to have the same terms and conditions as its predecessor Companion Loan (such terms and conditions to be applied without regard to the default on such predecessor Companion Loan or the subject REO Acquisition), as the case may be. Any REO Companion Loan shall be deemed to have an initial unpaid principal balance equal to the unpaid principal balance of its predecessor Companion Loan as of the related REO Acquisition Date. All Monthly Payments and other amounts due and owing, or deemed to be due and owing, in respect of any Companion Loan (including Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) as of the related REO Acquisition Date, shall be deemed to continue to be due and owing in respect of the related REO Companion Loan. In addition, all amounts payable or reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of any Companion Loan as of the related REO Acquisition Date, including any unpaid or unreimbursed servicing compensation and Servicing Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.04 and 3.11 and the related intercreditor, co-lender or similar agreement to the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of the related REO Companion Loan

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(e).

            "REO Extension": As defined in Section 3.16(a).

            "REO Mortgage Loan": Any REO Trust Mortgage Loan, REO Companion Loan or REO B Loan.

            "REO Property": A Mortgaged Property (other than REO Property related to the 60 Wall Street Loan) acquired by the Special Servicer on behalf of and in the name of the Trustee (or its nominee) for the benefit of the Certificateholders and, if such property relates to a Mortgage Loan Combination, each related B Loan Holder and Companion Loan Holder (as a collective whole), through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Trust Mortgage Loan or, in the case of the 60 Wall Street Loan, "REO Property" shall mean the beneficial interest of the Trust Fund in the related Mortgaged Property if it is acquired by the 60 Wall Street Special Servicer, for the benefit of the Trust Fund.

            "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property. With respect to an REO Property that had been security for an A Loan, the portion of the amounts described above received with respect to such REO Property and allocable to the related A Note pursuant to the related Intercreditor Agreement, or with respect to the 60 Wall Street Loan, "REO Revenues" shall mean the portion of such amounts received by the applicable Master Servicer or Special Servicer pursuant to the 60 Wall Street Intercreditor Agreement from the 60 Wall Street Master Servicer or 60 Wall Street Special Servicer.

            "REO Tax": As defined in Section 3.17(a).

            "REO Trust Mortgage Loan": The mortgage loan deemed to be outstanding and part of the Mortgage Pool with respect to each REO Property. Each REO Trust Mortgage Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund, and shall be deemed to provide for Assumed Scheduled Payments on each Due Date therefor and otherwise have the same terms and conditions as its predecessor Trust Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Trust Mortgage Loan). Each REO Trust Mortgage Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Trust Mortgage Loan as of the related REO Acquisition Date. All amounts due and owing in respect of the predecessor Trust Mortgage Loan (including Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that were repaid from principal collections on the Trust Mortgage Loans) as of the related REO Acquisition Date, including accrued and unpaid interest, shall continue to be due and owing in respect of an REO Trust Mortgage Loan. All amounts payable or reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Trust Mortgage Loan as of the related REO Acquisition Date, including any unpaid Special Servicing Fees, Primary Servicing Fees and Master Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Trustee in respect of such Advances in accordance with Section 3.03(d) or
Section 4.03(d), shall continue to be payable or reimbursable to the applicable Master Servicer, the Special Servicer or the Trustee in respect of an REO Trust Mortgage Loan.

            "Replacement Trust Mortgage Loan": Any Qualified Substitute Trust Mortgage Loan that is substituted by a Mortgage Loan Seller or, in the case of a Column Trust Mortgage Loan, the Column Performance Guarantor for a Defective Trust Mortgage Loan as contemplated by Section 2.03.

            "Reportable Event": As defined in Section 12.09.

            "Reporting Servicer": The Master Servicers, the Special Servicer, the Trustee and any Servicing Function Participant, as the case may be.

            "Request for Release": A request signed by a Servicing Officer of, as applicable, Master Servicer No. 1 in the form of Exhibit D-1A attached hereto; Master Servicer No. 2 in the form of Exhibit D-1B attached hereto; or the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Requesting Subordinate Certificateholder": The Holder of any of the Class L, Class M, Class N, Class O, Class P or Class S Certificates, that delivers notice to the Trustee, the Master Servicers and the Special Servicer indicating that such Holder is a "Requesting Subordinate Certificateholder."

            "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

            "Responsible Officer": (i) Any officer of the Global Securitization Trust Services Group of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) and (ii) when used with respect to the initial Trustee, any Vice President, Assistant Vice President, corporate trust officer or assistant corporate trust officer of the Trustee having direct responsibility for the administration of this Agreement, and with respect to any successor Trustee, any officer or assistant officer in the corporate trust department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Master Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

            "Revised Rate": With respect to any ARD Mortgage Loan, the increased interest rate after the related Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Mortgage Loan Documents.

            "Rule 144A Global Certificate": With respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate, or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which Certificates bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated; provided, however, that if such designated party has not then assigned a rating to a depository institution, insurer or any other Person or item, then any failure to satisfy a requirement under this Agreement to meet or maintain such equivalent rating shall not be deemed an Event of Default or breach of the Servicing Standard solely as a result of such failure. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

            "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification": As defined in Section 12.08.

            "Securities Act": The Securities Act of 1933, as amended and the rules and regulations thereunder.

            "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

            "Senior Certificates": Collectively, the Class A-P&I Certificates and the Interest Only Certificates.

            "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Certificate Balance of the Class A-P&I Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Total Principal Distribution Amount for such Distribution Date and
(ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after all distributions of interest to be made on the Senior Certificates on such Distribution Date pursuant to Section 4.01(a) have been so made.

            "Sequential Pay Certificates": Any of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-1-AM, Class A-J, Class A-1-AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

            "Series 2007-C5 Directing Certificateholder": The particular Holder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) of Certificates of the Controlling Class selected by the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Percentage Interests in the Controlling Class (which selection shall be evidenced by notice delivered by the Series 2007-C5 Directing Certificateholder to the parties hereto and the prior Series 2007-C5 Directing Certificateholder, if any); provided, however, that until a Series 2007-C5 Directing Certificateholder is so selected or after receipt of a notice from the Holders (or, in the case of a Class of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Percentage Interests in the Controlling Class that a Series 2007-C5 Directing Certificateholder is no longer designated, the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Certificates of the Controlling Class that represents the largest aggregate Percentage Interest in the Controlling Class shall be the Series 2007-C5 Directing Certificateholder. The initial Series 2007-C5 Directing Certificateholder will be Centerline REIT Inc. No appointment of any Person as a Series 2007-C5 Directing Certificateholder shall be effective until such Person provides the Trustee, the Master Servicers and the Special Servicer with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). If no Person is appointed as Series 2007-C5 Directing Certificateholder, the Master Servicers, the Special Servicer and the Trustee shall not be required to recognize the particular Certificateholder (or, in the case of a Class of Book-Entry Certificates, the particular Certificate Owner) that beneficially owns Certificates of the Controlling Class that represent the largest aggregate Percentage Interest in the Controlling Class as the Series 2007-C5 Directing Certificateholder until such Certificateholder or Certificate Owner, as the case may be, provides an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). Notwithstanding the foregoing, with respect to any consultation, consent or approval required of, or notice to, the Series 2007-C5 Directing Certificateholder with respect to (i) actions of the applicable Master Servicer or the Special Servicer relating to the Cornerstone Commerce Center Total Loan and (ii) matters relating to the servicing or administration of, or exercise of rights or remedies with respect to, the Cornerstone Commerce Center Total Loan, so long as no Cornerstone Commerce Center Control Appraisal Event Exists, references to the Series 2007-C5 Directing Certificateholder shall mean the Cornerstone Commerce Center B Loan Holder (or an operating advisor appointed by it pursuant to the related Intercreditor Agreement).

            "Serviced Loan Combinations": The 450 Lexington Avenue Total Loan, Cornerstone Commerce Center Total Loan, the Princeton Total Loan and, with respect to each CBA A/B Mortgage Loan Combination, upon a "Material Default" under the related CBA A/B Intercreditor Agreement, such CBA A/B Mortgage Loan Combination, collectively.

            "Service(s)(ing)": In accordance with Regulation AB, the act of servicing and administering the Trust Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer' set forth in Item 1101 of Regulation AB and, with respect to this transaction, is subject to the disclosure requirements set forth in 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securitization market.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

            "Servicing Advances": All customary, reasonable and necessary "out-of-pocket" costs and expenses, including attorneys' fees and expenses and fees of real estate brokers, paid or to be paid, as the context requires, out of its own funds, by the applicable Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the administration of any REO Property, including (1) any such costs and expenses associated with (a) compliance with the obligations of the applicable Master Servicer and/or the Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or the Special Servicer is required to cause to be insured pursuant to
Section 3.07, (c) obtaining any Insurance and Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property,
(d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, leasing, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and (g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower), (2) the reasonable and direct out-of-pocket travel expenses incurred by the Special Servicer in connection with performing inspections pursuant to
Section 3.19, and (3) any other expenditure which is expressly designated as a Servicing Advance herein; provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of the applicable Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to or as contemplated by any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by the applicable Master Servicer or the Special Servicer. In no event shall a Master Servicer be required to make any Servicing Advance that such Person determines, in accordance with the Servicing Standard, would be, if made, a Nonrecoverable Servicing Advance.

            "Servicing Criteria": The criteria set forth in paragraph (d) of
Item 1122 of Regulation AB as such may be amended from time to time.

            "Servicing File": Any documents, certificates, opinions and reports (other than documents required to be part of the related Mortgage File) delivered by the related Borrower, or otherwise in the possession of the applicable Master Servicer in connection with, or relating to the origination and servicing of any Mortgage Loan or which are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels, together with copies of documents required to be part of the related Mortgage File.

            "Servicing Function Participant": Any Person, other than the Master Servicers, the Special Servicer and the Trustee, that is, within the meaning of
Item 1122 of Regulation AB, performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Trust Mortgage Loans (calculated by Stated Principal Balance) or the applicable Master Servicer takes responsibility for the servicing criteria, as permissible under Regulation AB.

            "Servicing Officer": Any officer and/or employee of a Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such Master Servicer or the Special Servicer, as applicable, to the Trustee and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

            "Servicing Standard": As defined in Section 3.01(a).

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following events:

                  (i) in the case of a Balloon Mortgage Loan, a payment default shall have occurred on such Mortgage Loan at its Maturity Date, or if the applicable Master Servicer has received evidence prior to its Maturity Date that the related Borrower has obtained a firm commitment to refinance such Mortgage Loan and continues to pay the Assumed Scheduled Payment, such default continues unremedied beyond the earlier of (A) 90 days after its Maturity Date or (B) the expiration of such commitment; or

                  (ii) any Monthly Payment (other than a Balloon Payment) on such Mortgage Loan is 60 days or more delinquent; or

                  (iii) the applicable Master Servicer or the Special Servicer reasonably determines that a payment default or material non-monetary default with respect to such Mortgage Loan has occurred or, in each case, is imminent and is not likely to be cured by the related Borrower within 60 days (or in the case of a payment default or imminent payment default described in (i) or (ii) above, for the time period described therein) (provided that any such determination by the Special Servicer that a payment default or other non-monetary default is imminent shall not be the basis for a Servicing Transfer Event unless the Series 2007-C5 Directing Certificateholder concurs); or

                  (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs is entered against the related Borrower; provided that if such decree or order is discharged or stayed within 60 days of being entered, such Mortgage Loan shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

                  (v) the related Borrower shall file for or consent to the
            appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; or

                  (vi) the related Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vii) the applicable Master Servicer or the Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property unless the obligation secured by such lien has been discharged and the foreclosure action has been discontinued, which decision shall be made in the applicable Master Servicer's sole discretion in accordance with the Servicing Standard; or

                  (viii) any other default (exclusive of an Acceptable Insurance
            Default) that, in the reasonable judgment of the applicable Master Servicer or the Special Servicer, has materially and adversely affected the value of such Mortgage Loan has occurred and has continued unremedied for 60 days (irrespective of any applicable grace period specified in the related Mortgage Loan Documents).

A Servicing Transfer Event for any Mortgage Loan in a Mortgage Loan Combination shall constitute a Servicing Transfer Event for all Mortgage Loans in such Mortgage Loan Combination until all such Mortgage Loans become Corrected Mortgage Loans. Notwithstanding the foregoing, a Servicing Transfer Event will not occur based upon a default with respect to any Mortgage Loan as to which default the holder of any related B Loan may exercise cure rights, unless and until the applicable cure period has elapsed without any exercise of such cure.

A Servicing Transfer Event with respect to any Mortgage Loan shall cease to exist:

            (w) in the case of the circumstances described in clauses (i) and
      (ii) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the Special Servicer pursuant to Section 3.20);

            (x) in the case of the circumstances described in clauses (iii),
      (iv), (v) and (vi) above, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer;

            (y) in the case of the circumstances described in clause (vii) above, if any, when the proceedings are terminated; and

            (z) in the case of the circumstances described in clause (viii) above, if and when such default is cured in the reasonable judgment of the Special Servicer.

            "Significant Trust Mortgage Loan": At any time, (a) any Trust Mortgage Loan (i) whose principal balance is $35,000,000 or more at such time or, with respect to a waiver of a "due-on-encumbrance" clause referred to in
Section 3.08(b), $20,000,000 or more, or (ii) that is (x) a Trust Mortgage Loan,
(y) part of a group of Crossed Trust Mortgage Loans or (z) part of a group of Trust Mortgage Loans made to affiliated Borrowers that, in each case, in the aggregate, represents 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at such time or, with respect to a waiver of "due-on-encumbrance" clause referred to in Section 3.08(b), 2% or more of the aggregate outstanding Principal Balance of the Mortgage Pool at such time, or
(b) any one of the ten largest Trust Mortgage Loans (which for the purposes of this definition shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time.

            "Similar Law": Any federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

            "Single-Purpose Entity" or "SPE": A person, other than an individual, whose organizational documents provide (with such exceptions as may be approved by the applicable Master Servicer or the Special Servicer in their respective discretion, in each case in accordance with the Servicing Standard) that it is formed solely for the purpose of owning and pledging Defeasance Collateral relating to one or more Defeasance Mortgage Loans; shall not engage in any business unrelated to such Defeasance Collateral; shall not have any assets other than those related to its interest in the Defeasance Collateral and may not incur any indebtedness other than as required to assume the defeased obligations under the related Note or Notes that have been defeased; shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity level formalities and record-keeping; shall conduct business in its own name and use separate stationery, invoices and checks; may not guarantee or assume the debts or obligations of any other Person; shall not commingle its assets or funds with those of any other Person; shall pay its obligations and expenses and the salaries of its own employees from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with Affiliates; shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; shall transact business with Affiliates on an arm's-length basis pursuant to written agreements; shall hold itself out as being a legal entity, separate and apart from any other Person; if such entity is a limited partnership, shall have as its only general partners, general partners which are Single-Purpose Entities which are corporations; if such entity is a corporation, at all relevant times, has and will have at least one Independent Director; the board of directors of such entity shall not take any action requiring the unanimous affirmative vote of 100% of the members of the board of directors unless all of the directors, including without limitation all Independent Directors, shall have participated in such vote; shall not fail to correct any known misunderstanding regarding the separate identity of such entity; if such entity is a limited liability company, shall have at least one member that is a Single-Purpose Entity which is a corporation, and such corporation shall be the managing member of such limited liability company; shall hold its assets in its own name; except for the pledge of such Defeasance Collateral, shall not pledge its assets for the benefit of any other person or entity; shall not make loans or advances to any person or entity; shall not identify its partners, members or shareholders, or any affiliates of any of them as a division or part of it; if such entity is a limited liability company, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity's articles of organization, certificate of formation and/or operating agreement, as applicable, shall contain such provision; if such entity is a limited liability company or limited partnership, and such entity has one or more managing members or general partners, as applicable, then such entity shall continue (and not dissolve) for so long as a solvent managing member or general partner, as applicable, exists and such entity's organizational documents shall contain such provision. The SPE's organizational documents shall further prohibit any dissolution and winding up and provide that any insolvency filing for such entity requires the unanimous consent of all partners, directors (including without limitation all Independent Directors) or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements so long as any Certificates are outstanding.

            "Special Servicer": Centerline Servicing Inc., in its capacity as special servicer hereunder, or any successor special servicer appointed as herein provided.

            "Special Servicer Employees": As defined in Section 3.07(c).

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.35% per annum (provided, however, that, such fee shall at least equal $4,000 per month with respect to each Specially Serviced Mortgage Loan, which minimum amount may be reduced by the Series 2007-C5 Directing Certificateholder).

            "Specially Designated Servicing Action": Any of the following actions:

                  (i) any modification, waiver or amendment of a monetary term of a Mortgage Loan (other than a waiver of Penalty Charges) or a material non-monetary term (excluding any waiver of a "due-on-sale" or "due-on-encumbrance" clause, which is addressed in clause (viii) below and excluding the actions set forth in Section 3.20(a)(i) and
            Section 3.08(e)) of any (a) Specially Serviced Mortgage Loan or (b) Performing Trust Mortgage Loan with a Stated Principal Balance of $2,500,000 or more (excluding any KeyBank Trust Mortgage Loans) (or any Performing Trust Mortgage Loan (without regard to Stated Principal Balance) as to which the proposed modification is an extension of maturity);

                  (ii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund);

                  (iv) any determination to bring a Mortgaged Property securing a Specially Serviced Mortgaged Loan or an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at such Mortgaged Property or REO Property;

                  (v) any release of material real property collateral for a
            Specially Serviced Mortgage Loan or Performing Trust Mortgage Loan with a Stated Principal Balance of $2,500,000 or more (excluding any KeyBank Trust Mortgage Loans) (other than in each case in accordance with the terms of, or upon satisfaction in full of, such Mortgage Loan excluding any action set forth in Section 3.20(a)(i) and
            Section 3.08(e) or in connection with a defeasance or a pending or threatened condemnation action or a routine leasing action);

                  (vi) any acceptance of substitute or additional real property collateral for any Mortgage Loan (excluding any KeyBank Trust Mortgage Loans) (other than circumstances involving a Performing Trust Mortgage Loan with a Stated Principal Balance of less than $2,500,000 or where the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender and is otherwise in accordance with the terms of the Mortgage Loan, in which event notice to the Series 2007-C5 Directing Certificateholder shall be required);

                  (vii) any releases of earn-out reserve funds or related
            letters of credit with respect to a Mortgaged Property securing a Mortgage Loan (other than in circumstances involving a Performing Trust Mortgage Loan with a Stated Principal Balance of less than $2,500,000 or such release is not conditioned on obtaining the consent of the lender and is otherwise in accordance with the terms of that Mortgage Loan, in which event notice to the Series 2007-C5 Directing Certificateholder shall be required);

                  (viii) any acceptance of a discounted payoff with respect to a
            Specially Serviced Mortgage Loan;

                  (ix) any waiver of a "due-on-sale" or "due-on-encumbrance"
            clause with respect to any Specially Serviced Mortgage Loan or Performing Trust Mortgage Loan with a Stated Principal Balance of $2,500,000 or more (excluding any KeyBank Trust Mortgage Loans); and/or

                  (x) any acceptance of an assumption agreement releasing a
            Borrower from liability under a Mortgage Loan.

            "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

            "Specially Serviced Trust Mortgage Loan": As defined in Section 3.01(a).

            "Startup Day": The Closing Date.

            "State Tax Laws": The state and local tax laws of the state in which the office of the Trustee from which the Trust is administered or located, and any other state, the applicability of which to the Trust Fund or any REMIC Pool shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Mortgage Loan), a principal balance which (a) initially shall equal the unpaid principal balance thereof as of the related Due Date in November 2007 or, in the case of any Replacement Trust Mortgage Loan, as of the related date of substitution, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Total Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan (or successor REO Mortgage Loan), and (ii) any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Mortgage Loan) during the related Collection Period; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Static Prepayment Premium": A form of prepayment consideration payable in connection with any voluntary or involuntary principal prepayment that is calculated solely as a specified percentage of the amount prepaid, which percentage may change over time.

            "Sub-Servicer": Any Person engaged by a Master Servicer or the Special Servicer to perform Servicing with respect to one or more Trust Mortgage Loans or REO Properties, including any Primary Servicer.

            "Sub-Servicing Agreement": The subservicing agreements between either Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans by such Sub-Servicer as provided in Section 3.22, including any Primary Servicing Agreement.

            "Subordinate Certificate": Any of the Class A-M, Class A-1-AM, Class A-J, Class A-1-AJ, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R, Class LR and Class V Certificates.

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Trust Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Trust Mortgage Loans are substituted (at the same time) for one or more Deleted Trust Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Trust Mortgage Loan or Qualified Substitute Trust Mortgage Loans.

            "Successor Manager": As defined in Section 3.19(b).

            "Tax Matters Person": With respect to any REMIC Pool, the Person designated as the "tax matters person" of such REMIC Pool in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(c), be the Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each REMIC Pool due to its classification as a REMIC under the REMIC Provisions, and the federal income tax or information return on IRS Form 1041 or IRS Form 1099, as applicable, or any successor form, to be filed on behalf of Grantor Trust V and Grantor Trust LR, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

            "Termination Notice": As defined in Section 7.01(b).

            "Termination Price": As defined in Section 9.01.

            "Total Principal Distribution Adjustment Amount": As to any Distribution Date, the sum of (i) the amount of any Nonrecoverable Advance that was reimbursed to the applicable Master Servicer, Special Servicer or Trustee and that was deemed to have been reimbursed out of the Total Principal Distribution Amount, in each case, with interest on such Advance, during the period since the preceding Distribution Date, (ii) any Workout-Delayed Reimbursement Amount that was reimbursed to the applicable Master Servicer, Special Servicer or Trustee and that was deemed to have been reimbursed out of the Total Principal Distribution Amount, in each case, with interest on such Advance, during the period since the preceding Distribution Date and (iii) if any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds were received with respect to any Mortgage Loan or REO Property, and/or any Mortgage Loan or REO Property is otherwise liquidated (including by means of a Final Recovery Determination or the receipt of full, partial, or discounted payoff), during the related Collection Period, an amount equal to any Workout Fees and/or Liquidation Fees payable in connection therewith.

            "Total Principal Distribution Amount": An amount equal to:

            (a) with respect to any Distribution Date prior to the Final Distribution Date, the aggregate (without duplication) of the following--

                  (i) all payments of principal (including Principal
            Prepayments) received by or on behalf of the Trust with respect to the Trust Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in November 2007 or on a Due Date subsequent to the end of the related Collection Period,

                  (ii) all scheduled payments of principal due in respect of the
            Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

                  (iii) all Insurance and Condemnation Proceeds and Liquidation
            Proceeds received by or on behalf of the Trust with respect to any of the Trust Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Trust Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in November 2007 or for which a P&I Advance was previously made for a prior Distribution Date,

                  (iv) all Insurance and Condemnation Proceeds, Liquidation
            Proceeds and REO Revenues received by or on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related REO Trust Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in November 2007 or for which a P&I Advance was previously made for a prior Distribution Date,

                  (v) the respective principal portions of all P&I Advances made in respect of the Trust Mortgage Loans and any REO Trust Mortgage Loans with respect to such Distribution Date; and

            (b) with respect to the Final Distribution Date, the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

            Notwithstanding the foregoing, (i) the Total Principal Distribution Amount will be reduced for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts (as described in Section 1.05) on any Distribution Date by an amount equal to the Total Principal Distribution Adjustment Amount calculated with respect to such Distribution Date and (ii) the Total Principal Distribution Amount will be increased for any Loan Group as to which funds were used therefrom to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts on any Distribution Date by the amount of any recovery occurring during the related Collection Period of an amount that was previously advanced with respect to a Trust Mortgage Loan if such Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount was previously reimbursed from Total Principal Distribution Amounts from such Loan Group in a manner that resulted in a Total Principal Distribution Adjustment Amount for such Loan Group on a prior Distribution Date.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The trust created hereby.

            "Trust Fund": All of the assets of all the REMIC Pools, Grantor Trust V and Grantor Trust LR.

            "Trust Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01, and from time to time held in the Trust Fund, including any Replacement Trust Mortgage Loan. As used herein, the term "Trust Mortgage Loan" includes the related Note, Mortgage and other documents contained in the related Mortgage File and any related agreements. Each mortgage loan identified on the Trust Mortgage Loan Schedule shall constitute a single Trust Mortgage Loan, regardless of the number of promissory notes that collectively evidence the same.

            "Trust Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibits B-1, B-2 and B-3, collectively, which list sets forth the following information with respect to each Trust Mortgage Loan:

                  (i) the loan number (as specified in Exhibit A-1 to the
            Prospectus Supplement);

                  (ii) the property name;

                  (iii) the street address (including city, state and zip code)
            of the related Mortgaged Property;

                  (iv) the Mortgage Rate in effect at the Cut-off Date;

                  (v) the Net Mortgage Rate in effect at the Cut-off Date;

                  (vi) the original principal balance;

                  (vii) the Cut-off Date Principal Balance;

                  (viii) the (a) remaining term to stated maturity, (b) Maturity
            Date and (c) with respect to each ARD Trust Mortgage Loan, the Anticipated Repayment Date;

                  (ix) the original and remaining amortization terms;

                  (x) the amount of the Monthly Payment due on the first Due
            Date following the Cut-off Date;

                  (xi) the number of units, pads, rooms or square footage with respect to the Mortgaged Property;

                  (xii) the Interest Accrual Period;

                  (xiii) the applicable Primary Servicing Fee Rate and the
            Master Servicing Fee Rate;

                  (xiv) the Due Date;

                  (xv) whether such loan is an ARD Trust Mortgage Loan;

                  (xvi) whether the Trust Mortgage Loan is subject to
            lockout/defeasance;

                  (xvii) whether the related Mortgaged Property was covered by earthquake insurance at the time of origination, or if the loan documents require such insurance;

                  (xviii) whether such Trust Mortgage Loan has the benefit of an
            Environmental Insurance Policy;

                  (xix) whether such Trust Mortgage Loan is secured by the
            related Borrower's interest in Ground Leases;

                  (xx) whether such Trust Mortgage Loan is secured by a Letter of Credit; and

                  (xxi) which Loan Group includes such Trust Mortgage Loan.

            Such Trust Mortgage Loan Schedule also shall set forth the aggregate of the amounts described under clause (vii) above for all of the Trust Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Trustee": Wells Fargo Bank, N.A., in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

            "Trustee Account": As defined in Section 3.06(a).

            "Trustee Exception Report": As defined in Section 2.02(e).

            "Trustee Fee": The fee to be paid to the Trustee as compensation for the Trustee's activities under this Agreement.

            "Trustee Fee Rate": 0.000817% per annum.

            "Trustee Report": As defined in Section 4.02(a).

            "UCC": The Uniform Commercial Code, as enacted in each applicable state.

            "UCC Financing Statement": A financing statement filed or to be filed pursuant to the UCC, as in effect in the relevant jurisdiction.

            "Uncertificated REMIC I Interests": Any of the Class LA-1-1, Class LA-1-2, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-3, Class LA-AB-1, Class LA-AB-2, Class LA-AB-3, Class LA-AB-4, Class LA-4-1, Class LA-4-2, Class LA-4-3, Class LA-4-4, Class LA-M, Class LA-1-AM, Class LA-J, Class LA-1-AJ, Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7, Class LA-1-A-8, Class LB, Class L Class LD, Class LE, Class LF, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP, Class LQ and Class LS Uncertificated Interests.

            "Uncovered Prepayment Interest Shortfall": As to any Distribution Date and any Trust Mortgage Loan as to which a Principal Prepayment is made, the excess, if any, of (i) the Prepayment Interest Shortfall relating to a Principal Prepayment, if any, for such Trust Mortgage Loan as of such Distribution Date, over (ii) the deposits made by a Master Servicer to the Trustee pursuant to
Section 3.02(c).

            "Uncovered Prepayment Interest Shortfall Amount": As to any Distribution Date, the amount, if any, by which (i) the sum of the Uncovered Prepayment Interest Shortfalls, if any, for such Distribution Date exceeds (ii) the aggregate amount of Prepayment Interest Excesses, if any, on all Trust Mortgage Loans for such Distribution Date.

            "Underwriters": Collectively, Credit Suisse, KeyBanc Capital Markets Inc. (other than with respect to the Class A-4 Certificates), Capmark Securities Inc. and J.P. Morgan Securities Inc.

            "United States Securities Person": Any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "United States Tax Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations), or other entity (including any entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States, any State or the District of Columbia, or an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code (including certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as United States Tax Persons).

            "Unpaid Interest Shortfall Amount": As to the first Distribution Date and any Class of Regular Certificates, zero. As to any Distribution Date after the first Distribution Date and any Class of Regular Certificates, the amount, if any, by which the sum of the Interest Shortfall Amounts for such Class for prior Distribution Dates exceeds the sum of the amounts distributed on such Class on prior Distribution Dates in respect of such Interest Shortfall Amounts.

            "Unrestricted Master Servicer Reports": Collectively, the CMSA Delinquent Loan Status Report, CMSA Historical Loan Modification and Corrected Mortgage Loan Report, CMSA Historical Liquidation Report, CMSA REO Status Report and, if and to the extent filed with the Commission, such reports and files as would, but for such filing, constitute Restricted Master Servicer Reports.

            "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement and for any date of determination, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:
(i) 1% in the case of the Class A-SP and Class A-X Certificates, based on the respective Notional Balance of each such Class relative to the aggregate Notional Balance of both such Classes; (ii) in the case of any Class of Principal Balance Certificates (so long as any such Class of Certificates has been transferred by the Underwriters or Initial Purchaser or an Affiliate thereof as part of the initial offering of the Certificates and therefore such Class of Certificates is not part of the Initial Purchaser's unsold allotment and so long as such Class of Certificates is not being held by a Mortgage Loan Seller or any Affiliate thereof), a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the then Class Principal Balance of such Class, and the denominator of which is equal to the then aggregate Certificate Balance of the Principal Balance Certificates and (iii) 0% for any Class of Principal Balance Certificates for as long as any such Class of Certificates has not been transferred by the Initial Purchaser or an Affiliate thereof as part of the initial offering of the Certificates and therefore such Class of Certificates is part of the Initial Purchaser's unsold allotment and for so long as such Class of Certificates is being held by a Mortgage Loan Seller or any Affiliate thereof). The Class R, Class LR and Class V Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Website": Any of the internet website maintained by the Trustee (initially located at "www.ctslink.com"), the website maintained by either Master Servicer (with respect to Master Servicer No. 1, initially at www.key.com/key2cre with respect to Master Servicer No. 2, initially located at "www.capmark.com"), the website maintained by the Special Servicer or the website maintained by the CMSA, as applicable.

            "Weighted Average Net Mortgage Pass-Through Rate": As to any Distribution Date, the weighted average of the Net Mortgage Pass-Through Rates of all the Trust Mortgage Loans and REO Mortgage Loans in the Mortgage Pool, weighted based on their respective Stated Principal Balances immediately prior to such Distribution Date.

            "Wells Fargo": As defined in the Preliminary Statement to this Agreement.

            "WHFIT" shall mean a "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

            "Withheld Amounts": As defined in Section 3.28(a).

            "Workout-Delayed Reimbursement Amount": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Borrower to pay such amount under the terms of the modified Loan Documents. The fact that any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

            "Workout Fee": The fee designated as such, and paid or payable, as the context may require, to the Special Servicer with respect to each Corrected Mortgage Loan pursuant to Section 3.11(b).

            "Workout Fee Rate": 1.0%.

            "Yield Maintenance Charge": With respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

            "Yield Maintenance Minimum Amount": With respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

            "Yield Rate": "With respect to any Trust Loan, a rate equal to a per annum rate calculated by the linear interpolation of the yields, as reported in the most recent "Federal Reserve Statistical Release H.15 - Selected Interest Rates" under the heading U.S. Government Securities/Treasury constant maturities published prior to the date of the relevant prepayment of any Loan, of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Mortgage Loans, the Anticipated Repayment Date) of the Trust Mortgage Loan being prepaid or the monthly equivalent of such rate. If Federal Reserve Statistical Release H.15 - Selected Interest Rates is no longer published, the applicable Master Servicer, on behalf of the Trustee, will select a comparable publication to determine the Yield Rate.

            Section 1.02 General Interpretive Principles

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

            (iii) references herein to "Articles," "Sections," "Subsections," "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein," "hereof," "hereunder," "hereto," "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

            Section 1.03 Certain Calculations in Respect of the Mortgage Loans

            (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Trust Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of any Mortgage Loan Combination, including any payments from Borrowers, Insurance and Condemnation Proceeds and Liquidation Proceeds, shall be applied between the related A Loan and B Loan or Companion Loan, as applicable, in accordance with the express provisions of the related Intercreditor Agreement. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Trust Mortgage Loan (whether or not such Trust Mortgage Loan is an A Loan or constitutes part of a Cross-Collateralized Group), including any payments from Borrowers, Insurance and Condemnation Proceeds or Liquidation Proceeds, shall be applied to amounts due and owing under the related Mortgage Loan Documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied as follows (net of portions thereof to be payable to a Master Servicer, the Special Servicer or the Trustee pursuant to the provisions of this Agreement): first, as a recovery of any related and unreimbursed Servicing Advances and unreimbursed Nonrecoverable Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on such Trust Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, that constitutes Excess Interest, third, as a recovery of any related Nonrecoverable Advances (and Advance Interest thereon) and Workout-Delayed Reimbursement Amounts that were paid from principal collections on the Trust Mortgage Loans; fourth, as a recovery of principal of such Trust Mortgage Loan then due and owing, including by reason of acceleration of the Trust Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, unless a Liquidation Event has occurred in respect of such Trust Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, as a recovery of any Penalty Charges then due and owing under such Trust Mortgage Loan; seventh, as a recovery of any Yield Maintenance Charge then due and owing under such Trust Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Trust Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Trust Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, other than Excess Interest; tenth, as a recovery of any remaining principal of such Trust Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Trust Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

            (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property and, if such REO Property relates to a Mortgage Loan Combination, exclusive of amounts payable to the related B Loan Holder or Companion Loan Holder in accordance with the related Intercreditor Agreement, and net of portions of such collections to be payable to a Master Servicer, the Special Servicer or the Trustee pursuant to the provisions of this Agreement) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and unreimbursed Nonrecoverable Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest on the related REO Trust Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, that constitutes Excess Interest; third, as a recovery of any related Nonrecoverable Advances (and Advance Interest thereon) and Workout-Delayed Reimbursement Amounts that were paid from principal collections on the Trust Mortgage Loans; fourth, as a recovery of principal of the related REO Trust Mortgage Loan to the extent of its entire unpaid principal balance; fifth, as a recovery of any Penalty Charges deemed to be due and owing in respect of the related REO Trust Mortgage Loan; sixth, as a recovery of any Yield Maintenance Charge deemed to be due and owing in respect of the related REO Trust Mortgage Loan; seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Trust Mortgage Loan (other than, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and eighth, in the case of an REO Trust Mortgage Loan that relates to an ARD Trust Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Trust Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

            (c) For the purposes of this Agreement, Excess Interest on an ARD Trust Mortgage Loan or a successor REO Trust Mortgage Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Trust Mortgage Loan or successor REO Trust Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            (d) The foregoing applications of amounts received in respect of any Mortgage Loan, Mortgage Loan Combination or REO Property shall be determined by the applicable Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

            (e) [Reserved]

            (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the applicable Master Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, (i) any voluntary Principal Prepayment made on a date other than the related Due Date and in connection with which the applicable Master Servicer has collected interest thereon through the end of the related Mortgage Interest Accrual Period shall be deemed to have been made, and the applicable Master Servicer shall apply such Principal Prepayment to reduce the outstanding principal balance of the related Mortgage Loan as if such Principal Prepayment had been received, on the following Due Date (so long as such next following Due Date is in the same Collection Period as the actual date of receipt) and (ii) all other Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied to reduce the outstanding principal balance of such Mortgage Loan.

            (g) Notwithstanding the terms of any Trust Mortgage Loan, the applicable Master Servicer shall not be entitled to the payment of any Penalty Charge in excess of outstanding interest on Advances made with respect to such Trust Mortgage Loan, except to the extent that (i) all reserves required to be established with the applicable Master Servicer and then required to be funded pursuant to the terms of such Trust Mortgage Loan have been so funded, (ii) all payments of principal and interest then due on such Trust Mortgage Loan have been paid and (iii) all related operating expenses, if applicable, have been paid to the related Lock-Box Account or reserved for pursuant to the related Lock-Box Agreement.

            (h) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to
Section 4.01(a) and (b) any Realized Loss allocated to such Class on such Distribution Date pursuant to Section 4.04.

            Section 1.04 Crossed Trust Mortgage Loans

            Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Trust Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the applicable Master Servicer and/or the Special Servicer, with respect to any Crossed Trust Mortgage Loan (or successor REO Trust Mortgage
Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Trust Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Trust Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Trust Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Trust Mortgage Loan.

            Section 1.05 Certain Adjustments to the Principal Distributions on the Certificates

            (a) If, in accordance with the provisions of this Agreement, any party hereto is reimbursed out of general collections (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts) on the Mortgage Pool on deposit in the Collection Account for any Nonrecoverable Advance or any Workout-Delayed Reimbursement Amount (in each case, together with interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:

            first, out of any amounts then on deposit in the Collection Account that represent payments or other collections of principal received by the Trust with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date;

            second, out of any amounts (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts) then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the Mortgage Pool that, but for their application to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date; and

            third, out of any other amounts (but solely principal collections with respect to Workout-Delayed Reimbursement Amounts) then on deposit in the Collection Account that may be available to reimburse the subject Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, and/or to pay interest thereon.

            (b) If and to the extent that any payment or other collection of principal of any Trust Mortgage Loan or REO Trust Mortgage Loan is deemed to be applied in accordance with clause first of the preceding paragraph to reimburse a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, or in each case, to pay interest thereon, and further if and to the extent that such payment or other collection of principal constitutes part of the Total Principal Distribution Amount for any Distribution Date, then the Total Principal Distribution Amount for such Distribution Date shall be reduced by the portion, if any, of such payment or other collection of principal that, but for the application of this paragraph, would have been included as part of such Total Principal Distribution Amount.

            (c) If and to the extent that any Advance is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement Amount, as applicable, such Advance is reimbursed out of general collections on the Mortgage Pool as contemplated by Section 1.05(a) above and the particular item for which such Nonrecoverable Advance or Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Trust Mortgage Loan, then the Total Principal Distribution Amount for the Distribution Date that corresponds to the due period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Total Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.05(b) above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

            Section 1.06 Certain Matters with Respect to the 450 Lexington Avenue Total Loan

            (a) The parties hereto acknowledge that, pursuant to the 450 Lexington Avenue Intercreditor Agreement, if neither the 450 Lexington Avenue Loan nor an interest in any related REO Property is part of the Trust Fund, then the 450 Lexington Avenue Total Loan or any related REO Property, as applicable, shall be serviced and administered in accordance with such successor servicing arrangements as are consistent with the 450 Lexington Avenue Intercreditor Agreement.

            (b) For the avoidance of doubt, and subject to subsection (a) above, the parties acknowledge the rights and duties of each of the Master Servicers and the Special Servicer under this Agreement and the obligation of the Master Servicer or the Trustee to make P&I Advances (subject to the terms of this Agreement) with respect to the 450 Lexington Avenue Loan and Servicing Advances (subject to terms of this Agreement) with respect to the 450 Lexington Avenue Total Loan. Such rights, duties and obligations relating to the 450 Lexington Avenue Total Loan shall terminate upon the occurrence of a Liquidation Event with respect to the 450 Lexington Avenue Loan (subject to any requirement set forth in the 450 Lexington Avenue Intercreditor Agreement that this Agreement govern the servicing of the 450 Lexington Avenue Total Loan as if it were still in effect with respect to the 450 Lexington Avenue Total Loan and the 450 Lexington Avenue Total Loan were the sole mortgage loan serviced thereunder until a replacement servicing arrangement is made in accordance with the terms of such Intercreditor Agreement) or any related REO Property; provided, however, that this statement shall not limit (A) the duty of the Master Servicers or Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the period in which such event occurs or (B) the rights of the Master Servicers or Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to the 450 Lexington Avenue Total Loan prior to the date on which such event occurs.

            (c) Neither of the Master Servicers or the Trustee shall be required to make P&I Advances as to the 450 Lexington Avenue Companion Loan.

            Section 1.07 Certain Matters with Respect to the Princeton Total
Loan

            (a) The parties hereto acknowledge that, pursuant to the Princeton Intercreditor Agreement, if neither the Princeton Loan nor an interest in any related REO Property is part of the Trust Fund, then the Princeton Total Loan or any related REO Property, as applicable, shall be serviced and administered in accordance with such successor servicing arrangements as are consistent with the Princeton Intercreditor Agreement.

            (b) For the avoidance of doubt, and subject to subsection (a) above, the parties acknowledge the rights and duties of each of the Master Servicers and the Special Servicer under this Agreement and the obligation of the Master Servicer or the Trustee to make P&I Advances (subject to the terms of this Agreement) with respect to the Princeton Loan and Servicing Advances (subject to terms of this Agreement) with respect to the Princeton Total Loan. Such rights, duties and obligations relating to the Princeton Total Loan shall terminate upon the occurrence of a Liquidation Event with respect to the Princeton Loan (subject to any requirement set forth in the Princeton Intercreditor Agreement that this Agreement govern the servicing of the Princeton Total Loan until a replacement servicing arrangement is made in accordance with the terms of such Intercreditor Agreement) or any related REO Property; provided, however, that this statement shall not limit (A) the duty of the Master Servicers or Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the period in which such event occurs or (B) the rights of the Master Servicers or Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to the Princeton Total Loan prior to the date on which such event occurs.

            (c) Neither of the Master Servicers or the Trustee shall be required to make P&I Advances as to the Princeton B Loan.

            Section 1.08 Certain Matters with Respect to the Cornerstone Commerce Center Total Loan

            (a) The parties hereto acknowledge that, pursuant to the Cornerstone Commerce Center Intercreditor Agreement, if neither the Cornerstone Commerce Center Loan nor an interest in any related REO Property is part of the Trust Fund, then the Cornerstone Commerce Center Total Loan or any related REO Property, as applicable, shall be serviced and administered in accordance with such successor servicing arrangements as are consistent with the Cornerstone Commerce Center Intercreditor Agreement.

            (b) For the avoidance of doubt, and subject to subsection (a) above, the parties acknowledge the rights and duties of each of the Master Servicers and the Special Servicer under this Agreement and the obligation of the Master Servicer or the Trustee to make P&I Advances (subject to the terms of this Agreement) with respect to the Cornerstone Commerce Center Loan and Servicing Advances (subject to terms of this Agreement) with respect to the Cornerstone Commerce Center Total Loan. Such rights, duties and obligations relating to the Cornerstone Commerce Center Total Loan shall terminate upon the occurrence of a Liquidation Event with respect to the Cornerstone Commerce Center Loan (subject to any requirement set forth in the Cornerstone Commerce Center Intercreditor Agreement that this Agreement govern the servicing of the Cornerstone Commerce Center Total Loan until a replacement servicing arrangement is made in accordance with the terms of such Intercreditor Agreement) or any related REO Property; provided, however, that this statement shall not limit (A) the duty of the Master Servicers or Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the period in which such event occurs or (B) the rights of the Master Servicers or Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to the Cornerstone Commerce Center Total Loan prior to the date on which such event occurs.

            (c) Neither of the Master Servicers or the Trustee shall be required to make P&I Advances as to the Cornerstone Commerce Center B Loan.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Original Trust Mortgage Loans

            (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "Credit Suisse First Boston Mortgage Securities Trust 2007-C5." Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders, the Companion Loan Holder and Junior Loan Holders (as their interests may appear). It is not intended that this Agreement create a partnership or a joint-stock association.

            The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Original Trust Mortgage Loans (including, with respect to the Albers Mill Loan and the Hilton-Ontario Loan, the related Loan REMIC Regular Interest and Loan REMIC Residual Interest), (ii) the Mortgage Loan Purchase Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Original Trust Mortgage Loans (other than payments of principal and interest due and payable on the Original Trust Mortgage Loans on or before the Cut-off Date and Principal Prepayments paid on or before the Cut-off Date). The transfer of the Original Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition of the Column Trust Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from Column, (ii) its acquisition of the KeyBank Trust Mortgage Loans from KeyBank, pursuant to the KeyBank Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from KeyBank, (iii) its acquisition of the Capmark Trust Mortgage Loans from Capmark, pursuant to the Capmark Mortgage Loan Purchase Agreement, as a purchase of such Trust Mortgage Loans from Capmark and (iv) its transfer of the Original Trust Mortgage Loans to the Trust, pursuant to this Section 2.01(a), as a sale of such Trust Mortgage Loans to the Trust; provided that, in the case of the transactions described in clauses (i) through (iv) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate fair value of all the Certificates to parties that are not Affiliates of the Depositor. Regardless of its treatment of the transfer of the Original Trust Mortgage Loans to the Trust under GAAP, the Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Original Trust Mortgage Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

            (b) In connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee, on or before the Closing Date, the Mortgage File (except item (xx) of the definition of "Mortgage File") for each Original Trust Mortgage Loan so assigned.

            Notwithstanding the foregoing, if a Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Trust Mortgage Loan, the original Note, such Mortgage Loan Seller shall deliver a copy or duplicate original of such Note, together with an affidavit and indemnity substantially in the form attached as Exhibit J hereto, certifying that the original thereof has been lost or destroyed.

            Notwithstanding the foregoing, if any Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the Mortgage Loan Purchase Agreements), (xii) and (xiv) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the related Mortgage Loan Purchase Agreement) of the definition of "Mortgage File," with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if: (i) a photocopy or duplicate original of such non-delivered document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or such Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee, on or before the Closing Date; and (ii) either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon, is delivered to the Trustee within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days (provided that the related Mortgage Loan Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

            Notwithstanding the foregoing, if the applicable Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the Mortgage Loan Purchase Agreement), (xii) and (xiv) (other than assignments of UCC Financing Statements to be filed in accordance with the transfer contemplated by the Mortgage Loan Purchase Agreements) of the definition of "Mortgage File," with evidence of recording or filing thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.01(b) shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File if a photocopy of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing) is delivered to the Trustee on or before the Closing Date.

            Notwithstanding the foregoing, if any Mortgage Loan Seller fails to deliver a UCC Financing Statement assignment on or before the Closing Date as required above solely because the related UCC Financing Statement has not been returned to such Mortgage Loan Seller by the applicable filing office and such Mortgage Loan Seller has so notified the Trustee, such Mortgage Loan Seller shall not be in breach of its obligations with respect to such delivery; provided that the Mortgage Loan Seller promptly forwards such UCC Financing Statement to the Trustee upon its return, together with the related original UCC Financing Statement assignment in a form appropriate for filing.

            None of the Trustee, either Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreements and this Section 2.01(b).

            (c) At the expense of the related Mortgage Loan Seller, the Trustee (directly or through its designee) shall, as to each Trust Mortgage Loan, use its best efforts to promptly (and in any event no later than the later of (i) 120 days after the Closing Date (or, in the case of a Replacement Trust Mortgage Loan, the related date of substitution) and (ii) 60 days from receipt of documents in form suitable for recording or filing, as applicable, including, without limitation, all necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File" and each UCC Financing Statement assignment to the Trustee referred to in clauses (xi) and
(xiv) of the definition of "Mortgage File." Unless otherwise indicated on any documents provided to the Trustee, the Trustee shall file each such UCC Financing Statement assignment in the state of incorporation or organization of the related Borrower; provided that the related Mortgage Loan Seller shall have filed, if necessary, an initial UCC Financing Statement under the Revised
Article 9 in lieu of continuation in such jurisdiction. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the Trustee following filing. If any such document or instrument is lost or returned unrecorded or unfiled because of a defect therein, the Trustee shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. The respective Mortgage Loan Purchase Agreements provide for the reimbursement of the Trustee, in each case by the related Mortgage Loan Seller, for the Trustee's costs and expenses incurred in performing its obligation under this Section 2.01(c).

            Notwithstanding the foregoing, any Mortgage Loan Seller may elect, at its sole cost and expense, to engage a third party contractor to prepare or complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, with respect to the Trust Mortgage Loans conveyed by it to the Depositor (or, in the case of a Replacement Trust Mortgage Loan, to the Trustee) under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(a), the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the applicable Master Servicer, within 10 Business Days after the Closing Date, all documents and records in the Depositor's or the applicable Mortgage Loan Seller's possession relating to the Trust Mortgage Loans (including reserve and escrow agreements, rent rolls, leases, environmental and engineering reports, third-party underwriting reports, appraisals, surveys, legal opinions, financial statements, operating statements and any other information provided by the respective Borrower from time to time and any other documents in the related Servicing File, but excluding any draft documents, attorney/client privileged communications and documents prepared by the applicable Mortgage Loan Seller or any of its Affiliates solely for internal communication, credit underwriting or due diligence analyses, except for the underwriting information contained in the underwriting memorandum or asset summary report prepared by the applicable Mortgage Loan Seller in connection with the preparation of Exhibit A-1 to the Prospectus Supplement) that are not required to be a part of a Mortgage File in accordance with the definition thereof, and all such items shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as such items relate to a B Loan or Companion Loan, the related B Loan Holder or Companion Loan Holder).

            In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to (and vest in) the Trustee such party's rights as the beneficiary thereof and drawing party thereunder, such assignment to be evidenced by an acknowledgement of the issuer or a reissued letter of credit delivered to the applicable Master Servicer or the Trustee.

            (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee, the applicable Master Servicer and the Special Servicer, on or before the Closing Date, a fully executed original counterpart or copy of each of the Mortgage Loan Purchase Agreements, as in full force and effect, without amendment or modification, on the Closing Date.

            (f) The Depositor shall use reasonable efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, each of the Mortgage Loan Sellers shall cause all funds on deposit in escrow accounts maintained with respect to the Original Trust Mortgage Loans in the name of such Mortgage Loan Seller or any other name, to be transferred to the applicable Master Servicer (or a Sub-Servicer at the direction of the applicable Master Servicer) for deposit into Servicing Accounts.

            (g) For purposes of this Section 2.01, and notwithstanding any contrary provision hereof or of the definition of "Mortgage File," if there exists with respect to any group of Crossed Trust Mortgage Loans only one original or certified copy of any document or instrument described in the definition of "Mortgage File" which pertains to all of the Crossed Trust Mortgage Loans in such group of Crossed Trust Mortgage Loans, the inclusion of the original or certified copy of such document or instrument in the Mortgage File for any of such Crossed Trust Mortgage Loans and the inclusion of a copy of such original or certified copy in each of the Mortgage Files for the other Crossed Trust Mortgage Loans in such group of Crossed Trust Mortgage Loans shall be deemed the inclusion of such original or certified copy in the Mortgage Files for each such Crossed Trust Mortgage Loan.

            Section 2.02 Acceptance by Trustee

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it, subject to the provisions of Sections 2.01 and 2.02(d), to any exceptions noted on the Trustee Exception Report, and to the further review provided for in Section 2.02(b), of the Notes, fully executed original counterparts of the Mortgage Loan Purchase Agreements and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it holds and will hold such documents and any other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that to the extent that a Mortgage File relates to an A Loan, the Trustee shall also hold such Mortgage File in the trust on behalf of the related B Loan Holders or the Companion Loan Holder, as applicable; provided, further, that the Trustee or any Custodian appointed by the Trustee pursuant to Section 8.12 shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit which obligation the applicable Master Servicer hereby undertakes.

            (b) Within 90 days of the Closing Date, the Trustee shall review and, subject to Sections 2.01 and 2.02(d), certify in writing (substantially in the form attached hereto as Exhibit O) to each of the Depositor, the Master Servicers, the Special Servicer and the respective Mortgage Loan Sellers that, as to each Trust Mortgage Loan listed in the Trust Mortgage Loan Schedule (other than any Trust Mortgage Loan paid in full and any Trust Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" and all documents specified on the related Mortgage Loan checklist are in its possession, and (ii) all documents delivered or caused to be delivered by such Mortgage Loan Seller constituting the Mortgage Files have been received, appear to have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule.

            (c) The Trustee shall review each of the Mortgage Loan Documents received after the Closing Date; and, on or about 90 days following the Closing Date, 180 days following the Closing Date, the first anniversary of the Closing Date, 180 days following the first anniversary of the Closing Date, 270 days following the first anniversary of the Closing Date and on the second anniversary of the Closing Date, the Trustee shall, subject to Sections 2.01 and 2.02(d), certify in writing to each of the Depositor, the Master Servicers, the Special Servicer and the respective Mortgage Loan Sellers that, as to each Trust Mortgage Loan listed on the Trust Mortgage Loan Schedule (other than the 60 Wall Street Loan) (excluding any Trust Mortgage Loan as to which a Liquidation Event has occurred or any Trust Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession and all documents specified on the related Mortgage Loan checklist, (ii) it has received either a recorded original of each of the assignments specified in clause (iii) and clause (v) of the definition of "Mortgage File," or, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the applicable Mortgage Loan Seller, a copy of such recorded original certified by the applicable public recording office to be true and complete, and (iii) all such Mortgage Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule. Further, with respect to the documents described in clause (xi) of the definition of the Mortgage File, the Trustee may assume, for purposes of the certification delivered pursuant to this Section 2.02(c), that the related Mortgage File should include one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property, or, with respect to any Mortgage Loan that has two or more Borrowers, one state level UCC Financing Statement filing in the state of incorporation of each such Borrower. The Trustee shall, upon request, provide the applicable Master Servicer with recording and filing information as to recorded Mortgages, Assignments of Lease and UCC Financing Statements to the extent that the Trustee receives them from the related recording offices.

            With respect to the 60 Wall Street Loan, within 90 days of the Closing Date, the Trustee shall certify in writing to each of the Depositor, the applicable Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller that the original note specified in clause (i) of the definition of "Mortgage File" (or a copy of such note, together with a lost note affidavit and indemnity certifying that the original of such Note has been lost) and the originals of all prior and intervening assignments and endorsements of such note and a copy of each document specified such paragraph has been received by the Trustee or a custodian on its behalf, appear to have been executed (if required), appear to be what they purport to be and have not been torn, mutilated or otherwise defaced, and that such documents appear to relate to the 60 Wall Street Mortgage Loan.

            (d) It is herein acknowledged that the Trustee is not under any duty or obligation (i) to determine whether any of the documents specified in clauses
(vi), (vii), (viii), (x), (xiii), (xiv), (xv), (xvii) and (xix) of the definition of "Mortgage File" and all documents specified on the related Mortgage Loan checklist exist or are required to be delivered by the Depositor, the applicable Mortgage Loan Seller or any other Person other than to the extent identified on the related Trust Mortgage Loan Schedule, (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, in recordable form, genuine, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or (iii) to determine whether any omnibus assignment specified in clause (vii) of the definition of "Mortgage File" is effective under applicable law. To the extent the Trustee has actual knowledge or is notified of any fixture or real property UCC Financing Statements, the Trustee shall file an assignment to the Trust with respect to such UCC Financing Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller.

            (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee finds that a Defect exists with respect to any Mortgage File, the Trustee shall promptly so notify the Depositor, the applicable Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller (and, solely with respect to any Mortgage Loan Combination, the related Junior Loan Holder(s) or Companion Loan Holder, as applicable), by providing a written report (the "Trustee Exception Report") setting forth for each affected Trust Mortgage Loan, with particularity, the nature of such Defect. The Trustee shall not be required to verify the conformity of any document with the Trust Mortgage Loan Schedule, except that such documents have been properly executed or received, have been recorded or filed (if recordation is specified for such document in the definition of "Mortgage File"), appear to be related to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule, appear to be what they purport to be, or have not been torn, mutilated or otherwise defaced.

            (f) Upon the second anniversary of the Closing Date, the Trustee shall deliver a final exception report as to any remaining Defects or required Mortgage Loan Documents that are not in its possession and that it was required to review pursuant to Section 2.02(c).

            Section 2.03 Representations, Warranties and Covenants of the Depositor; Repurchase and Substitution of Trust Mortgage Loans by the Mortgage Loan Sellers for Defects in Mortgage Files and Breaches of Representations and Warranties

            (a) The Depositor hereby represents, warrants and covenants that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Original Trust Mortgage Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (ii) Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iii) The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

            (iv) There is no action, suit or proceeding pending or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Original Trust Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

            (v) The Depositor's transfer of the Original Trust Mortgage Loans to the Trustee as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction;

            (vi) The Depositor is not transferring the Original Trust Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

            (vii) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Trust Mortgage Loans to the Trustee, pursuant to Section 2.01(a);

            (viii) After giving effect to its transfer of the Original Trust Mortgage Loans to the Trustee, pursuant to Section 2.01(a), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business;

            (ix) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature;

            (x) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

            (xi) Immediately prior to the transfer of the Original Trust Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Trust Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

            (xii) The Depositor has not transferred any of its right, title and interest in and to the Original Trust Mortgage Loans to any Person other than the Trustee;

            (xiii) The Depositor is transferring all of its right, title and interest in and to the Original Trust Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor;

            (xiv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Trust Mortgage Loans by the Depositor to the Trustee; and

            (xv) Following consummation of the conveyance of the Original Trust Mortgage Loans by the Depositor to the Trustee, the Depositor shall take no action inconsistent with the Trust Fund's ownership of the Original Trust Mortgage Loans, and if a third party, including a potential purchaser of the Original Trust Mortgage Loans, should inquire, the Depositor shall promptly indicate that the Original Trust Mortgage Loans have been sold and shall claim no ownership interest therein.

            (b) If any Certificateholder, either Master Servicer, the Special Servicer or the Trustee discovers (without implying any duty of such person to make, or attempt to make, such discovery) or receives notice of a Defect or a Breach with respect to any Trust Mortgage Loan, it shall give notice to the applicable Master Servicer, the Special Servicer and the Trustee. If the applicable Master Servicer or the Special Servicer determines that such Defect or Breach materially and adversely affects the value of any Trust Mortgage Loan or the interests of the Certificateholders therein (any such Defect or Breach, a "Material Defect" and a "Material Breach," respectively), it shall give prompt written notice of such Material Defect or Material Breach to the Depositor, the Trustee, the applicable Master Servicer, the Special Servicer and the applicable Mortgage Loan Seller and shall request that such Mortgage Loan Seller, not later than 90 days from the receipt by the applicable Mortgage Loan Seller of such request (subject to the second succeeding paragraph, the "Initial Resolution Period"), (i) cure such Material Defect or Material Breach in all material respects, (ii) repurchase the affected Trust Mortgage Loan at the applicable Purchase Price in conformity with the related Mortgage Loan Purchase Agreement, or (iii) substitute a Qualified Substitute Trust Mortgage Loan for such affected Trust Mortgage Loan (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date) and pay to the applicable Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith in conformity with the related Mortgage Loan Purchase Agreement; provided, however, that if (i) such Material Defect or Material Breach is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Trust Mortgage Loan's not being a "qualified mortgage" within the meaning of the REMIC Provisions, and (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, then the applicable Mortgage Loan Seller shall have an additional 90 days to cure such Material Defect or Material Breach (provided that the applicable Mortgage Loan Seller has delivered to the applicable Master Servicer, the Special Servicer, the Rating Agencies and the Trustee an officer's certificate from an officer of the applicable Mortgage Loan Seller that describes the reasons that the cure was not effected within the Initial Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates that the cure will be effected within the additional 90-day period).

            Any of the following will cause a document in the Mortgage File to be deemed to have a "Defect" and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Trust Mortgage Loan and the value of a Trust Mortgage Loan: (a) the absence from the Mortgage File of the original signed Note, unless the Mortgage File contains a signed lost note affidavit and indemnity; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related recording information;
(c) the absence from the Mortgage File of the item called for by paragraph (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignment required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the Mortgage File of any required original Letter of Credit (unless such original has been delivered to the applicable Master Servicer and a copy thereof is part of the Mortgage
File) provided that such Defect may be cured by the provision of a substitute Letter of Credit or a cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required Ground Lease. The absence of a document checklist from a Mortgage File shall in no event constitute a Material Defect.

            Any Defect or Breach which causes any Trust Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of the Certificateholders therein and the Initial Resolution Period for the affected Trust Mortgage Loan shall be 90 days following the earlier of (i) notice to the Mortgage Loan Seller of the discovery of such Defect or Breach by any party to this Agreement and (ii) the related Mortgage Loan Seller's discovery of such Defect or Breach (which period shall not be subject to extension).

            If any affected Trust Mortgage Loan is to be repurchased by reason of a Material Breach or a Material Defect with respect thereto, the applicable Master Servicer shall designate the Collection Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

            If (x) a Trust Mortgage Loan is to be repurchased or substituted for as contemplated above, (y) such Trust Mortgage Loan is a Crossed Trust Mortgage Loan and (z) the applicable Defect or Breach does not otherwise constitute a Material Defect or a Material Breach, as the case may be, as to any related Crossed Trust Mortgage Loan, then the applicable Defect or Breach shall be deemed to constitute a Material Defect or a Material Breach as to any related Crossed Trust Mortgage Loan for purposes of the above provisions, and the Mortgage Loan Seller shall be required to repurchase or substitute for any related Crossed Trust Mortgage Loan in accordance with the provisions above unless the Crossed Trust Mortgage Loan Repurchase Criteria would be satisfied if the related Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed Trust Mortgage Loans as to which a Material Defect or Material Breach had occurred without regard to this paragraph, and in the case of either such repurchase or substitution, all of the other requirements set forth in this
Section 2.03 applicable to a repurchase or substitution, as the case may be, would be satisfied. In the event that the Crossed Trust Mortgage Loan Repurchase Criteria would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Trust Mortgage Loan as to which the Material Defect or Material Breach exists or to repurchase or substitute for the aggregated Crossed Trust Mortgage Loans. The determination of the Special Servicer as to whether the Crossed Trust Mortgage Loan Repurchase Criteria have been satisfied shall be conclusive and binding in the absence of manifest error. In the event that one or more of such other Crossed Trust Mortgage Loans satisfy the Crossed Trust Mortgage Loan Repurchase Criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Trust Mortgage Loan as to which the related Defect or Breach exists or to repurchase or substitute for all of the Crossed Trust Mortgage Loans. The Special Servicer will be entitled to cause to be delivered, or direct the related Mortgage Loan Seller to (in which case such Mortgage Loan Seller shall) cause to be delivered to the applicable Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether clause (ii) of the definition of Crossed Trust Mortgage Loan Repurchase Criteria has been satisfied, in each case at the expense of the related Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the related Mortgage Loan Seller (such approval not to be unreasonably withheld).

            With respect to any Crossed Trust Mortgage Loan conveyed hereunder, to the extent that the related Mortgage Loan Seller repurchases an affected Crossed Trust Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Crossed Trust Mortgage Loans, the related Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to modify, upon such repurchase or substitution, the related Mortgage Loan Documents in a manner such that such affected Crossed Trust Mortgage Loan repurchased or substituted by such Mortgage Loan Seller, on the one hand, and any related Crossed Trust Mortgage Loans held by the Trustee, on the other, would no longer be cross-defaulted or cross-collateralized with one another; provided that the applicable Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that such modification shall not cause an Adverse REMIC Event; provided, further, that if such Opinion cannot be furnished, the applicable Mortgage Loan Seller and the Depositor have agreed in the applicable Mortgage Loan Purchase Agreement that such repurchase or substitution of only the affected Crossed Trust Mortgage Loan, notwithstanding anything to the contrary herein, shall not be permitted (in which case, such Mortgage Loan Seller will be obligated to purchase all Crossed Trust Mortgage Loans). Any reserve or other cash collateral or Letters of Credit securing the affected Crossed Trust Mortgage Loans shall be allocated between such Trust Mortgage Loans in accordance with the Mortgage Loan Documents. All other terms of the Trust Mortgage Loans shall remain in full force and effect, without any modification thereof (unless otherwise modified in accordance with Section 3.20 hereof).

            In connection with any repurchase of or substitution for a Trust Mortgage Loan contemplated by this Section 2.03, the Trustee, the applicable Master Servicer and the Special Servicer shall each tender to the related Mortgage Loan Seller (in the event of a repurchase or substitution by the related Mortgage Loan Seller) upon delivery to each of the Trustee, the applicable Master Servicer and the Special Servicer of a trust receipt executed by such Mortgage Loan Seller; (i) all portions of the Mortgage File, the Servicing File and other documents pertaining to such Trust Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee, shall be endorsed or assigned, as the case may be, to such Mortgage Loan Seller in the same manner as provided in
Section 7 of the related Mortgage Loan Purchase Agreement, and (ii) any escrow payments and reserve funds held by it, or on its behalf, with respect to such repurchased or replaced Trust Mortgage Loan.

            Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties (but not all of the Mortgaged Properties) with respect to a Trust Mortgage Loan, the related Mortgage Loan Seller will not be obligated to repurchase or substitute for the entire Trust Mortgage Loan if the Trust Mortgage Loan may, pursuant to the terms of the related Mortgage Loan Documents, be severed to allow for the repurchase of a portion of the Trust Mortgage Loan representing the affected Mortgaged Property and the Mortgage Loan remaining after such severance satisfies the requirements, if any, set forth in the Mortgage Loan Documents and (i) the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such partial release would not cause an Adverse REMIC Event to occur, (ii) such Mortgage Loan Seller pays (or causes to be paid) the applicable release price required under the Mortgage Loan Documents and, to the extent not covered by such release price, any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable Master Servicer, the Special Servicer, the Trustee or the Trust Fund and (iii) such cure by release of such Mortgaged Property is effected within the time periods specified for cures of Material Breach or Material Defect in this Section 2.03(b).

            Whenever one or more Replacement Trust Mortgage Loans are substituted for a Defective Trust Mortgage Loan by the related Mortgage Loan Seller, the Master Servicer shall direct the party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such Replacement Trust Mortgage Loan satisfies or such Replacement Trust Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of "Qualified Substitute Trust Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Trust Mortgage Loan, as contemplated by this Section 2.03, if the Trust Mortgage Loan to be replaced was itself a Replacement Trust Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Defect in accordance herewith, the affected Trust Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Trust Mortgage Loan after the related date of substitution, and Monthly Payments due with respect to each Trust Mortgage Loan that is being replaced thereby after the related Due Date in November 2007 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Trust Mortgage Loan on or prior to the related date of substitution, and Monthly Payments due with respect to each Trust Mortgage Loan that is being replaced thereby after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the party effecting the related substitution promptly following receipt.

            All references in the foregoing paragraphs of this Section 2.03(b) to "Mortgage Loan Seller" shall be deemed to also be references to the Performance Guarantor (but only if and to the extent that the Performance Guarantor would, pursuant to the Performance Guarantee, be liable for those obligations of Column as the Column Mortgage Loan Seller under the Column Mortgage Loan Purchase Agreement that are contemplated above in this Section 2.03(b)).

            Section 7 of each of the Mortgage Loan Purchase Agreements and the Performance Guarantee provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect or Breach.

            If any Mortgage Loan Seller (and the Performance Guarantor) defaults on its obligations to repurchase any Trust Mortgage Loan as contemplated by
Section 2.03(b), the Trustee shall promptly notify the Certificateholders, the Rating Agencies, the applicable Master Servicer and the Special Servicer of such default. The Trustee shall enforce the obligations of the applicable Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement and the obligations of the Performance Guarantor under the Performance Guarantee. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as if it were, in its individual capacity, the owner of the affected Trust Mortgage Loan(s). The Trustee shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the defaulting Mortgage Loan Seller; second, pursuant to Section 3.05(a)(ix) out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(x) out of general collections on the Trust Mortgage Loans on deposit in the Collection Account.

            If any Mortgage Loan Seller or the Performance Guarantor incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Trust Mortgage Loan, such Mortgage Loan Seller or the Performance Guarantor, as the case may be, shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such Mortgage Loan Seller's or the Performance Guarantor's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the Trust Fund to recover amounts owed by the related Borrower under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund allocable to such Trust Mortgage Loan; and provided, further, that in the event and to the extent that such expenses of such Mortgage Loan Seller or the Performance Guarantor, as the case may be, in connection with any Trust Mortgage Loan exceed five percent of the then outstanding principal balance of such Trust Mortgage Loan, then the applicable Mortgage Loan Seller's or the Performance Guarantor's rights to reimbursement pursuant to this paragraph with respect to such Trust Mortgage Loan and such excess expenses shall not (without the prior written consent of the applicable Master Servicer or the Special Servicer, as applicable, which shall not be unreasonably withheld or delayed) be exercised until the payment in full of such Trust Mortgage Loan (as such Trust Mortgage Loan may be amended or modified pursuant to the terms of this Agreement). Notwithstanding any other provision of this Agreement to the contrary, the applicable Master Servicer shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of the related Mortgage Loan Seller or the Performance Guarantor, as the case may be; provided, however, that the preceding clause shall not operate to prevent the applicable Master Servicer from using reasonable efforts, exercised in the applicable Master Servicer's sole discretion, to collect such amounts to the extent consistent with the Servicing Standard. The applicable Mortgage Loan Seller or the Performance Guarantor may pursue its rights to reimbursement of such expenses directly against the Borrower, by suit or otherwise; provided that (i) the applicable Master Servicer or, with respect to a Specially Serviced Trust Mortgage Loan, the Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by the applicable Mortgage Loan Seller or the Performance Guarantor, as the case may be, will not impair the applicable Master Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan which would otherwise be payable to the applicable Master Servicer, the Special Servicer, the Trustee, the Certificateholders and any related Junior Loan Holder(s) or Companion Loan Holder pursuant to the terms of this Agreement, (ii) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (iii) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Mortgage Loan Documents and (iv) such actions will not result in the imposition of an additional lien against the Mortgaged Property.

            In connection with a repurchase of the Albers Mill Loan or Hilton-Ontario Loan, as contemplated by this Section 2.03, the related Loan REMIC Regular Interest and Loan REMIC Residual Interest shall also be repurchased from the Trust Fund.

            Section 2.04 Issuance of Uncertificated REMIC I Interests; Execution of Certificates

            Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the Trust Mortgage Loans (including, with respect to the Albers Mill Loan and the Hilton-Ontario Loan, the related Loan REMIC Regular Interest and Loan REMIC Residual Interest) and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery, the Trustee (i) hereby declares that it holds the Trust Mortgage Loans (other than the Albers Mill Loan and the Hilton-Ontario Loan), exclusive of Excess Interest thereon, and the Loan REMIC Regular Interests on behalf of REMIC I and the Holders of the Certificates, (ii) acknowledges the issuance of the Uncertificated REMIC I Interests and, pursuant to the written request of the Depositor executed by an officer of the Depositor acknowledges that it has caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor the Class LR Certificates (other than with respect to the Loan REMIC Residual Interests), in exchange for the Trust Mortgage Loans (other than the Albers Mill Loan and the Hilton-Ontario Loan), exclusive of Excess Interest thereon, and the Loan REMIC Regular Interests on behalf of REMIC I, receipt of which is hereby acknowledged, and (iii) pursuant to the written request of the Depositor executed by an officer of the Depositor, acknowledges that (A) it has executed and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated REMIC I Interests, the Regular Certificates and the Class R Certificates, (B) it has executed and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Excess Interest, the Class V Certificates and (C) it has executed and caused the Authenticating Agent to authenticate and deliver to or upon the order of the Depositor, in exchange for the Loan REMIC Residual Interests, the Class LR Certificates (other than with respect to the residual interest in REMIC I), and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

            Section 2.05 Acceptance of Grantor Trusts; Issuance of the Class V and Class LR Certificates

            It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Excess Interest received on the ARD Trust Mortgage Loans (and any successor REO Trust Mortgage Loans with respect thereto) constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust V." The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust V and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust V, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust V. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of Grantor Trust V, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

            It is the intention of the parties hereto that the Loan REMIC Residual Interests constitute a Grantor Trust for federal income tax purposes and, further, that such segregated pool of assets be designated as "Grantor Trust LR." The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the assets of Grantor Trust LR and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class LR Certificates. Concurrently with the assignment to it of the assets included in Grantor Trust LR, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class LR Certificates in authorized denominations evidencing the entire beneficial ownership of Grantor Trust LR. The rights of the Holders of the Class LR Certificates to receive distributions from the proceeds of Grantor Trust LR, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Master Servicers to Act as Master Servicers; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans

            (a) (X) Master Servicer No. 1, any successor Master Servicer to Capmark and the Special Servicer shall service and administer the Mortgage Loans (and, with respect to the Special Servicer, any REO Properties) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as a collective whole) or, in the case of a Mortgage Loan Combination, in the best interests and for the benefit of the Certificateholders and the related B Loan Holder or Companion Loan Holder (as a collective whole) (as determined by the applicable Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement, the terms of the respective Mortgage Loans and any and all applicable intercreditor, co-lender and similar agreements and, to the extent consistent with the foregoing, further as follows (the "General Servicing Standard")--

            (i) (A) in the same manner in which, and with the same care, skill, prudence and diligence with which such Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage loan servicers servicing mortgage loans for third parties, and (B) with the same care, skill, prudence and diligence with which such Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by such Master Servicer or the Special Servicer, as the case may be, whichever standard is higher;

            (ii) in the case of a Master Servicer, with a view to the timely collection of all scheduled payments of principal and interest under the subject Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such Mortgage Loan to the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, to the Certificateholders and the related B Loan Holder (as a collective whole)) (taking into consideration the subordinate nature of the B Loans) on a net present value basis; and

            (iii) without regard to--

                  (A) any relationship that such Master Servicer or the Special
            Servicer, as the case may be, or any Affiliate thereof may have with the related Borrower, the Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement,

                  (B) the ownership of any Certificate or any interest in a
            mezzanine loan or a B Loan by such Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof,

                  (C) such Master Servicer's obligation to make Advances,

                  (D) the Special Servicer's obligation to request that the
            applicable Master Servicer make Servicing Advances,

                  (E) the right of such Master Servicer (or any Affiliate
            thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, or with respect to any particular transaction,

                  (F) the ownership, servicing or management for itself or
            others of any other mortgage loans or mortgaged properties by such Master Servicer or the Special Servicer or any Affiliate of such Master Servicer or the Special Servicer, as applicable,

                  (G) any obligation of such Master Servicer or any of its
            Affiliates (in the capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase any Trust Mortgage Loan, or

                  (H) any debt that a Master Servicer or Special Servicer or any
            Affiliate of such Master Servicer or Special Servicer, as applicable, has extended to any Borrower or any Affiliates of any Borrower; and

            (Y) Capmark shall service and administer the Mortgage Loans in accordance with applicable law, the terms of this Agreement, the respective terms of the Mortgage Loans and, to the extent not inconsistent with the foregoing, further as follows: (a) with the same care, skill and diligence as is normal and usual in Capmark's (as Master Servicer No. 2) mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and the maximization of the recovery on the Mortgage Loans to the certificateholders (as a collective whole) (or in the case of any Mortgage Loan Combination, if any, the maximization of recovery on such Mortgage Loan Combination to the Certificateholders and the related B Loan Holder(s) or Companion Loan Holder, as applicable, all taken as a collective whole and taking into account the subordination of any B Loan) on a net present value basis; and (c) without regard to-- (i) any relationship that such Master Servicer, or any Affiliate thereof, may have with the related borrower, (ii) the ownership of any certificate, mezzanine loan, companion loan or any B loans by such Master Servicer, or by any Affiliate thereof, (iii) such Master Servicer's obligation to make Advances, (iv) the right of such Master Servicer, or any Affiliate thereof, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction, or (v) any obligation of such Master Servicer or any of its Affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the related Mortgage Loan (the "Capmark Servicing Standard," and together with the General Servicing Standard, the "Servicing Standard").

            Master Servicer No. 1 shall service and administer the Group A Loans in accordance with this Agreement, and Master Servicer No. 2 shall service and administer the Group B Loans in accordance with this Agreement.

            The parties hereto acknowledge that, pursuant to the 60 Wall Street Intercreditor Agreement, the 60 Wall Street Total Loan is to be serviced and administered by the 60 Wall Street Master Servicer and the 60 Wall Street Special Servicer in accordance with the 60 Wall Street Servicing Agreement (provided that the applicable Master Servicer is responsible for performing such limited services with respect to the 60 Wall Street Loan as are specifically set forth in this Agreement).

            For so long as (i) the 60 Wall Street Loan or any related REO Mortgage Loan are part of the Mortgage Pool and (ii) the 60 Wall Street Total Loan and/or any 60 Wall Street REO Property are being serviced and administered under any 60 Wall Street Servicing Agreement, the applicable Master Servicer or, if the applicable Master Servicer is the same Person as the 60 Wall Street Master Servicer, the Special Servicer, shall use reasonable efforts to monitor the performance and, to the extent that it has standing to do so, enforce the obligations of the 60 Wall Street Master Servicer and the 60 Wall Street Special Servicer, respectively, under such 60 Wall Street Servicing Agreement. Such enforcement, including the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the applicable Master Servicer or the Special Servicer, as applicable, in its reasonable judgment, determines in accordance with the Servicing Standard. The reasonable costs and expenses incurred by the applicable Master Servicer or the Special Servicer, as applicable, in connection with such enforcement shall be paid by, and reimbursable as, Servicing Advances. The applicable Master Servicer and Special Servicer shall exercise the rights of the "Noteholder" of "Promissory Note A-7" under the 60 Wall Street Intercreditor Agreement.

            Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Trust Mortgage Loans (other than the 60 Wall Street Loan) as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Trust Mortgage Loans"), together with any related B Loans or Companion Loans that are being serviced hereunder (collectively with the Specially Serviced Trust Mortgage Loans, the "Specially Serviced Mortgage Loans"), and (ii) any REO Properties. Notwithstanding the foregoing, the applicable Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the applicable Master Servicer hereunder with respect to the Specially Serviced Trust Mortgage Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Trust Mortgage Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, however, that the applicable Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or a failure of the Special Servicer to prepare and deliver to such Master Servicer data required hereunder to be delivered by the Special Servicer to such Master Servicer. Each Trust Mortgage Loan that becomes a Specially Serviced Trust Mortgage Loan shall continue as such until all Servicing Transfer Events have ceased to exist with respect to such Trust Mortgage Loan as described in the definition of "Servicing Transfer Event." A B Loan or Companion Loan shall cease to be a Specially Serviced Mortgage Loan at such time as the related Trust Mortgage Loan ceases to be a Specially Serviced Trust Mortgage Loan as described in the definition of "Servicing Transfer Event." Without limiting the foregoing, subject to Section 3.21, each Master Servicer shall be obligated to service and administer all Mortgage Loans it is required to service which are not Specially Serviced Mortgage Loans; provided, however, that the Special Servicer shall have the exclusive right to approve any draw down of funds under any Letter of Credit provided by the related Borrower with respect to any Trust Mortgage Loan, and to approve any modification, amendment, alteration or renewal of such Letter of Credit, it being agreed, however, that the applicable Master Servicer shall provide the Special Servicer with notice of any communication with respect to a Borrower's inability to renew any such Letter of Credit.

            (b) Subject only to the Servicing Standard and the terms of this Agreement and of the respective Mortgage Loans, each Master Servicer and, with respect to the Specially Serviced Mortgage Loans and REO Mortgage Loans, the Special Servicer each shall have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the applicable Master Servicer and the Special Servicer, each in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders, any affected B Loan Holder, any affected Companion Loan Holder and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the applicable Master Servicer and the Special Servicer any limited powers of attorney and other documents necessary or appropriate to enable the applicable Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the applicable Master Servicer or the Special Servicer.

            (c) The relationship of each Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, to one another, under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

            (d) In the event that there shall occur a CBA A/B Material Default with respect to any CBA A/B Mortgage Loan Combination, and for so long as such CBA A/B Material Default shall be continuing, the applicable Master Servicer and/or the Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related CBA A/B Intercreditor Agreement, the related CBA B Loan on behalf of the related B Loan Holder, and all references herein to "Mortgage Loan" (and, if the related CBA A Loan is a Specially Serviced Trust Mortgage Loan, all references herein to "Specially Serviced Mortgage Loan") shall include a CBA B Loan that is being serviced under this Agreement.

            (e) Pursuant to the related Intercreditor Agreement, each Junior Loan Holder and Companion Loan Holder has agreed that the applicable Master Servicer and the Special Servicer are authorized and obligated to service and administer the subject Mortgage Loan Combination pursuant to this Agreement. Subject to the consultation and approval rights of the Series 2007-C5 Directing Certificateholder under this Agreement and any consultation and approval rights of the related Junior Loan Holder or Companion Loan Holder, if any, set forth in the related Intercreditor Agreement, the applicable Master Servicer (or the Special Servicer if required or permitted pursuant to, and in accordance with, the terms of this Agreement) shall be entitled, during any period when any Junior Loan or Companion Loan that is being serviced under this Agreement does not constitute a Specially Serviced Mortgage Loan, to exercise the rights and powers granted under the corresponding Intercreditor Agreement(s) to the holder of the applicable Trust Mortgage Loan or to any servicer appointed thereby or acting on its behalf, subject to the limitations of such Intercreditor Agreement and to the rights and powers of the related Junior Loan Holder(s), if any, under such Intercreditor Agreement.

            Section 3.02 Collection of Mortgage Loan Payments

            (a) Each Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Consistent with the foregoing, each Master Servicer or the Special Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder; provided that (subject to the last paragraph of Section 3.21(g)) the Master Servicer must obtain the consent of the Series 2007-C5 Directing Certificateholder with respect to the waiver of any Penalty Charge with respect to the related Mortgage Loan (to the extent such Penalty Charge is then required for the reimbursement of any Advance or Additional Trust Fund Expense) in excess of three (3) times during any 24-month period, such consent to be deemed given if not objected to in writing within five (5) days of receipt of notice.

            (b) If a Master Servicer or the Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest on any ARD Trust Mortgage Loan in any Collection Period, such Master Servicer or the Special Servicer, as applicable, shall, to the extent Excess Interest is not otherwise reported on the CMSA Loan Periodic Update File, promptly notify the Trustee in writing.

            (c) The applicable Master Servicer shall not accept a Principal Prepayment of any Trust Mortgage Loan by the related Borrower on any date other than a Due Date if accepting such payment would cause a Prepayment Interest Shortfall, unless the Borrower is permitted to make such prepayment pursuant to the terms of the related Mortgage Loan Documents, the prepayment results from a payment of insurance proceeds or condemnation proceeds, or the prepayment must be accepted under applicable law or court order. If the applicable Master Servicer accepts a Principal Prepayment of any Trust Mortgage Loan by the Borrower on any date other than a Due Date which causes a Prepayment Interest Shortfall (unless such Principal Prepayment is in respect of (i) a Specially Serviced Trust Mortgage Loan (provided the Special Servicer consents to such prepayment), (ii) a payment of Insurance and Condemnation Proceeds, (iii) a payment subsequent to a default under the related Mortgage Loan Documents (provided such Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and such Master Servicer has obtained the consent of the Special Servicer which shall not be unreasonably withheld or delayed and in any event shall be deemed granted if not denied within five Business Days), (iv) a payment pursuant to applicable law or court order, (v) a payment the related Borrower is permitted to make under the terms of the related Mortgage Loan Documents (without any discretion on the part of the lender) or (vi) a payment accepted by the applicable Master Servicer at the request of or with the consent of the Series 2007-C5 Directing Certificateholder), such Master Servicer shall remit to the Trustee on or before 2:00 p.m., New York City time, on the related Master Servicer Remittance Date for deposit in the Distribution Account, immediately available funds in an amount equal to any Prepayment Interest Shortfall resulting from such Principal Prepayment (which remittance shall fully cure any breach under this Section 3.02(c)), but in no event shall any such Prepayment Interest Shortfall exceed such Master Servicer's Servicing Fee for the related Collection Period.

            (d) Promptly following the Closing Date, the Trustee shall send written notice to the 60 Wall Street Master Servicer and the 60 Wall Street Trustee stating that, as of the Closing Date, the Trustee is the holder of the 60 Wall Street Loan and directing the 60 Wall Street Master Servicer to remit to the applicable Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the applicable Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the 60 Wall Street Loan under the 60 Wall Street Intercreditor Agreement and the 60 Wall Street Servicing Agreement. In the event that the 60 Wall Street Servicing Agreement is replaced by another servicing agreement and a Responsible Officer of the Trustee is aware of such replacement or the applicable Master Servicer or Special Servicer is aware of such replacement, then the applicable Master Servicer or Special Servicer shall notify the Trustee and the Trustee shall promptly send a comparable written notice to the then holder of the 60 Wall Street Companion Loans and to the 60 Wall Street Master Servicer under such new servicing agreement. The applicable Master Servicer shall deposit into the Collection Account all amounts received by it from the 60 Wall Street Master Servicer or any other party under any 60 Wall Street Servicing Agreement with respect to the 60 Wall Street Loan, or Mortgaged Property or any REO Property related to the 60 Wall Street Loan. In the event the applicable Master Servicer fails to so receive any amounts due to the holder of the 60 Wall Street Loan during any calendar month under the 60 Wall Street Intercreditor Agreement and any 60 Wall Street Servicing Agreement by 2:00 p.m. (New York City time) on the Master Servicer Remittance Date in such calendar month, the applicable Master Servicer shall (i) notify the 60 Wall Street Master Servicer or other applicable party responsible for making such remittances, that such amounts due with respect to the 60 Wall Street Loan have not been received (specifying the amount of such deficiency) and (ii) if and to the extent that the amount in question is a Monthly Payment or Assumed Scheduled Payment with respect to the 60 Wall Street Loan or any related REO Mortgage Loan, make a P&I Advance (to the extent such P&I Advance is not a Nonrecoverable Advance) with respect to such amounts as required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event the applicable Master Servicer is required but fails to make such P&I Advance with respect to the 60 Wall Street Loan or any related REO Mortgage Loan, then the Trustee shall make such P&I Advance by the time required pursuant to Section 4.03.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts

            (a) Each Master Servicer shall establish and maintain one or more accounts for the Mortgage Loans it is obligated to service hereunder (the "Servicing Accounts"), into which all Escrow Payments received by it with respect to the Trust Mortgage Loans in its related Servicing Group shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the related Mortgage Loan Documents. Each Servicing Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard and to the extent not inconsistent with the terms of the Mortgage Loans, in an Eligible Account. Funds on deposit in the Servicing Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, each Master Servicer may make withdrawals from the Servicing Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property;
(ii) to reimburse such Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby (together with Advance Interest accrued thereon) with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Borrower any sums as may be determined to be overages;
(iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the related Master Servicer as Additional Servicing Compensation); (v) to withdraw amounts deposited in error, (vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vii) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The applicable Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the applicable Master Servicer shall deposit in a Servicing Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, the Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing Account(s).

            (b) The Special Servicer, in the case of REO Properties, and the applicable Master Servicer, in the case of all Mortgage Loans it is required to service, shall maintain accurate records with respect to each related REO Property or Mortgaged Property, as applicable, reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon (including related penalty or interest charges) and the status of Insurance Policy premiums and any ground rents payable in respect thereof and the status of any Letters of Credit. The Special Servicer, in the case of REO Properties, and each Master Servicer, in the case of all Mortgage Loans it is required to service, shall use reasonable efforts consistent with the Servicing Standard to obtain all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or its Servicing Accounts, as applicable, and, if such amounts are insufficient to pay such items in full, the applicable Master Servicer shall (subject to Section 3.04(c)) make a Servicing Advance prior to the applicable penalty or termination date, as allowed under the terms of the related Mortgage Loan and, in any event, consistent with the Servicing Standard. Notwithstanding anything to the contrary in the preceding sentence, with respect to Mortgage Loans that do not provide for escrows for the payment of taxes and assessments, the applicable Master Servicer shall (subject to Section 3.04(c)) make a Servicing Advance for the payment of such items upon the earlier of (i) five Business Days after such Master Servicer has received confirmation that such item has not been paid and
(ii) the earlier of (A) 30 days after the date such payments first become due and (B) if applicable, five Business Days before the scheduled date of foreclosure of any lien arising from nonpayment of such items. In no event shall the applicable Master Servicer or the Special Servicer be required to make any such Servicing Advance that would, if made, be a Nonrecoverable Servicing Advance. To the extent that a Mortgage Loan does not require a Borrower to escrow for the payment of real estate taxes, assessments, Insurance Policy premiums, ground rents (if applicable) and similar items, the applicable Master Servicer and the Special Servicer, as applicable, shall use reasonable efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Borrower at the time they first become due.

            (c) In accordance with the Servicing Standard and for all Mortgage Loans and REO Properties for which it is the Master Servicer, each Master Servicer shall make a Servicing Advance with respect to each related Mortgaged Property and each REO Property of all such funds as are necessary for the purpose of effecting the payment of (without duplication) (i) ground rents (if applicable), (ii) premiums on Insurance Policies, (iii) operating, leasing, managing and Liquidation Expenses for REO Properties, (iv) environmental inspections, (v) real estate taxes, assessments and other similar items that are or may become a lien thereon and (vi) any other amount specifically required to be paid as a Servicing Advance hereunder, if and to the extent monies in the Servicing Accounts are insufficient to pay such item when due and the related Borrower has failed to pay such item on a timely basis; provided that the Master Servicers shall not be required to make any such advance that would, if made, constitute a Nonrecoverable Servicing Advance.

            The Special Servicer shall give the applicable Master Servicer and the Trustee not less than five Business Days' written notice before the date on which such Master Servicer is required to make any Servicing Advance with respect to any Mortgage Loan that the Special Servicer is required to service or any REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (the Special Servicer to identify any such urgent or emergency basis to the applicable Master Servicer at the time it notifies such Master Servicer of the need to make the Advance); and provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) to a Master Servicer more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The applicable Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees. In addition, the Special Servicer shall provide the applicable Master Servicer and the Trustee with any information in its possession (including any information that such Master Servicer or the Trustee, as applicable, may reasonably request) to enable such Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the applicable Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the applicable Master Servicer shall be entitled to conclusively rely on such determination; provided that such determination shall not be binding upon such Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the applicable Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made by such Master Servicer with respect to a Specially Serviced Mortgage Loan or related REO Property is a Nonrecoverable Servicing Advance. The applicable Master Servicer shall be entitled to conclusively rely on such a determination; provided that such determination shall be binding upon such Master Servicer if the Special Servicer determines that such Servicing Advance is a Nonrecoverable Servicing Advance. The applicable Master Servicer shall not be responsible for any delay on the part of the Special Servicer to notify it of any required Servicing Advance with respect to a Specially Serviced Mortgage Loan or related REO Property.

            Notwithstanding anything to the contrary set forth herein, a Master Servicer may (or, at the direction of the Special Servicer, upon not less than five Business Days' (or, if payment is required to be made on an urgent or emergency basis as indicated by the Special Servicer, two Business Days') prior written notice if a Specially Serviced Mortgage Loan or related REO Property is involved, shall) pay directly out of the Collection Account any servicing expense that, if paid by such Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance (which shall be deemed first made from amounts distributable as principal and then from all other amounts comprising general collections); provided that such payment shall be made only if such Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or related REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (or, in the case of a Mortgage Loan Combination, the Certificateholders and the related B Loan Holder or Companion Loan Holder, as applicable) (as a collective whole), as evidenced by an Officer's Certificate (provided that no Officer's Certificate shall be required if payment is required to be made on an urgent or emergency basis, and in which case, the applicable Master Servicer may rely on the Special Servicer's request) promptly delivered by such Master Servicer or the Special Servicer, as applicable, to the Trustee, the applicable Master Servicer or the Special Servicer, as applicable, the Depositor, each Rating Agency, the Series 2007-C5 Directing Certificateholder, any Requesting Subordinate Certificateholder and any affected B Loan Holder or Companion Loan Holder, as applicable, setting forth the basis for such determination and accompanied by any information that such Master Servicer or the Special Servicer may have obtained that supports such determination; and provided, further, that, if a Mortgage Loan Combination is involved, and if and to the extent that funds are available in the related Mortgage Loan Combination Custodial Account, such payment shall be made from such related Mortgage Loan Combination Custodial Account.

            All such Servicing Advances and interest thereon shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Sections 3.04 and 3.05. No costs incurred by a Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Trust Mortgage Loans, notwithstanding that the terms of such Trust Mortgage Loans so permit.

            If a Master Servicer is required under any provision of this Agreement to make a Servicing Advance, but it does not do so when such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of such Master Servicer, give written notice of such failure to such Master Servicer. If such Servicing Advance is not made by such Master Servicer within three Business Days after such notice is given to such Master Servicer, then (subject to Section 7.05) the Trustee shall, within one Business Day thereafter, make such Servicing Advance.

            (d) In connection with its recovery of any Servicing Advance out of the Collection Account pursuant to clauses (v) or (vi) of Section 3.05(a), from a Mortgage Loan Combination Custodial Account pursuant to Section 3.04 or from a Servicing Account pursuant to Section 3.03(a)(ii), the applicable Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive, first out of any Penalty Charges with respect to the related Mortgage Loan or REO Mortgage Loan, and then out of any other amounts then on deposit in such Master Servicer's Collection Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from and including the date made to, but not including, the date of reimbursement; provided that any such interest with respect to any Servicing Advances made or deemed made with respect to any related B Loan or Companion Loan or any successor REO B Loan or REO Companion Loan with respect thereto that is not so payable out of related Penalty Charges, shall be payable, after such Servicing Advance is reimbursed, out of any other collections on such Mortgage Loan or REO Mortgage Loan, as the case may be, on deposit in the applicable Mortgage Loan Combination Custodial Account (but in no event out of the Trust Fund) (except that this provision is in no way intended to limit any rights that the applicable Master Servicer, the Special Servicer or the Trustee may have to receive payment for such interest on such Servicing Advances from the related B Loan Holder or Companion Loan Holder, as applicable, under the related Intercreditor Agreement); and provided, further, that any such interest earned on any Servicing Advances made with respect to either Mortgage Loan of a Mortgage Loan Combination or with respect to any REO Property related to a Mortgage Loan Combination shall be payable out of the related Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account; and provided, further, that the applicable Master Servicer shall not be entitled to interest on any Servicing Advance made thereby to the extent a payment that may be applied to reimburse such Servicing advance is received but is being held by or on behalf of the applicable Master Servicer in suspense. The applicable Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance made by such Master Servicer, the Special Servicer or the Trustee as soon as practically possible after funds available for such purpose are deposited in the such Master Servicer's Collection Account or, if applicable, the related Mortgage Loan Combination Custodial Account; provided that, upon a determination that a previously made Servicing Advance is a Nonrecoverable Servicing Advance with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan the applicable Master Servicer may reimburse itself, the Special Servicer or the Trustee, as applicable, immediately from general collections in the applicable Master Servicer's Collection Account or, solely to the extent amounts therein are not sufficient, from general collections in the other Master Servicer's Collection Account. Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately, the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Servicing Advance over a period of time (not to exceed 12 months), with interest thereon at the Reimbursement Rate (except that at any time after such a determination to obtain reimbursement over time in accordance with this proviso, the applicable Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the Mortgage Pool immediately), provided, however, that a Master Servicer, the Special Servicer or the Trustee, as applicable, must reimburse itself to the extent of funds in the Collection Account otherwise distributable as principal. The fact that a decision to recover any Nonrecoverable Servicing Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by such Master Servicer or the Special Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Trust Mortgage Loan, the applicable Master Servicer or, with respect to Specially Serviced Trust Mortgage Loans, the Special Servicer shall request from the Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Trust Mortgage Loan, the applicable Master Servicer or, with respect to Specially Serviced Trust Mortgage Loans, the Special Servicer shall request from the Borrower written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Borrower fails to promptly respond to any inquiry described in this
Section 3.03(e), the applicable Master Servicer (with respect to Trust Mortgage Loans that are not Specially Serviced Trust Mortgage Loans) shall determine whether the related Borrower has failed to perform its obligations under the subject Trust Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

            Section 3.04 The Collection Accounts, Distribution Account, Excess Interest Distribution Account, Excess Liquidation Proceeds Account and Mortgage Loan Combination Custodial Accounts

            (a) Each Master Servicer shall establish and maintain, or cause to be established and maintained, a Collection Account, into which such Master Servicer shall deposit or cause to be deposited on a daily basis (and, subject to Section 3.04(e), in no event later than two Business Day's following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections on the Mortgage Loans in its Servicing Group received after the Cut-off Date (other than payments of principal and interest on the Trust Mortgage Loans in its Servicing Group due and payable on or before the Cut-off Date, and other than payments deposited into the Mortgage Loan Combination Custodial Account pursuant to Section 3.04(e)) and payments on the Mortgage Loans in its Servicing Group (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments (from whatever source) on account of principal, including Principal Prepayments, on the Trust Mortgage Loans (including from a debt service reserve account or any party exercising cure rights); and

            (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Yield Maintenance Charges, Static Prepayment Premiums and late payment charges on the Trust Mortgage Loans (including from a debt service reserve account or any party exercising cure rights); and

            (iii) all Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of any Trust Mortgage Loan (other than Liquidation Proceeds that are to be deposited in the Distribution Account or the Excess Interest Distribution Account) together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Trust Mortgage Loans; and

            (iv) any amounts required to be transferred to the Collection Account from the REO Account pursuant to Section 3.16(c) or from a Mortgage Loan Combination Custodial Account pursuant to Section 3.04(e); and

            (v) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Collection Account; and

            (vi) any amounts required to be deposited by such Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

            (vii) any amounts paid by any Junior Loan Holder or Mezzanine Loan Holder in respect of the related A Loan in connection with any cure or purchase option exercised pursuant to the terms of the related Intercreditor Agreement, or paid or reimbursed from the related Mortgage Loan Combination Custodial Account or by such Junior Loan Holder or Companion Loan Holder pursuant to Section 3.05; and

            (viii) any amounts received by the applicable Master Servicer with respect to the 60 Wall Street Loan pursuant to the 60 Wall Street Intercreditor Agreement.

            The foregoing requirements for deposit by each Master Servicer in the Collection Account maintained by such Master Servicer shall be exclusive, it being understood and agreed that actual payments from Borrowers in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that a Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the Master Servicer in the Collection Account. If a Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, then (notwithstanding anything herein to the contrary) it may at any time withdraw such amount from such Collection Account.

            Within one Business Day of receipt of any of the amounts described in clauses (i)-(iii) of the second preceding paragraph with respect to any Specially Serviced Trust Mortgage Loan, the Special Servicer shall remit such amounts to the applicable Master Servicer for deposit into the Collection Account maintained by such Master Servicer in accordance with the second preceding paragraph (or, if such Specially Serviced Trust Mortgage Loan is part of a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account in accordance with Section 3.04(e)). Any amounts received by the Special Servicer with respect to an REO Property shall be deposited into the applicable REO Account and remitted to the applicable Master Servicer for deposit into the Collection Account (or, if such REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account) pursuant to Section 3.16(c).

            (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Trustee shall make deposits in and withdrawals from the Distribution Account in accordance with the terms of this Agreement. The Master Servicers shall deliver to the Trustee each month on or before 1:30 p.m., New York City time, on the related Master Servicer Remittance Date, for deposit in the REMIC I Distribution Account, that portion of the Available Distribution Amount (calculated without regard to clauses (a)(iv), (a)(vii), (d), (e), (f) and (g) of the definition thereof) for the related Distribution Date then on deposit in the Collection Account maintained by such Master Servicer. Amounts deposited in respect of the Albers Mill Loan and the Hilton-Ontario Loan shall be deemed to be distributed in respect of the related Loan REMIC Regular Interest and the related Loan REMIC Residual Interest in accordance with the related REMIC Declaration.

            Subject to Section 3.05, each Master Servicer (or, in the case of clause (iv) below, a Master Servicer or the Special Servicer, as applicable), shall, as and when required hereunder, deliver to the Trustee for deposit in the REMIC I Distribution Account:

            (i) any P&I Advances required to be made by such Master Servicer in accordance with Section 4.03 (or, if the Trustee succeeds to such Master Servicer's obligations hereunder, Section 7.05) with respect to the Mortgage Pool;

            (ii) any Liquidation Proceeds paid by such Master Servicer in connection with the purchase of all of the Trust Mortgage Loans and the Trust's interest in any REO Properties in the Trust Fund pursuant to
      Section 9.01 (exclusive of that portion thereof required to be deposited in the Collection Account or the Excess Interest Distribution Account, or remitted to a B Loan Holder, pursuant to Section 9.01);

            (iii) any Yield Maintenance Charges on the Trust Mortgage Loans and REO Trust Mortgage Loans;

            (iv) any payments required to be made by such Master Servicer pursuant to Section 3.02(c); and

            (v) any other amounts required to be so delivered by such Master Servicer for deposit in the Distribution Account pursuant to any provision of this Agreement.

            The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein (including the withdrawal amount from the Interest Reserve Account pursuant to Section 3.28(b) and such amount from the Excess Liquidation Proceeds Account as required pursuant to Section 3.04(d)) and any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account.

            (c) Prior to the Master Servicer Remittance Date relating to any Collection Period in which Excess Interest is received on any ARD Trust Mortgage Loan or any distribution is received in respect of any Loan REMIC Residual Interest, the Trustee shall establish, and maintain the Excess Interest Distribution Account and the Loan REMIC Residual Distribution Account, respectively, in the name of the Trustee for the benefit of the Holders of the Class V Certificates and the Class LR Certificates, respectively. The Loan REMIC Residual Distribution Account and the Excess Interest Distribution Account shall be established and maintained as Eligible Accounts or, subject to Section 3.04(h), as subaccounts of an Eligible Account. On or before each Master Servicer Remittance Date, each Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account and the Loan REMIC Residual Distribution Account an amount equal to the Excess Interest received on the respective ARD Trust Mortgage Loans or any distribution is received in respect of any Loan REMIC Residual Interest in its related Servicing Group (or any successor REO Trust Mortgage Loans with respect thereto) during the related Collection Period. On each Distribution Date, the Trustee shall withdraw the Excess Interest on deposit therein from the Excess Interest Distribution Account and amounts on deposit in the Loan REMIC Residual Distribution Account for distribution pursuant to Section 4.01(f). On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Excess Interest Distribution Account or the Loan REMIC Residual Distribution Account and shall be permitted to withdraw any Net Investment Earnings from the Excess Interest Distribution Account or the Loan REMIC Residual Distribution Account. Following the distribution of Excess Interest to Holders of the Class V Certificates on the first Distribution Date after which no ARD Trust Mortgage Loan and no successor REO Trust Mortgage Loan with respect to an ARD Trust Mortgage Loan remains part of the Mortgage Pool, the Trustee shall terminate the Excess Interest Distribution Account. Following the distribution on the Loan REMIC Residual Interests to Holders of the Class LR Certificates on the first Distribution Date after the termination of both Loan REMICs, the Trustee shall terminate the Loan REMIC Residual Distribution Account.

            (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account and, subject to Section 3.04(h), may be a sub-account of the same Eligible Account as the Distribution Account. By 2:00 p.m., New York City time, on each Master Servicer Remittance Date, each Master Servicer shall withdraw from the Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by such Master Servicer during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date on the Mortgage Loans in its Servicing Group. If any Excess Liquidation Proceeds received by a Master Servicer during any Collection Period relate to any Junior Loan or Companion Loan, such amount shall be deposited in the applicable Mortgage Loan Combination Custodial Account. Any Excess Liquidation Proceeds realized with respect to the Albers Mill Loan or the Hilton-Ontario Loan shall be deemed distributed in respect of the related Loan REMIC Residual Interests to the Holders of the Class LR Certificates and deposited in REMIC I in respect of the residual interest in REMIC I to be held in the Excess Liquidation Proceeds Account.

            On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable with respect to the Regular Certificates on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. On the Business Day prior to each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Excess Liquidation Proceeds Account and shall be permitted to withdraw any Net Investment Earnings from the Excess Liquidation Proceeds Account.

            (e) With respect to a CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Mortgage Loan Combination (and, as a result, such CBA B Loan is being serviced hereunder), or if the Mortgaged Property securing the subject CBA A/B Mortgage Loan Combination has become an REO Property, and with respect to the Cornerstone Commerce Center B Loan, Princeton B Loan and the 450 Lexington Avenue Companion Loan from and after the Closing Date, the applicable Master Servicer shall establish and maintain, or cause to be established and maintained, a Mortgage Loan Combination Custodial Account, into which the applicable Master Servicer shall promptly deposit or cause to be deposited (in no event later than two Business Day's following the receipt of available funds) (or shall transfer from collections with respect to the related Mortgage Loan Combination on deposit in the Collection Account maintained by such Master Servicer if any such amounts were deposited in such account in error), except as otherwise specifically provided herein, the following payments and collections on the applicable Mortgage Loan Combination received after the Cut-off Date (other than payments of principal and interest due and payable on or before the Cut-off Date) and the following payments and collections (other than Principal Prepayments) received on the applicable Mortgage Loan Combination by the applicable Master Servicer on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments or transfers (from whatever source) on account of principal, including Principal Prepayments, on such Mortgage Loan Combination (including from a debt service reserve account or any party exercising cure rights); and

            (ii) all payments (from whatever source) on account of interest, including Default Interest and Excess Interest, Yield Maintenance Charges and late payment charges on such Mortgage Loan Combination (including from a debt service reserve account or any party exercising cure rights); and

            (iii) all Insurance and Condemnation Proceeds received in respect of such Mortgage Loan Combination, together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loan Combination; and

            (iv) all Liquidation Proceeds of the type described in clauses (i) and (ii) of the definition of Liquidation Proceeds; and

            (v) any amounts required to be transferred to such Mortgage Loan Combination Custodial Account from the REO Account pursuant to Section 3.16(c);

            (vi) any amounts required to be deposited by such Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Mortgage Loan Combination Custodial Account; and

            (vii) any amounts required to be deposited by such Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses on such Mortgage Loan Combination resulting from a deductible clause in a blanket hazard policy or master single interest policy; and

            (viii) any amounts paid by the holder of any A Loan or any Mezzanine Loan Holder in connection with any purchase option exercised pursuant to the terms of the related Intercreditor Agreement, that are distributable to the related Junior Loan Holder or Companion Loan Holder.

            The foregoing requirements for deposit by the applicable Master Servicer in a Mortgage Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the applicable Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the applicable Master Servicer in such Mortgage Loan Combination Custodial Account. If a Master Servicer shall deposit in any Mortgage Loan Combination Custodial Account any amount not required to be deposited therein, then such Master Servicer (notwithstanding anything herein to the contrary) may at any time withdraw such amount from such Mortgage Loan Combination Custodial Account.

            Within one Business Day of receipt of any of the amounts described in clauses (i)-(iv) of the second preceding paragraph with respect to any Specially Serviced Mortgage Loan that is part of a Mortgage Loan Combination during the period that the related B Loan or Companion Loan is being serviced hereunder, the Special Servicer shall remit such amounts to the applicable Master Servicer for deposit in the related Mortgage Loan Combination Custodial Account pursuant to the second preceding paragraph. Any amounts received by the Special Servicer with respect to an REO Property that relates to a Mortgage Loan Combination shall be deposited into the REO Account and remitted to the applicable Master Servicer for deposit into the related Mortgage Loan Combination Custodial Account pursuant to Section 3.16(c).

            With respect to a CBA B Loan from and after the date, if any, on which any CBA A/B Material Default occurs and is continuing with respect to the subject CBA A/B Mortgage Loan Combination (and, as a result, such CBA B Loan is being serviced hereunder), or if the Mortgaged Property securing the subject CBA A/B Mortgage Loan Combination has become an REO Property, and with respect to the Cornerstone Commerce Center B Loan, Princeton B Loan and the 450 Lexington Avenue Companion Loan from and after the Closing Date, the applicable Master Servicer shall, as and when required pursuant to the related Intercreditor Agreement and Section 3.05(a) (and in any event no later than the related Master Servicer Remittance Date), withdraw from the related Mortgage Loan Combination Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related Intercreditor Agreement and this Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Master Servicing Fees, Primary Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses and fees relating to the subject Mortgage Loan Combination or any related REO Property and, further, pay to the Trust, as "A Note Holder" (or similar term) under the related Intercreditor Agreement, and to the B Loan Holder or Companion Loan Holder, as applicable, all amounts to which each of them is entitled in respect of the subject A Loan, B Loan or Companion Loan, respectively, in accordance with the related Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the B Loan Holder or Companion Loan Holder shall be made in accordance with the related Intercreditor Agreement.

            Each Master Servicer may pay itself monthly any Net Investment Earnings with respect to a Mortgage Loan Combination Custodial Account with respect to a Mortgage Loan it services.

            (f) [Reserved]

            (g) Funds on deposit in a Collection Account and any Mortgage Loan Combination Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Funds on deposit in the Distribution Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Each Master Servicer shall give notice to the Trustee, the Special Servicer, the Rating Agencies and the Depositor of the location of its Collection Account and any Mortgage Loan Combination Custodial Account prior to any change thereof. As of the Closing Date (or the date such account is established, if later), the Distribution Account, the Excess Liquidation Proceeds Account and the Excess Interest Distribution Account shall be located at the offices of the Trustee. The Trustee shall give notice to the Master Servicers and the Depositor of any new location of the Distribution Account, the Excess Liquidation Proceeds Account or the Excess Interest Distribution Account, prior to any change thereof.

            (h) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, each Master Servicer may maintain the Collection Account and the respective Mortgage Loan Combination Custodial Accounts to be maintained by it (if any) as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Collection Account and the respective Mortgage Loan Combination Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if such Collection Account and such respective Mortgage Loan Combination Custodial Accounts were maintained as multiple separate accounts;
(iii) such Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Collection Account and the respective Mortgage Loan Combination Custodial Accounts, respectively;
(iv) such Master Servicer's maintaining such Collection Account and such respective Mortgage Loan Combination Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders or any B Loan Holder or Companion Loan Holder; and (v) such single Eligible Account shall be entitled substantially as follows: "KeyCorp Real Estate Capital Markets, Inc. or Capmark Finance Inc., as applicable, [or the name of any successor Master Servicer], as Master Servicer, in trust for Wells Fargo Bank, N.A., as Trustee, on behalf of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, and the respective B Loan Holders and the Companion Loan Holder, as their interests may appear, Collection/Custodial Account."

            Also notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Loan REMIC Residual Distribution Account as five separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Loan REMIC Residual Distribution Account were maintained as five separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Loan REMIC Residual Distribution Account were maintained as five separate accounts;
(iii) the Trustee shall make debits and credits to those five subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Loan REMIC Residual Distribution Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Loan REMIC Residual Distribution Account as five separate subaccounts of a single Eligible Account (as opposed to in the form of five separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account, Excess Liquidation Proceeds Account and the Loan REMIC Residual Distribution Account." The subaccount maintained for the Distribution Account shall be further subdivided into the REMIC I Distribution Account and the REMIC II Distribution Account, and deposits into and withdrawals from such accounts shall be made or deemed made as provided in this Agreement.

            Section 3.05 Permitted Withdrawals from the Collection Account and the Distribution Account

            (a) Subject to the provisions of this Section 3.05(a), each Master Servicer may, from time to time, make withdrawals from the Collection Account maintained by it for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee for deposit in the REMIC I Distribution Account the amount required to be remitted pursuant to the first paragraph of Section 3.04(b) and clause (iii) of the second paragraph of Section 3.04(b) and the amount to be applied to make P&I Advances by such Master Servicer pursuant to Section 4.03(a);

            (ii) to remit to the Trustee for deposit in the Excess Interest Distribution Account any Excess Interest on the ARD Trust Mortgage Loans and any successor REO Trust Mortgage Loans with respect thereto pursuant to Section 3.04(c) and to remit to the Trustee for deposit in the Loan REMIC Residual Distribution Account any distribution in respect of the Loan REMIC Residual Interests;

            (iii) to pay (w) to a Master Servicer or the holder of such Master Servicer's Excess Servicing Strip (subject to Section 3.11(a)), unpaid Master Servicing Fees and any Primary Servicing Fees to which it or such holder is entitled pursuant to Section 3.11(a) in respect of each Mortgage Loan and REO Mortgage Loan, (x) to any Primary Servicer entitled thereto, the related Primary Servicing Fee (the applicable Master Servicer's rights, any Primary Servicer's rights, the rights of any other holder of the Excess Servicing Strip to payment pursuant to this clause (iii) with respect to any Trust Mortgage Loan, REO Trust Mortgage Loan, B Loan or Companion Loan, as applicable, being limited to amounts received on or in respect of such Trust Mortgage Loan, B Loan or Companion Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds), or such REO Trust Mortgage Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds) that are allocable as a recovery of interest thereon), (y) to pay any Broker Strip Payee entitled thereto, the related Broker Strip, and (z) to the Special Servicer, unpaid Special Servicing Fees to which it is entitled in accordance with Section 3.11(b) (first out of collections on the related Mortgage Loan, REO Proceeds or Liquidation Proceeds and then from general collections) in respect of each Specially Serviced Trust Mortgage Loan, REO Trust Mortgage Loan and, to the extent set forth in the related Intercreditor Agreement, each B Loan and Companion Loan, as applicable;

            (iv) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a Cure Payment from any Junior Loan Holder), such Master Servicer's or the Trustee's right to receive payment pursuant to this clause (iv) being limited to amounts received which represent Late Collections of interest (net of the related Master Servicing Fees and Broker Strip Interest, if any, and Primary Servicing Fees) on and principal of the particular Trust Mortgage Loans and REO Trust Mortgage Loans with respect to which such P&I Advances were made; provided, however, that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vi) below, first from such amounts that are allocated to the Loan Group to which such Trust Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group;

            (v) to reimburse itself, the Special Servicer or the Trustee, as applicable, for unreimbursed Servicing Advances, such Master Servicer's, the Special Servicer's or the Trustee's respective rights to receive payment pursuant to this clause (v) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues); provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause
      (vi) below, first from such amounts that are allocated to the Loan Group to which such Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group;

            (vi) to reimburse itself, the other Master Servicer (to the extent amounts in the other Master Servicer's Collection Account are insufficient), the Special Servicer or the Trustee, as applicable, for (A) Nonrecoverable Advances, first out of Late Collections, REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Mortgage Loan, then out of the principal portion of general collections on the Mortgage Loans and REO Properties, first from such amounts that are allocated to the Loan Group to which such Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group and, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option of such Master Servicer, the Special Servicer or the Trustee to defer reimbursement thereof pursuant to Section 3.03(d) or 4.03(d), as applicable, out of other collections on the Mortgage Loans and REO Properties and (B) Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to (A) above, first from such amounts that are allocated to the Loan Group to which such Mortgage Loan belongs and second from such amounts that are allocated to the other Loan Group;

            (vii) at such time as it reimburses itself, the Special Servicer or the Trustee or the other Master Servicer, as applicable, for (a) any unreimbursed P&I Advance pursuant to clause (iv) above (including, pursuant to clause (vi) above, any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount), to pay itself or the Trustee, as applicable, any Advance Interest accrued and payable thereon in accordance with Section 4.03(d), (b) any unreimbursed Servicing Advances pursuant to clause (v) above (including, pursuant to clause (vi) above, any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) or pursuant to Section 3.03(a)(ii), to pay itself, the Special Servicer or the Trustee, as the case may be, any Advance Interest accrued and payable thereon in accordance with Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (vi) above, to pay itself, the other Master Servicer, the Special Servicer or the Trustee, as the case may be, any Advance Interest accrued and payable thereon (all such Advance Interest to be payable first out of Penalty Charges on the related Mortgage Loan or REO Mortgage Loan and then out of general collections on the Mortgage Loans and REO Properties; provided, that Advance Interest accrued and payable on any Workout-Delayed Reimbursement Amount as set forth in subclause (a) or (b) above shall be solely reimbursable from the principal portion of general collections, net of any amount used to reimburse any Nonrecoverable Advance and Advance Interest thereon);

            (viii) to pay the Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan to which it is entitled pursuant to, and from the sources contemplated by,
      Section 3.11(b), the Liquidation Fee payable out of related full, partial or discounted payoffs, REO Revenues and Liquidation Proceeds, and the Workout Fees payable out of collections on the related Mortgage Loan;

            (ix) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect relating to a Trust Mortgage Loan and giving rise to a repurchase obligation of any Mortgage Loan Seller under Section 7 of the related Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, including, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Trust Mortgage Loan being limited to that portion of the Purchase Price paid for such Trust Mortgage Loan that represents such expense in accordance with clause (v) of the definition of Purchase Price;

            (x) subject to Section 2.03(b), to reimburse itself, the Trustee or the Special Servicer, as the case may be, first out of Liquidation Proceeds and Insurance and Condemnation Proceeds with respect to the subject Mortgage Loan and then out of general collections on the Trust Mortgage Loans for which such Master Servicer is the Master Servicer and any related REO Properties, for any unreimbursed expense reasonably incurred by such Person relating to a Trust Mortgage Loan required to be serviced by such Master Servicer in connection with the enforcement of any Mortgage Loan Seller's obligations under Section 7 of the related Mortgage Loan Purchase Agreement or under the Column Performance Guarantee, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise;

            (xi) to pay itself, as additional master servicing compensation all amounts relating to the Mortgage Pool specified in Section 3.11(a); and to pay the Special Servicer, as additional special servicing compensation all amounts relating to the Mortgage Pool specified in Section 3.11(b);

            (xii) to recoup any amounts deposited in the Collection Account in error;

            (xiii) to pay itself, the Special Servicer, the Trustee, the Depositor or any of their respective affiliates, directors, officers, shareholders, members, managers, partners, employees and agents (including any Primary Servicer), as the case may be, any amounts payable to any such Person out of the Collection Account pursuant to Sections 6.03(a) or 6.03(b);

            (xiv) to pay for (A) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee, the Special Servicer or a Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of obtaining the REO Extension contemplated by Section 3.16(a) (the amounts contemplated by this clause may be paid from the Collection Account), (C) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to the Special Servicer with respect to any REO Property (except to the extent that the subject expense relates to any B Loan or Companion Loan or any successor REO B Loan or REO Companion Loan with respect thereto), and (D) to the extent not otherwise advanced by such Master Servicer, any fees and/or expenses payable or reimbursable, as the case may be, in accordance with Section 3.18, to such Master Servicer, the Trustee or an Independent third party for confirming, in accordance with such Section 3.18(b), a Fair Value determination made with respect to any Defaulted Trust Mortgage Loan;

            (xv) to pay itself, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount related to the Mortgage Loans and/or REO Properties that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement, including pursuant to any indemnification of such party hereunder, and to which reference is not made in any other clause of this
      Section 3.05(a), it being acknowledged that this clause (xv) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

            (xvi) to pay, in accordance with Section 3.03(c), out of general collections on the Mortgage Loans and any REO Properties, certain servicing expenses related to the Mortgage Loans and REO Properties that would, if advanced, constitute Nonrecoverable Servicing Advances;

            (xvii) to pay itself, the Special Servicer, a Mortgage Loan Seller, any Junior Loan Holder or any other particular Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xviii) to pay for the cost of any environmental testing performed at the Special Servicer's direction pursuant to the last sentence of
      Section 3.09(c) and to pay for the cost of any remedial actions taken in accordance with Section 3.09(c) to address actual or potential adverse environmental conditions;

            (xix) to transfer to the related Mortgage Loan Combination Custodial Account or pay any amounts payable by the holder of the related A Loan to any B Loan Holder or Companion Loan Holder under the related Intercreditor Agreement, including, to pay in accordance with Section 3.34(c), out of general collections on the Mortgage Loans and any REO Properties, certain amounts payable by the holder of the 60 Wall Street Mortgage Loan pursuant to the 60 Wall Street Intercreditor Agreement;

            (xx) to remit any Excess Liquidation Proceeds to the Trustee for deposit in the Excess Liquidation Proceeds Account in accordance with
      Section 3.04(d); and

            (xxi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01;

provided, however, that, in the case of the Princeton Total Loan and the Cornerstone Commerce Center Total Loan:

                  (A) no Primary Servicing Fees, Workout Fees and Liquidation
            Fees earned and other items that constitute "Costs" (other than Special Servicing Fees and related Nonrecoverable Servicing Advances or Workout-Delayed Reimbursement Amounts made or paid hereunder and interest thereon) under the related Intercreditor Agreement attributable to the related Junior Loan or any successor REO Mortgage Loan with respect thereto shall in any event be paid out of payments and other collections on the Trust Mortgage Loans and/or any successor REO Mortgage Loans with respect thereto, and no Special Servicing Fees earned on the related Junior Loan or any successor REO Mortgage Loans with respect thereto shall in any event be paid out of payments or other collections on the Mortgage Loans (exclusive of the Princeton Loan and the Cornerstone Commerce Center Loan, respectively) and/or any successor REO Mortgage Loans with respect thereto; and

                  (B) no fees, costs or expenses allocable to the Trust Mortgage
            Loans, any successor REO Mortgage Loans with respect thereto, or any particular such Trust Mortgage Loan or REO Mortgage Loan (exclusive of the Princeton Loan and the Cornerstone Commerce Center Loan, respectively, or any successor REO Mortgage Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holders of, the related Junior Loan or any successor REO Mortgage Loan with respect thereto; and

provided, however, that, in the case of the CBA A/B Mortgage Loan Combination:

                  (A) to the maximum extent permitted by the related CBA A/B
            Intercreditor Agreement, Special Servicing Fees, Workout Fees, Liquidation Fees, and all other servicing costs and expenses relating to such CBA A/B Mortgage Loan Combination or any related REO Property shall be paid or reimbursed, as applicable, out of amounts otherwise payable to the holder of the related CBA B Loan or any successor REO Mortgage Loan with respect thereto; and

                  (B) no fees, costs or expenses, including servicing
            compensation, allocable to the related CBA B Loan or any successor REO Mortgage Loan with respect thereto (other than related Servicing Advances (including Workout-Delayed Reimbursement Amounts), which are otherwise payable or reimbursable, as applicable, in accordance with this Agreement) shall be paid or reimbursed, as applicable, out of any payments or other collections on the Mortgage Loans and/or any successor REO Mortgage Loans with respect thereto (exclusive of the related CBA A Loan or any successor REO Mortgage Loan with respect thereto); and

                  (C) no fees, costs or expenses allocable to the Mortgage
            Loans, any successor REO Mortgage Loans with respect thereto or any particular such Mortgage Loan or REO Mortgage Loan (exclusive of the related CBA A Loan or any successor REO Mortgage Loan with respect thereto) shall be paid out of payments and other collections on, or amounts otherwise payable to the holder of, the related CBA B Loan or any successor REO Mortgage Loan with respect thereto; and

provided further, however, that in the case of any Junior Loan or Companion Loan (to the extent not inconsistent with the preceding provisos):

                  (A) the applicable Master Servicer shall be entitled to make transfers from time to time, from the related Mortgage Loan Combination Custodial Account to the applicable Collection Account, of amounts necessary for the payments and/or reimbursements of amounts described above in this Section 3.05(a), including the foregoing provisos, but only insofar as the payment or reimbursement described therein arises from or is related to the related Mortgage Loan or the subject Mortgage Loan Combination, pursuant to this Agreement and, in either case, is allocable to the related Junior Loan or Companion Loan pursuant to the related Intercreditor Agreement(s), and such Master Servicer shall also be entitled to make transfers from time to time, from the related Mortgage Loan Combination Custodial Account to the Collection Account, of amounts transferred to such related Mortgage Loan Combination Custodial Account in error, and amounts necessary for the clearing and termination of the related Mortgage Loan Combination Custodial Account pursuant to Section 9.01; and

                  (B) the applicable Master Servicer shall on the second
            Business Day following receipt of payment from the related Borrower or as otherwise required under the related Intercreditor Agreement, remit to the related Junior Loan Holder or Companion Loan Holder any amounts on deposit in the related Mortgage Loan Combination Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clause (A) above), to the extent that such Junior Loan Holder is entitled thereto under the related Intercreditor Agreement (including, if applicable, by way of the operation of any provision of the related Intercreditor Agreement(s) that entitles the holder of such Junior Loan to reimbursement of cure payments made by it).

            Expenses incurred with respect to each Mortgage Loan Combination being serviced under this Agreement shall be allocated in accordance with the corresponding Intercreditor Agreement(s).

            If a Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a Mortgage Loan Combination, then such Master Servicer shall, if funds on deposit in such Mortgage Loan Combination Custodial Account are insufficient therefor, request the related Junior Loan Holder or Companion Loan Holder to make such payment or reimbursement to the extent such Junior Loan Holder or Companion Loan Holder is obligated to make such payment or reimbursement pursuant to the related Intercreditor Agreement. If such Junior Loan Holder or Companion Loan Holder fails to make such payment or reimbursement that it is obligated to make within three Business Days following such request, then (subject to the provisos to the first paragraph of this Section 3.05(a)) such Master Servicer shall be entitled to make such payment or reimbursement from the applicable Collection Account. The applicable Master Servicer shall use reasonable efforts to recover any such payment or reimbursement paid out of general collections on the Mortgage Pool from such Junior Loan Holder or Companion Loan Holder, and if such payment or reimbursement is subsequently recovered from such Junior Loan Holder or Companion Loan Holder or from payments from the Borrower or proceeds of the Mortgage Loan Combination Custodial Account that would otherwise be payable to the Junior Loan Holder or Companion Loan Holder, to the extent that any amounts were previously taken by such Master Servicer from general collections on the Mortgage Pool on deposit in its Collection Account, the amount recovered (or otherwise to be paid to the Junior Loan Holder or Companion Loan Holder) shall be deposited into the Collection Account and shall not be deposited into the related Mortgage Loan Combination Custodial Account.

            Subject to the provisions of Section 3.03(c), each Master Servicer shall pay to the Special Servicer from the Collection Account it maintains on each Master Servicer Remittance Date amounts permitted to be paid to the Special Servicer therefrom based upon an Officer's Certificate received from the Special Servicer on the first Business Day following the immediately preceding Determination Date describing the item and amount to which the Special Servicer is entitled. Each Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

            Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account and Mortgage Loan Combination Custodial Account.

            If at any time a Master Servicer (or the Trustee) determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections received on the Mortgage Loans during such Collection Period, then such Master Servicer (or the Trustee) shall use its reasonable efforts to give the Rating Agencies at least 15 days notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in its Collection Account allocable to interest on the Mortgage Loans unless extraordinary or unanticipated circumstances, including, without limitation, the following, make such notice impractical (1) such Master Servicer (or the Trustee) determines in its sole discretion that waiting 15 days after such a notice could jeopardize its (or the Trustee's) ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to such Master Servicer (or the Trustee) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) such Master Servicer has not timely received from the Trustee information requested by such Master Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance (or the Trustee has not timely received from such Master Servicer information requested by the Trustee to consider in determining whether to defer reimbursement of a Nonrecoverable Advance); provided, however, that, if clause
(1), (2) or (3) apply, such Master Servicer (or, if applicable, the Trustee) shall use reasonable efforts to give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in its Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The failure to give such notice to the Rating Agencies shall not give rise to any liability whatsoever on the part of such Master Servicer or Trustee, and shall not be a condition for reimbursement of a Nonrecoverable Advance from its Collection Account.

            (b) The Trustee, may, from time to time, make or be deemed to make withdrawals from the Distribution Account for any of the following purposes:

            (i) to make distributions of the Available Distribution Amount and any Yield Maintenance Charges and/or Static Prepayment Premiums on the Trust Mortgage Loans and REO Trust Mortgage Loans in respect of the Uncertificated REMIC I Interests, and to the Certificateholders pursuant to Section 4.01;

            (ii) to pay the Trustee accrued but unpaid Trustee Fees;

            (iii) to pay to the Trustee or any of its Affiliates, directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable out of the Distribution Account to any such Person hereunder, including but not limited to those pursuant to Section 6.03(a), 6.03(b), 8.05(c) or 8.05(d);

            (iv) to pay for the cost of recording this Agreement;

            (v) to pay for the cost of the Opinion of Counsel contemplated by
      Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee;

            (vi) to pay any and all federal, state and local taxes imposed on any of the REMIC Pools or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Depositor, the Master Servicers, the Special Servicer or the Trustee is liable therefor;

            (vii) to recoup any amounts deposited in the Distribution Account in error;

            (viii) to transfer amounts required to be transferred to the Interest Reserve Account pursuant to Section 3.28(a);

            (ix) to pay the Trustee any Net Investment Earnings on funds in the Distribution Account pursuant to Section 3.06; and

            (x) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Collection Account and the Distribution Account are not sufficient to pay the full amount of the Master Servicing Fee listed in Section 3.05(a)(iii) and the Trustee Fee, then the Trustee Fee, shall be paid in full prior to the payment of any Master Servicing Fee payable under Section 3.05(a)(ii) and (ii) if amounts on deposit in the Collection Account are not sufficient to reimburse the full amount of, together with interest on, Advances listed in Sections 3.05(a)(iv), (v), (vi) and (vii), then reimbursements shall be paid first to the Trustee and then to the applicable Master Servicer.

            Section 3.06 Investment of Funds in the Collection Account, Mortgage Loan Combination Custodial Accounts, Servicing Accounts, Cash Collateral Accounts, Lock-Box Accounts, Interest Reserve Account, Distribution Account, Excess Liquidation Proceeds Account, Excess Interest Distribution Account, Loan REMIC Residual Distribution Account and the REO Account

            (a) (i) Each Master Servicer may direct any depository institution maintaining for such Master Servicer a Collection Account, any Mortgage Loan Combination Custodial Account, any Servicing Account, any Cash Collateral Account and any Lock-Box Account (any of the foregoing accounts listed in this clause (i) for purposes of this Section 3.06, a "Master Servicer Account"), (ii) the Special Servicer may direct any depository institution maintaining the REO Account and (iii) the Trustee may direct any depository institution maintaining the Excess Liquidation Proceeds Account, the Excess Interest Distribution Account, the Distribution Account, the Interest Reserve Account and the Loan REMIC Residual Distribution Account (any of the foregoing accounts listed in this clause (iii) for purposes of this Section 3.06, a "Trustee Account" and any of the Master Servicer Accounts, the Trustee Accounts and the REO Account, for purposes of this Section 3.06, an "Investment Account"), to invest (or if such depository institution is a Master Servicer, Special Servicer or the Trustee, as applicable, it may itself invest) the funds held therein solely in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and
(B) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the applicable Master Servicer or Special Servicer, as applicable, on behalf of the Trustee or in the name of the Trustee (in its capacity as such).

            The applicable Master Servicer (in the case of any Master Servicer Account) or the Special Servicer (in the case of an REO Account), on behalf of the Trustee (in the case of any Trustee Account) shall be the "entitlement holder," as such term is defined in the UCC, of any Permitted Investment that is a "security entitlement," as such term is defined in the UCC, and maintain continuous possession of any Permitted Investment of amounts in such accounts that is either (i) a "certificated security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the applicable Master Servicer or the Special Servicer shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of any Master Servicer Account), the Special Servicer (in the case of the REO Account) or the Trustee (in the case of any Trustee Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the applicable Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Interest and investment income realized on funds and deposited in each of the Master Servicer Accounts to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period shall be for the sole and exclusive benefit of the applicable Master Servicer to the extent not required to be paid to the related Borrower and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03(a), 3.04(e), 3.05(a) or 3.27, as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to withdrawal, or withdrawal at its direction, in accordance with Section 3.16(c). Interest and investment income realized on funds and deposited in each of the Trustee Accounts, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from the day succeeding any Distribution Date to the next succeeding Distribution Date shall be for the sole and exclusive benefit of the Trustee, but shall be subject to withdrawal in accordance with Section 3.04(c), 3.04(d), 3.05(b) or 3.28. If any loss shall be incurred in respect of any Permitted Investment directed to be made by a Master Servicer or the Special Servicer, as applicable, other than any loss on an investment made at the direction of the Borrower or made as required under the Mortgage Loan Documents and on deposit in any of the Master Servicer Accounts (in the case of a Master Servicer) or any of the REO Accounts (in the case of the Special Servicer), the applicable Master Servicer or the Special Servicer, as applicable, shall deposit therein, no later than the next Determination Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the most recently ended Collection Period; provided, however, that such Net Investment Loss shall not include any loss incurred as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such account so long as such federal or state chartered depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (i) at the time such investment was made and (ii) as of the date 30 days prior to such insolvency. If any loss shall be incurred in respect of any Permitted Investment directed to be made by the Trustee and on deposit in any of the Trustee Accounts, the Trustee shall deposit therein, no later than the next Distribution Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from and including the day succeeding the immediately preceding Distribution Date (or, in the case of the initial Distribution Date, from and including the Closing Date) to and including such Distribution Date.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may (and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            Notwithstanding the investment of funds held in any Investment Account pursuant to this Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage

            (a) Subject to the following sentence, the applicable Master Servicer shall use its reasonable efforts, consistent with the Servicing Standard (and taking into account the insurance in place at closing, to the extent consistent with the Servicing Standard), to cause the related Borrower to maintain, for each Mortgage Loan any and all Insurance Policy coverage as is required under the related Mortgage Loan Documents (and, if the related Borrower fails to do so, the applicable Master Servicer shall itself maintain such Insurance Policy coverage to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property and to the extent such Insurance Policy coverage is available at commercially reasonable rates, as determined by the applicable Master Servicer in accordance with the Servicing Standard); provided that, subject to Section 3.07(f), if any Mortgage permits the holder thereof to dictate to the Borrower the Insurance Policy coverage to be maintained on such Mortgaged Property, the applicable Master Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard; and provided, further, that the applicable Master Servicer is not required to make a Nonrecoverable Servicing Advance to maintain any such Insurance Policy. The applicable Master Servicer shall use its reasonable efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain, the applicable Master Servicer shall maintain, all-risk casualty insurance which does not contain any carve-out for (or, alternatively, a separate insurance policy that expressly provides coverage for) property damage resulting from a terrorist or similar act, to the extent not prohibited by the terms of the related Mortgage Loan Documents; provided, however, that the applicable Master Servicer will not be obligated to require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Mortgage Loan Documents, unless the applicable Master Servicer determines, in accordance with the Servicing Standard, that the insurance required immediately prior to the Closing Date (if less than what is required by the related Mortgage Loan Documents) would not then be commercially reasonable for property of the same type, size and/or location as the related Mortgaged Property and the Special Servicer, with the consent of the Series 2007-C5 Directing Certificateholder (which consent shall be obtained by the Special Servicer and be subject to the limitations of the last paragraph of Section 3.21(e)), approves such determination; provided, further, that the applicable Master Servicer will not be obligated to require any Borrower to obtain or maintain insurance issued by an insurer rated by either S&P or Moody's unless the issuer of such insurance was specifically required to be rated by S&P or Moody's, as applicable, under the terms of the related Mortgage Loan Documents or by the related Mortgage Loan Seller immediately prior to the Closing Date; provided further, however, that the applicable Master Servicer shall not be required to call default under a Mortgage Loan if the related Borrower fails to maintain such insurance, and the applicable Master Servicer shall not be required to maintain such insurance, if, in each case, the Special Servicer has determined in accordance with the Servicing Standard that either (a) such insurance is not then available at commercially reasonable rates, (b) that such hazards are not at the time commonly insured against for properties similar to the subject Mortgaged Property and located in or around the region in which the subject Mortgaged Property is located or (c) such insurance is not available at any rate. During the period that the Special Servicer is evaluating such insurance hereunder, the applicable Master Servicer shall not be liable for any loss related to its failure to require the related Borrower to maintain terrorism insurance and shall not be in default of its obligations as a result of such failure. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property (other than with respect to the 60 Wall Street Loan) no less Insurance Policy coverage than was previously required of the Borrower under the related Mortgage Loan(s) or, at the Special Servicer's election, coverage satisfying insurance requirements consistent with the Servicing Standard; provided that such coverage is available at commercially reasonable rates.

            All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans) or the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties (other than with respect to the 60 Wall Street Loan)), (ii) include coverage in an amount not less than the lesser of the full replacement cost of the improvements which are a part of the Mortgaged Property or the outstanding principal balance owing on the related Mortgage Loan(s), but in any case in such an amount so as to avoid the application of any co-insurance clause, (iii) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan Documents) and (iv) be issued by either (X) a Qualified Insurer or (Y) for any Insurance Policy being maintained by the related Borrower, an insurance carrier meeting the requirements of the related Mortgage Loan Documents (provided that such Qualified Insurer or other insurance carrier is authorized under applicable law to issue such Insurance Policies). Any amounts collected by the applicable Master Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property (other than with respect to the 60 Wall Street Loan) or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan Documents) shall be deposited: (i) in the case of a Mortgage Loan, in the Collection Account or any related Mortgage Loan Combination Custodial Account, as applicable in accordance with Section 3.04, maintained by the applicable Master Servicer, subject to withdrawal pursuant to Section 3.05(a) or 3.04(e), as applicable; and (ii) in the case of an REO Property (other than with respect to the 60 Wall Street Loan), in the REO Account maintained by the Special Servicer, subject to withdrawal pursuant to
Section 3.16(c).

            Any costs incurred by a Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans it services if the Borrower defaults on its obligation to maintain such Insurance Policies shall, subject to
Section 3.03(c), be advanced by and reimbursable to such Master Servicer as a Servicing Advance. The amounts so advanced shall not, for purposes of calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Trust Mortgage Loan, notwithstanding that the terms of such Trust Mortgage Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties (other than with respect to the 60 Wall Street Loan) shall be an expense of the Trust Fund payable out of the related REO Account pursuant to
Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, subject to Section 3.03(c), advanced by and reimbursable to the applicable Master Servicer as a Servicing Advance.

            (b) If a Master Servicer or the Special Servicer obtains and maintains a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties (other than with respect to the 60 Wall Street Loan), as the case may be, required to be serviced and administered by such Master Servicer or the Special Servicer hereunder, and such Insurance Policy provides protection equivalent to the individual policies otherwise required, then such Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties. Such blanket Insurance Policy may contain a deductible clause, in which case if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such individual Insurance Policy, the applicable Master Servicer or the Special Servicer shall promptly deposit into the Collection Account maintained by such Master Servicer from such Master Servicer's or the Special Servicer's related Mortgage Loan Combination Custodial Account, as applicable, in accordance with
Section 3.04, from its own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation for an individual policy that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause. The applicable Master Servicer or the Special Servicer, as applicable, shall prepare and present, on behalf of itself, the Trustee, the Certificateholders and any affected B Loan Holders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain earthquake insurance on REO Properties (other than with respect to the 60 Wall Street Loan); provided that such coverage is available at commercially reasonable rates.

            If the applicable Master Servicer or the Special Servicer causes any Mortgaged Property to be covered by a master single interest Insurance Policy with a Qualified Insurer naming such Master Servicer or the Special Servicer as the case may be as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties. If the applicable Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property (other than with respect to the 60 Wall Street Loan) to be covered by such master single interest Insurance Policy, the incremental costs of such insurance applicable to such Mortgaged Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property is covered thereby) shall be paid by and reimbursable to such Master Servicer as a Servicing Advance. Such master single interest Insurance Policy may contain a deductible clause, in which case the applicable Master Servicer or the Special Servicer, as applicable, shall, if (A) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a) and (B) there shall have been one or more losses which would have been covered by such policy had it been maintained, promptly deposit into the Collection Account maintained by such Master Servicer from such Master Servicer's or the Special Servicer's related Mortgage Loan Combination Custodial Account, as applicable, in accordance with Section 3.04, from its own funds the portion of such loss or losses that would have been covered under the individual policy (giving effect to any deductible limitation or, in the absence of such deductible limitation, the deductible limitation for an individual policy that is consistent with the Servicing Standard) but is not covered under the blanket Insurance Policy because of such deductible clause.

            (c) Each of the Master Servicers and the Special Servicer, respectively, shall maintain, at their own expense, a blanket fidelity bond (a "Fidelity Bond") and an errors and omissions insurance policy with a Qualified Insurer, with coverage on all of its officers or employees acting in any capacity requiring such persons to handle funds, money, documents or paper relating to the Mortgage Loans ("Master Servicer Employees," in the case of a Master Servicer, and "Special Servicer Employees," in the case of the Special Servicer). Any such Fidelity Bond and errors and omissions insurance shall protect and insure the applicable Master Servicer or the Special Servicer, as applicable, against losses, including forgery, theft, embezzlement, fraud, errors and omissions, failure to maintain any insurance policies required pursuant to the Agreement and negligent acts of the applicable Master Servicer Employees or Special Servicer Employees. Such errors and omissions policy of a Master Servicer or the Special Servicer, as applicable, shall also protect and insure such Master Servicer or the Special Servicer, as applicable, against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such Fidelity Bond and errors and omissions insurance shall diminish or relieve a Master Servicer or the Special Servicer from its duties and obligations as set forth in this Agreement.

            The minimum coverage under any such Fidelity Bond and errors and omissions insurance policy shall be at least equal to the greater of (i) the amount necessary for such Master Servicer or the Special Servicer, as applicable, to qualify as a FNMA or FHLMC servicer or in an amount that would meet the requirements of prudent institutional commercial mortgage loan servicers for similar transactions, and (ii) $1,000,000. Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of a Master Servicer or the Special Servicer (or its immediate or remote parent) is rated at least "A" by S&P and Fitch, such Master Servicer or the Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a Fidelity Bond and such errors and omissions policy. Coverage of a Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of such Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

            Each of the Special Servicer and each Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective Fidelity Bonds, if any, and/or its respective errors and omissions Insurance Policies, as the case may be, and will upon request furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

            (d) With respect to the Mortgage Loans that (i) require earthquake insurance, or (ii) (A) at the date of origination were secured by Mortgaged Properties on which the related Borrower maintained earthquake insurance and (B) have provisions which enable the applicable Master Servicer to continue to require the related Borrower to maintain earthquake insurance, the applicable Master Servicer shall use reasonable efforts to cause the related Borrower to maintain such insurance in the amount, in the case of clause (i), required by the related Mortgage Loan Documents and in the amount, in the case of clause
(ii), maintained at origination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee as mortgagee has an insurable interest in the related Mortgaged Property. Any determination by the applicable Master Servicer that such insurance is not available at commercially reasonable rates with respect to a Mortgage Loan for which any related Mortgaged Property has a "Probable Maximum Loss," bounded on the basis of 50 years, in excess of 20% shall, with respect to any Significant Trust Mortgage Loan, be subject to confirmation by each Rating Agency that such determination not to purchase such insurance will, in and of itself, not result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates rated by such Rating Agency. The applicable Master Servicer shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

            (e) Each Master Servicer and the Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action is required to be taken under each insurance policy relating to a Trust Mortgage Loan or a Serviced Loan Combination it services to realize the full value of such policy for the benefit of Certificateholders (and, if a Serviced Loan Combination is involved, the related Junior Loan Holder(s) and the related Companion Loan Holder, if any).

            (f) If, as of the Closing Date, a Mortgaged Property (other than an REO Property) (other than with respect to the 60 Wall Street Loan) shall be in a federally designated special flood hazard area (if flood insurance has been made available), or if the applicable Master Servicer becomes aware, in performing its duties under this Agreement, that such Mortgaged Property becomes located in such area by virtue of remapping conducted by the Federal Emergency Management Agency, the applicable Master Servicer will use its reasonable efforts to cause the related Borrower (in accordance with applicable law and the terms of the related Mortgage Loan Documents) to maintain, and, if the related Borrower shall default in any such obligation to so maintain, the applicable Master Servicer shall itself maintain (to the extent available at commercially reasonable rates (as determined by such Master Servicer in accordance with the Servicing Standard) and the Trustee as Mortgagee has an insurable interest in the related Mortgaged Property), flood insurance in respect thereof, but only to the extent the related Mortgage Loan Documents permit the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount equal to the least of (i) the unpaid principal balance of the related Mortgage Loan(s), (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Mortgage Loan Documents. If the cost of any insurance described above is not borne by the Borrower, the applicable Master Servicer shall promptly make a Servicing Advance for such costs, subject to
Section 3.03(c).

            (g) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount equal to the least of (i) the unpaid principal balance of the related REO Mortgage Loan(s), (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, and (iii) the amount required by the related Mortgage Loan Documents. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust Fund payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, subject to Section 3.03(c), paid by the applicable Master Servicer as a Servicing Advance.

            (h) Subject to the related Mortgage Loan Documents, including in the case where the related Mortgage Loan Documents permit the related Borrower to maintain business income insurance for a shorter period of time imposed on such Borrower at origination, the applicable Master Servicer shall use reasonable efforts to cause that each policy of business income insurance maintained by a Borrower have a minimum term of at least twelve months.

            (i) Within 45 days after the Closing Date, with respect to each Trust Mortgage Loan covered by an Environmental Insurance Policy as identified on Exhibit P, the applicable Master Servicer shall notify each Environmental Insurer that (A) both the applicable Master Servicer and the Special Servicer shall be sent notices under the related Environmental Insurance Policy and (B) the Trustee, on behalf of the Trust and any affected B Loan Holder or Companion Loan Holder, shall be the loss payee under the related Environmental Insurance Policy. The applicable Master Servicer and the Special Servicer shall abide by the terms and conditions precedent to payment of claims under any Environmental Insurance Policy and shall take all such action as may be required to comply with the terms and provisions of such policy in order to maintain, in full force and effect, such policy.

            (j) In the event a Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan in its Servicing Group covered thereby, such Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standards, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders (and, if such Insured Environmental Event relates to any Serviced Loan Combination, for the benefit of any related Junior Loan Holder or Companion Loan Holder, as the case may be). Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standards under an Environmental Insurance Policy shall be paid by the Master Servicer and shall be reimbursable to it as a Servicing Advance.

            In the event that a Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more of the Mortgage Loans in its Servicing Group, such Master Servicer shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Series 2007-C5 Directing Certificateholder, any affected B Loan Holder or affected Companion Loan Holder, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, such Master Servicer or the Special Servicer shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents. Any out-of-pocket expenses incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance.

            Section 3.08 Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions

            (a) (i) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (A) provides that such Mortgage Loan shall (or may at the
            mortgagee's option) become due and payable upon (i) the full or partial sale or other transfer of an interest in the related Mortgaged Property or (ii) a sale or transfer of direct or indirect ownership interests in the related Borrower; or

                  (B) provides that such Mortgage Loan or direct or indirect ownership interests in the related Borrower may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

the applicable Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof and, with respect to any Column Trust Mortgage Loan that is sub-serviced, the related Sub-Servicer shall provide to the Special Servicer (with a copy to the applicable Master Servicer) the applicable documentation with respect to any such request for a waiver, and the applicable Master Servicer (with respect to any Performing Trust Mortgage Loans) and the Special Servicer (with respect to all Specially Serviced Mortgage Loans) shall, if and to the extent necessary, enforce (or waive the right to enforce) such due-on-sale clause; provided, that the applicable Master Servicer, with respect to any Performing Trust Mortgage Loans may not, without the consent of the Special Servicer (as set forth in Section 3.08(c)), waive any due-on-sale clause in, or consent to the assumption of, any Trust Mortgage Loan. The Master Servicers with respect to any Performing Trust Mortgage Loans or the Special Servicer, as applicable, shall enforce such due-on-sale clause unless a Master Servicer or Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that (1) not declaring an Event of Default (as defined in the related Mortgage Loan Documents) or (2) granting such consent, as applicable, would be likely to result in a greater or equal recovery, on a present value basis (discounting at a rate no less than the related Mortgage
Rate), than would enforcement of such clause or the failure to grant such consent. If a Master Servicer or Special Servicer, as applicable, determines that (1) not declaring an Event of Default (as defined in the related Mortgage Loan Documents) or (2) granting such consent, as applicable, would be likely to result in a greater or equal recovery, the applicable Master Servicer (with respect to any Performing Trust Mortgage Loans) and the Special Servicer (in the case of any Specially Serviced Mortgage Loan) shall waive such enforcement or take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (x) the credit status of the prospective transferee is in compliance with the Servicing Standard and the terms of the related Mortgage Loan Documents and (y) with respect to any Trust Mortgage Loan which is a Significant Trust Mortgage Loan, the applicable Master Servicer or the Special Servicer, as applicable, shall have received written confirmation from S&P and Fitch. To the extent permitted by the related Mortgage Loan Documents, the applicable Master Servicer (with respect to any Performing Trust Mortgage Loans) and the Special Servicer (with respect to any other Mortgage
Loan) shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, otherwise, such costs shall be a Trust Fund expense.

            (ii) Notwithstanding the provisions of any Mortgage Loan, foreclosure by a Mezzanine Loan Holder on any Mezzanine Loan Collateral securing a Mezzanine Loan to an affiliate of the related Borrower shall not, for purposes of this Agreement, be deemed to be a violation of the due-on-sale clause of the related Mortgage Loan Documents or of clause (i) of this Section 3.08(a) so long as the foreclosing party is a Permitted Mezzanine Loan Holder, and other material requirements of the related intercreditor agreement are satisfied.

            (iii) Neither the Master Servicer nor the Special Servicer shall (x) consent to the foreclosure of any Mezzanine Loan other than by a Permitted Mezzanine Loan Holder or (y) consent to the transfer of any Mezzanine Loan except to a Permitted Mezzanine Loan Holder, except, in each case, as otherwise provided in Section 3.08(a)(ii). Neither the consent of the Master Servicer nor the consent of the Special Servicer shall be required for the foreclosure by a Permitted Mezzanine Loan Holder if an event of default has been declared under the related Mortgage Loan(s) (and each Rating Agency has been notified of such event of default), except as set forth in any related intercreditor agreement. In no event shall a Mezzanine Loan Holder be required to pay any assumption fee, modification fee or other service charge in connection with any foreclosure upon Mezzanine Loan Collateral, transfer of ownership of the related Mortgaged Property to such Mezzanine Loan Holder and/or assumption of the related Mortgage Loan; provided<184> that such Mezzanine Loan Holder may be required to reimburse the applicable Master Servicer or Special Servicer, as applicable, for any costs or expenses incurred by it in connection with such foreclosure, transfer and/or assumption. Nothing herein shall prevent a Mezzanine Loan Holder from appointing a receiver or trustee with respect to any Mezzanine Loan Collateral, foreclosing upon any reserves, escrow accounts or cash collateral accounts pledged under the related Mezzanine Loan (provided none of such accounts have been pledged under the related Mortgage Loan) or otherwise taking an assignment of any cash flows from any Mezzanine Loan Collateral.

            (iv) Notwithstanding the foregoing provisions of this Section 3.08(a), if Master Servicer No. 1 rejects a Borrower's request in connection with a due on sale clause with respect to any Performing Trust Mortgage Loan that is a KeyBank Trust Mortgage Loan, the Special Servicer may review and, subject to the conditions and provisions set forth in this
      Section 3.08, determine to approve the Borrower's request.

            (v) Notwithstanding anything herein to the contrary, the Master Servicers shall approve and close, without the consent of the Special Servicer, the Series 2007-C5 Directing Certificateholder or (if such Mortgage Loan has a Stated Principal Balance of less than $35,000,000) any Rating Agency, all initial syndications of tenant-in-common interests, provided such syndications are specifically permitted by and in accordance with the related Mortgage Loan Documents for any Mortgage Loan (other than a non-serviced Mortgage Loan), that is not a Specially Serviced Trust Mortgage Loan. Upon completion of any such initial transfer, the applicable Master Servicer shall promptly provide notice by electronic mail thereof to the Special Servicer, which notice shall also (i) advise the Special Servicer as to the total number of transfers with respect to such Mortgage Loan that such Servicer has approved and closed as of such date and the expiration date (if any) by which such transfer(s) must occur pursuant to the related Mortgage Loan Documents, and (ii) advise the Special Servicer of when, with respect to any such Mortgage Loan, such tenant-in-common syndication is complete. All transfers of a tenant-in-common interest subsequent to the initial syndication shall be processed by the applicable Master Servicer and approved solely by the Special Servicer. Any request for a modification to or extension of the final initial syndication date respecting any such tenant-in-common transfers or increase in the permitted number of tenant-in-common interests under the initial syndication shall be processed by the applicable Master Servicer and approved solely by the Special Servicer.

            (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

            (i) provides that such Mortgage Loan shall (or, at the mortgagee's option, may) become due and payable upon (A) the creation of any additional lien or other encumbrance on the related Mortgaged Property or
      (B) an encumbrance, pledge or hypothecation of direct or indirect ownership interests in the related Borrower or its owners (including any incurrence of mezzanine financing secured by ownership interests in the related Borrower or its owners or the creation of preferred equity in the related Borrower or its owners); or

            (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or direct or indirect ownership interests in the related Borrower;

the applicable Master Servicer shall provide notice to the Special Servicer of any request for a waiver thereof, and the applicable Master Servicer (with respect to any Performing Trust Mortgage Loans) and Special Servicer (with respect to any Specially Serviced Mortgage Loans) shall, if and to the extent necessary, enforce (or waive the right to enforce) such due-on-encumbrance clause; provided, that Master Servicer No. 2 may not, without the consent of the Special Servicer (as set forth in Section 3.08(c)), waive any due-on-encumbrance clause in, or consent to the creation of any such additional lien or other encumbrance on the related Mortgaged Property securing, any Trust Mortgage Loan, or make any determination with respect to any Trust Mortgage Loan, which by its terms permits encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied. The Master Servicer or Special Servicer shall enforce such due-on-encumbrance clause unless the Special
Servicer: (x) determines, in accordance with the Servicing Standard, that (1) not declaring an event of default under such Mortgage Loan or (2) granting such consent, as applicable, would result in a greater or equal recovery on a present value basis (discounting at the related Mortgage Rate) than would enforcement of such clause or the failure to grant such consent; and (y) with respect to any Trust Mortgage Loan which (i) is a Significant Trust Mortgage Loan or (ii) by itself, or as part of a Crossed Trust Mortgage Loan group or group of Trust Mortgage Loans with affiliated Borrowers has (a) a Loan-to-Value Ratio equal to or greater than 85% or (b) a Debt Service Coverage Ratio equal to or less than 1.2x (in each case, treating the existing debt on the subject Mortgaged Property and the proposed additional debt as if such total debt were a single Trust Mortgage Loan), receives from S&P and Fitch, prior written confirmation that (1) not declaring an event of default under such Mortgage Loan or (2) granting such consent, as applicable, would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates. To the extent permitted by the related Mortgage Loan Documents, the applicable Master Servicer or the Special Servicer shall use reasonable efforts to cause the Borrower to pay the costs associated with such Rating Agency confirmation, otherwise, such costs shall be a Trust Fund expense.

            If the Special Servicer, in accordance with the Servicing Standard, objects to the determination by Master Servicer No. 1 with respect to a Performing Trust Mortgage Loan acquired from KeyBank, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have been satisfied, then Master Servicer No. 1 will not permit the transfer, assumption or further encumbrance with respect to such other Mortgage Loan. If the Special Servicer, in accordance with the Servicing Standard, determines with respect to any other Mortgage Loan, which by its terms permits transfer, assumption or further encumbrance without lender consent provided certain conditions are satisfied, that such conditions have not been satisfied, then Master Servicer No. 1 will not permit the transfer, assumption or further encumbrance with respect to such other Mortgage Loan.

            Notwithstanding the foregoing provisions of this Section 3.08(b), if Master Servicer No. 1 rejects a Borrower's request in connection with a due on encumbrance clause with respect to a Performing Trust Mortgage Loan that is a KeyBank Trust Mortgage Loan, the Special Servicer may review and, subject to the conditions and provisions set forth in this Section 3.08, determine to approve the Borrower's request.

            (c) Any approval required to be obtained by the applicable Master Servicer from the Special Servicer for any action taken by such Master Servicer pursuant to this Section 3.08 with respect to a Performing Trust Mortgage Loan (the giving of which approval shall be subject to the Servicing Standard and Section 3.21) shall be deemed given if not denied in writing within ten (10) Business Days after receipt by the Special Servicer of the applicable Master Servicer's written recommendation and analysis and any additional information requested by the Special Servicer or the Series 2007-C5 Directing Certificateholder (through the Special Servicer), as applicable. If any such action taken by any Master Servicer pursuant to this Section 3.08 requires the approval of the Series 2007-C5 Directing Certificateholder (such consent to be obtained through the Special Servicer), then such approval shall be deemed given if not denied in writing within ten (10) Business Days, which 10-Business Day period shall coincide with the Special Servicer's 10-Business Day period to object set forth in the preceding sentence. Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

            (d) Except as otherwise permitted by Section 3.20, the applicable Master Servicer or the Special Servicer, as applicable, shall not agree to modify, waive or amend any payment term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

            (e) Notwithstanding any other provisions of this Section 3.08 or
Section 3.20, with respect to any Performing Trust Mortgage Loan, the applicable Master Servicer may (without the consent of the Special Servicer or the Series 2007-C5 Directing Certificateholder and without any Rating Agency confirmation) grant a Borrower's request for consent to subject the related Mortgaged Property to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another similar purpose and may consent to subordination of the related Mortgage Loan(s) to such easement, right-of-way or similar agreement; provided that the applicable Master Servicer shall have determined (i) in accordance with the Servicing Standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by such Mortgage and will not materially or adversely affect the value of such Mortgaged Property and (ii) that no REMIC Pool will fail to qualify as a REMIC as a result thereof and that no tax on "prohibited transactions" or "contributions" after the Closing Date would be imposed on any REMIC Pool as a result thereof; and provided, further, that the applicable Master Servicer shall cause the Borrower to pay the costs (including attorneys' fees and expenses) associated with the determination described in clause (ii).

            (f) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance (each, a "Defeasance Mortgage Loan"), to the extent permitted under the related Mortgage Loan Documents:

            (i) The applicable Master Servicer shall effect such defeasance only through the purchase of non-callable U.S. government obligations (including agency securities if such securities are eligible defeasance collateral by written confirmation from the Rating Agencies) satisfying the REMIC Provisions ("Defeasance Collateral") which purchase shall be made in accordance with the terms of the related Mortgage Loan Documents (except that such Master Servicer is authorized to accept Defeasance Collateral meeting the foregoing requirements in spite of more restrictive requirements of the related Mortgage Loan Documents so long as it meets the REMIC Provisions); provided, however, that such Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until such Defeasance Collateral has been identified; and provided, further, that no defeasance shall be accepted within two years after the Closing Date.

            (ii) If such Mortgage Loan permits the assumption of the obligations of the related Borrower by a successor Borrower, the applicable Master Servicer shall cause the Borrower or such successor Borrower to pay all expenses incurred in connection with the establishment of a successor Borrower (which shall be a Single-Purpose Entity) and to cause an assumption by such successor Borrower of the defeased obligations under the related Note. Such Master Servicer shall be permitted to establish a single Single-Purpose Entity to assume the defeased obligations under all of the Mortgage Loans that have been defeased.

            (iii) The applicable Master Servicer shall cause to be delivered an Opinion of Counsel, at such Borrower's expense, to the effect that the assignment of the Defeasance Collateral to the Trustee is valid and enforceable (subject to certain customary qualifications and exceptions).

            (iv) The applicable Master Servicer shall obtain, at the related Borrower's expense, a certificate from an Independent certified public accountant certifying that the Defeasance Collateral is sufficient to make all scheduled payments under the related Note.

            (v) Prior to permitting release of any Mortgaged Property through defeasance, with respect to S&P and Fitch, if such defeasance or partial defeasance of such Mortgaged Property relates to any Trust Mortgage Loan that (1) represents one of the ten largest Trust Mortgage Loans (which for purposes of this clause (v) shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) or
      (2) has a Stated Principal Balance at the time of defeasance of more than $35,000,000 or represents more than 5% of the aggregate Stated Principal Balance of all Trust Mortgage Loans at such time (which for purposes of this clause (v) shall include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers), the applicable Master Servicer shall obtain, at the expense of the related Borrower, written confirmation from S&P that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of any of the then-current ratings assigned to the Certificates; provided that, in the case of any Trust Mortgage Loan that is not a Trust Mortgage Loan covered by clause (1) or (2), the Master Servicer shall obtain confirmation from S&P unless the Master Servicer delivers to S&P a notice in the form attached hereto as Exhibit K within a reasonable time after the completion of the defeasance.

            (vi) Neither the applicable Master Servicer nor the Special Servicer shall permit the release of any Mortgaged Property through defeasance unless the related Borrower establishes to the satisfaction of such Master Servicer or the Special Servicer, as the case may be, that the lien on such Mortgaged Property will be released to facilitate the disposition thereof or to facilitate any other customary commercial transaction.

            (vii) Prior to permitting release of any Mortgaged Property through defeasance, if the related Trust Mortgage Loan so requires and provides for the related Borrower to pay the cost thereof, the applicable Master Servicer shall require such Borrower to deliver or cause to be delivered an Opinion of Counsel to the effect that such release will not cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions.

            (viii) Neither the applicable Master Servicer nor the Special Servicer shall permit a partial defeasance with respect to any Mortgage Loan unless the Defeasance Collateral is sufficient to satisfy the payments and amount required pursuant to the related Mortgage Loan Documents with respect to such partial defeasance.

To the extent permitted under the related Mortgage Loan Documents, any costs to a Master Servicer of obtaining legal advice to make the determinations required to be made by it pursuant to this Section 3.08(f), or obtaining the Rating Agency confirmations required by this Section 3.08(f), shall be borne by the related Borrower as a condition to such Master Servicer's obligation to effect the defeasance of the related Trust Mortgage Loan, or borne by the related Mortgage Loan Seller (to the extent it is required to make such payment under the related Mortgage Loan Purchase Agreement) or advanced as a Servicing Advance by the Master Servicer, and otherwise shall be a Trust Fund expense. The applicable Master Servicer shall deliver all documents relating to the defeasance of any Trust Mortgage Loan to the Trustee for inclusion in the related Mortgage File.

            (g) With respect to any Mortgage Loan that permits the related Borrower to incur subordinate indebtedness secured by the related Mortgaged Property, the applicable Master Servicer or the Special Servicer, as applicable, shall enforce the rights of the lender, if any, under the related Mortgage Loan Documents to require such Borrower to require the lender of such subordinate indebtedness to enter into a subordination and standstill agreement with the Trust.

            (h) With respect to any Trust Mortgage Loan, subject to the related Mortgage Loan Documents, neither the applicable Master Servicer nor the Special Servicer shall permit the related Borrower to substitute any real property, any rights with respect to real property, or any other real property interest whatsoever for the Mortgaged Property securing such Trust Mortgage Loan as of the Closing Date without receipt of an Opinion of Counsel, at the expense of the Borrower (if permitted by the related Mortgage Loan Documents, otherwise at the expense of the Trust Fund), to the effect that the substitution will not cause the related Trust Mortgage Loan to fail to qualify as a "qualified mortgage" as defined under Section 860G(a)(3) of the Code while such Trust Mortgage Loan is owned by either Loan REMIC or REMIC I.

            Section 3.09 Realization Upon Defaulted Mortgage Loans

            (a) The Special Servicer shall, subject to subsections (b) through
(d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of any property securing such Mortgage Loans as come into and continue in default, as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. In any case in which a Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07, the applicable Master Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless (i) the Special Servicer has determined in its reasonable judgment in accordance with the Servicing Standard that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders and any affected B Loan Holder or Companion Loan Holder, as a collective whole, after reimbursement to such Master Servicer for such Servicing Advance and interest thereon and (ii) such Master Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon, will be recoverable by such Master Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Sections 3.05(a)(v) and 3.05(a)(vii) (or, if applicable, Section 3.04(e)). The applicable Master Servicer shall advance all costs and expenses incurred by the Special Servicer in any such proceedings (such costs and expenses to be advanced by such Master Servicer to the Special Servicer in accordance with Section 3.03(c) and recoverable by such Master Servicer as a Servicing Advance); provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance. The applicable Master Servicer may pay out of the Collection Account as an expense of the Trust Fund any cost or expense that would otherwise be determined to be a Nonrecoverable Servicing Advance as and to the extent provided in the third to last paragraph of Section 3.03(c).

            Nothing contained in this Section 3.09 shall be construed to require the Special Servicer, on behalf of the Trust Fund and any affected B Loan Holder or Companion Loan Holder, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan(s), the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy, the obligation to dispose of any REO Property within the time period specified in Section 3.16(a) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal performed with respect to such property, the cost of which Appraisal shall be paid by the applicable Master Servicer as a Servicing Advance.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on any REMIC Pool under the REMIC Provisions or cause any REMIC Pool to fail to qualify as a REMIC.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Mortgage Loan Combination, the related B Loan Holder or Companion Loan Holder), would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed within the preceding 12 months by an Independent Person who regularly conducts Environmental Assessments, and taking into account the existence of any Environmental Insurance Policy covering such Mortgaged Property, that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.

            The cost of any such Environmental Assessment and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the applicable Master Servicer as a Servicing Advance. If any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund and/or, subject to the applicable intercreditor, co-lender or similar agreement, any related B Loan Holder or Companion Loan Holder, as a collective whole, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the second preceding sentence have been satisfied.

            (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and
(ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to the related Mortgage Loan Purchase Agreement for which the related Mortgage Loan Seller could be required to repurchase the related Trust Mortgage Loan pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or pursuant to the Column Performance Guarantee, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and any affected B Loan Holder or Companion Loan Holder, as a collective whole, and consistent with the Servicing Standard (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall provide written reports and a copy of any Environmental Assessments to the Trustee, the applicable Master Servicer and the Certificateholders (or, if the Controlling Class of Certificates are held in book-entry form, the Certificate Owners) of the Controlling Class, any affected B Loan Holder or Companion Loan Holder and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder) monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Trust Mortgage Loan by the related Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property; provided, however, that with respect to each such report or Environmental Assessment, if beneficial ownership of the Controlling Class resides in more than one Certificateholder (or, if the Controlling Class of Certificates are held in book-entry form, more than one Certificate Owner), the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. The Trustee shall, upon request, forward all such reports to the Certificateholders (at the expense of the requesting party) and each Rating Agency.

            (f) The applicable Master Servicer shall report to the Internal Revenue Service and the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property that is abandoned or foreclosed, the receipt of mortgage interests received in a trade or business and the forgiveness of indebtedness with respect to any mortgaged property required by Sections 6050J, 6050H and 6050P, respectively, of the Code. The Special Servicer shall provide the applicable Master Servicer with all information or reports necessary to enable such Master Servicer to fulfill its obligations under this Section 3.09(f) (and shall from time to time provide additional information or reports promptly upon such Master Servicer's request therefor). The applicable Master Servicer shall deliver a copy of any such report to the Trustee.

            (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property securing any defaulted Mortgage Loan is located and the terms of that Mortgage Loan permit such an action.

            (h) The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the applicable Master Servicer and any affected B Loan Holder or Companion Loan Holder no later than the first Business Day following the end of the Collection Period in which such Final Recovery Determination was made.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the applicable Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master Servicer or Special Servicer, as the case may be, will promptly notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release (and shall include two copies) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account or a Mortgage Loan Combination Custodial Account, as applicable pursuant to Section 3.04, or remitted to the applicable Master Servicer to enable such deposit, have been or will be so deposited. Within six Business Days (or within such shorter period as release can reasonably be accomplished if applicable Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee (or, to the extent provided in Section 3.01(b), such Master Servicer or the Special Servicer, as applicable) shall execute such instruments of satisfaction, deeds of reconveyance and other documents as shall have been furnished to it by such Master Servicer or the Special Servicer, and the Trustee shall release and deliver the related Mortgage File to such Master Servicer or the Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or any Mortgage Loan Combination Custodial Account.

            (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the applicable Master Servicer or the Special Servicer, as applicable, shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer). Upon receipt of the foregoing, the Trustee shall deliver the Mortgage File or any document therein to the applicable Master Servicer or the Special Servicer (or a designee), as the case may be. Upon return of the Mortgage File to the Trustee, the Trustee shall execute an acknowledgment of receipt.

            (c) Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the release of the lien of a Mortgage, or to foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee and, if applicable, the related Junior Loan Holder(s) or Companion Loan Holder for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee or any related Junior Loan Holder or Companion Loan Holder and certifying as to the reason such documents or pleadings are required, that the proposed action is in the best interest of the Certificateholders (and, in the case of a Mortgage Loan Combination, the related B Loan Holder(s) and Companion Loan Holder) (as a collective whole) and that the execution and delivery thereof by the Trustee and any related Junior Loan Holder or Companion Loan Holder, as the case may be, will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            (d) From time to time as is appropriate for servicing or foreclosure of any B Loan or Companion Loan, the applicable Master Servicer or the Special Servicer, as applicable, subject to the related intercreditor, co-lender or similar agreement, shall request the original of the related Note from the related B Loan Holder or Companion Loan Holder.

            (e) If from time to time, pursuant to the terms of the 60 Wall Street Intercreditor Agreement and any 60 Wall Street Servicing Agreement, and as appropriate for enforcing the terms of the 60 Wall Street Loan, the 60 Wall Street Master Servicer or the 60 Wall Street Special Servicer requests delivery to it of the original notes for the 60 Wall Street Loan, then the Trustee shall release or cause the release of such original notes to the requesting party or its designee. In connection with the release of the original notes for the 60 Wall Street Loan in accordance with the preceding sentence, the Trustee shall obtain a Request For Release, substantially in the form required by the 60 Wall Street Servicing Agreement, to evidence the holding by the 60 Wall Street Master Servicer or the 60 Wall Street Special Servicer of such original notes as custodian on behalf of and for the benefit of the Trustee.

            Section 3.11 Servicing Compensation

            (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan (including Specially Serviced Trust Mortgage Loans, Defeasance Mortgage Loans and Additional Collateral Trust Mortgage Loans) in its respective Servicing Group. As to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Trust Mortgage Loan or is deemed to accrue from time to time on such REO Trust Mortgage Loan, as the case may be, and for the same period with respect to which any related interest payment due on such Trust Mortgage Loan or deemed due on such REO Trust Mortgage Loan, as the case may be, is computed. The Master Servicing Fee with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Master Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Trust Mortgage Loan and REO Revenues allocable as interest on each REO Trust Mortgage Loan. In no event will a Master Servicer or any Primary Servicer be entitled to retain a servicing fee from the amount of any P&I Advance, regardless of whether the related Borrower is obligated to reimburse Master Servicing Fees or Primary Servicing Fees.

            Each initial Master Servicer in its individual capacity (and its successors and assigns) shall also be entitled to receive all Primary Servicing Fees on any Mortgage Loan in its Servicing Group (including any Specially Serviced Mortgage Loan, Additional Collateral Trust Mortgage Loan and Defeasance Mortgage Loan) which is not serviced by a Primary Servicer, and on any successor REO Mortgage Loan with respect to the foregoing. As to each Mortgage Loan, Serviced Loan Combination and REO Mortgage Loan, the Primary Servicing Fee shall accrue at the related Primary Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Mortgage Loan or Serviced Loan Combination or is deemed to accrue from time to time on such REO Mortgage Loan, as the case may be, and for the same period respecting which any related interest payment due on such Mortgage Loan or Serviced Loan Combination or deemed due on such REO Mortgage Loan, as the case may be, is computed. Notwithstanding anything herein to the contrary, each Master Servicer (and its successors and assigns) may, at its option and without restriction, assign or pledge to any third party or retain for itself the Primary Servicing Fees to which it is entitled, and the right of such Master Servicer (and its successors and assigns) to receive such Primary Servicing Fees in accordance with the provisions hereof shall not be terminated or reduced under any circumstance, including transfer of the servicing or subservicing of the Mortgage Loans to another entity or the resignation or termination of such Master Servicer; provided, however, that in the event of any resignation or termination of such Master Servicer as a Primary Servicer, the Assignable Primary Servicing Fees may be reduced by the Trustee to the extent reasonably necessary (in the discretion of the Trustee) to compensate any replacement primary servicer for assuming the duties of such initial Master Servicer as a Primary Servicer under this Agreement. Notwithstanding the foregoing, each Primary Servicer shall be entitled to all Primary Servicing Fees on all Mortgage Loans serviced under the applicable Primary Servicing Agreement, whether or not any of such Mortgage Loans shall become Specially Serviced Mortgage Loans.

            Each Master Servicer, on behalf of itself, the holder of the related Excess Servicing Strip and the Assignable Primary Servicing Fee, and any Primary Servicer shall be entitled to recover unpaid Master Servicing Fees and Primary Servicing Fees in respect of any Mortgage Loan or REO Mortgage Loan required to be serviced by it out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Mortgage Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). Subject to the second and fourth paragraphs of this Section 3.11(a), the right of a Master Servicer to receive the Master Servicing Fee (and, except to the extent set forth in the Primary Servicing Agreement with respect to a Primary Servicer and except as set forth in this Section 3.11(a), the related Primary Servicing Fee) may not be transferred in whole or in part except in connection with the transfer of all of such Master Servicer's responsibilities and obligations under this Agreement. The parties hereto acknowledge that the annual fees of each Rating Agency allocable to the Column Trust Mortgage Loans, the KeyBank Trust Mortgage Loans and the Capmark Trust Mortgage Loans have been paid on or prior to the Closing Date.

            Notwithstanding anything herein to the contrary, each initial Master Servicer (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the related Excess Servicing Strip, if any; provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a
Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination a Master Servicer, all or any portion of the Excess Servicing Strip may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and that requires market rate servicing compensation that accrues at a per annum rate in excess of 0.005% per annum (one-half basis point). Each Master Servicer and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess Servicing Strip shall, and hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing Strip shall be deemed to have agreed, in connection with any transfer of the Excess Servicing Strip effected by such Person, to indemnify the Certificateholders, the Trust, the B Loan Holders, the Companion Loan Holder, the Depositor, the Underwriters, the Trustee, the Master Servicer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the applicable Master Servicer confidential (except as permitted pursuant to clause (iii) below), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as such Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, the portion of the Excess Servicing Strip attributable to such Trust Mortgage Loan or REO Trust Mortgage Loan to the holder of the Excess Servicing Strip within one Business Day following the payment of such Master Servicing Fees to such Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to such Master Servicer. The holder of the Excess Servicing Strip shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph.

            Each Master Servicer shall pay the Excess Servicing Strip and the Assignable Primary Servicing Fee to the holder of the Excess Servicing Strip and the Assignable Primary Servicing Fee at such time and to the extent that such Master Servicer is entitled to receive payment of its Master Servicing Fees and Primary Servicing Fees hereunder, notwithstanding any resignation or termination of such Master Servicer hereunder (subject to reduction pursuant to the preceding paragraph).

            Additional master servicing compensation ("Additional Servicing Compensation") in the form of:

            (i) 100% of all assumption application fees and 50% of all assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, 100% of all fees in connection with defeasance and 50% of all earn-out fees paid by the Borrowers (and all other commercially reasonable fees collected on or with respect to other actions for which a Master Servicer is responsible) on all Trust Mortgage Loans (other than the 60 Wall Street Mortgage Loan) that are not Specially Serviced Trust Mortgage Loans (provided, however, that with respect to assumption fees, modification fees, extension fees, consent fees, release fees and waiver fees, if the consent of the Special Servicer is not required pursuant to the terms of this Agreement in connection with the underlying servicing action, then the applicable Master Servicer shall be entitled to receive 100% of such fees) (but only to the extent that all amounts then due and payable (after giving effect to any modification) with respect to the subject Trust Mortgage Loan have been paid);

            (ii) all Penalty Charges actually collected on each Trust Mortgage Loan (other than the 60 Wall Street Mortgage Loan) during the period that such Trust Mortgage Loan is not a Specially Serviced Mortgage Loan, but only to the extent that (A) all amounts then due and payable with respect to such Trust Mortgage Loan (including outstanding interest on all Advances accrued with respect to such Trust Mortgage Loan) have been paid,
      (B) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Trust Mortgage Loan, together with interest thereon if such interest was paid to a Master Servicer, Special Servicer or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Trust Mortgage Loan and (C) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Trust Mortgage Loan and previously paid from a source other than Penalty Charges on such Trust Mortgage Loan;

            (iii) all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Mortgage Loan (other than the 60 Wall Street Mortgage Loan); and

            (iv) all other customary charges (other than the 60 Wall Street Mortgage Loan), in each case only to the extent actually paid by the related Borrower;

shall be retained by the applicable Master Servicer and shall not be required to be deposited in the related Collection Account or any Mortgage Loan Combination Custodial Account pursuant to Section 3.04. Notwithstanding anything to the contrary in clause (ii) of the first sentence of this paragraph or in the last paragraph of Section 3.11(b), the applicable Master Servicer shall be entitled to that portion, if any, of a Penalty Charge collected on a Specially Serviced Trust Mortgage Loan prior to the related Servicing Transfer Event.

            Each Master Servicer also shall be entitled to receive and retain additional servicing compensation in the form of: (i) interest or other income earned on deposits relating to the Trust Fund in the Collection Account and any Mortgage Loan Combination Custodial Accounts, maintained by such Master Servicer in accordance with Section 3.06 (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period);
(ii) interest earned on deposits in any Cash Collateral Account, any Lock-box Account and the Servicing Accounts maintained by such Master Servicer that is not required by applicable law or the related Trust Mortgage Loan to be paid to the Borrower; and (iii) collections representing Prepayment Interest Excesses for any Distribution Date on the Trust Mortgage Loans serviced by such Master Servicer (except to the extent necessary to offset Prepayment Interest Shortfalls for such Distribution Date).

            To the extent that any of the amounts described in the preceding paragraph are collected by the Special Servicer, such Special Servicer shall promptly pay such amounts to the applicable Master Servicer.

            Without limiting its rights under any other agreement or arrangement (including without limitation, the related CBA A/B Intercreditor Agreement), the Master Servicers shall not be entitled to any Master Servicing Fees or any other compensation hereunder with respect to the CBA B Loans.

            In respect of each Broker Strip Loan, the applicable Master Servicer shall, on a monthly basis, by the last day of the month following the month in which such Master Servicer collected any related Broker Strip Interest, remit to the applicable Broker Strip Payee the amount of the Broker Strip Interest so collected.

            Except as specifically provided in this Agreement, each Master Servicer shall be required to pay out of its own funds all overhead expenses incurred by it in connection with its servicing activities hereunder, if and to the extent such expenses are not payable directly out of the Collection Account or any Mortgage Loan Combination Custodial Account, and a Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Mortgage Loan. As to each such Specially Serviced Mortgage Loan or REO Mortgage Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate (in accordance with the same terms of the related Note as are applicable to the accrual of interest at the Mortgage Rate) and shall be computed on the basis of the same principal amount as interest accrues from time to time on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time on such REO Mortgage Loan and for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Mortgage Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, when all applicable Servicing Transfer Events cease to exist as described in the definition of "Servicing Transfer Event." The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the related Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            Additional servicing compensation in the form of (i) 100% of all assumption fees and assumption application fees on all Specially Serviced Mortgage Loans, (ii) 50% of all assumption fees on any Mortgage Loans other than Specially Serviced Mortgage Loans and 50% of all consent, waiver and modification fees with respect to Performing Trust Mortgage Loan, for which Special Servicer consent or approval is required and (iii) all commercially reasonable extension fees and all fees received on or with respect to Trust Mortgage Loan modifications, waivers and consents for which the Special Servicer is responsible pursuant to Section 3.20(a), but only to the extent actually collected from the related Borrower and only to the extent that all amounts then due and payable after giving effect to any modification with respect to the related Trust Mortgage Loan (including those payable to the applicable Master Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the applicable Master Servicer and shall not be required to be deposited in any Collection Account or any Mortgage Loan Combination Custodial Account pursuant to Section 3.04.

            The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate. The Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest, other than Default Interest and Excess Interest, and principal (including scheduled payments, prepayments, Balloon Payments, payments at maturity and payments received with respect to a partial condemnation of a Mortgaged Property securing a Specially Serviced Mortgage Loan) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Mortgage Loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were Corrected Mortgage Loans at the time of such termination or resignation (or for any Specially Serviced Mortgage Loan that had not yet become a Corrected Mortgage Loan because at the time the Special Servicer was terminated or resigned the Borrower had not made three consecutive monthly debt service payments and subsequently the Specially Serviced Mortgage Loan becomes a Corrected Mortgage Loan), and the successor Special Servicer shall not be entitled to any portion of such Workout Fees in each case until the Workout Fee for any such loan ceases to be payable in accordance with the terms hereof.

            A Liquidation Fee will be payable to the Special Servicer with respect to each Trust Mortgage Loan repurchased by the applicable Mortgage Loan Seller after the Initial Resolution Period as described in Section 2.03, any Specially Serviced Mortgage Loan or REO Mortgage Loan as to which the Special Servicer receives a full, partial or discounted payoff with respect thereto from the related Borrower or any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect thereto, equal to the product of (i) the Liquidation Fee Rate and (ii) the proceeds of such repurchase or full, partial or discounted payoff or the Liquidation Proceeds or Insurance and Condemnation Proceeds related to such repurchased Trust Mortgage Loan or liquidated Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be (in each such case, however, exclusive of any portion of such payoff and/or proceeds that represents Penalty Charges and/or Excess Interest); provided, however, that no Liquidation Fee shall be payable out of, or in connection with the receipt of, Liquidation Proceeds received as a result of the repurchase or replacement of any Trust Mortgage Loan in connection with a Material Breach or Material Defect by the related Mortgage Loan Seller or, in the case of a Column Trust Mortgage Loan, by the Column Performance Guarantor as contemplated by Section 2.03 (so long as such repurchase or replacement occurs within the applicable cure period set forth in the related Mortgage Loan Purchase Agreement, as such cure period may be extended in accordance with the related Mortgage Loan Purchase Agreement), the purchase of any Defaulted Trust Mortgage Loan by the Special Servicer or any Affiliate thereof pursuant to Section 3.18, the purchase of any A Loan by the related B Loan Holder pursuant to the related Intercreditor Agreement so long as such purchase occurs within 90 days of the Servicing Transfer Event, the purchase of any Trust Mortgage Loan by any related Mezzanine Loan Holder (but only so long as such purchase occurs within 60 days of the Mezzanine Loan Holder's option in the related intercreditor agreement first becoming exercisable) or the purchase of all the Trust Mortgage Loans and REO Properties in the Trust Fund by Holders of more than 50% of the Percentage Interests in the Controlling Class, the Special Servicer or the Master Servicer pursuant to
Section 9.01. Liquidation Fees are payable from and out of the proceeds of such repurchase or full, partial or discounted payoff or Liquidation Proceeds or Insurance and Condemnation Proceeds. Notwithstanding the foregoing, no Liquidation Fee shall be payable to the Special Servicer with respect to the 60 Wall Street Loan or any REO Property related to the 60 Wall Street Loan.

            Notwithstanding anything in this Agreement to the contrary, no Liquidation Fee will be payable under the circumstances set forth in the proviso in the preceding paragraph. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of such Liquidation Proceeds.

            The Special Servicer will also be entitled to additional fees in the form of Penalty Charges collected on each Specially Serviced Mortgage Loan (but only to the extent actually collected from the related Borrower and, with respect to any Mortgage Loan Combination, to the extent permitted in the related Intercreditor Agreement) and to the extent that (i) all amounts then due and payable with respect to such Specially Serviced Mortgage Loan (including outstanding interest on all Advances accrued with respect to such Specially Serviced Mortgage Loan) have been paid, (ii) the Trust Fund has been reimbursed with respect to any Advances made with respect to such Specially Serviced Mortgage Loan, together with interest thereon if such interest was paid to a Master Servicer, Special Servicer or the Trustee, as applicable, from a source of funds other than Penalty Charges collected on such Specially Serviced Mortgage Loan, and (iii) the Trust Fund has been reimbursed for any Additional Trust Fund Expenses incurred since the Closing Date with respect to such Specially Serviced Mortgage Loan and previously paid from a source other than Penalty Charges on such Trust Mortgage Loan). The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket or master single interest Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Collection Account, a Mortgage Loan Combination Custodial Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            Notwithstanding the foregoing provisions of this Section 3.11(b), Special Servicing Fees, Workout Fees and Liquidation Fees earned with respect to any A Loan, any successor REO Trust Mortgage Loan with respect thereto or any related REO Property shall be payable out of the related Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related Intercreditor Agreement, before being paid out of the Collection Account. The Special Servicer shall be entitled to such compensation with respect to the B Loans as is provided under the respective Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related A Loan.

            Section 3.12 Reports to the Trustee

            (a) Each Master Servicer shall deliver to the Trustee and the Special Servicer, no later than 1:30 p.m. New York City time on the second Business Day prior to each Distribution Date beginning in December 2007, the CMSA Loan Periodic Update File with respect to each Trust Mortgage Loan in its related Servicing Group and any successor REO Trust Mortgage Loan relating thereto for the subject Distribution Date. As to each Trust Mortgage Loan and REO Property (or related REO Trust Mortgage Loan), to the extent that the relevant information is not included as part of the CMSA Loan Periodic Update File, such Master Servicer shall provide to the Special Servicer, by the close of business on such Distribution Date and in a mutually agreeable electronic format, the amount of each outstanding Advance and the interest accrued thereon as of the related Determination Date. For purposes of the production by a Master Servicer or the Special Servicer of any report, such Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without investigation, inquiry, independent verification or any duty or obligation to recomputed, verify or recalculate any of the amounts and other information contained in), absent manifest error, on information provided to it by the Depositor, by the Trustee, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by a Master Servicer, by the Special Servicer (unless the Special Servicer is such Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by a Master Servicer (unless such Master Servicer is the Special Servicer or an Affiliate thereof).

            (b) Notwithstanding the foregoing, because the Master Servicers will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by the Master Servicer in December 2007 will be based solely upon information generated from actual collections received by the Master Servicers and from information the Depositor delivers or causes to be delivered to the Master Servicers (including but not limited to information prepared by third-party servicers of the subject Trust Mortgage Loans with respect to the period prior to the Closing Date).

            (c) No later than 4:00 p.m. New York City time on each Master Servicer Remittance Date beginning in February 2008 (or with respect to clause
(viii) below, in March 2008), the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Trust Mortgage Loans and any Serviced Loan Combinations in its related Servicing Group (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA Comparative Financial Status Report; (ii) a CMSA Delinquent Loan Status Report; (iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Loan Set-up File;
(ix) a CMSA Financial File; (x) CMSA Loan Level Reserve LOC Report; (xi) CMSA Reconciliation of Funds Report; (xii) CMSA Realized Loss Report; and (xiii) CMSA Advance Recovery Report. Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Trustee and the applicable Master Servicer.

            (d) The Special Servicer shall from time to time (and, in any event, upon request) provide the Master Servicers with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicers to prepare each report and any supplemental information to be provided by the Master Servicers to the Trustee. Without limiting the generality of the foregoing, not later than 1:30 p.m. (New York City time) on the Business Day following each Determination Date, beginning in December 2007, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicers (on a computer readable medium reasonably acceptable to the Master Servicers and the Special Servicer) the CMSA Special Servicer Loan File providing the data to enable the Master Servicers to produce the following supplemental reports with respect to the Specially Serviced Mortgage Loans and REO Properties, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Loan Periodic Update File; (iii) a CMSA Delinquent Loan Status Report; (iv) a CMSA Comparative Financial Status Report; (v) a CMSA Historical Liquidation Report; (vi) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report; (vii) a CMSA REO Status Report; and (viii) a CMSA NOI Adjustment Worksheet and CMSA Operating Statement Analysis Report.

            (e) Notwithstanding the foregoing, the failure of a Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 3.12 shall not constitute a breach of this Agreement to the extent that such Master Servicer or the Special Servicer, as the case may be, so fails because such disclosure, in the reasonable belief of such Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. A Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (A) At least annually by September 30, commencing September
            30, 2008 or as soon thereafter as is reasonably practicable based upon when, and the format in which, such Master Servicer has received the subject information, with respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, each Master Servicer shall prepare and deliver or cause to be delivered to the Trustee a CMSA Operating Statement Analysis Report and CMSA NOI Adjustment Worksheet for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year, based upon the operating statements and rent rolls (but only to the extent the related Borrower delivers such information to such Master Servicer or the Special Servicer and, with respect to operating statements and rent rolls for Specially Serviced Trust Mortgage Loans and REO Properties, to the extent timely delivered by the Special Servicer to such Master Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year.

                  (B) Commencing with respect to the calendar quarter ending
            September 30, 2008, each Master Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements and rent rolls, the quarterly and annual financial statements and the annual budgets (to the extent the Mortgage Loan Documents require the Borrower to deliver such budgets) of each Borrower with respect to each Trust Mortgage Loan in its Servicing Group, other than Specially Serviced Trust Mortgage Loans, which efforts shall include sending a letter to the related Borrower each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls by no later than 60 days after the subject fiscal quarter or 90 days after the subject fiscal year, as applicable, to the extent such action is consistent with applicable law, the terms of such Trust Mortgage Loans and the Servicing Standard. Each Master Servicer shall (to the extent not delivered pursuant to the preceding paragraph) deliver copies of all of the foregoing items so collected to the Special Servicer, the Series 2007-C5 Directing Certificateholder and, upon request, the Trustee, (x) in the case of quarterly operating statements and rent rolls, within the later of
            (A) 60 days after such subject fiscal quarter and (B) 45 days following receipt by such Master Servicer of such operating statements and rent rolls (or, if received from the Special Servicer, 15 days following such receipt), and (y) in the case of annual operating statements and rent rolls, not later than the later of (A) September 30 of each calendar year, commencing September 30, 2008, and (B) 60 days following receipt by such Master Servicer of such operating statements and rent rolls (or, if received from the Special Servicer, 15 days following such receipt).

                  (C) Each Master Servicer shall maintain a CMSA Operating
            Statement Analysis Report for each Mortgaged Property securing each Loan for which it is the Master Servicer (including any such Mortgaged Property which is an REO Property or constitutes security for a Specially Serviced Trust Mortgage Loan upon the receipt of information from the Special Servicer) that shall be prepared or, once prepared, updated by the Master Servicer and delivered to the Trustee within 30 days after receipt by such Master Servicer of updated operating statements for such Mortgaged Property; provided that each Master Servicer shall not be required to update the CMSA Operating Statement Analysis Reports more often than quarterly or such other longer period as operating statements are required to be delivered to the lender by the Borrower pursuant to the related Mortgage Loan Documents.

The Special Servicer will be required pursuant to Section 3.12(g) to deliver to the Master Servicers the information required pursuant to this Section 3.12(f) with respect to Specially Serviced Trust Mortgage Loans and REO Trust Mortgage Loans after its receipt of any operating statement or rent rolls for any related Mortgaged Property or REO Property.

            (f) The Special Servicer shall use its reasonable efforts (but shall not be required to institute litigation) to obtain quarterly and annual operating statements, budgets and rent rolls and quarterly and annual financial statements of each Borrower with respect to each Mortgaged Property constituting security for a Specially Serviced Trust Mortgage Loan (and shall deliver or cause to be delivered such materials to the Master Servicer and, upon the request of the Trustee, the Depositor or any Rating Agency, to any such requesting party), which efforts shall include sending a letter to the related Borrower or other appropriate party each quarter (followed up with telephone calls) requesting such annual operating statements and rent rolls by no later than 45 days after the subject fiscal quarter or 60 days after the subject fiscal year, as applicable, and shall cause quarterly and annual operating statements and rent rolls to be prepared and delivered to it with respect to each REO Property within 45 days after each fiscal quarter or 60 days after each fiscal year, as applicable. The Special Servicer shall (to the extent not delivered pursuant to the preceding paragraph) deliver copies of all of the foregoing items so collected to the applicable Master Servicer, the Series 2007-C5 Directing Certificateholder and any Requesting Certificateholder (at the expense of such requesting Holder), and upon request, the Trustee and the Depositor, (x) in the case of quarterly operating statements and rent rolls, within the later of (A) 45 days after such quarter and (B) 20 days following receipt by the Special Servicer of such operating statements and rent rolls, and
(y) in the case of annual operating statements and rent rolls, not later than the later of (A) April 30 of each calendar year and (B) 20 days following receipt by the Special Servicer of such operating statements and rent rolls.

            (g) The Master Servicers' responsibilities under this Section 3.12 with respect to REO Properties and Specially Serviced Trust Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under this
Section 3.12 and Section 3.21. The information that pertains to Specially Serviced Trust Mortgage Loans and REO Properties reflected in the reports referred to in this Section 3.12 shall be based solely upon the data delivered by the Special Servicer to such Master Servicer. For the purposes of the production by a Master Servicer or the Special Servicer of any reports, documents or information required under this Section 3.12 or under any other provision of this Agreement, such Master Servicer or the Special Servicer, as the case may be, may conclusively rely (absent manifest error and without investigation, inquiry, independent verification or any duty or obligation to recompute, verify or recalculate any of the amounts and other information contained in any such reports, documents or information) on any such reports, documents or information provided to it by the Depositor, by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of any such reports, documents or information produced by a Master Servicer, by the Special Servicer (if other than such Master Servicer or an Affiliate thereof) and (y) in the case of any such reports, documents and information produced by the Special Servicer, by a Master Servicer (if other than the Special Servicer or an Affiliate thereof). The Trustee shall be entitled to conclusively rely on and shall not be responsible for the content or accuracy of any reports, documents or information provided to it by a Master Servicer or the Special Servicer pursuant to this Agreement, without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein.

            (h) If a Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement such Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's internet website, unless this Agreement expressly specifies a particular method of delivery or such statement, report or information must be filed with the Commission as contemplated by Section 12.06, 12.07 or 12.09; provided, that all reports required to be delivered to the Trustee shall be delivered in accordance with clause (x) or (y). Notwithstanding the foregoing, each Master Servicer and the Special Servicer shall prepare and deliver to the Series 2007-C5 Directing Certificateholder electronically the reports described on Exhibit I in the forms and formats and within the time frames set forth therein, and in the Centerline Naming Convention.

            (i) The applicable Master Servicer shall, with the reasonable cooperation of the other parties hereto, deliver to each B Loan Holder and Companion Loan Holder all documents, statements, reports and information with respect to the related B Loan, the related Companion Loan and/or the related Mortgaged Property as may be required under the related Intercreditor Agreement.

            (j) Without limiting Section 3.12(h), each Master Servicer may, but is not required to, make any of the reports or files it delivers pursuant to
Section 3.12 available each month on such Master Servicer's Website (in the case of KRECM, initially at www.key.com/key2cre, and in the case of Capmark, initially located at www.capmark.com) only with the use of a password, in which case such Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies, and (iii) each Certificateholder and Certificate Owner who requests such password, provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit S-1 to the Trustee (with a copy to the Master Servicers). In connection with providing access to the applicable Master Servicer's Website, such Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent such Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to such Master Servicer for any liability or damage that may arise therefrom.

            Section 3.13 Reserved

            Section 3.14 Reserved

            Section 3.15 Access to Certain Information

            (a) Each Master Servicer and the Special Servicer shall provide reasonable access during its normal business hours at each of its principal servicing offices to any Certificateholder, Certificate Owner or holder of a security backed by a B Loan or Companion Loan that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to the applicable Master Servicer or the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, Certificate Owner or holder of a security backed by a B Loan or Companion Loan, access to any documentation regarding the Mortgage Loans and the Trust Fund (or, in the case of a holder of a security backed by a B Loan or Companion Loan, regarding such B Loan or Companion Loan) within its control which may be required by this Agreement or by applicable law.

            Such access shall be afforded without charge (except that the Master Servicers and the Special Servicer may charge a reasonable fee for copies and out-of-pocket costs to parties other than the Rating Agencies) but only upon reasonable prior written request and during normal business hours at the offices of the applicable Master Servicer or the Special Servicer, as the case may be, designated by it. The Master Servicers and Special Servicer may satisfy any obligation or request to provide information or copies of any reports or documents described in this Section 3.15 by (x) physically delivering a paper copy of such information, reports or documents, (y) delivering such information, reports or documents in a commonly used electronic format or (z) making such information, reports or documents available on its Website (in the case of KRECM, initially at www.key.com/key2cre and in the case of Capmark, initially located at www.capmark.com); provided, that all reports required to be delivered to the Trustee shall be delivered in accordance with clause (x) or (y).

            Nothing in this Section 3.15 shall detract from the obligation of each Master Servicer and the Special Servicer to observe any applicable law or agreement prohibiting disclosure of information with respect to the Borrowers, and the failure of a Master Servicer or the Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15. Nothing herein shall be deemed to require a Master Servicer or the Special Servicer to confirm, represent or warrant the accuracy or completeness of any other Person's information or report, including any communication from such Master Servicer, the Special Servicer, a Borrower or any other Person. Notwithstanding the above, each Master Servicer and the Special Servicer shall not have any liability to the Depositor, the Trustee, any Certificateholder, any Certificate Owner, the Initial Purchaser, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to and in accordance with this Section 3.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information, unless such Master Servicer or the Special Servicer, as the case may be, acted with negligence, bad faith or willful misfeasance. Each of the Master Servicers and the Special Servicer may each deny any of the foregoing Persons access to confidential information or any intellectual property which a Master Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Master Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Mortgage Loans and REO Properties that is not confidential.

            (b) Each Master Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its Website or otherwise, any additional information relating to the Trust Mortgage Loans, the Mortgaged Properties or the Borrowers, for review by the Depositor, the Rating Agencies and any other Persons to whom such Master Servicer or the Special Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Trust Mortgage Loan.

            (c) Each Master Servicer and the Special Servicer shall make the following items available at their respective offices during normal business hours, for review by the Depositor, the Trustee, any B Loan Holder (or its designee), the Companion Loan Holder (or its designee), the Rating Agencies, any Certificateholder, any Certificate Owner, any prospective transferee of a Certificate or an interest therein (or any licensed or registered investment adviser acting on its behalf) and any other Persons to whom such Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate, or shall send such items to any requesting party (at the expense of such requesting party, except in the case of the Series 2007-C5 Directing Certificateholder (so long as the requests are not excessive or duplicative), any B Loan Holder (or its designee) or the Companion Loan Holder (or its designee) (in each case, so long as the requests are not excessive or duplicative), the Trustee and the Rating Agencies, and except as otherwise provided in the last sentence of this paragraph): (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received from the respective Borrowers or otherwise obtained by such Master Servicer or the Special Servicer, as applicable, (ii) the inspection reports prepared by or on behalf of such Master Servicer or the Special Servicer, as applicable, with respect to the respective Mortgaged Properties in connection with the property inspections pursuant to
Section 3.19, (iii) any appraisals and/or internal valuations prepared by or on behalf of such Master Servicer or the Special Servicer, as applicable, with respect to the respective Mortgaged Properties in accordance with this Agreement, (iv) any and all modifications, waivers and amendments of the terms of a Trust Mortgage Loan entered into by such Master Servicer or the Special Servicer, as applicable, and (v) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support such Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Except as otherwise specifically provided herein, copies of all such information shall be delivered by such Master Servicer or the Special Servicer, as applicable, upon request, not more frequently than quarterly to the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class (as identified by the related Depository Participant and for so long as such Class remains outstanding) at the address specified by such Certificate Owners; provided, however, that if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as applicable, such Master Servicer or the Special Servicer, as applicable, shall be responsible only for the expense of providing the first such copy of such information and shall be entitled to reimbursement from the requesting party for the expense of any additional copies so provided.

            (d) With respect to any information furnished by a Master Servicer or the Special Servicer pursuant to the foregoing provisions of this Section 3.15, such Master Servicer or the Special Servicer, as the case may be, shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information acknowledge that such Master Servicer or the Special Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Initial Purchaser, any Underwriter, any Rating Agency and/or Certificateholders or Certificate Owners. Without limiting the foregoing, in connection with providing access to or copies of the items described above in this Section 3.15 to Certificateholders, Certificate Owners, the Series 2007-C5 Directing Certificateholder, prospective purchasers of Certificates or interests therein, a licensed or registered investment advisor acting on behalf of any of the foregoing, such Master Servicer or the Special Servicer, as the case may be, shall require: (i) in the case of Certificateholders, Certificate Owners and the Series 2007-C5 Directing Certificateholder (or licensed or registered investment advisors acting on their behalf), a confirmation executed by the requesting Person (and its investment advisor, if applicable) substantially in the form of Exhibit R-1 hereto (or such other form as may be reasonably acceptable to such Master Servicer or the Special Servicer, as applicable, and which may provide indemnification to such Master Servicer or Special Servicer, as applicable), generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or a licensed or registered investment advisor representing such Person, confirmation executed by the requesting Person (and its investment advisor, if applicable) substantially in the form of Exhibit R-2 hereto (or such other form as may be reasonably acceptable to such Master Servicer or the Special Servicer, as applicable, and which may provide indemnification to such Master Servicer or the Special Servicer, as applicable), generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or a licensed or registered investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. None of the Master Servicers nor the Special Servicer shall be liable for the dissemination of information in accordance with this Agreement.

            (e) Any transmittal of information by a Master Servicer or the Special Servicer to any Person other than the Trustee, the Rating Agencies or the Depositor may be accompanied by a letter from a Master Servicer or the Special Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser (or licensed or registered investment advisor acting on their behalf) of such Certificates or beneficial interest therein."

            (f) Notwithstanding anything in this Agreement to the contrary, each Master Servicer and the Special Servicer may withhold any information not yet included in a Current Report on Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee, the Special Servicer or such Master Servicer has determined that such withholding is appropriate in accordance with applicable law.

            (g) Except as otherwise required by this Agreement and except for statements, reports and information to be filed with the Commission as contemplated by Article XII, each Master Servicer and the Special Servicer each may, in its discretion, make available by hard copy, electronic media, internet website or bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service any reports or information that such Master Servicer or the Special Servicer is required by this Agreement to provide to any of the Rating Agencies, the Trustee, the Depositor and anyone the Depositor reasonably designates.

            Section 3.16 Title to REO Property; REO Account

            (a) If title to any REO Property (other than any REO Property related to the 60 Wall Street Loan) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders and, if such REO Property relates to a Mortgage Loan Combination, on behalf of the related B Loan Holder or Companion Loan Holder. The Special Servicer, on behalf of the Trust and, if such REO Property relates to a Mortgage Loan Combination, on behalf of the related B Loan Holder or Companion Loan Holder, shall sell any REO Property in accordance with Section
3.18 by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, for and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or
(ii) obtains for the Trustee and the applicable Master Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the applicable Master Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to Grantor Trust V or Grantor Trust LR. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject REO Property on a timely basis. The Special Servicer shall cooperate with the 60 Wall Street Special Servicer in obtaining any REO Extension with respect to any REO Property related to the 60 Wall Street Loan. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any REO Property, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) above shall be an expense of the Trust Fund (or, if applicable, the Trust Fund and any affected B Loan Holder or Companion Loan Holder) payable out of the Collection Account pursuant to Section 3.05 (or, if applicable, out of the related Mortgage Loan Combination Custodial Account pursuant to Section 3.04) first from REO Proceeds, and then from general collections in the Collection Account (in which case such expense shall be reimbursable to the Trust from Liquidation Proceeds received with respect to the REO Mortgage Loan).

            (b) The Special Servicer shall segregate and hold all funds collected and received by it in connection with any REO Property separate and apart from its own funds and general assets. If title to any REO Property is acquired by or on behalf of the Trust (or, if such REO Property relates to a Mortgage Loan Combination, on behalf of the Trust Fund and the related B Loan Holder or Companion Loan Holder), then the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders (and any affected B Loan Holder or Companion Loan Holder), for the retention of revenues and other proceeds derived from such REO Property. Each account that constitutes an REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section
3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional special servicing compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On the first Business Day following each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account (or, if the subject REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account), or deliver to the applicable Master Servicer for deposit into the Collection Account (or, if the subject REO Property relates to a Mortgage Loan Combination, into the related Mortgage Loan Combination Custodial Account), the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date that are then on deposit in the REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in the case of each REO Property, the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

            (e) The REO Property and the related REO Account with respect to the Loan REMICs shall be treated as assets of the related Loan REMIC for all purposes of this Agreement.

            Section 3.17 Management of REO Property

            (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property (other than performing construction work thereon or holding such REO Property for sale to customers in the ordinary course of a trade or business);

            (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the judgment of the Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property or, in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any REO Tax and will maximize the net recovery from the REO Property to the Certificateholders then the Special Servicer may so operate the REO Property;

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, then the Special Servicer shall deliver to the Trustee and to the Series 2007-C5 Directing Certificateholder, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

            Subject to Section 3.17(b), the Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicer nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto, any affected B Loan Holder or Companion Loan Holder or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) with respect to any REO Property. Nothing in this Section 3.17(a) is intended to prevent the sale of any REO Property pursuant to the terms and subject to the conditions of Section 3.18.

            (b) If title to any REO Property (other than any REO Property related to the 60 Wall Street Loan) is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (or, if such REO Property relates to a Mortgage Loan Combination, for the benefit of the Certificateholders and the related B Loan Holder or Companion Loan Holder) solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any REMIC Pool of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to any REMIC Pool or in an Adverse Grantor Trust Event with respect to Grantor Trust V or Grantor Trust LR. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection with the administration of any REO Property as are consistent with the Servicing Standard, and consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the applicable Master Servicer shall, at the direction of the Special Servicer in accordance with Section 3.03(c), make a Servicing Advance of such amounts as are necessary for such purposes unless such Master Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances (in accordance with and subject to the third to the last paragraph of Section 3.03(c)); provided, however, that the applicable Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) except as provided for in Section 3.17(a)(i) and (a)(ii) above, Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its Acquisition Date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance unless non-recoverable) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel. Except as limited above in this Section
3.17 and by Section 3.17(d), the Special Servicer shall be permitted to cause the Trust Fund to earn "net income from foreclosure property," subject to the Servicing Standard.

            (d) Except as permitted by Section 3.17(a), Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property; provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust and, in the case of an REO Property related to a Serviced Loan Combination, of the related Junior Loan Holder(s)) shall be reasonable and customary in light of the nature and locality of such REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(d) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable to, the applicable Master Servicer as a Servicing Advance.

            Section 3.18 Fair Value Purchase Option; Sale of REO Properties

            (a) Each of the Master Servicers, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(b), Section 9.01, the related Mortgage Loan Documents and/or any related intercreditor, co-lender and/or similar agreement(s).

            (b) If any Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan (or, with respect to the 60 Wall Street Loan, if such Trust Mortgage Loan becomes a defaulted mortgage loan in accordance with the terms of the 60 Wall Street Servicing Agreement, and the applicable Master Servicer and the Special Servicer receive notice of the same), then the Special Servicer shall promptly so notify in writing the Trustee, the applicable Master Servicer and the Series 2007-C5 Directing Certificateholder, and with respect to any related Junior Loan or Companion Loan of a Serviced Loan Combination, any related Junior Loan Holder(s) or Companion Loan Holder. The Series 2007-C5 Directing Certificateholder and the Special Servicer, in that order of priority, may, at its option, purchase any Defaulted Trust Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. The Series 2007-C5 Directing Certificateholder may, after receipt of the notice described in the first sentence of this Section 3.18(b), assign its option under the preceding sentence to any party (including, without limitation, in connection with an A Loan, any related Junior Loan Holder or Companion Loan Holder), other than to a Person whose purchase of the related Trust Mortgage Loan would violate the terms of any related Intercreditor Agreement or Mezzanine Loan intercreditor agreement; provided that the Series 2007-C5 Directing Certificateholder, in connection therewith, shall deliver to the Trustee and the Special Servicer a copy of the related written assignment executed by the Series 2007-C5 Directing Certificateholder, provided, further, that with respect to any A Loan, the option holder's rights under this Section 3.18(b) are subject to the rights of the holder of the related Junior Loan to purchase such A Loan pursuant to the terms of a related Intercreditor Agreement or by a Mezzanine Loan Holder pursuant to the related Mezzanine Loan intercreditor agreement. The option with respect to an A Loan shall terminate upon the purchase of such A Loan by the holder of the related Junior Loan pursuant to the related Intercreditor Agreement or by a Mezzanine Loan Holder pursuant to the related Mezzanine Loan intercreditor agreement. The applicable Purchase Price for any Defaulted Trust Mortgage Loan purchased under this Section 3.18(b) shall be deposited into the Collection Account, and the Trustee, upon receipt of a written notice from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Person effecting such purchase (or to its designee) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Person effecting such purchase (or its designee) ownership of such Trust Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Person effecting such purchase (or to its designee).

            If not exercised sooner, such purchase option with respect to any Defaulted Trust Mortgage Loan will automatically terminate upon (i) the related Borrower's (or, subject to the related Intercreditor Agreement, any Junior Loan Holder's) cure of all defaults on the Defaulted Trust Mortgage Loan, (ii) the acquisition on behalf of the Trust of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification, waiver or pay-off (full or discounted) of the Defaulted Trust Mortgage Loan in connection with a workout.

            The applicable Purchase Price for any Defaulted Trust Mortgage Loan purchased under this Section 3.18(b) shall, (i) pending determination of the Fair Value thereof pursuant to the succeeding sentence, be the Purchase Price calculated in accordance with the definition of Purchase Price, and (ii) following determination of the Fair Value pursuant to the succeeding sentence, be the Fair Value. The Special Servicer shall promptly obtain an Appraisal (unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal) (or with respect to the 60 Wall Street Loan, shall have obtained an Appraisal from the 60 Wall Street Servicer or 60 Wall Street Special Servicer, as applicable), and shall, within 60 days following the date it receives an Appraisal following the date on which a Trust Mortgage Loan becomes a Defaulted Trust Mortgage Loan, determine the fair value thereof in accordance with the Servicing Standard (the "Fair Value"). In determining the Fair Value of any Defaulted Trust Mortgage Loan the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property, and the expected recoveries from such Defaulted Trust Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of selling such Defaulted Trust Mortgage Loan pursuant to the subject purchase option. In addition, the Special Servicer shall refer to all relevant information contained in the Servicing File, including the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property and available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located based on the Appraisal. The Special Servicer must give prompt written notice of its Fair Value determination to the Trustee, the applicable Master Servicer and the Series 2007-C5 Directing Certificateholder.

            The Special Servicer shall be required to change from time to time thereafter its determination of the Fair Value of a Defaulted Trust Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. If the most recent Fair Value calculation was made more than 90 days prior to the exercise date of a purchase option (under this Section 3.18(b) or Section 3.18(c)), then the Special Servicer shall confirm or revise the Fair Value determination, which Fair Value may be higher or lower.

            In the event that the Special Servicer or any affiliate of the Special Servicer exercises the purchase option (under this Section 3.18(b) or Section 3.18(c)) with respect to any Defaulted Trust Mortgage Loan, including as the Series 2007-C5 Directing Certificateholder or as the assignee thereof, then the applicable Master Servicer or, if such Master Servicer is also the Special Servicer or an affiliate of the Special Servicer, the Trustee shall determine whether the Special Servicer's determination of Fair Value for a Defaulted Trust Mortgage Loan is no less than the amount that the Master Servicer or the Trustee, as applicable, considers to be the Fair Value of such Defaulted Trust Mortgage Loan. In such event, the Special Servicer shall promptly deliver to the applicable Master Servicer or the Trustee, as applicable, in accordance with the foregoing sentence, the most recent related Appraisal then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that is relevant to the confirmation of the Special Servicer's determination of Fair Value, including information regarding any change in circumstance regarding the Defaulted Trust Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, the applicable Master Servicer or the Trustee, as the case may be, may (at its option) designate an Independent Qualified Appraiser, selected with reasonable care by such Master Servicer or the Trustee, as the case may be, to confirm that the Special Servicer's determination of Fair Value is consistent with or greater than what the Independent Qualified Appraiser considers to be the Fair Value of such Defaulted Trust Mortgage Loan. In that event, the applicable Master Servicer or Trustee, as applicable, will be entitled to rely upon such Independent Qualified Appraiser's determination. The applicable Master Servicer or Trustee, as applicable, shall be entitled to a fee of $2,500 in connection with each such Fair Value determination. The costs of all third party opinions of value and any Appraisals and inspection reports incurred by the applicable Master Servicer or Trustee, as the case may be, as contemplated by this paragraph shall be advanced by such Master Servicer or Trustee, as the case may be, and will constitute, and be reimbursable as, a Servicing Advance.

            Unless and until the purchase option granted hereunder with respect to a Defaulted Trust Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available hereunder, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Trust Mortgage Loan other than pursuant to the exercise of such purchase option or as otherwise permitted under Section 3.18(a).

            (c) If the Series 2007-C5 Directing Certificateholder or an assignee thereof has not exercised its option to purchase any Defaulted Trust Mortgage Loan as provided in Section 3.18(b) within 30 days of the Series 2007-C5 Directing Certificateholder's having received notice of the Fair Value determination pursuant to Section 3.18(b), then the Special Servicer or its assignee may, at its option, exercise the option to purchase (or designate an Affiliate thereof to purchase) such Trust Mortgage Loan out of the Trust Fund at a cash price equal to the applicable Purchase Price. Each of the Series 2007-C5 Directing Certificateholder and the Special Servicer shall thereafter have the option to purchase the Defaulted Mortgage Loan until such option otherwise expires or is exercised. The cash price paid for any such Trust Mortgage Loan purchased under this Section 3.18 shall be paid to the Master Servicer within 10 Business Days following the date notice is received that the option is exercised and shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer (or the designated Affiliate thereof), as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Special Servicer (or the designated Affiliate thereof), as applicable, the ownership of such Trust Mortgage Loan. Nothing in this Section 3.18(c) shall be deemed to limit the ability of any Junior Loan Holder to purchase the related A loan in accordance with the related Intercreditor Agreement.

            (d) The Special Servicer may purchase any REO Property (other than REO Property related to the 60 Wall Street Loan) at the Purchase Price thereof. The Special Servicer shall use reasonable efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price as soon as reasonably possible and, in any event, within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided, however, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. If the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and, if the subject REO Property relates to a Mortgage Loan Combination, the related B Loan Holder or Companion Loan Holder, as a collective whole, and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell any REO Property prior to three years prior to the Rated Final Distribution Date.

            The Special Servicer shall give the Trustee, the applicable Master Servicer, Directing Certificateholder and any affected B Loan Holder not less than three Business Days' prior written notice of its intention to sell any REO Property. No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d), shall be determined by the Special Servicer, if the highest bidder is a Person other than the Special Servicer or an Affiliate thereof, and by the applicable Master Servicer, if the highest bidder is the Special Servicer or an Affiliate thereof. In determining whether any bid received from the Special Servicer or an Affiliate thereof represents a fair price for any REO Property, the applicable Master Servicer shall obtain and may conclusively rely on the opinion of an Appraiser retained at the expense of the Trust Fund (and/or any affected B Loan Holder or Companion Loan Holder) by the applicable Master Servicer. In determining whether any bid constitutes a fair price for any REO Property, such Appraiser shall be instructed to take into account, as applicable, among other factors, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any REO Property shall in all cases be deemed a fair price.

            Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee and, in the case of any Serviced Loan Combination, the related Junior Loan Holder(s) or Companion Loan Holder, in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. Any sale of any REO Property shall be final and without recourse to the Trustee, the Trust Fund or any affected B Loan Holder or Companion Loan Holder, except, in the case of the Trust Fund, as shall be customary in deeds of real property, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the applicable Master Servicer shall have any liability to any Certificateholder and, with respect to any Serviced Loan Combination, to any Junior Loan Holder, with respect to the purchase price therefor accepted by the Special Servicer or the Master Servicer.

            (f) Any sale of any Defaulted Trust Mortgage Loan or REO Property shall be for cash only.

            (g) The parties hereto acknowledge the purchase option of each B Loan Holder with respect to the related A Loan, if any, provided for in the related Intercreditor Agreement. The purchase price paid by any B Loan Holder for the related A Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in the related B Loan Holder.

            (h) If pursuant to any purchase option provided for in the related intercreditor, co-lender or similar agreement, a Mezzanine Loan Holder purchases any Trust Mortgage Loan, then the purchase price paid by such Mezzanine Loan Holder for such Trust Mortgage Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Trust Mortgage Loan in such Mezzanine Loan Holder.

            Section 3.19 Additional Obligations of the Master Servicers and Special Servicer; Inspections; Appraisals

            (a) Each Master Servicer (or, with respect to each Specially Serviced Trust Mortgage Loan and REO Property and each Trust Mortgage Loan described in Section 3.19(c) below, the Special Servicer at the expense of the Trust Fund) shall physically inspect or cause to be physically inspected (which inspection may be conducted by an independent third party contractor), at its own expense (in accordance with clauses (A)(1) and (2) below), each Mortgaged Property with respect to each Loan for which it is the Master Servicer at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (A) (1) at least once every 12 months for Trust Mortgage Loans with Stated Principal Balances in excess of $2,000,000 beginning in 2008 and (2) at least once every 24 months for Trust Mortgage Loans with Stated Principal Balances of $2,000,000 or less, in each case commencing in 2008 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to such Master Servicer, will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of the Certificates) and (B) if the Trust Mortgage Loan becomes a Specially Serviced Trust Mortgage Loan, as soon as practicable and thereafter at least once every 12 months for so long as such condition exists as an expense of the Trust (the cost of which shall be paid by the Special Servicer and reimbursed to the Special Servicer as a Servicing Advance). The applicable Master Servicer or the Special Servicer, as applicable, shall on a quarterly basis (but only in respect of subclauses (ii) and (iii) below) send or make available on its website each inspection report (i) to S&P and/or Fitch, upon request, (ii) to the Series 2007-C5 Directing Certificateholder, (iii) if the subject Mortgaged Property relates to a Mortgage Loan Combination, to the related B Loan Holder or Companion Loan Holder and (iv) to the Trustee upon request. At the request of any Certificateholder or Certificate Owner, the Trustee shall request a copy of the relevant inspection report(s) and deliver the same to such Certificateholder or Certificate Owner, as the case may be.

            (b) With respect to each Mortgage Loan that allows the mortgagee to terminate, or cause the related Borrower to terminate, the related Manager upon the occurrence of certain events specified in the related Mortgage Loan Documents, the applicable Master Servicer (with the consent of the Series 2007-C5 Directing Certificateholder, subject to the limitations of the last paragraph of Section 3.21(e)) (with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans), or the Special Servicer (with respect to all other Trust Mortgage Loans) may enforce the Trustee's rights with respect to the Manager under the related Mortgage Loan Documents and Management Agreement; provided that, if such right accrues under the related Mortgage Loan Documents or Management Agreement only because of the occurrence of the related Anticipated Repayment Date, if any, the applicable Master Servicer (with the approval of the Series 2007-C5 Directing Certificateholder, subject to the limitations of the last paragraph of Section 3.21(e)) or the Special Servicer may in its sole discretion, in accordance with the Servicing Standard, waive such right with respect to such date. If the applicable Master Servicer or Special Servicer is entitled to terminate the Manager, such Master Servicer or the Special Servicer shall promptly give notice to the Series 2007-C5 Directing Certificateholder, and, with respect to Significant Trust Mortgage Loans, to each Rating Agency and, with respect to any Serviced Loan Combination, to the related Junior Loan Holder(s) or Companion Loan Holder. In accordance with the Servicing Standard and, with the consent of the Series 2007-C5 Directing Certificateholder, subject to the limitations of the last paragraph of Section 3.21(e), the applicable Master Servicer or the Special Servicer shall cause the Borrower to terminate the Manager, and to recommend a Successor Manager (meeting the requirements set forth below) only if such Master Servicer or the Special Servicer determines in its reasonable discretion that such termination is not likely to result in successful litigation against the Trust Fund and any affected B Loan Holder or Companion Loan Holder by such Manager or the related Borrower, or create a defense to the enforcement of remedies under the subject Mortgage Loan.

            The applicable Master Servicer or Special Servicer shall effect such termination only if the Special Servicer has, in the case of any Specially Serviced Trust Mortgage Loan that is a Significant Trust Mortgage Loan, received a written confirmation from each of the Rating Agencies, that the appointment of such Successor Manager would not cause such Rating Agency to withdraw, downgrade or qualify any of the then-current ratings on the Certificates. If a Manager is otherwise terminated or resigns under the related Mortgage Loan Documents or Management Agreement and the related Borrower does not appoint a Successor Manager, the applicable Master Servicer or Special Servicer shall use its best efforts to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the Management Agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained by the Special Servicer. For the purposes of this Section 3.19(b), a "Successor Manager" shall be a professional management corporation or business entity reasonably acceptable to the applicable Master Servicer (with the consent of the Series 2007-C5 Directing Certificateholder, subject to the limitations of the last paragraph of Section 3.21(e)) (with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans), or the Special Servicer (with respect to all other Trust Mortgage Loans) which (i) manages, and is experienced in managing, other comparable commercial and/or multifamily properties, (ii) in the case of a Significant Trust Mortgage Loan, will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates by each Rating Agency, as confirmed by such Rating Agency in writing (if required pursuant to the first sentence of this paragraph), and (iii) otherwise satisfies any criteria set forth in the related Mortgage Loan Documents.

            For the purposes of obtaining the approval or consent of the Series 2007-C5 Directing Certificateholder pursuant to Section 3.19(b), the applicable Master Servicer shall provide the request for such approval or consent to the Special Servicer and the Special Servicer shall submit such request to the Series 2007-C5 Directing Certificateholder. Any approval or consent of the Series 2007-C5 Directing Certificateholder required to be obtained under this
Section 3.19(b) shall be deemed granted if not denied within 10 Business Days after its receipt of a request therefor by the Special Servicer and shall be subject to the limitations of the last paragraph of Section 3.21(e).

            (c) The Special Servicer shall be required to obtain any Appraisal or perform an internal valuation required in connection with an Appraisal Reduction Event within 60 days after the occurrence of such Appraisal Reduction Event, the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, an expense of the Trust Fund); provided that in no event shall the period to receive such Appraisal or perform such internal valuation exceed 120 days from the occurrence of the event that, with the passage of time, would become such Appraisal Reduction Event. Upon receipt, the Special Servicer shall send a copy of such Appraisal or internal valuation to the Trustee, the applicable Master Servicer, any affected B Loan Holder, any affected Companion Loan Holder, the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder); provided, however, that as to each such Appraisal or internal valuation, if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as the case may be, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. If neither a required Appraisal is received, nor an internal valuation is completed, by such date, the Appraisal Reduction Amount for such Trust Mortgage Loan shall be conclusively established to be 25% of the Stated Principal Balance of such Trust Mortgage Loan as of the date of the related Appraisal Reduction Event; provided that the obligation of the Special Servicer to obtain such Appraisal or complete such internal valuation shall continue until such Appraisal is obtained or such internal valuation is completed. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each anniversary thereafter, the Special Servicer shall calculate and report to the Master Servicer and the Trustee, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. The applicable Master Servicer shall conclusively rely on any report by the Special Servicer of an initial or redetermined Appraisal Reduction Amount. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal or perform an internal valuation, as the case may be, under this Section 3.19(c) with respect to a Trust Mortgage Loan which is the subject of an Appraisal Reduction Event if the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event, unless the Special Servicer, in the exercise of its reasonable judgment, has reason to believe there has been a material adverse change in the value of the related Mortgaged Property. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction Amount with respect to such Trust Mortgage Loan.

            (d) With respect to each Mortgage Loan as to which an Appraisal Reduction Event has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan, taking into account any amendment or modification of such Mortgage Loan, and no other Servicing Transfer Event or Appraisal Reduction Event has occurred and is continuing with respect thereto), the Special Servicer shall, within 30 days of each annual anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of a prior Appraisal), or with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance. Upon receipt, the Special Servicer shall send a copy of such Appraisal to the Trustee, the applicable Master Servicer, each affected B Loan Holder (if any), any affected Companion Loan Holder, the Certificateholders (or, if the Controlling Class of Certificates is held in book-entry form, the Certificate Owners) of the Controlling Class and any Requesting Subordinate Certificateholder (at the expense of such Requesting Subordinate Certificateholder); provided, however, that as to each such Appraisal, if beneficial ownership of the Controlling Class resides in more than one Certificateholder or Certificate Owner, as the case may be, the Special Servicer shall be responsible only for the expense of providing the first such copy thereof and shall be entitled to reimbursement from the Trust Fund for the expense of any additional copies so provided. On the first Determination Date occurring on or after the delivery of such Appraisal or the completion of such internal valuation, and on each Determination Date thereafter, the Special Servicer shall calculate and report to the applicable Master Servicer and the Trustee, the Appraisal Reduction Amount taking into account such Appraisal or internal valuation. Such Appraisal or internal valuation or calculation of the Appraisal Reduction described in the preceding sentence, as the case may be, shall be used to determine the amount of the Appraisal Reduction Amount with respect to the subject Mortgage Loan for each Distribution Date until the next Appraisal is required pursuant to this Section 3.19(d), and such redetermined Appraisal Reduction Amount shall replace the prior Appraisal Reduction Amount with respect to such Mortgage Loan.

            Section 3.20 Modifications, Waivers, Amendments and Consents

            (a) Subject to the provisions of this Section 3.20 and Section 3.21 (and, in the case of any Mortgage Loan Combination, subject to the terms of the related Intercreditor Agreement), the applicable Master Servicer and the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder.

            (i) For any Performing Mortgage Loan, and subject to the rights of the Special Servicer set forth below, the applicable Master Servicer shall be responsible subject to the other requirements of this Agreement with respect thereto, for any request by a Borrower for the consent of the mortgagee or a modification, waiver or amendment of any term thereof; provided that such consent or modification, waiver or amendment would not (except as provided in Section 3.02) affect the amount or timing of any scheduled payments of principal, interest or other amounts payable under such Mortgage Loan, affect the obligation of the related Borrower to pay a Yield Maintenance Charge or permit a Principal Prepayment by the Borrower during a prepayment lockout period, result in the release of the related Borrower from any material term thereunder, waive any material rights thereunder with respect to any guarantor thereof, relate to the release or substitution of any material collateral for such Mortgage Loan or, in the reasonable judgment of the applicable Master Servicer, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payments of amounts due thereon; and provided, further, that this Section 3.20(a)(i) does not apply to waivers contemplated by Section 3.07 or 3.08. Without limiting the foregoing, the applicable Master Servicer shall be responsible for the following actions (which actions shall not require notice to or approval from the Special Servicer, the Series 2007-C5 Directing Certificateholder or any Rating Agency):

                  (A) approving annual budgets for the related Mortgaged
            Property;

                  (B) waivers of Default Interest and late payment charges, to the extent allowed under Section 3.02;

                  (C) with respect to a Mortgage Loan (I) with an unpaid
            principal balance of greater than $3,000,000, approval of routine leasing activities that affect less than the lesser of 30,000 square feet or 30% of the net rentable area of the related Mortgaged Property, or (II) with an unpaid principal balance of $3,000,000 or less, approval of any routine leasing activity; and

                  (D) temporary waivers of any requirements in the related
            Mortgage Loan Documents with respect to (w) insurance deductible amounts, (x) claims-paying ability ratings of insurance providers,
            (y) replacement cost insurance with respect to the Mortgaged Property and (z) co-insurance clauses or related agreed-amount endorsements;

                  (E) waiving any provision of a Mortgage Loan requiring the receipt of a rating confirmation if such Mortgage Loan is not a Significant Trust Mortgage Loan and the related provision of such Mortgage Loan does not relate to a "due-on-sale" or "due-on-encumbrance" clause or defeasance (which shall be subject to the terms of Section 3.08 hereof);

                  (F) subject to other restrictions herein regarding Principal
            Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment;

                  (G) releases of non-material and non-income producing parcels of a Mortgaged Property and (subject to Section 3.08(f)) releases of Mortgaged Property in connection with a defeasance;

                  (H) disbursements of any earnout or holdback amounts with
            respect to any Performing Mortgage Loan not set forth on Exhibit S hereto;

            For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the disbursement of earnouts or holdback amounts with respect to any Trust Mortgage Loan set forth on Exhibit S received by the applicable Master Servicer (i) with respect to any Performing Trust Mortgage Loans that are KeyBank Trust Mortgage Loans, shall be reviewed and processed by Master Servicer No. 1 and submitted to the Special Servicer for approval (which approval will be deemed granted if approval is not denied by the Special Servicer in writing to such Master Servicer within ten
            (10) Business Days after the Special Servicer's receipt of such request) and (ii) with respect to any other Trust Mortgage Loans that are not Performing Trust Mortgage Loans, shall be submitted to the Special Servicer for processing. For purposes of this Agreement, "disbursement of any earnout or holdback amounts" shall mean the disbursement or funding to a Borrower of previously funded (but held back), escrowed or otherwise reserved portions of the original loan proceeds of the applicable Trust Mortgage Loan.

                  (I) grants of easements, rights of way or similar agreements
            (and related consents to the subordination of the Mortgage Loan thereto) that do not materially affect the use or value of a Mortgaged Property or the related Borrower's ability to make any payment with respect to the related Mortgage Loan;

                  (J) grants of waivers of non-material covenant defaults (other than financial covenants) including late financial statements; and

                  (K) consents to a change in property management relating to any Mortgage Loan with outstanding Principal Balance of $10,000,000 or less.

If in the reasonable judgment of the applicable Master Servicer any request by a Borrower for consent of the mortgagee or any modification, waiver or amendment in connection with an assumption transaction of a Performing Mortgage Loan that is a KeyBank Trust Mortgage Loan contemplated by Section 3.08 is not included within the scope of this clause (i), such Master Servicer shall process the Borrower's request and submit such request for approval by the Special Servicer in connection with (and subject to the same time constraints for) its approval of the subject assumption transaction related to a Performing Mortgage Loan that is a KeyBank Trust Mortgage Loan pursuant to Section 3.08; provided, however, that if in the reasonable judgment of such Master Servicer any request by a Borrower for consent of the lender or any modification, waiver or amendment is not included within the scope of the consents listed in clauses (A)-(K) above or
Section 3.08(e), or is not related to an assumption transaction for a KeyBank Trust Mortgage Loan, the applicable Master Servicer shall process the Borrower's request and submit such request for approval by the Special Servicer which approval shall be deemed given if not denied within 10 Business Days of the Special Servicer's receipt of such Master Servicer's recommendation and analysis.

            (ii) In addition to certain actions related to Performing Mortgage Loans, the Special Servicer shall be responsible for any request by a Borrower for the consent of the mortgagee and any modification, waiver or amendment of any term of any Mortgage Loan if such consent, request, modification, waiver or amendment relates to a Specially Serviced Mortgage Loan.

            (b) All modifications, waivers or amendments of any Mortgage Loan shall be (i) in writing and (ii) effected in accordance with the Servicing Standard.

            (c) Neither the applicable Master Servicer nor, except as provided in Section 3.20(d), the Special Servicer, on behalf of the Trustee, shall agree or consent to (or consent to a Primary Servicer performing), any modification, waiver or amendment of any term of any Performing Mortgage Loan if such modification, waiver or amendment would:

            (i) except for the waiver of Penalty Charges in accordance with
      Section 3.02(a), affect the amount or timing of any related payment of principal, interest or other amount (including Yield Maintenance Charges) payable thereunder;

            (ii) affect the obligation of the related Borrower to pay a Yield Maintenance Charge or Static Prepayment Premium or permit a Principal Prepayment during any period in which the related Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage or in connection with a defeasance or condemnation or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Appraiser delivered at the expense of the related Borrower and upon which the applicable Master Servicer and the Special Servicer, as applicable, may conclusively rely) of the property to be released; or

            (iv) in the judgment of the applicable Master Servicer or the Special Servicer, as applicable, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

unless either (x) the subject Trust Mortgage Loan is in default or default is reasonably foreseeable or (y) the Special Servicer has determined (and may rely on an opinion of counsel in making the determination) that the modification, waiver or amendment will not be a "significant modification" of the subject Trust Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Nothing contained in this Section 3.20(c) shall modify the scope of the modifications, amendments, waivers and consents for Mortgage Loans for which a Master Servicer and the Special Servicer, as applicable, are responsible under Sections 3.20(a)(i) and (a)(ii).

            (d) Notwithstanding Sections 3.20(a)(ii) and 3.20(c), but subject to Sections 3.20(e) and 3.20(f), the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge or Static Prepayment Premium, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity of any Specially Serviced Mortgage Loan, (v) waive Excess Interest if such waiver conforms to the Servicing Standard, (vi) permit the release or substitution of collateral for a Specially Serviced Mortgage Loan and/or (vii) waive a Yield Maintenance Charge or Static Prepayment Premium or accept a Principal Prepayment during any lockout period; provided that (A) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (B) in the sole good faith judgment of the Special Servicer and in accordance with the Servicing Standard, such modification would result in recovery that equals or exceeds recovery for liquidation on the subject Mortgage Loan to Certificateholders (or, in the case of a Mortgage Loan Combination, Certificateholders and the related B Loan Holder or Companion Loan Holder), as a collective whole, on a present value basis (the relevant discounting of amounts that will be distributable to Certificateholders or a B Loan Holder or Companion Loan Holder to be performed at a rate not less than the related Mortgage Rate).

            (e) Neither the applicable Master Servicer nor the Special Servicer shall consent to, make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event with respect to any REMIC Pool, an Adverse Grantor Trust Event with respect to Grantor Trust V or Grantor Trust LR or any event similar to the foregoing with respect to either a REMIC or a grantor trust that includes a B Loan or Companion Loan.

            (f) In no event shall the Special Servicer (i) extend the Maturity Date of a Mortgage Loan beyond a date that is three years prior to the Rated Final Distribution Date; (ii) extend the Maturity Date of any Mortgage Loan at an interest rate less than the lower of (A) the interest rate in effect prior to such extension or (B) the then prevailing interest rate for comparable loans, as determined by the Special Servicer by reference to available indices for commercial mortgage lending; (iii) if the Mortgage Loan is secured by a Ground Lease, extend the Maturity Date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such Ground Lease (after giving effect to all extension options); or (iv) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan; provided that with respect to clause (iii) above, the Special Servicer gives due consideration to the term of such Ground Lease prior to any extension beyond a date 20 years prior to the expiration of the term of such Ground Lease (after giving effect to all extension options).

            (g) [Reserved]

            (h) The applicable Master Servicer and the Special Servicer may, as a condition to granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Borrower pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request (provided that such fee does not constitute a "significant modification" of such Mortgage Loan under Treasury Regulations Section 1.860G-2(b)), and (ii) any related costs and expenses incurred by it. In no event shall a Master Servicer or the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Borrower.

            (i) The applicable Master Servicer and the Special Servicer shall notify each other, each affected B Loan Holder (if any), any affected Companion Loan Holder and the Trustee, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan agreed to by such Master Servicer or the Special Servicer, as the case may be, and the date thereof, and shall deliver to the Trustee (in the case of the Special Servicer, with a copy to the applicable Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. The applicable Master Servicer or the Special Servicer, as applicable, shall notify the Rating Agencies of any modification, waiver or amendment of any term of any Significant Trust Mortgage Loan agreed to by such Master Servicer or the Special Servicer, as the case may be. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the applicable Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.15 hereof.

            (j) With respect to each Borrower that has been established as a "bankruptcy-remote entity," neither the applicable Master Servicer nor the Special Servicer shall consent to (x) the amendment by such Borrower of its organizational documents or (y) any action that would violate any covenant of such Borrower relating to its status as a separate or bankruptcy-remote entity, unless granting such consent is consistent with the Servicing Standard and, with respect to a Borrower under any Significant Trust Mortgage Loan, the applicable Master Servicer or the Special Servicer, as applicable, has obtained written confirmation from each of the Rating Agencies that such amendment or action would not result in a downgrade or withdrawal of any rating on a Class of Certificates rated by such Rating Agency.

            Section 3.21 Transfer of Servicing Between Master Servicers and Special Servicer; Record Keeping; Series 2007-C5 Directing Certificateholder

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, Junior Loan or Companion Loan, the applicable Master Servicer shall promptly give notice thereof to the Special Servicer, the Trustee, each Rating Agency, the Series 2007-C5 Directing Certificateholder (and, solely as it relates to any related Junior Loan or Companion Loan of a Serviced Loan Combination, any related Junior Loan Holder or Companion Loan Holder), shall deliver copies of the related Servicing File to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Trust Mortgage Loan and any related B Loan(s) or Companion Loan(s) that are in the possession of the applicable Master Servicer or available to such Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. Each Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Master Servicer and administrator of such Trust Mortgage Loan and any related B Loan(s) or Companion Loan(s). The Trustee shall make available to the Underwriters, the Initial Purchaser, each affected B Loan Holder (if any), any affected Companion Loan Holder and each Holder of a Certificate of the Controlling Class, a copy of the notice of such Servicing Transfer Event provided by a Master Servicer to the Special Servicer pursuant to this Section.

            Upon determining that a Specially Serviced Mortgage Loan (other than an REO Mortgage Loan) has become a Corrected Mortgage Loan (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof and shall return the related Servicing File (within five Business Days) to the applicable Master Servicer and, upon giving such notice and returning such Servicing File to the applicable Master Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate.

            (b) In servicing any Specially Serviced Trust Mortgage Loan, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer) that come into its possession after the occurrence of the applicable Servicing Transfer Event, and provide such Master Servicer with copies of any additional related Trust Mortgage Loan information including correspondence with the related Borrower.

            (c) [Reserved]

            (d) The Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession required by the Special Servicer to perform its duties under this Agreement.

            (e) Subject to the last paragraph of this Section 3.21(e) and the rights of any B Loan Holder set forth in the related Intercreditor Agreement, the Special Servicer shall not take, or consent to a Master Servicer's taking, any of the Specially Designated Servicing Actions with respect to any Mortgage Loan or related REO Property unless and until it has notified the Series 2007-C5 Directing Certificateholder (or, with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) and the Series 2007-C5 Directing Certificateholder (or, with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) has not objected in writing within 10 Business Days of having been notified thereof and having been provided with all information that the Series 2007-C5 Directing Certificateholder (or, with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 10-Business Day period, then the Series 2007-C5 Directing Certificateholder (or, with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) shall be deemed to have approved the taking of the subject Specially Designated Servicing Action); provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole) (or, in the case of a Mortgage Loan Combination, to protect the interests of the Certificateholders and the related B Loan Holder or Companion Loan Holder (as a collective whole)), the Special Servicer may take, or consent to a Master Servicer's taking, a Specially Designated Servicing Action with respect to any Mortgage Loan or REO Property without waiting for the Series 2007-C5 Directing Certificateholder's (or, with respect to any Mortgage Loan Combination, the related controlling holder's, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) response; and provided, further, that, with respect to any Specially Designated Servicing Action being performed by the Master Servicer, the above-referenced 10-Business Day period shall not exceed the 10-day period within which the Special Servicer must object to a Master Servicer's performance of such Specially Designated Servicing Action.

            In addition, subject to the last paragraph of this Section 3.21(e) and the rights of any B Loan Holder set forth in the related Intercreditor Agreement, the Series 2007-C5 Directing Certificateholder (or, with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of a Specially Serviced Mortgage Loan or REO Property as the Series 2007-C5 Directing Certificateholder (or, with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Series 2007-C5 Directing Certificateholder (or, with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) with any information in the Special Servicer's possession with respect to such matters, including its reasons for determining to take a proposed action.

            Any right to take any action, grant or withhold any consent or otherwise exercise any right, election or remedy afforded the Series 2007-C5 Directing Certificateholder under this Agreement may, unless otherwise expressly provided herein to the contrary, be affirmatively waived by the Series 2007-C5 Directing Certificateholder by written notice given to the Trustee, the Special Servicer or the applicable Master Servicer, as applicable. Upon delivery of any such notice of waiver given by the Series 2007-C5 Directing Certificateholder, any time period (exclusive or otherwise) afforded the Series 2007-C5 Directing Certificateholder to exercise any such right, make any such election or grant or withhold any such consent shall thereupon be deemed to have expired with the same force and effect as if the specific time period set forth in this Agreement applicable thereto had itself expired. In the event that the applicable Master Servicer, the Special Servicer or Trustee, as applicable, takes any action, or omits to take any action based on such waiver, the Series 2007-C5 Directing Certificateholder shall be stopped from challenging any such action taken or not taken through legal proceedings or otherwise.

            Notwithstanding the foregoing, no advice, direction or objection of the Series 2007-C5 Directing Certificateholder (or, with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) shall (i) require or cause the Special Servicer or a Master Servicer to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and such Master Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC Pool, or (ii) result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to Grantor Trust V or Grantor Trust LR, or (iii) expose a Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, any B Loan Holder, the Companion Loan Holder, the Trustee or their Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit or liability for which this Agreement does not provide indemnification to such party, or (iv) materially expand the scope of the Special Servicer's or a Master Servicer's responsibilities under this Agreement; and the Special Servicer will neither follow any such advice, direction or objection if given by the Series 2007-C5 Directing Certificateholder nor initiate any such actions.

            (f) Upon receiving notice of a Servicing Transfer Event or the request by a Borrower for the amendment or modification of a Mortgage Loan required to be handled by the Special Servicer pursuant to the terms of this Agreement, the applicable Master Servicer shall promptly give notice thereof, and shall deliver copies of the related Servicing File, to the Special Servicer and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Borrower. The applicable Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five Business Days of receiving notice of the occurrence of a Servicing Transfer Event, and upon receiving such documents and information, the Special Servicer shall use its reasonable efforts to cause the related Borrower to cure any default and/or remedy any such event, work out or modify the Mortgage Loan consistent with the terms of this Agreement.

            (g) No later than 30 days after receipt by the Special Servicer of the information reasonably required by the Special Servicer after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, and the Series 2007-C5 Directing Certificateholder (or, with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. The Special Servicer shall not take any action under an Asset Status Report until such report has been delivered to the applicable Master Servicer and, if written confirmation from each Rating Agency that the proposed action will not lead to a withdrawal, downgrade or qualification of any then-current rating assigned by each Rating Agency to any Class of Certificate is required under this Agreement, the related Intercreditor Agreement or the related Mortgage Loan Documents, such written confirmation has been obtained. Any Asset Status Report with respect to a Mortgage Loan Combination will also be delivered to the related B Loan Holder and related Companion Loan Holder. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll (for properties other than residential cooperative properties) and income or operating statement available for the related Mortgaged Property;

            (iv) the Appraised Value of the Mortgaged Property and Appraisal Reduction Event for the related Mortgage Loan, if any, together with the assumptions used in the calculation thereof;

            (v) a recommendation by the Special Servicer as to how such Specially Serviced Mortgage Loan might be returned to performing status, returned to the applicable Master Servicer for regular servicing or otherwise realized upon;

            (vi) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the Special Servicer made such determination;

            (vii) a status report on any foreclosure actions or other proceedings undertaken with respect to such mortgaged real property, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default thereon; and

            (viii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            With respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan, if within 10 Business Days of receiving an Asset Status Report, the Series 2007-C5 Directing Certificateholder (or with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement, if not the same party as the Series 2007-C5 Directing Certificateholder) does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Loan Documents. If the Series 2007-C5 Directing Certificateholder (or with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement, if not the same party as the Series 2007-C5 Directing Certificateholder) disapproves such Asset Status Report, the Special Servicer shall revise such Asset Status Report and deliver to the Series 2007-C5 Directing Certificateholder (or with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement, if not the same party as the Series 2007-C5 Directing Certificateholder), the Rating Agencies and the applicable Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(g) until the earlier of (a) the failure of the Series 2007-C5 Directing Certificateholder (or with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement, if not the same party as the Series 2007-C5 Directing Certificateholder) to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report;
(b) a determination by the Special Servicer as set forth below or (c) the passage of 60 days from the date of preparation of the first Asset Status Report. The Special Servicer shall deliver such finalized Asset Status Report to the Series 2007-C5 Directing Certificateholder (or with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement, if not the same party as the Series 2007-C5 Directing Certificateholder), the Rating Agencies, the applicable Master Servicer, the Trustee and any Requesting Subordinate Certificateholder (at the expense of such requesting Holder). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders (as a collective whole) and it has made a reasonable effort to contact the Series 2007-C5 Directing Certificateholder (or with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement, if not the same party as the Series 2007-C5 Directing Certificateholder) and (ii) in any case, shall determine whether any affirmative disapproval by the Series 2007-C5 Directing Certificateholder (or with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement, if not the same party as the Series 2007-C5 Directing Certificateholder) described in this paragraph is not in the best interest of the Certificateholders (as a collective whole) pursuant to the Servicing Standard. With respect to any Mortgage Loan Combination, notwithstanding the foregoing, if the related Intercreditor provides for a different procedure for obtaining the approval of the related controlling holder, the applicable Master Servicer or the Special Servicer, as applicable, shall follow the procedures set forth in the related Intercreditor Agreement for the purpose of obtaining such related controlling holder's approval of the relevant servicing action.

            The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Loan and, subject to the next paragraph, take such actions consistent with the Servicing Standard and any related Asset Status Report. Subject to the next paragraph, the Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            Notwithstanding anything to the contrary contained in this Agreement, no direction of the Series 2007-C5 Directing Certificateholder (or, with respect to any Mortgage Loan Combination, the related controlling holder, if any, specified in the related Intercreditor Agreement if not the same party as the Series 2007-C5 Directing Certificateholder) or failure to consent to any action requiring its or their consent under this Agreement shall (i) require or cause the applicable Master Servicer or Special Servicer to violate the terms of a Mortgage Loan or Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including such Master Servicer's or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC Pool, or (ii) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (iii) expose the applicable Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee, or B Loan Holder, Companion Loan Holder or their Affiliates, shareholders, officers, directors, members, managers, employees or agents to any claim, suit or liability, or (iv) materially expand the scope of the Special Servicer's or the applicable Master Servicer's responsibilities under this Agreement; and the Special Servicer (1) shall not follow any such direction if given by the Series 2007-C5 Directing Certificateholder, (2) shall not initiate any such actions having any of the effects in clauses (i)-(iv) of this paragraph and (3) shall not refrain from taking any action if the failure to take such action would violate the Servicing Standard.

            Section 3.22 Sub-Servicing Agreements

            (a) Each Master Servicer and, subject to Section 3.22(f), the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Agreement; provided that the Sub-Servicing Agreement: (i) is consistent with this Agreement (including the Events of Default in clauses (i)-(viii) of Section 7.01(a)) in all material respects and requires the Sub-Servicer to comply with the applicable conditions of this Agreement; (ii) provides that if such Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to such Master Servicer or the Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided that any Sub-Servicing Agreements entered into by a Master Servicer with entities identified on Exhibit N as of November 14, 2007 with a Master Servicer (or any replacement or successor Master Servicer) or the Trustee can only be terminated for cause); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer under the Primary Servicing Agreements) none of the Trust Fund, the Trustee, any successor Master Servicer, Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Trust Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund except to the extent of its rights of indemnification, if any, as an agent of such Master Servicer or the Special Servicer, as applicable; (vi) does not permit the Sub-Servicer to foreclose on the related Mortgaged Property or consent to the modification of any Mortgage Loan without the prior consent of such Master Servicer or the Special Servicer, as applicable; (vii) provides that the Sub-Servicer shall act in accordance with the Servicing Standard; (viii) provides that in the event of an act or failure to act by the Sub-Servicer that causes such Master Servicer or the Special Servicer, as applicable, to be in default of its obligations under this Agreement, the Sub-Servicer shall be in default of its obligations under such Sub-Servicing Agreement; and (ix) provides that the failure of the related Sub-Servicer to comply with any of the requirements under Article XII of this Agreement that are applicable to such Sub-Servicer under such Sub-Servicing Agreement (or with requirements set forth in such Sub-Servicing Agreement that are substantially similar in all material respects to the requirements under Article XII of this Agreement), including the failure to deliver any reports or certificates at the time such report or certification is required under Article XII shall constitute an event of default by such Sub-Servicer upon the occurrence of which either such Master Servicer or the Depositor may immediately terminate the related Sub-Servicer under the related Sub-Servicing agreement and that such termination shall be deemed for cause. Any successor Master Servicer or Special Servicer hereunder, upon becoming successor Master Servicer or Special Servicer, as applicable, shall have the right to be assigned and shall have the right to assume any Sub-Servicing Agreements from the predecessor Master Servicer or Special Servicer, as applicable. Upon a termination of a Master Servicer pursuant to this Agreement, the successor to the applicable Master Servicer (other than the Trustee or its designee) shall automatically succeed to the rights and obligations of the prior Master Servicer, under the related Primary Servicing Agreement, (subject only to any termination rights set forth therein), it being understood that any such succession by the Trustee or its designee shall not be automatic but shall be in the discretion of the Trustee or such designee. With respect to any Sub-Servicing Agreement entered into by a Master Servicer after the Closing Date and prior to the date upon which the Trust's Exchange Act reporting obligations are terminated by the filing of a Form 15 Suspension Notification as contemplated by Section 12.10, such Sub-Servicer shall not be a Prohibited Party. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are (or may be required to be), to the extent of the services to be performed, consistent with the provisions of this Section 3.22 (including, for the avoidance of doubt, that no such agent or subcontractor is a Prohibited Party prior to the date upon which the Trust's Exchange Act reporting obligations are terminated by the filing of a Form 15 Suspension Notification as contemplated by Section 12.10).

            In addition, each Sub-Servicing Agreement entered into by a Master Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan. For purposes of this Agreement (except with respect to any requirement that the applicable Master Servicer deposit funds in the Collection Account or any Servicing Account within a specified time period), a Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. Each Master Servicer shall notify the Special Servicer, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer not identified on Exhibit N hereto. The Special Servicer shall notify the Master Servicers, the Trustee, the Depositor and any affected B Loan Holder or Companion Loan Holder in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of the Mortgage Loans to be serviced by such Sub-Servicer.

            (c) As part of its servicing activities hereunder, the applicable Master Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders, the Trust Fund or any B Loan Holder) monitor the performance and enforce the obligations of each Sub-Servicer under each Sub-Servicing Agreement it has entered into. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the applicable Master Servicer or Special Servicer, as applicable, would require were it the owner of the subject Mortgage Loans. The applicable Master Servicer or the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement upon the events of default and other termination events specified in the related Sub-Servicing Agreement.

            (d) If the Trustee or its designee becomes successor Master Servicer and elects or is required to assume the rights and obligations of a Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, such Master Servicer or the Special Servicer, as applicable, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding the provisions of any Sub-Servicing Agreement, but subject to Section 12.14, each Master Servicer and the Special Servicer represents, warrants and covenants that it shall remain obligated and liable to the Trustee, the Certificateholders, the Companion Loan Holder and the B Loan Holders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and each Master Servicer, or the Special Servicer, as applicable, shall pay the fees of any Sub-Servicer thereunder from its own funds or, with respect to the related Primary Servicers, shall permit each to retain the Primary Servicing Fees and any additional servicing compensation payable pursuant to the related Sub-Servicing Agreement from amounts collected by such Primary Servicer. Such additional servicing compensation shall not exceed the Additional Servicing Compensation payable to such Master Servicer under this Agreement, shall be paid out of such Additional Servicing Compensation and shall not be paid from any amount otherwise payable to the Special Servicer hereunder. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement.

            (f) The Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) such agreement relates to one or more Trust Mortgage Loans (including any such Trust Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Trust Mortgage Loans; or (ii) the Series 2007-C5 Directing Certificateholder has consented.

            Section 3.23 Representations, Warranties and Covenants of the Master Servicer

            (a) Each Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the other Master Servicer, the Special Servicer, the Companion Loan Holder and the B Loan Holders (and in each case, Capmark only on behalf of itself and KRECM only on behalf of itself, as of the Closing Date, that:

            (i) Such Master Servicer is (i) in the case of KRECM, a corporation duly organized, validly existing and in good standing under the laws of Ohio and (ii) in the case of Capmark, a corporation duly organized, validly existing and in good standing under the laws of California, and such Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on the ability of such Master Servicer to perform its obligations hereunder;

            (ii) The execution and delivery of this Agreement by such Master Servicer, and the performance and compliance with the terms of this Agreement by such Master Servicer, will not (A) violate such Master Servicer's certificate of incorporation or charter and by-laws or other comparable organizational documents or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on such Master Servicer which, in the case of either (B) or
      (C), is likely to materially and adversely affect such Master Servicer's ability to perform hereunder;

            (iii) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of such Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium and other laws relating to or affecting creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) Such Master Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of such Master Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (v) No litigation is pending or, to the best of such Master Servicer's knowledge, threatened against such Master Servicer which, if determined adversely to the Master Servicer, would prohibit such Master Servicer from entering into this Agreement or, in such Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of such Master Servicer to perform its obligations under this Agreement;

            (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Master Servicer of, or compliance by such Master Servicer with, this Agreement or the consummation of such Master Servicer's transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, or which, if not obtained, would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations hereunder;

            (vii) Such Master Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (viii) Such Master Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by such Master Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement; and

            (ix) Each officer and employee of such Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and the fidelity bond in the amounts and with the coverage required by Section 3.07(c).

            (b) The representations, warranties and covenants set forth in subsection (a) above shall survive the execution and delivery of this Agreement.

            Section 3.24 Representations, Warranties and Covenants of the Special Servicer

            (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Master Servicers, the Companion Loan Holder and the B Loan Holders, as of the Closing Date and as to the Special Servicer, that:

            (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not (A) violate the Special Servicer's certificate of incorporation and by-laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound, or (C) result in the violation of any law, rule, regulation, order, judgment or decree binding on the Special Servicer which, in the case of either (B) or (C), is likely to materially and adversely affect the Special Servicer's ability to perform hereunder;

            (iii) The Special Servicer has full corporate power and authority to enter into and perform in accordance with this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Special Servicer is not in violation with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which violations are reasonably likely to have consequences that would materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or are reasonably likely to have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which, if determined adversely to the Special Servicer, would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

            (vii) Each officer, director or employee of the Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and fidelity bond in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance;

            (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder;

            (ix) The Special Servicing Fee represents reasonable servicing compensation; and

            (x) The Special Servicer has examined each Sub-Servicing Agreement to which it is a party, and shall examine each Sub-Servicing Agreement to which it intends to become a party, and in each such case, the terms of such Sub-Servicing Agreements are not, or, in the case of any Sub-Servicing Agreement to be entered into by the Special Servicer at a future date, will not, be materially inconsistent with the terms of this Agreement.

            (b) The representations, warranties and covenants set forth in subsection (a) above shall survive the execution and delivery of this Agreement.

            Section 3.25 Limitation on Liability of the Series 2007-C5 Directing Certificateholder

            The Series 2007-C5 Directing Certificateholder shall have no liability whatsoever to the Trust Fund or any Certificateholder other than a Controlling Class Certificateholder and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that, with respect to Controlling Class Certificateholders, the Series 2007-C5 Directing Certificateholder shall not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Series 2007-C5 Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Series 2007-C5 Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Series 2007-C5 Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, that the Series 2007-C5 Directing Certificateholder does not have any duties to the Holders of any Class of Certificates other than the Controlling Class, that the Series 2007-C5 Directing Certificateholder may take actions that favor the interests of the Holders of the Controlling Class over the interests of the Holders of one or more other classes of Certificates, and that the Series 2007-C5 Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Series 2007-C5 Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

            Section 3.26 Reserved

            Section 3.27 Lock-Box Accounts, Cash Collateral Accounts and Servicing Accounts

            (a) Each Master Servicer shall administer each Lock-Box Account, Cash Collateral Account and Servicing Account maintained by it in accordance with the related Mortgage or Loan Agreement, Cash Collateral Account Agreement or Lock-Box Agreement, if any. Each Lock-Box Account, Cash Collateral Account and Servicing Account shall be an Eligible Account, except to the extent provided in the related Mortgage Loan Documents.

            (b) For any Mortgage Loan that provides that a Lock-Box Account will be established upon the occurrence of certain events specified in the related Mortgage Loan Documents, the applicable Master Servicer shall establish on behalf of the Trust such Lock-Box Account upon the occurrence of such events unless the applicable Master Servicer determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established. Notwithstanding the foregoing, the applicable Master Servicer shall establish a Lock-Box Account for each ARD Mortgage Loan no later than its Anticipated Repayment Date.

            (c) [Reserved]

            (d) The applicable Master Servicer shall timely provide all notifications and otherwise timely take all actions necessary to perfect or maintain the perfection of the security interest of the Trustee in each Lock-Box Account, Cash Collateral Account and Servicing Account with respect to any Mortgage Loan.

            Section 3.28 Interest Reserve Account

            (a) The Trustee shall establish, on or before the Closing Date, and maintain the Interest Reserve Account. The Trustee shall maintain the Interest Reserve Account at its Corporate Trust Office and shall give notice to each Master Servicer, the Special Servicer and the Depositor of any new location of the Interest Reserve Account prior to any change thereof. On each Distribution Date in any February and on each Distribution Date in any January which occurs in a year that is not a leap year, unless, in either case, such Distribution Date is the Final Distribution Date, the Trustee shall withdraw from the Distribution Account and deposit into the Interest Reserve Account in respect of each Interest Reserve Loan an amount withheld from the related Monthly Payment or P&I Advance equal to one day's interest on the Stated Principal Balance of such Interest Reserve Loan immediately prior to such Distribution Date at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any January, except in the case of a leap year, and in any February, "Withheld Amounts"). In the case of the Albers Mill Loan and the Hilton-Ontario Loan, all such withheld Amounts shall be made in REMIC I in respect of the related Loan REMIC Regular Interest.

            (b) On each Distribution Date occurring in March (or in February, if the Final Distribution Date occurs in such month) the Trustee shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the immediately preceding January and February, if any, and deposit such amount (excluding any net investment income thereon) into the Distribution Account. On each Distribution Date, the Trustee shall deposit any Net Investment Loss into the Interest Reserve Account and shall be permitted to withdraw any Net Investment Earnings from the Interest Reserve Account.

            Section 3.29 Limitations on and Authorizations of the Master Servicers and Special Servicer with Respect to Certain Mortgage Loans

            (a) Prior to taking any action with respect to a Mortgage Loan secured by any Mortgaged Properties located in a "one-action" state, the Special Servicer shall consult with legal counsel, the fees and expenses of which shall be covered by a Servicing Advance by the applicable Master Servicer.

            (b) [Reserved].

            (c) With respect to any ARD Mortgage Loan, so long as no event of default beyond applicable notice and grace periods has occurred and is continuing, the applicable Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the date on which principal and all accrued interest (other than Excess Interest) has been paid in full (the failure of the Borrower to pay Excess Interest shall not be considered an event of default for purposes of this paragraph). Nothing in this paragraph shall limit the obligation of the applicable Master Servicer and the Special Servicer to establish a Lock-Box Account pursuant to Section 3.27.

            (d) To the extent not inconsistent with the related Mortgage Loan Documents, neither the applicable Master Servicer nor the Special Servicer shall consent to a change of franchise affiliation with respect to any hotel property that in whole or in part constitutes the Mortgaged Property securing a Mortgage Loan unless it obtains written confirmation from each Rating Agency that such change of franchise affiliation would not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings on any Class of Certificates. Neither the applicable Master Servicer nor the Special Servicer shall be required to obtain such written consent from any Rating Agency if such Mortgage Loan is not one of the ten largest Trust Mortgage Loans (which term shall, for the purposes of this Section 3.29(d), include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time and the then-current principal balance of such Mortgage Loan is less than $35,000,000.

            (e) To the extent not inconsistent with the related Mortgage Loan Documents, the applicable Master Servicer or Special Servicer shall not consent to a change in the property manager with respect to a property securing a Mortgage Loan that is one of the ten largest Trust Mortgage Loans (which term shall, for the purposes of this Section 3.29(e), include groups of Crossed Trust Mortgage Loans and groups of Trust Mortgage Loans made to affiliated Borrowers) by outstanding principal balance at such time or that has a then-current principal balance of greater than $35,000,000, unless it obtains confirmation from S&P that the appointment of such new property manager would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings on any Class of Certificates. The applicable Master Servicer or Special Servicer, as applicable, shall use reasonable efforts to cause the related Borrower to pay the costs of such confirmation, and otherwise such costs shall be a Trust Fund expense.

            (f) The applicable Master Servicer shall, as to each Trust Mortgage Loan in its Servicing Group which is secured by the interest of the related Borrower under a Ground Lease, at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Trust Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the applicable Master Servicer, on behalf of the Trustee.

            (g) Subject to the last paragraph of Section 3.21(g), the Special Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement or to any additional cure beyond those specifically provided for in the related Intercreditor Agreement unless it obtains the consent of the Series 2007-C5 Directing Certificateholder. The Special Servicer shall receive any such request for such discretionary consents from any Junior Loan Holder, and shall forward its analysis and recommendation to the Series 2007-C5 Directing Certificateholder, who shall approve or reject such recommendation. The Series 2007-C5 Directing Certificateholder shall be deemed to have approved such recommendation if not denied within ten Business Days of its receipt of the Special Servicer's recommendation and any additional documents and information that the Series 2007-C5 Directing Certificateholder may reasonably request, such ten Business Day period to commence upon the receipt of the rating agency confirmation described in the next sentence. Notwithstanding the foregoing, the Special Servicer shall not grant any discretionary consent to a transfer of any Junior Loan pursuant to the related Intercreditor Agreement unless it receives the rating agency confirmation, if any, required pursuant to such Intercreditor Agreement. In addition, notwithstanding the foregoing, with respect to granting of any additional cure beyond those specifically provided for in the related Intercreditor Agreement, there shall not be any deemed approvals and only affirmative approvals (and for the avoidance of doubt, the time periods for approvals set forth in this paragraph shall not apply to affirmative approvals) by the Series 2007-C5 Directing Certificateholder shall permit the Special Servicer to process such documentation as described above.

            Section 3.30 Master Servicer and Special Servicer May Own
Certificates

            (a) Each Master Servicer and any agent of each Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not a Master Servicer or such agent; except, with respect to Voting Rights, as set forth in the definition of "Certificateholder."

            (b) The Special Servicer and any agent of the Special Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not a Special Servicer or such agent; except, with respect to Voting Rights, as set forth in the definition of "Certificateholder."

            Section 3.31 Authenticating Agent

            The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Trustee and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Trustee, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Depositor and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent other than the initial Authenticating Agent by giving written notice of termination to the Authenticating Agent, the Depositor and the Master Servicers. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 3.31, the Trustee may appoint a successor Authenticating Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 3.31.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

            Notwithstanding the foregoing in this Section 3.31, the appointment of the Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent.

            Section 3.32 Series 2007-C5 Directing Certificateholder Contact with Master Servicers

            No less often than on a monthly basis, each Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available via telephone to verbally answer questions from the Series 2007-C5 Directing Certificateholder regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or the Special Servicer, as the case may be, is responsible. Any such telephone contact shall be conditioned on the Directing Certificateholder's delivery to the applicable Master Servicer or Special Servicer, as applicable, of an agreement substantially in the form of Exhibit R-1 (or such other form reasonably agreed to by the applicable Master Servicer).

            Section 3.33 Certain Matters with Respect to the Mortgage Loan Combinations. (a) The Master Servicer (or, if the related Mortgage Loan Combination is a Specially Serviced Mortgage Loan, the Special Servicer) shall service and administer the related Mortgage Loan Combination in a manner consistent with the related Intercreditor Agreement and, unless another party is expressly responsible hereunder, shall (subject to the Servicing Standard) satisfy all of the obligations required to be performed by the "Note A Holder" (or similar term) or contemplated to be performed by a "Servicer" under the related Intercreditor Agreement.

            (b) The parties hereto acknowledge the purchase options and cure rights of the respective Junior Loan Holders to the extent provided in the related Intercreditor Agreement (and/or their respective designees and/or representatives) and shall administer the purchase options and cure rights of the Junior Loan Holders in accordance with the terms of the related Intercreditor Agreement.

            (c) The applicable Master Servicer and Special Servicer each shall provide to each Junior Loan Holder (other than a Junior Loan Holder who is also the related Borrower or any Affiliate of the related Borrower) and the Companion Loan Holder or its designee, with respect to the related Mortgage Loan Combination, or any related REO Property, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Trust Mortgage Loans, the same reports, documents and other information that the applicable Master Servicer or Special Servicer, as the case may be, provides to the Trustee with respect to the related Mortgage Loan Combination or any related REO Property, and on a concurrent basis (unless an earlier delivery is otherwise expressly provided for herein). The Trustee, the applicable Master Servicer and Special Servicer each shall provide to each Junior Loan Holder or Companion Loan Holder or its designee, with respect to the related Mortgage Loan Combination or any related REO Property, the same reports, documents and other information that the Trustee, applicable Master Servicer or Special Servicer, as the case may be, provides to the Directing Certificateholder with respect to the related Mortgage Loan Combination or any related REO Property, and on a concurrent basis. In addition, the Trustee, the applicable Master Servicer or Special Servicer, as applicable, shall, upon receipt of a written request, subject to the same conditions and restrictions on the distribution of information as apply with respect to the Trust Mortgage Loans, provide to each Junior Loan Holder or Companion Loan Holder or its designee (at such holder's cost) all other reports, documents and information that such holder or its designee may reasonably request with respect to the related Mortgage Loan Combination, the Borrower or its Junior Loan or Companion Loan, as applicable, or any related REO Property; provided, however, that in no event shall a Junior Loan Holder be provided with any Fair Value calculation in respect of the related Trust Mortgage Loan.

            (d) If any Junior Loan Holder purchases the related Mortgage Loan pursuant to Section 3.33(b), or if any Person purchases the related Mortgage Loan as a Defaulted Loan pursuant to Section 3.18, then the Person effecting the purchase must also pay and/or reimburse to the applicable Master Servicer, the Special Servicer, the Trustee and the Depositor the respective amounts then currently due and owing to them hereunder with respect to the related Mortgage Loan and that, pursuant to the related Intercreditor Agreement, would otherwise have been payable out of future collections on the related Mortgage Loan. Notwithstanding anything herein to the contrary, any such purchase shall be subject to such reimbursements.

            (e) If there are any conflicts between this Section 3.33 and any of the Loan Documents relating to any Mortgage Loan Combination or between this
Section 3.33 and the related Intercreditor Agreement, then such Loan Documents or such related Intercreditor Agreement shall control.

            Section 3.34 Certain Matters with Respect to the 60 Wall Street
Loan.

            (a) In the event that any of the 60 Wall Street Trustee, the 60 Wall Street Master Servicer or the 60 Wall Street Special Servicer shall be replaced in accordance with the terms of the 60 Wall Street Servicing Agreement, the Master Servicers, the Special Servicer and the Trustee shall acknowledge any such successor as the successor to the 60 Wall Street Trustee, the 60 Wall Street Master Servicer or the 60 Wall Street Special Servicer, as the case may be.

            (b) The applicable Master Servicer shall deliver, or cause to be delivered, to the Trustee promptly following receipt from the 60 Wall Street Trustee, the 60 Wall Street Master Servicer or the 60 Wall Street Special Servicer, any servicing reports concerning the 60 Wall Street Loan.

            (c) If any servicing advance made with respect to the 60 Wall Street Total Loan by the 60 Wall Street Trustee, the 60 Wall Street Master Servicer or the 60 Wall Street Special Servicer, as the case may be, under the 60 Wall Street Servicing Agreement is determined to be nonrecoverable or if any "additional trust fund expenses" are incurred with respect to the 60 Wall Street Total Loan, then upon request from any such party, the Trust's pro rata portion of such nonrecoverable advance or "additional trust fund expense," as applicable, shall (upon receipt by the applicable Master Servicer of an itemized invoice, upon which such Master Servicer may conclusively rely) be paid to any such party from principal collections in the Collection Account in accordance with the 60 Wall Street Intercreditor Agreement.

            (d) If, pursuant to Sections 2.03, 3.18 or 9.01, the 60 Wall Street Loan is purchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the 60 Wall Street Intercreditor Agreement, and shall assume the rights and obligations of the "Noteholder" of "Promissory Note A-7" under the 60 Wall Street Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to the 60 Wall Street Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such loan in its capacity as such "Noteholder."

            (e) If the 60 Wall Street Whole Loan becomes specially serviced in accordance with the terms of a 60 Wall Street Servicing Agreement and the 60 Wall Street Trustee or other holders of any 60 Wall Street Companion Loan or its servicing agent notifies the Trustee or the applicable Master Servicer that the Trustee, as holder of the 60 Wall Street Loan, or its designee, is entitled to certain consultation or consent rights with respect to the 60 Wall Street Loan or any 60 Wall Street REO Mortgage Loan, then the applicable Master Servicer or Trustee shall promptly so notify the Special Servicer. For so long as the Trustee or its designee is entitled to such consultation rights, the Trustee hereby delegates such consultation or consent rights to the Series 2007-C5 Directing Certificateholder.

            (f) If the 60 Wall Street Companion Loans are subject to a fair value purchase option under the 60 Wall Street Servicing Agreement, the Special Servicer will be required to determine the purchase price for the 60 Wall Street Loan in accordance with Section 3.18.

            (g) In the event that the "A-1 Note" under the 60 Wall Street Intercreditor Agreement is no longer an asset in a securitization and the 60 Wall Street Total Loan is to be serviced pursuant to another servicing agreement, then obtaining a written confirmation from each Rating Agency to the effect that the servicing of the 60 Wall Street Total Loan under such servicing agreement will not result in an Adverse Rating Event with respect to any Class of Rated Certificates shall be a condition to the effectiveness of such successor servicing agreement to the extent provided in the 60 Wall Street Intercreditor Agreement.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions

            On each Distribution Date, the Trustee shall transfer or be deemed to transfer the Available Distribution Amount from the REMIC I Distribution Account to the REMIC II Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated REMIC I Interests, and immediately thereafter, on each Distribution Date prior to the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, to the extent of the Available Distribution Amount for such Distribution Date, shall make distributions in the following order of priority from the REMIC II Distribution Account, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the relevant portion of the Available Distribution Amount:

            (i) concurrently, (i) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date, (ii) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-A Certificates, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (iii) from the entire Available Distribution Amount, to the Class A-SP and Class A-X Certificates, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to either Loan Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-SP and Class A-X Certificateholders of, up to, and pro rata as among such Classes in accordance with, the respective Optimal Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

            (ii) to make distributions of principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-1-A and Class A-4 Certificates, in reduction of the Certificate Balances thereof, an amount up to the Total Principal Distribution Amount for such Distribution Date, in the following order of priority:

            First, to the Class A-1-A Certificates, equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2, until the Certificate Balance thereof has been reduced to zero;

            Second, to the Class A-AB Certificates, equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Certificate Balance thereof has been reduced to the Class A-AB targeted principal balance set forth for such Distribution Date on Exhibit Q hereto (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A Certificates pursuant to a prior subclause of this clause (ii));

            Third, to the Class A-1 Certificates, equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A and Class A-AB Certificates pursuant to a prior subclause of this clause (ii));

            Fourth, to the Class A-2 Certificates, equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB and Class A-1 Certificates pursuant to a prior subclause of this clause (ii));

            Fifth, to the Class A-3 Certificates, equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1 and Class A-2 Certificates pursuant to a prior subclause of this clause (ii));

            Sixth, to the Class A-4 Certificates, equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2 and Class A-3 Certificates pursuant to a prior subclause of this clause (ii));

            Seventh, to the Class A-AB Certificates, equal to the portion of the Total Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 (and, if the Class Principal Balances of the Class A-1-A, Class A-1-AM and Class A-1-AJ Certificates have been reduced to zero, the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 2) until the Certificate Balance thereof has been reduced to zero (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pursuant to a prior subclause of this clause (ii)); and

            Eighth, to the Class A-1-A Certificates, until the Certificate Balance thereof has been reduced to zero (net of any distribution of principal made with respect to the Class A-1-A Certificates on such Distribution Date pursuant to subclause first of this clause (ii), up to an amount equal to the entire Total Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates pursuant to a prior subclause of this clause (ii) and any portions thereof distributed on such Distribution Date to the Holders of the Class A-M and Class A-J Certificates pursuant to clause (v) or (viii) below); provided that the Class A-1-A Certificates may only receive the portion of the Principal Distribution Amount for such Distribution Date that is attributable to Loan Group No. 1 after the Class Certificate Balance of the Class A-J Certificates has been reduced to zero;

      provided, however, that, notwithstanding the immediately preceding subclauses First through Eighth, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the Trustee shall make distributions of principal to the Holders of the Class A-1-A, Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, on a pro rata basis, in accordance with the respective Certificate Balances of those Classes outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class has been reduced to zero, in an aggregate amount equal to the entire Principal Distribution Amount for such Distribution Date;

            (iii) to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) concurrently, (A) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (B) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-AM Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Loan Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-M and Class A-1-AM Certificates up to, and pro rata as between such Classes in accordance with, the respective Optimal Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

            (v) concurrently, (A) from that portion of the Available Distribution Amount attributable to Loan Group No. 1 (and when the Class Principal Balance of the Class A-1-A, Class A-1-AM, Class A-1-AJ, Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates has been reduced to zero, that portion of the Available Distribution Amount attributable to Loan Group No. 2), to the Class A-M Certificates, in reduction of the Class Principal Balance thereof, in an aggregate amount up to the entire Principal Distribution Amount for such Distribution Date (net of any portions thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pursuant to clause (ii) above) until such Class Principal Balance has been reduced to zero and (B) from that portion of the Available Distribution Amount attributable to Loan Group No. 2 (and when the Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J and Class A-1-A Certificates has been reduced to zero, that portion of the Available Distribution Amount attributable to Loan Group No. 1), to the Class A-1-AM Certificates, in reduction of the Class Principal Balance thereof, in an aggregate amount up to the entire Principal Distribution Amount for such Distribution Date (net of any portions thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates pursuant to clause
      (ii) above) until such Class Principal Balance has been reduced to zero;

provided, however, that, notwithstanding the immediately preceding clauses (i) and (v), on each Distribution Date coinciding with or following the Class A-M/A-1-AM Principal Distribution Cross-Over Date, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, in accordance to the priority of distributions set forth in clause (ii) above, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date, and then to the Class A-M and Class A-1-AM Certificates on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date;

            (vi) to the Class A-M and Class A-1-AM Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (vii) concurrently, (A) from that portion of the Available Distribution Amount attributable to Loan Group No. 1, to the Class A-J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date and (B) from that portion of the Available Distribution Amount attributable to Loan Group No. 2, to the Class A-1-AJ Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date; provided, however, that if the Available Distribution Amount for any Distribution Date (or the portion thereof attributable to any Group) is insufficient to pay in full the Optimal Interest Distribution Amount, as provided above, on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Class A-J and Class A-1-AJ Certificates up to, and pro rata as between such Classes in accordance with, the respective Optimal Interest Distribution Amounts in respect of such Classes of Certificates for such Distribution Date;

            (viii) concurrently, (A) from that portion of the Available Distribution Amount attributable to Loan Group No. 1 (and when the Class Principal Balance of the Class A-1-A, Class A-1-AM, Class A-1-AJ, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-M Certificates has been reduced to zero, that portion of the Available Distribution Amount attributable to Loan Group No. 2), to the Class A-J Certificates, in reduction of the Class Principal Balance thereof, in an aggregate amount up to the entire Principal Distribution Amount for such Distribution Date (net of any portions thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-1-AM Certificates pursuant to clauses (ii) and (v) above) until such Class Principal Balance has been reduced to zero and (B) from that portion of the Available Distribution Amount attributable to Loan Group No. 2 (and when the Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class A-1-A and Class A-1-AM Certificates has been reduced to zero, that portion of the Available Distribution Amount attributable to Loan Group No. 1), to the Class A-1-AJ Certificates, in reduction of the Class Principal Balance thereof, in an aggregate amount up to the entire Principal Distribution Amount for such Distribution Date (net of any portions thereof distributed on such Distribution Date to the Holders of the Class A-1-A, Class A-AB, Class A-1, Class A-2, Class A-3, Class A-4, Class A-M and Class A-1-AM Certificates pursuant to clauses (ii) and (v) above) until such Class Principal Balance has been reduced to zero;

provided, however, that, notwithstanding the immediately preceding clauses (ii),
(v) and (viii), on each Distribution Date coinciding with or following the Class A-J/A-1-AJ Principal Distribution Cross-Over Date, the Trustee shall make distributions of principal to the Holders of the Class A-1, Class A-1-A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M and Class A-1-AM Certificates, in accordance to the priority of distributions set forth in clauses (ii) and (v) above, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date, and then to the Class A-J and Class A-1-AJ Certificates on a pro rata basis, in accordance with the respective Class Principal Balances of those Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero, up to, in the aggregate, the entire Principal Distribution Amount for such Distribution Date;

            (ix) to the Class A-J and Class A-1-AJ Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to each such Class), until all amounts of such Realized Loss previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (x) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xi) to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xii) to the Class B Certificates, until all amounts of Realized Loss previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xiv) to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xv) to the Class C Certificates, until all amounts of Realized Loss previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xvii) to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xviii) to the Class D Certificates, until all amounts of Realized Loss previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xx) to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxi) to the Class E Certificates, until all amounts of Realized Loss previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxiii) to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxiv) to the Class F Certificates, until all amounts of Realized Loss previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxvi) to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxvii) to the Class G Certificates, until all amounts of Realized Loss previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxix) to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxx) to the Class H Certificates, until all amounts of Realized Loss previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxii) to the Class J Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxxiii) to the Class J Certificates, until all amounts of Realized Loss previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxv) to the Class K Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxxvi) to the Class K Certificates, until all amounts of Realized Loss previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxviii) to the Class L Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xxxix) to the Class L Certificates, until all amounts of Realized Loss previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xli) to the Class M Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xlii) to the Class M Certificates, until all amounts of Realized Loss previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xliv) to the Class N Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xlv) to the Class N Certificates, until all amounts of Realized Loss previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) to the Class O Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xlvii) to the Class O Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (xlviii) to the Class O Certificates, until all amounts of Realized Loss previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlix) to the Class P Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (l) to the Class P Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (li) to the Class P Certificates, until all amounts of Realized Loss previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (lii) to the Class Q Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (liii) to the Class Q Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (liv) to the Class Q Certificates, until all amounts of Realized Loss previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

            (lv) to the Class S Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (lvi) to the Class S Certificates, in reduction of the Certificate Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Certificate Balance has been reduced to zero;

            (lvii) to the Class S Certificates, until all amounts of Realized Loss previously allocated to the Class S Certificates, but not previously reimbursed, have been reimbursed in full;

            (lviii) to the Class R Certificates, the amount, if any, remaining in the REMIC II Distribution Account after all other distributions pursuant to this Section 4.01(a) and Section 4.01(e).

            Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the Certificate Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, the Trustee shall apply amounts on deposit in the REMIC II Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-SP and Class A-X Certificates, pro rata, in respect of the Optimal Interest Distribution Amount allocable to each such Class; (ii) to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, pro rata in reduction of the Certificate Balances thereof, until the Certificate Balance of each such Class has been reduced to zero; and (iii) to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates, pro rata (based on the aggregate unreimbursed Realized Loss previously allocated to such Class) until all amounts of such Realized Loss previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

            (b) On each Distribution Date, each Uncertificated REMIC I Interest shall be deemed to receive distributions from the REMIC I Distribution Account in respect of principal or reimbursement of Realized Loss in an amount equal to the amount of principal or reimbursement of Realized Loss distributable to such Uncertificated REMIC I Interest's respective Class of Corresponding Certificates as provided in Section 4.01(a) (the "REMIC I Distribution Amount").

            On each Distribution Date, where more than one Class of Uncertificated REMIC I Interests relates to a particular Class of Certificates, each such Class of Uncertificated REMIC I Interests shall be deemed to receive principal distributions or reimbursement of Realized Loss in the aggregate amount distributed to the corresponding Certificates in numerical order (e.g., first, to LA-1-1, and then to LA-1-2) until each Uncertificated REMIC I Interest is reduced to zero.

            During each Interest Accrual Period, each Uncertificated REMIC I Interest shall accrue interest in an amount equal to the product of the REMIC I Principal Amount of each such Uncertificated REMIC I Interest and the Weighted Average Net Mortgage Pass-Through Rate. On each Distribution Date, each Uncertificated REMIC I Interest shall be deemed to receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest that will actually be distributed in respect of such Uncertificated REMIC I Interest's Corresponding Certificates (provided, that the interest distributed in respect of the Class A-1 Certificates shall be allocated to the Class LA-1-1 and Class LA-1-2 Uncertificated Interests, pro rata, based on interest accrued; the interest distributed in respect of the Class A-2 Certificates shall be allocated to the Class LA-2-1, Class LA-2-2, Class LA-2-3 and Class LA-2-4 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-AB Certificates shall be allocated to the Class LA-AB-1, Class LA-AB-2, Class LA-AB-3 and Class LA-AB-4 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-4 Certificates shall be allocated to the Class LA-4-1, Class LA-4-2, Class LA-4-3 and Class LA-4-4 Uncertificated Interests, pro rata based on interest accrued; and the interest distributed in respect of the Class A-1-A Certificates shall be allocated to the Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7 and Class LA-1-A-8 Uncertificated Interests, pro rata based on interest accrued) and (ii) the amount of interest that will actually be distributed in respect of such Uncertificated REMIC I Interest's corresponding Class A-X Component and, if applicable, Class A-SP Component. In all events, the amount accrued in respect of each Uncertificated REMIC I Interest less Uncovered Prepayment Interest Shortfalls allocated thereto pursuant to Section 4.01(j) and less the amount actually distributed in respect of such Uncertificated REMIC I Interests shall equal the sum of (i) the Interest Shortfall Amount allocated to such Uncertificated REMIC I Interest's Corresponding Certificates (allocated pro rata to the Class LA-1-1 and Class LA-1-2 Uncertificated Interests, in the case of the Class A-1 Certificates; to the Class LA-2-1, Class LA-2-2, Class LA-2-3 and Class LA-2-4 Uncertificated Interests, in the case of the Class A-2 Certificates; to the Class LA-AB-1, Class LA-AB-2, Class LA-AB-3 and Class LA-AB-4 Uncertificated Interests, in the case of the Class A-AB Certificates; to the Class LA-4-1, Class LA-4-2, Class LA-4-3 and Class LA-4-4 Uncertificated Interests, in the case of the Class A-4 Certificates; and to the Class LA-1-A-1, Class LA-1-A-2, Class LA-1-A-3, Class LA-1-A-4, Class LA-1-A-5, Class LA-1-A-6, Class LA-1-A-7 and Class LA-1-A-8 Uncertificated Interests, in the case of the Class A-1-A Certificates) and (ii) the Interest Shortfall Amount allocated to the Corresponding Components of the Class A-X or Class A-SP Certificates and attributable to such Uncertificated REMIC I Interest.

            The initial REMIC I Principal Amount of each Uncertificated REMIC I Interest equals the respective Original REMIC I Principal Amount. The REMIC I Principal Amount of each Uncertificated REMIC I Interest as of any date equals the Original REMIC I Principal Amount of such Uncertificated REMIC I Interest less the principal allocated thereto pursuant to the first and second paragraphs of this Section 4.01(b) and Realized Losses allocated thereto pursuant to
Section 4.04(c). As of any date, payments of principal in respect of the Trust Mortgage Loans and the Realized Loss shall be allocated to the Uncertificated REMIC I Interests such that the REMIC I Principal Amount after application of any Realized Loss of each Uncertificated REMIC I Interest less the cumulative amount of Realized Loss allocated to such Uncertificated REMIC I Interest equals the Certificate Balance of the Corresponding Certificates after the application of any Realized Loss with respect thereto and the cumulative amount of Realized Loss allocated to such Class of Corresponding Certificates; provided, that:

            (i) with respect to the Class A-1 Certificates, (A) the REMIC I Principal Amount of the Class LA-1-1 Uncertificated Interest shall be the lesser of $3,584,000 and the Class Principal Balance of the Class A-1 Certificates minus $29,416,000 but not less than zero, and (B) the REMIC I Principal Amount of the Class LA-1-2 Uncertificated Interest shall be the lesser of $29,416,000 and the Class Principal Balance of the Class A-1 Certificates;

            (ii) with respect to the Class A-2 Certificates, (A) the REMIC I Principal Amount for the Class LA-2-1 Uncertificated Interest shall be the lesser of $55,432,000 and the Class Principal Balance of the Class A-2 Certificates minus $259,568,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-2-2 Uncertificated Interest shall be the lesser of $93,765,000 and the Class Principal Balance of the Class A-2 Certificates minus $165,803,000 but not less than zero, (C) the REMIC I Principal Amount for the Class LA-2-3 Uncertificated Interest shall be the lesser of $85,471,000 and the Class Principal Balance of the Class A-2 Certificates minus $80,332,000 but not less than zero, and (D) the REMIC I Principal Amount for the Class LA-2-4 Uncertificated Interest shall be the lesser of $80,332,000 and the Class Principal Balance of the Class A-2 Certificates;

            (iii) with respect to the Class A-AB Certificates, (A) the REMIC I Principal Amount of the Class LA-AB-1 Uncertificated Interest shall be the lesser of $1,511,000 and the Class Principal Balance of the Class A-AB Certificates minus $63,572,000 but not less than zero, (B) the REMIC I Principal Amount of the Class LA-AB-2 Uncertificated Interest shall be the lesser of $15,088,000 and the Class Principal Balance of the Class A-AB Certificates minus $48,484,000 but not less than zero, (C) the REMIC I Principal Amount of the Class LA-AB-3 Uncertificated Interest shall be the lesser of $14,712,000 and the Class Principal Balance of the Class A-AB Certificates minus $33,772,000 but not less than zero, and (D) the REMIC I Principal Amount of the Class LA-AB-4 Uncertificated Interest shall be the lesser of $33,772,000 and the Class Principal Balance of the Class A-AB Certificates;

            (iv) with respect to the Class A-4 Certificates, (A) the REMIC I Principal Amount for the Class LA-4-1 Uncertificated Interest shall be the lesser of $70,790,000 and the Class Principal Balance of the Class A-4 Certificates minus $911,710,000 but not less than zero, (B) the REMIC I Principal Amount of the Class LA-4-2 Uncertificated Interest shall be the lesser of $58,622,000 and the Class Principal Balance of the Class A-4 Certificates minus $853,088,000 but not less than zero, (C) the REMIC I Principal Amount of the Class LA-4-3 Uncertificated Interest shall be the lesser of $157,103,000 and the Class Principal Balance of the Class A-4 Certificates minus $695,985,000 but not less than zero, and (D) the REMIC I Principal Amount of the Class LA-4-4 Uncertificated Interest shall be the lesser of $695,985,000 and the Class Principal Balance of the Class A-4 Certificates; and

            (v) with respect to the Class A-1-A Certificates, (A) the REMIC I Principal Amount for the Class LA-1-A-1 Uncertificated Interest shall be the lesser of $354,000 and the Class Principal Balance of the Class A-1-A Certificates minus $347,630,000 but not less than zero, (B) the REMIC I Principal Amount for the Class LA-1-A-2 Uncertificated Interest shall be the lesser of $15,157,000 and the Class Principal Balance of the Class A-1-A Certificates minus $329,925,000 but not less than zero, (C) the REMIC I Principal Amount for the Class LA-1-A-3 Uncertificated Interest shall be the lesser of $16,069,000 and the Class Principal Balance of the Class A-1-A Certificates minus $311,357,000 but not less than zero, (D) the REMIC I Principal Amount for the Class LA-1-A-4 Uncertificated Interest shall be the lesser of $15,794,000 and the Class Principal Balance of the Class A-1-A Certificates minus $293,317,000 but not less than zero, (E) the REMIC I Principal Amount for the Class LA-1-A-5 Uncertificated Interest shall be the lesser of $21,359,000 and the Class Principal Balance of the Class A-1-A Certificates minus $164,257,000 but not less than zero, (F) the REMIC I Principal Amount for the Class LA-1-A-6 Uncertificated Interest shall be the lesser of $14,985,000 and the Class Principal Balance of the Class A-1-A Certificates minus $150,402,000 but not less than zero, (G) the REMIC I Principal Amount for the Class LA-1-A-7 Uncertificated Interest shall be the lesser of $15,538,000 and the Class Principal Balance of the Class A-1-A Certificates minus $82,395,000 but not less than zero, and (H) the REMIC I Principal Amount for the Class LA-1-A-8 Uncertificated Interest shall be the lesser of $82,395,000 and the Class Principal Balance of the Class A-1-A Certificates.

            Interest Shortfall Amounts allocated to the Class A-X and Class A-SP Certificates shall be attributed to the Uncertificated REMIC I Interests to the extent of their Related Components, pro rata, based on interest accrued on such Components. Any amounts so allocated shall have the same seniority as interest payments due on the Class A-X Certificates. Prepayment Interest Shortfalls shall be allocated to each Class of Uncertificated REMIC I Interests pro rata on the basis of their respective interest entitlements.

            Any amount that remains in the REMIC I Distribution Account on each Distribution Date after distribution on the Uncertificated REMIC I Interests and distribution of Yield Maintenance Charges pursuant to Section 4.01(d) shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC I Distribution Account, if any).

            (c) [Reserved]

            (d) On each Master Servicer Remittance Date, each Master Servicer shall remit all Yield Maintenance Charges with respect to its Servicing Group to the Trustee for deposit in the REMIC I Distribution Account for payment to the Uncertificated REMIC I Interests. On each Distribution Date, the Trustee shall withdraw from the REMIC I Distribution Account an aggregate amount equal to all such Yield Maintenance Charges actually collected on the Trust Mortgage Loans or any REO Trust Mortgage Loans during the related Collection Period and shall distribute such amount to the Uncertificated REMIC I Interests, pro rata in proportion to their outstanding REMIC I Principal Amounts.

            (e) On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the REMIC II Distribution Account that represent Yield Maintenance Charges actually collected on the Trust Mortgage Loans or REO Trust Mortgage Loans during the related Collection Period and remitted in respect of the Uncertificated REMIC I Interests pursuant to Section 4.01(d), and shall distribute such amounts to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class K Certificates in an amount that shall, as to each such Class equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date that is attributable to the Loan Group that includes the prepaid Trust Mortgage Loan, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates on such Distribution Date that is attributable to the Loan Group that includes the prepaid Trust Mortgage Loan, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions for (i) each of the first twelve Distribution Dates, if the Class A-SP Certificates are then outstanding, 94.25% of such amount to the Holders of the Class A-SP Certificates and 5.75% of such amount to the holders of the Class A-X Certificates; (ii) the next twelve Distribution Dates, if the Class A-SP Certificates are then outstanding, 79.75% to the Holders of the Class A-SP Certificates and 20.25% to the Holders of the Class A-X Certificates; (iii) the next twelve Distribution Dates, if the Class A-SP Certificates are then outstanding, 73.75% to the Holders of the Class A-SP Certificates and 26.25% to the holders of the Class A-X Certificates; (iv) the next twelve Distribution Dates, if the Class A-SP Certificates are then outstanding, 57.50% to the Holders of the Class A-SP Certificates and 42.50% to the Holders of the Class A-X Certificates; (v) the next twelve Distribution Dates, if the Class A-SP Certificates are then outstanding, 45.00% to the Holders of the Class A-SP Certificates and 55.00% to the Holders of the Class A-X Certificates; (vi) the next twelve Distribution Dates, if the Class A-SP Certificates are then outstanding, 40.50% to the Holders of the Class A-SP Certificates and 59.50% to the Holders of the Class A-X Certificates; (vii) the next twelve Distribution Dates, if the Class A-SP Certificates are then outstanding, 19.75% to the Holders of the Class A-SP Certificates and 80.25% to the Holders of the Class A-X Certificates; and (viii) the remaining Distribution Dates, entirely to the Holders of the Class A-X Certificates.

            (f) On any applicable Distribution Date, (i) any Excess Interest collected for such Distribution Date shall be distributed from the Excess Interest Distribution Account to the Class V Certificates and (ii) any amounts collected in respect of the Loan REMIC Residual Interests for such Distribution Date shall be distributed from the Loan REMIC Residual Distribution Account to the Class LR Certificates.

            (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with written wiring instructions prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Realized Loss previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, either Master Servicer, the Special Servicer, the Underwriters or the Initial Purchasers shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Realized Loss previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable prior to the final Distribution Date for such Class, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

            (i) Distributions in reimbursement of Realized Loss previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Realized Loss previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register, and such amounts shall be deemed to have been distributed from REMIC I to REMIC II in each case as such Realized Loss was allocated to the Uncertificated REMIC I Interests pursuant to Section 4.04(c). Notice of any such distribution to a prior Holder shall be made in accordance with Section 10.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(h) as if such Holder had failed to surrender its Certificates.

            (j) Shortfalls in the Available Distribution Amount on any Distribution Date resulting from Uncovered Prepayment Interest Shortfall Amounts shall be allocated to each Class of Regular Certificates, pro rata, based on the Accrued Certificate Interest Amount distributable to each such Class on such Distribution Date. Uncovered Prepayment Interest Shortfall Amounts so allocated to the Regular Certificates (in the case of the Class A-X and Class A-SP Certificates, pro rata, to the related Components based on interest accrued) shall be allocated to the Corresponding Uncertificated REMIC I Interests (and pro rata where there is more than one Class of Uncertificated REMIC I Interests that relate to the Class of Regular Certificates that is allocated such Uncovered Prepayment Interest Shortfall Amount, based on interest accrued).

            (k) Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to Section
6.03 and Section 8.05 shall be allocated to the most subordinate Class of Principal Balance Certificates then outstanding, until the Certificate Balance thereof equals zero, and then to the next most subordinate Class of Principal Balance Certificates then outstanding.

            (l) All payments made on the Albers Mill Loan or Hilton-Ontario Loan or subsequently acquired related REO Property, other than amounts distributable in respect of the related Loan REMIC Residual Interest, owned by the related Loan REMIC shall be deemed to be distributed from the related Loan REMIC to the REMIC I as holder of the Loan REMIC Regular Interests before distributions are deemed made to the holders of the Uncertificated Lower-Tier Interests pursuant to Sections 4.01(a) or 4.01(d), and shall be treated as principal, interest, Prepayment Premium or Yield Maintenance Charges, as the case may be, based on these characterizations with respect to the Albers Mill Loan or Hilton-Ontario Loan (or related REO Property), any payment of principal on or reduction in the Stated Principal Balance of the Albers Mill Loan or Hilton-Ontario Loan shall reduce the principal balance of the related Loan REMIC Regular Interest. Any payments on or with respect to the Albers Mill Loan or Hilton-Ontario Loan in excess of the principal, interest, Prepayment Premium or Yield Maintenance Charges distributable on the related Loan REMIC Regular Interest, and that are not payable as fees or reimbursable to any Person, shall be distributable from the Loan REMIC Residual Distribution Account to the Class LR Certificates in respect of the related Loan REMIC Residual Interest. Servicing Fees, Primary Servicing Fees and Trustee Fees in respect of the Albers Mill Loan or Hilton-Ontario Loan shall be deemed distributed to REMIC I in respect of the Loan REMIC Regular Interests and paid from REMIC I, and all other servicing compensation with respect to the Albers Mill Loan or Hilton-Ontario Loan shall be deemed to be paid by the related Loan REMIC.

            Section 4.02 Trustee Report; Certain Other Reports

            (a) Based solely on information provided to the Trustee by the Master Servicers pursuant to Section 3.12 and this Section 4.02, the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit E hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Trust Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to any Privileged Person or the Series 2007-C5 Directing Certificateholder any Trustee Report that has been made available to such Person via the Trustee's internet website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with
Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to
Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission.

            The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicers provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by the Master Servicer's or the Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicers, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by a Master Servicer, the Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicers or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

            The Trustee shall make available each month, to the general public, the related Trustee Report via its internet website initially located at "www.ctslink.com." In addition, the Trustee shall make available each month, via its internet website to the extent received by the Trustee, on a restricted basis solely to Privileged Persons, (i) the Unrestricted Master Servicer Reports, (ii) the CMSA Loan Periodic Update File, the CMSA Loan Setup File, CMSA Bond Level File and the CMSA Collateral Summary File, (iii) and any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that Credit Suisse has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to the general public. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its internet website, to the extent received by the Trustee, (i) the Restricted Master Servicer Reports, (ii) the CMSA Property File and (iii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of information regarding the Trust on the Trustee's internet website shall be deemed to have agreed to keep confidential such information until such information is filed with the Commission, and the Trustee's internet website shall bear a legend to the following effect:

            No recipient shall use or disclose the information contained on this website in any manner which could result in a violation of any provision of the Securities Act of 1933 or the Securities Exchange Act of 1934 or would require registration of any Non-Registered Certificates pursuant to Section 5 of the Securities Act of 1933.

            The Trustee makes no representations or warranties as to the accuracy or completeness or any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (866) 846-4526 or such other number as the Trustee may hereinafter specify.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on pages 2 and 3 of Exhibit E hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Trust Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. Each Master Servicer and the Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Trust Mortgage Loans and the Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, such Master Servicer or the Special Servicer, as the case may be.

            Section 4.03 P&I Advances

            (a) On or before 2:00 p.m., New York City time, on each Master Servicer Remittance Date, each Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made by such Master Servicer in respect of the its related Servicing Group for the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make such P&I Advances, or (iii) make such P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of such P&I Advances to be made by such Master Servicer. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances in respect of the related Servicing Group shall be appropriately reflected in such Master Servicer's records and replaced by such Master Servicer by deposit in the Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 4:00 p.m., New York City time, on any Master Servicer Remittance Date, a Master Servicer shall not have made any P&I Advance required to be made by it in respect of its Servicing Group on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to
Section 4.03(c)) or, to the actual knowledge of a Responsible Officer of the Trustee, shall not have remitted any other amounts required to be remitted by such Master Servicer on such date, then the Trustee shall provide notice of such failure to such Master Servicer by facsimile transmission as soon as possible, but in any event before 5:00 p.m., New York City time, on such Master Servicer Remittance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances in respect of the related Servicing Group by 11:00 a.m., New York City time, on the related Distribution Date, then the Trustee shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances in respect of the related Servicing Group that was required to be, but was not, made or remitted, as the case may be, by such Master Servicer with respect to the related Distribution Date.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer in respect of the related Servicing Group for any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Scheduled Payments, in each case net of any related Master Servicing Fees and Primary Servicing Fees, due or deemed due, as the case may be, in respect of the Trust Mortgage Loans in such Servicing Group (including Balloon Trust Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Trust Mortgage Loans in such Servicing Group on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan in such Servicing Group, then the interest portion of any P&I Advance required to be made in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount (in the case of an A Loan in a Mortgage Loan Combination, to the extent allocated to such A Loan herein), and the denominator of which shall equal the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan, as the case may be, immediately prior to such Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. Also, notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder in respect of any B Loan or Companion Loan or any successor REO B Loan or REO Companion Loan. No Master Servicer shall make any Advance in respect of any Penalty Charges, Yield Maintenance Charge or Excess Interest.

            (d) Subject to the last two sentences of this Section 4.03(d), each Master Servicer and the Trustee shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, out of any Penalty Charges subsequently collected on the particular Trust Mortgage Loan or REO Trust Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Penalty Charges are insufficient to cover such Advance Interest, out of general collections on the Trust Mortgage Loans and REO Properties on deposit in the Collection Account; provided that interest earned on any P&I Advances made with respect to the A Loan of a Mortgage Loan Combination or any successor REO Trust Mortgage Loan in respect thereof shall be payable out of the related Mortgage Loan Combination Custodial Account, to the maximum extent permitted by the related Intercreditor Agreement, before being paid out of general collections on the Mortgage Pool on deposit in the Collection Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby with respect to any Trust Mortgage Loan or REO Trust Mortgage Loan in its Servicing Group, as soon as practicable after funds available for such purpose are deposited in the Collection Account. Notwithstanding the foregoing, upon a determination that a P&I Advance previously made with respect to the Mortgage Pool is a Nonrecoverable P&I Advance, the applicable Master Servicer may reimburse itself or the Trustee, as applicable, immediately from general collections in such Master Servicer's Collection Account, and solely to the extent collections are not sufficient, from general collections in the other Master Servicer's Collection Account), such reimbursement to be made first from the Loan Group as to which the Nonrecoverable P&I Advance relates and then out of the other Loan Group. Notwithstanding the foregoing, instead of obtaining reimbursement out of general collections on the Mortgage Pool immediately (as contemplated by Section 3.05(a)(vi)), the Master Servicer or the Trustee, as applicable, may, in its sole discretion, after reimbursement of such amounts up to the principal portions of general collections, elect to obtain reimbursement for such Nonrecoverable P&I Advance over a period of time (not to exceed 12 months) and the unreimbursed portion of such P&I Advance will accrue interest at the Reimbursement Rate in effect from time to time. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The applicable Master Servicer's or the Trustee's, as applicable, agreement to defer reimbursement of any Nonrecoverable P&I Advance as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the applicable Master Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over a Master Servicer's or the Trustee's, as applicable, right to reimbursement for P&I Advances (deferred or otherwise) as provided in this Agreement. The fact that a decision to recover such Nonrecoverable P&I Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not constitute a violation of the Servicing Standard by the applicable Master Servicer or a breach of any fiduciary duty owed to the Certificateholders by the Trustee, or a breach of any other contractual obligation owed to the Certificateholders by any party to this Agreement. In no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related Master Servicer Remittance Date. In addition, a Master Servicer shall not be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of such Master Servicer in suspense.

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses

            (a) On each Distribution Date, following the distributions to Certificateholders to be made on such date pursuant to Sections 4.01, the Trustee shall determine the amount, if any, by which (i) the then aggregate of the Class Principal Balances of all the Classes of Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Trust Mortgage Loans that were used to reimburse any Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vi), other than Total Principal Distribution Amounts used to reimburse Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts with respect to Trust Mortgage Loans for which a Final Recovery Determination has been made) of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Class Principal Balances of the Principal Balance Certificates will be reduced sequentially, in the following order, until such excess is reduced to zero: first, the Class Principal Balance of the Class S Certificates, until such Class Principal Balance is reduced to zero, second, the Class Principal Balance of the Class Q Certificates, until such Class Principal Balance is reduced to zero, third, the Class Principal Balance of the Class P Certificates, until such Class Principal Balance is reduced to zero; fourth, the Class Principal Balance of the Class O Certificates, until such Class Principal Balance is reduced to zero; fifth, the Class Principal Balance of the Class N Certificates, until such Class Principal Balance is reduced to zero; sixth, the Class Principal Balance of the Class M Certificates, until such Class Principal Balance is reduced to zero; seventh, the Class Principal Balance of the Class L Certificates, until such Class Principal Balance is reduced to zero; eighth, the Class Principal Balance of the Class K Certificates, until such Class Principal Balance is reduced to zero; ninth, the Class Principal Balance of the Class J Certificates, until such Class Principal Balance is reduced to zero; tenth, the Class Principal Balance of the Class H Certificates, until such Class Principal Balance is reduced to zero; eleventh, the Class Principal Balance of the Class G Certificates, until such Class Principal Balance is reduced to zero; twelfth, the Class Principal Balance of the Class F Certificates, until such Class Principal Balance is reduced to zero; thirteenth, the Class Principal Balance of the Class E Certificates, until such Class Principal Balance is reduced to zero; fourteenth, the Class Principal Balance of the Class D Certificates, until such Class Principal Balance is reduced to zero; fifteenth, the Class Principal Balance of the Class C Certificates, until such Class Principal Balance is reduced to zero; sixteenth, the Class Principal Balance of the Class B Certificates, until such Class Principal Balance is reduced to zero; seventeenth, the Class Principal Balance of the Class A-J Certificates, until such Class Principal Balance is reduced to zero; eighteenth, the Class Principal Balance of the Class A-M Certificates, until such Class Principal Balance is reduced to zero and nineteenth, the respective Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and the Class A-1-A Certificates (on a pro rata basis in accordance with the relative sizes of such Class Principal Balances, until such Class Principal Balances are reduced to zero. All such reductions in the Class Principal Balances of the respective Classes of the Principal Balance Certificates shall constitute allocations of Realized Losses and Additional Trust Fund Expenses. Any Realized Loss allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            (b) [Reserved]

            (c) With respect to any Distribution Date, any Realized Loss allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the REMIC I Principal Amount of the Corresponding Uncertificated REMIC I Interests as a write-off in the same order in which principal is distributed thereto pursuant to the first and second paragraphs of Section 4.01(b).

            Section 4.05 Calculations

            Provided that the Trustee receives the necessary information from the Master Servicers and/or the Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Trustee Reports pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by the Master Servicers. The calculations by the Trustee contemplated by this Section
4.05 shall, in the absence of manifest error, be presumptively deemed correct for all purposes hereunder.

            Section 4.06 Grantor Trust Reporting

            The parties intend that Grantor Trust V and Grantor Trust LR Interest shall be treated as a Grantor Trust, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to the Class V and Class LR Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 (or, in the event either Grantor Trust is a WHFIT, information will be provided on Form 1099) or such other form as may be applicable for Grantor Trust V and Grantor Trust LR and shall furnish or cause to be furnished to the Holders of the Class V and Class LR Certificates their allocable share of income with respect to Excess Interest or amounts distributable in respect of the Loan REMIC Residual Interests, respectively as such amounts accrue. Notwithstanding the foregoing, unless otherwise notified by the beneficial owner of a Class V Certificate or Class LR Certificate that such Certificate is registered in the name of a nominee or other middleman on behalf of such beneficial owner, the Trustee shall not treat either Grantor Trust V or Grantor Trust LR as a WHFIT.

            Section 4.07 Compliance with Withholding Requirements

            Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is (A) a United States Tax Person that has furnished or caused to be furnished a Form W-9 or an acceptable substitute form or a successor form (or is exempt from furnishing such a form), or (B) a Non-United States Tax Person that has furnished or caused to be furnished (i) an effective Form W-8BEN or W-8IMY (with appropriate attachments) or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor, or (ii) an effective Form W-8ECI or an acceptable substitute form or a successor form. In the event the Trustee or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates

            (a) The Certificates shall consist of 31 Classes with the following respective alphabetic or alphanumeric Class designations: "A-X," "A-SP," "A-1," "A-2," "A-3," "A-AB," "A-4," "A-1-A," "A-M," "A-J," "B," "C," "D," "E," "F,"
"G," "H," "J," "K," "L," "M," "N," "O," "P," "Q," "S," "R," "LR" and "V,"
respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

            (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-5; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Regular Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The Class R, Class LR and Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

            (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration of Transfer and Exchange of Certificates

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe; provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicers and the Special Servicer shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

            (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a transfer of any Non-Registered Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the applicable Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee:
(i) a certificate substantially in the form attached as Exhibit F-2C hereto; or
(ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in any Rule 144A Global Certificate may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses (i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class L, Class M, Class N, Class O, Class P, Class Q or Class S, as applicable, Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the Class A-X, Class L, Class M, Class N, Class O, Class P, Class Q or Class S, as applicable, Certificates, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

            Notwithstanding the preceding paragraph, any interest in any Regulation S Global Certificate may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificates, as applicable, to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the Class A-X, Class L, Class M, Class N, Class O, Class P, Class Q or Class S, as applicable, Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse, the Trustee, the Master Servicers, the Special Servicer and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Sections 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code or Similar Law.

            Each Transferee of any Registered Certificate or interest therein shall be required to represent and warrant and each Transferee of an interest in any Non-Registered Certificate shall be deemed to have represented and warranted that (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) except in the case of a Class R, Class LR or Class V Certificate, the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA, Section 4975 of the Code and Similar Law by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 or comparable exemption under Similar Law; or (iii) in the case of a Certificate (other than a Class R, Class LR or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on PTE 89-90 (or comparable exemption under Similar Law), such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, either Master Servicer, the Special Servicer, any Sub-Servicer or any Borrower with respect to Trust Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person; or (iv) except in the case of a Class R, Class LR or Class V Certificate, a certification which establishes to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Sections 406 or 407 of ERISA, Section 4975 of the Code or Similar Law or result in the imposition of an excise tax under Section 4975 of the Code or Similar Law. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-1 is acceptable for purposes of the preceding sentence.

            (d) (i) Each Person who has or acquires any Ownership Interest in a Class R or Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R or Class LR Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R or Class LR Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Class R or Class LR Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R or Class LR Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R or Class LR Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R or Class LR Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R or Class LR Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit H-1 from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R or Class LR Certificate and (2) not to transfer its Ownership Interest in such Class R or Class LR Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R or Class LR Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R or Class LR Certificate if it is, or is holding an Ownership Interest in a Class R or Class LR Certificate on behalf of, a "pass-through interest holder."

            (ii) If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R or Class LR Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R or Class LR Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R or Class LR Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R or Class LR Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R or Class LR Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R or Class LR Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R or Class LR Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R or Class LR Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for a Class R or Class LR Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R or Class LR Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated; provided that there shall have been delivered to the Trustee the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R or Class LR Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R or Class LR Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

            Section 5.03 Book-Entry Certificates

            (a) The Regular Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in
Section 5.02(b) or Section 5.03(c) below, such Certificate Owners shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicers, the Special Servicer, the Trustee and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, either Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            Section 5.06 Certification by Certificateholders and Certificate Owners

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

            (b) To the extent that it is necessary, pursuant to the terms of this Agreement, to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person, which certificate shall be in such form as shall be reasonably acceptable to the Trustee and shall specify the Class and Certificate Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

            Section 5.07 Appointment of Paying Agent

            The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Servicer, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for the Trustee, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "A+" by S&P and Fitch.

            Notwithstanding the foregoing in this Section 5.07, the appointment of the Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Paying Agent.

                                   ARTICLE VI

          THE DEPOSITOR, THE MASTER SERVICERS AND THE SPECIAL SERVICER

            Section 6.01 Liability of the Depositor, the Master Servicers and the Special Servicer

            The Depositor, each Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, such Master Servicer and the Special Servicer, as applicable, herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer or the Special Servicer

            (a) Subject to subsection (b) below, the Depositor, each Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation or limited partnership in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, either Master Servicer and the Special Servicer each may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets to any Person (other than the Trustee), in which case any Person resulting from any merger or consolidation to which the Depositor, either Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, either Master Servicer or the Special Servicer, shall be the successor of the Depositor, such Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, such Master Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not or has not resulted in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

            Section 6.03 Limitation on Liability of the Trustee, the Depositor, the Master Servicers, the Special Servicer and Others

            (a) None of the Depositor, the Trustee, the Master Servicers, the Special Servicer, the 60 Wall Street Master Servicer, the 60 Wall Street Special Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the Certificateholders, the Junior Loan Holders, the Companion Loan Holder or any other Person for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Trustee, either Master Servicer or the Special Servicer against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicers, the Special Servicer, the Trustee, the 60 Wall Street Master Servicer, the 60 Wall Street Special Servicer and any Affiliate, director, partner, member, manager, shareholder, officer, employee or agent of the Depositor, the Trustee, the 60 Wall Street Master Servicer, the 60 Wall Street Special Servicer, the Master Servicers or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicers, the Special Servicer, the Trustee, the 60 Wall Street Master Servicer, the 60 Wall Street Special Servicer and any Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust Fund and/or any affected Junior Loan Holder(s) or Companion Loan Holders out of the Collection Account or the Distribution Account, as applicable in accordance with Section 3.05 (or, insofar as a Mortgage Loan Combination is involved, and to the extent permitted by the related Intercreditor Agreement, out of amounts attributable to such Mortgage Loan Combination on deposit in the related Mortgage Loan Combination Custodial Account as provided in Section 3.04), against any loss, liability or expense (including legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Trust Mortgage Loans, the 60 Wall Street Total Loan, any Junior Loan or the Certificates (including the distribution or posting of reports or other information as contemplated herein), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein;
(iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

            (b) None of the Depositor, the Trustee, either Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability which it is not reasonably assured of reimbursement thereof by the Trust; provided, however, that the Depositor, either Master Servicer, the Special Servicer or the Trustee may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicers, the Special Servicer and the Trustee shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Collection Account as provided by Section 3.05(a) (or, insofar as a Mortgage Loan Combination is involved, and to the extent permitted by the related Intercreditor Agreement, as applicable, out of amounts attributable to such Mortgage Loan Combination on deposit in the related Mortgage Loan Combination Custodial Account as provided in Section 3.04).

            (c) Each of the Master Servicers and the Special Servicer agrees to indemnify the Depositor, the Trust Fund and the Trustee, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicers and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith in accordance with the Servicing Standard and in accordance with such advice or Opinion of Counsel relating to (i) tax matters, (ii) any amendment of this Agreement under Article XI, (iii) the defeasance of any Defeasance Mortgage Loan or (iv) any matter involving legal proceedings with a Borrower.

            The Trustee shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the Trustee to indemnification hereunder, whereupon such Master Servicer or Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon the applicable Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the applicable Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless the applicable Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor agrees to indemnify the Master Servicers, the Special Servicer and the Trustee and any Affiliate, director, officer, member, manager, partner, shareholder, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or failure in the performance of the Depositor's obligations and duties under this Agreement. Each Master Servicer, the Special Servicer or the Trustee, as applicable, shall promptly notify the Depositor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party hereunder.

            The Trustee agrees to indemnify the Master Servicers, the Special Servicer and the Depositor and any Affiliate, director, officer, shareholder, partner, member, manager, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, each Master Servicer or the Special Servicer, as applicable, shall promptly notify the Trustee, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Trustee, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            Section 6.04 Resignation of the Master Servicers or the Special Servicer

            (a) Subject to the provisions of Section 6.02, none of the Master Servicers nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) a determination that such party's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of such Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by such Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement) or (b) upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer or the Special Servicer, as applicable, and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause such Rating Agency to downgrade, withdraw or qualify any of then-current ratings assigned by such Rating Agency to any Class of Certificates. Any such determination permitting the resignation of a Master Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (the cost of which, together with any other expenses of such resignation, shall be at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by a Master Servicer or the Special Servicer shall become effective until the Trustee or another successor thereto shall have assumed such resigning Master Servicer's or the Special Servicer's, as applicable, responsibilities and obligations in accordance with
Section 7.02; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after a Master Servicer or the Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor thereto.

            (b) In addition, the applicable Master Servicer and the Special Servicer shall have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) has been found and approved by the Depositor and the Trustee (which approval shall not be unreasonably withheld), (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

            Section 6.05 Rights of the Depositor in Respect of the Master Servicer and the Special Servicer

            The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicers and the Special Servicer hereunder or exercise the rights of the Master Servicers or Special Servicer, as applicable, hereunder; provided, however, that the Master Servicers and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicers or the Special Servicer and is not obligated to supervise the performance of the Master Servicers or the Special Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default; Master Servicers and Special Servicer Termination

            (a) "Event of Default," wherever used herein, means any one of the following events:

            (i) any failure by a Master Servicer or the Special Servicer to deposit, or to remit to the appropriate party for deposit, into the Collection Account or the REO Account, as appropriate, any amount required to be so deposited or remitted, which failure continues unremedied for three Business Days following the date on which the deposit or remittance was required to be made;

            (ii) any failure by a Master Servicer to remit to the Trustee for deposit in the Distribution Account or to any B Loan Holder or Companion Loan Holder any amount required to be so remitted, which failure continues unremedied beyond 11:00 a.m. on the Business Day immediately following the date on which the remittance was required to be made; provided, however, that if such Master Servicer fails to timely make any such remittance required to be made to the Trustee on a Master Servicer Remittance Date, such Master Servicer shall pay to the Trustee (for the account of the Trustee) interest on any amount not timely remitted at the Prime Rate from and including such Master Servicer Remittance Date to but excluding the date such remittance is actually made;

            (iii) any failure by a Master Servicer to timely make any Servicing Advance required to be made by it under this Agreement, which failure continues unremedied for fifteen Business Days (or such shorter period as is necessary to avoid the lapse of any required insurance policy or foreclosure of any tax lien on the related Mortgaged Property) following the date on which written notice of such failure, requiring the same to be remedied, has been given to such Master Servicer by any party to this Agreement;

            (iv) any failure by a Master Servicer or the Special Servicer to observe or perform in any material respect any of its other covenants or agreements under this Agreement which failure continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to such Master Servicers or the Special Servicer, as the case may be, by any other party to this Agreement, by the Series 2007-C5 Directing Certificateholder or by Certificateholders entitled to not less than 25% of the Voting Rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, such Master Servicers or the Special Servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as such Master Servicers or the Special Servicer, as appropriate, has commenced to cure such failure within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

            (v) it is determined that there is a breach by a Master Servicer or the Special Servicer of any of its representations or warranties contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders, which breach continues unremedied for 30 days after written notice of such failure, requiring the same to be remedied, has been given to such Master Servicers or the Special Servicer, as the case may be, by any other party to this Agreement, by the Series 2007-C5 Directing Certificateholder or by Certificateholders entitled to not less than 25% of the Voting Rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period such Master Servicers or the Special Servicer, as appropriate, will have an additional cure period of 30 days to effect such cure so long as such Master Servicers or the Special Servicer, as appropriate, has commenced to cure such breach within the initial 30-day period and has diligently pursued, and is continuing to pursue, a full cure;

            (vi) a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against a Master Servicer or the Special Servicer and such decree or order remains in force for a period of 60 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 60-day period such Master Servicers or the Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as the applicable Master Servicer or the Special Servicer, as appropriate, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 60-day period and has diligently pursued, and is continuing to pursue, such discharge, dismissal or stay;

            (vii) a Master Servicer or the Special Servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

            (viii) a Master Servicer or the Special Servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

            (ix) Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any Class of Certificates, or (b) placed any Class of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with such master servicer or the special servicer as the sole or a material factor in such rating action;

            (x) a Master Servicer is removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer, or the Special Servicer is removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and such Master Servicer or the Special Servicer, as the case may be, is not reinstated to such status on such list within 60 days after its removal therefrom; or

            (xi) subject to Section 12.16(c), a Master Servicer or Special Servicer shall fail to deliver any Exchange Act reporting items required to be delivered by such servicer under Article XII (other than items to be delivered by a Loan Seller Sub-Servicer) by the time required under
      Article XII after any applicable grace periods (and with respect to any primary servicer, sub-servicer or Servicing Function Participant (such entity, the "Sub-Servicing Entity") retained by such Master Servicer or Special Servicer, as applicable (but excluding any Loan Seller Sub-Servicer), such Master Servicer or Special Servicer, as applicable, will be in default if such Sub-Servicing Entity defaults (beyond the applicable grace period) in accordance with the provision of this clause
      (xi)).

            If any Event of Default shall have occurred with respect to a Master Servicer or the Special Servicer and a Responsible Officer has actual knowledge of such Event of Default, the Trustee, shall provide notice of such Event of Default to each affected Junior Loan Holder to the extent the Trustee has actual knowledge of that holder's identity. An Event of Default with respect to one Master Servicer shall not constitute an Event of Default with respect to the other Master Servicer.

            (b) If any Event of Default with respect to a Master Servicer or Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may (and shall at the written direction of the Depositor with respect to clause (xi) above) and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, shall terminate, by notice in writing to the Defaulting Party (a "Termination Notice"), with a copy of such notice to the Depositor and the Certificate Registrar and, with respect to any Mortgage Loan Combination, each related Junior Loan Holder, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than any rights the Defaulting Party may have as a Holder of any Certificate or as a B Loan Holder or Companion Loan Holder); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination, as well as amounts due to it thereafter, if any, including with respect to the Excess Servicing Strip and Assignable Primary Servicing Fees, as provided for under this Agreement for services rendered and expenses incurred; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by such Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement or successor Master Servicer so long as
(i) the Event of Default set forth in Section 7.01(a)(ix) or (x) is the cause of such Master Servicer's termination and (ii) such Master Servicer is on S&P's Select Servicer List as a U.S. Commercial Mortgage Servicer (in which case, the Trustee or replacement or successor Master Servicer shall retain the terminated Master Servicer as a Sub-Servicer of all of the Mortgage Loans that are not otherwise subject to an existing Sub-Servicing Agreement pursuant to a mutually acceptable Sub-Servicing Agreement effective as of the date of such Master Servicer's termination); provided, further, that nothing contained in the preceding proviso shall prohibit the Trustee or any other replacement or successor Master Servicer, in its discretion, from entering into a Sub-Servicing Agreement with the terminated Master Servicer if an Event of Default set forth in Sections 7.01(a)(i)-(viii) is the cause of such Master Servicer's termination.

            From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans (other than as a B Loan Holder or Companion Loan Holder) or otherwise, shall pass to and be vested in the Trustee pursuant to and under this section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

            Each Master Servicer and the Special Servicer agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days after its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable the Trustee to assume such Master Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of such Master Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within five Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by such Master Servicer to the applicable Collection Account or any Mortgage Loan Combination Custodial Account, Servicing Account, Cash Collateral Account or Lock-Box Account (if it is the Defaulting Party) or by the Special Servicer to the applicable REO Account (if it is the Defaulting Party) or may thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of a Master Servicer) or otherwise, as well as amounts due to it thereafter, if any, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by such Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement or successor Master Servicer so long as (i) the Event of Default set forth in Section 7.01(a)(ix) or (x) is the cause of such Master Servicer's termination and (ii) such Master Servicer is on S&P's Select Servicer List as a U.S. Commercial Mortgage Servicer (in which case, the Trustee or replacement or successor Master Servicer shall retain the terminated Master Servicer as a Sub-Servicer of all of the Mortgage Loans that are not otherwise subject to an existing Sub-Servicing Agreement pursuant to a mutually acceptable Sub-Servicing Agreement effective as of the date of such Master Servicer's termination); provided, further, that nothing contained in the preceding proviso shall prohibit the Trustee or any other replacement or successor Master Servicer, in its discretion, from entering into a Sub-Servicing Agreement with the terminated Master Servicer if an Event of Default set forth in Sections 7.01(a)(i)-(viii) is the cause of such Master Servicer's termination.

            (c) If a Master Servicer receives notice of termination under
Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(ix) or
Section 7.01(a)(x) and if such Master Servicer to be terminated pursuant to
Section 7.01(b) provides the Trustee with the appropriate "request for proposal" materials within five (5) Business Days following such termination notice, then such Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c). Upon receipt of the "request for proposal" materials from such Master Servicer, the Trustee shall promptly thereafter (using such "request for proposal" materials) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as a Master Servicer hereunder in accordance with Section 6.02 and Section
7.02 (any such Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, such Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof (including but not limited to Section 3.11) within 45 days after the notice of termination of such Master Servicer. The Trustee shall select the Qualified Bidder with the highest cash bid to act as a successor Master Servicer hereunder; provided, however, that if the Trustee does not receive confirmation in writing by each Rating Agency that the appointment of such Successful Bidder as a successor Master Servicer will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above described 45 day time period) until such confirmation is obtained. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.

            Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.11) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the applicable Master Servicer to be terminated pursuant to Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of "out of pocket" expenses incurred in connection with obtaining such bid and transferring servicing).

            The applicable Master Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out of pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

            If the Successful Bidder has not entered into this Agreement as a successor Master Servicer within the above described time period or no Successful Bidder was identified within the above described time period, the Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable "out of pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with
Section 7.02.

            (d) The Series 2007-C5 Directing Certificateholder shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days prior written notice to the Master Servicers, the Special Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor shall meet the requirements set forth in Section 7.02, (ii) as evidenced in writing by each of the Rating Agencies, the proposed replacement of the Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the then-current ratings provided by the Rating Agencies with respect to any Class of then outstanding Certificates that is rated, and (iii) the Trustee shall have received (A) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit T, executed by the Person designated to be the successor to such terminated Special Servicer, and (B) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 7.01(c), (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer (in the form attached hereto as Exhibit T) has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms. Any Special Servicer terminated pursuant to this Section 7.01(d) shall be deemed to have been so terminated simultaneously with the designated successor's becoming such Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Account and, if and to the extent applicable, the Mortgage Loan Combination Custodial Accounts of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in Sections 3.05(a) and 3.04(e), and reimbursement from the successor to such terminated Special Servicer of all outstanding Servicing Advances made by such terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor to such terminated Special Servicer shall be deemed to have made such Servicing Advances at the same time that such terminated Special Servicer had actually made them), (ii) such terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(b), and (iii) such terminated Special Servicer shall continue to be entitled to the benefits of
Section 6.03, notwithstanding any such termination; and provided, further, that such terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement to such terminated Special Servicer in effecting the transfer of such terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to this Section 7.01(d), to the replacement to such terminated Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by such terminated Special Servicer to the REO Account or to any Servicing Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of such terminated Special Servicer with respect to any Mortgage Loan or REO Property. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(d). Any expenses of the Trust as a result of any termination pursuant to this Section 7.01(d) shall be paid by the Holders who effected such termination. Nothwithstanding the foregoing, so long as a Cornerstone Commerce Center Control Appraisal Event does not exist, the Cornerstone Commerce Center B Loan Holder (or an operating advisor appointed by it pursuant to the related Intercreditor Agreement), and not the Series 2007-C5 Certificateholder, will have the right to replace the Special Servicer pursuant to this Section 7.01(d) solely with respect to the Cornerstone Commerce Center Total Loan, as provided in the related Intercreditor Agreement.

            (e) Each Master Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable, and as pertains to this transaction, with each of the Rating Agencies.

            Section 7.02 Trustee to Act; Appointment of Successor

            On and after the time a Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to clause (a) of the first sentence of
Section 6.04(a) or receives a notice of termination for cause pursuant to
Section 7.01(b); and provided that no acceptable successor has been appointed, the Trustee shall be and become the successor to such Master Servicer or Special Servicer, as the case may be, in all respects in its capacity as such Master Servicer or the Special Servicer, as applicable, under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of such Master Servicer or the Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.

            The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as a Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to a Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of such Master Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or the Special Servicer or for any losses incurred by such Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee be required to purchase any Trust Mortgage Loan hereunder.

            As compensation therefor, the Trustee as successor Master Servicer shall be entitled to all Master Servicing Fees and all fees relating to the applicable Mortgage Loans, to which such Master Servicer would have been entitled if such Master Servicer had continued to act hereunder (subject to Section 3.11(a) with respect to the Excess Servicing Strip and the Assignable Primary Servicing Fee), including but not limited to any income or other benefit from any Permitted Investment of funds in a Master Servicer Account pursuant to
Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of a Master Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as such Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in
Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder. The Trustee shall not be entitled to receive the Assignable Primary Servicing Fees.

            Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to a Master Servicer or the Special Servicer, as the case may be, or shall, if it is unable to so act, or if the Trustee is not approved as a master servicer or special servicer, as applicable, by each Rating Agency, or if the Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth herein, as the successor to a Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or Special Servicer, as the case may be, hereunder. No appointment of a successor to a Master Servicer or the Special Servicer under this Section 7.02 shall be effective (i) until each of the Rating Agencies shall have confirmed in writing that its then-current rating (if any) of each Class of Certificates will not be qualified (as applicable), downgraded or withdrawn by reason thereof and (ii) until the assumption in writing by the successor to such Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities of such Master Servicer or the Special Servicer, as the case may be, hereunder that arise thereafter. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided.

            In connection with such appointment and assumption of a successor to a Master Servicer or Special Servicer as described herein, subject to Section 3.11(a), the Trustee may make such arrangements for the compensation of such successor out of payments on the Trust Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder, excluding the Assignable Primary Servicing Fee except to the extent that any portion of such Assignable Primary Servicing Fee is needed (as set forth in Section 3.11(a)) to compensate any replacement primary servicer; provided, further, that if no successor can be obtained for such compensation, then, subject to approval by the Rating Agencies, additional amounts shall be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, shall be treated as Additional Trust Fund Expenses. The Trustee, a Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer.

            Section 7.03 Notification to Certificateholders

            (a) Upon any resignation of a Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to a Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected Junior Loan Holder, if any.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall forward to the Depositor, Certificateholders, and, to the extent that a Responsible Officer of the Trustee has actual knowledge of the identities thereof, to each affected Junior Loan Holder, if any, notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default

            The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default described in clause (i) or (ii) of Section 7.01(a) may only be waived by 100% of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default and reimbursement by the party requesting such waiver to the Trustee of all costs and expenses incurred by it in connection with such Event of Default and prior to its waiver, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Trustee Advances

            If a Master Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall perform such obligations (x) in accordance with Section 3.03(c) with respect to Servicing Advances and (y) by 12:00 noon, New York City time, on the related Distribution Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the applicable Master Servicer's rights with respect to Advances hereunder, including, without limitation, the applicable Master Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be; provided, however, that if Advances made by both the Trustee and the applicable Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the applicable Master Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. If an Event of Default occurs and is continuing, then (subject to Section 8.02(vii) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, a Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the Trustee's duties and obligations shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action); and

            (iv) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Master Servicer or successor Special Servicer (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to confirm or verify the contents of any reports or certificates of a Master Servicer or the Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

            Section 8.02 Certain Matters Affecting the Trustee

            Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless, in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) The Trustee shall not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder; provided, further, that the Trustee may not perform any duties hereunder through any Person that is a Prohibited Party;

            (vii) For all purposes under this Agreement, the Trustee shall not be required to take any action with respect to, or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default;

            (viii) The Trustee shall not be responsible for any act or omission of a Master Servicer, the Special Servicer or the Series 2007-C5 Directing Certificateholder (unless it is acting as a Master Servicer, the Special Servicer or the Series 2007-C5 Directing Certificateholder, as the case may be) or of the Depositor; and

            (ix) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the power granted hereunder.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Trust Mortgage Loans

            The recitals contained herein and in the Certificates, other than the acknowledgments and expressed intentions of the Trustee in Sections 2.01, 2.02, 2.04, 2.05, 3.01, 10.01, 11.04 and 11.07 and the representations and warranties of the Trustee in Section 8.13, shall be taken as the statements of the Depositor, a Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee does not make any representations as to the validity or sufficiency of this Agreement or of any Certificate or of any Trust Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, a Master Servicer, the Special Servicer or the Trustee. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, a Master Servicer or the Special Servicer, and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates

            The Trustee, in its individual capacity and not as Trustee, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicers, the Special Servicer, the Initial Purchaser and the Underwriters in banking transactions, with the same rights it would have if it were not Trustee.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee

            (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee Fees in respect of the Trust Mortgage Loans and any REO Trust Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee. As to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Trustee Fee, shall accrue during each calendar month, commencing with November 2007, at the Trustee Fee Rate on a principal amount equal to the Stated Principal Balance of such Trust Mortgage Loan or REO Trust Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of November 2007, on a principal amount equal to the Cut-off Date Principal Balance of the particular Trust Mortgage Loan), whether or not interest is actually collected on each Trust Mortgage Loan and REO Trust Mortgage Loan. With respect to each Trust Mortgage Loan and REO Trust Mortgage Loan, the Trustee Fee shall accrue from time to time on the same Interest Accrual Period as is applicable to such Trust Mortgage Loan or REO Trust Mortgage Loan. Except as otherwise expressly provided herein, the Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee shall be paid or reimbursed by the Trust Fund upon its request for all reasonable out-of-pocket expenses and disbursements incurred by the Trustee pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(iii) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that subject to Section 8.02(iii), the Trustee shall not refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee or the Trustee's expenses .

            (c) The Trustee and any Affiliate, director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, this Agreement, the Mortgage Loans, the Certificates or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(c) for (i) allocable overhead, (ii) routine expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation or warranty of the Trustee made herein. The provisions of this Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor thereto.

            Section 8.06 Eligibility Requirements for Trustee

            The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Depositor, either Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, a Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated "AA-" or higher by S&P and Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the Certificates).

            If such corporation, bank, trust company or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            Section 8.07 Resignation and Removal of the Trustee

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicers, the Special Servicer, all Certificateholders, the B Loan Holders or the Companion Loan Holder. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicers, in their reasonable discretion, and to the Rating Agencies (as evidenced in writing by such Rating Agency that such appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicer, the Certificateholders, the B Loan Holders and the Companion Loan Holder by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The resigning Trustee shall be responsible for the payment of all reasonable expenses incurred in connection with such resignation and discharge and the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 or if the Depositor has received notice from the Rating Agencies that failure to remove the Trustee will result in a downgrade or withdrawal of the then-current rating assigned to any Class of Certificates, and shall fail to resign after written request therefor by the Depositor or the Master Servicers, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicers and the Rating Agencies (as evidenced in writing by such Rating Agency that such removal and appointment would not result in the qualification (as applicable), downgrading or withdrawal of any of then-current ratings then assigned thereby to the Certificates), by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicers, the Special Servicer, the Certificateholders, the B Loan Holders and the Companion Loan Holder by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicers, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the remaining Certificateholders, the B Loan Holders and the Companion Loan Holder by the applicable Master Servicer at the expense of the Trust Fund. The Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in connection with such removal within 30 days of demand therefor from amounts on deposit in the Distribution Account (provided the Trustee is removed without cause).

            Any resignation or removal of the Trustee and appointment of a successor trustee or pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            Within 30 days following any succession of the Trustee under this Agreement, the predecessor Trustee shall be paid all accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee shall be liable for any action or omission of any successor trustee.

            Section 8.08 Successor Trustee

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicers, the Special Servicer and to its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicers, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee is or shall be eligible under the provisions of Section 8.06 and is not a Prohibited Party.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicers shall, at the expense of the Trust Fund (if in connection with the first paragraph of Section 8.07(c)), or otherwise at the expense of the successor trustee, mail notice of the succession of such Trustee hereunder to the Depositor, the Certificateholders, the B Loan Holders and the Companion Loan Holder. If the Master Servicers fail to mail such notice within 10 days after acceptance of appointment by the successor trustee, such successor trustee shall cause such notice to be mailed at the expense of the successor trustee.

            Section 8.09 Merger or Consolidation of Trustee

            Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder (provided that such successor Person shall be eligible under the provisions of Section 8.06), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicers and the Trustee may consider necessary or desirable. If the Master Servicers shall not have joined in such appointment within 15 days after the receipt by it of a request to do so (which failure shall not constitute an Event of Default hereunder), or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Access to Certain Information

            (a) On or prior to the date of the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented.

            The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance written notice, make available during normal business hours for review by any Holder of a Certificate, each B Loan Holder and its designees, the Companion Loan Holder and its designee, the Depositor, the Master Servicers, the Special Servicer, the Series 2007-C5 Directing Certificateholder, any Rating Agency, the Underwriters or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items to the extent such documents have been delivered to the Trustee: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) the Prospectus and any amendments or supplements thereto, (C) the respective Mortgage Loan Purchase Agreements and any amendments thereto, (D) all statements required to be delivered, or otherwise required to be made available, to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (E) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section
12.11 or 12.12, (F) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 12.13, (G) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by a Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Trust Mortgage Loan is part of the Trust
Fund), (H) any and all Officer's Certificates delivered to the Trustee to support a Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (I) any and all of the Mortgage Loan Documents contained in the Mortgage Files, (J) information regarding the occurrence of Servicing Transfer Events as to the Trust Mortgage Loans and (K) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof.

            Copies of any and all of the foregoing items will be available from the Trustee upon written request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies and, so long as the requests are not excessive or duplicative, to the Series 2007-C5 Directing Certificateholder, which shall be free of charge. In addition, without limiting the generality of the foregoing, any Requesting Subordinate Certificateholder may upon written request from the Trustee obtain a copy of any report delivered to the Rating Agencies under this Agreement.

            (b) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.11(a)), the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be kept confidential and used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also make the reports available to Certificateholders pursuant to Section 4.02, and, with respect to any Mortgage Loan Combination, the related Junior Loan Holder(s), as well as certain additional information received by the Trustee to any Certificateholder, the Underwriters, the Initial Purchasers, any Certificate Owner, any Junior Loan Holder or any prospective investor identified as such by a Certificate Owner or the Underwriters or Initial Purchasers or, with respect to any Mortgage Loan Combination, a related Junior Loan Holder, as applicable, that requests such reports or information; provided that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information; and provided, further, that no Junior Loan Holder or prospective investor in a Junior Loan shall be entitled to any such report or information except to the extent that it relates to the subject Mortgage Loan Combination.

            (c) With respect to any information furnished by the Trustee pursuant to this Section 8.11, the Trustee shall be entitled to indicate the source of such information and the Trustee may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described above in this Section 8.11 to Certificateholders, Certificate Owners, prospective purchasers of Certificates or interests therein or licensed or registered investment advisors of any of the foregoing, the Trustee may require: (i) in the case of Certificateholders and Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Trustee generally to the effect that such Person is a registered or beneficial holder of Certificates or an investment advisor representing such Person and is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential; and (ii) in the case of a prospective purchaser or a licensed or registered investment advisor representing such Person, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein or a licensed or registered investment advisor representing such Person, and is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            Section 8.12 Appointment of Custodians

            The Trustee may, with the consent of the Master Servicers, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicers need not be obtained and the Trustee shall inform the Master Servicers of such appointment. Each Custodian shall be a depositary institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

            Section 8.13 Representations, Warranties and Covenants of the
Trustee

            The Trustee hereby represents and warrants to the Depositor, the Master Servicers and the Special Servicer and for the benefit of the Certificateholders, the Companion Loan Holder and the B Loan Holders, as of the Closing Date, that:

            (i) The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement;

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement; and

            (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Trust Mortgage Loans

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicers, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earliest to occur of (i) the purchase by the Holders of a majority of the Percentage Interests of the Controlling Class, the Special Servicer or a Master Servicer of all the Trust Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (a) the sum of (1) the aggregate Purchase Price of all the Trust Mortgage Loans (exclusive of REO Trust Mortgage Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in this subclause (2) to be conducted by an Appraiser selected and mutually agreed upon by the Master Servicers, the Special Servicer and the Trustee), minus (b) (1) solely in the case where a Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances made by such Master Servicer, together with any interest accrued and payable to such Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees (including Excess Servicing Strip), and Primary Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to such Master Servicer in connection with such purchase) or
(2) solely in the case where the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Special Servicer in respect of such Advances in accordance with Section 3.03(d) and any unpaid Special Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Special Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            The Holders of a majority of the Percentage Interests of the Controlling Class may, at their option, elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto within 60 days of the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the aggregate Cut-off Date Principal Balance of the Original Trust Mortgage Loans. If the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within 60 days after it becomes exercisable by the Holders of a majority of the Percentage Interests of the Controlling Class, KRECM may notify the Holders of a majority of the Percentage Interests in the Controlling Class and the Trustee of its intention to exercise such option and if the Holders of a majority of the Percentage Interests of the Controlling Class do not exercise such option within ten Business Days thereafter, KRECM shall be entitled to exercise such option. If KRECM does not exercise such option within 60 days after it becomes exercisable by it, the Special Servicer may notify the Holders of the Controlling Class and the Trustee of such Special Servicer's intention to exercise such option, and if none of KRECM, the Special Servicer or the Holders of a majority of the Percentage Interests in the Controlling Class exercise such option within ten Business Days thereafter, Master Servicer No. 2 will be entitled to exercise such option.

            If the Holders of the Controlling Class, the Special Servicer or a Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding paragraph, the Holders of the Controlling Class, the Special Servicer or such Master Servicer, as applicable, shall remit to the Trustee for deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the Termination Price (exclusive of (i) any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account, (ii) any portion thereof that is payable to a B Loan Holder or Companion Loan Holder in connection with an REO Property in accordance with the related intercreditor, co-lender or similar agreement, which portion is to be remitted to such B Loan Holder or Companion Loan Holder, and (iii) any portion thereof representing accrued and unpaid Excess Interest, which shall be deposited in the Excess Interest Distribution Account). In addition, the applicable Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the Holders of the Controlling Class, the Special Servicer or the Master Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments furnished to it by Holders of the Controlling Class, the Special Servicer or the applicable Master Servicer, as applicable, as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund and its rights under the related Mortgage Loan Purchase Agreement.

            For purposes of this Section 9.01, the Series 2007-C5 Directing Certificateholder, with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

            Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to the Certificateholders, the B Loan Holders, the Companion Loan Holder and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the related Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Trustee or such other location therein designated.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account and/or the Excess Interest Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts distributed from the Distribution Account as of the Final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a), 4.01(b), 4.01(c), 4.01(d) and 4.01(e). Anything in this Section 9.01 to the contrary notwithstanding, the Holders of the Class V Certificates shall receive that portion, if any, of the proceeds of a sale of the assets of the Trust Fund allocable to accrued and unpaid Excess Interest. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section
9.01 and Section 4.01(i).

            Section 9.02 Additional Termination Requirements

            If Holders of the Controlling Class, the Special Servicer or the Master Servicer purchases all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of each REMIC Pool, within the meaning of Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC Pool's final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

            (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of each Loan REMIC (if outstanding) and REMIC I to the Holders of the Controlling Class, the Special Servicer or a Master Servicer, as the case may be, for cash; and

            (iii) immediately following the making of the final payment on the Loan REMIC Regular Interests, the Uncertificated REMIC I Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R or Class LR Certificates, in respect of the related REMIC Pool, all cash on hand (other than cash retained to meet claims), in the Trust Fund and each REMIC Pool shall terminate at that time.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            Section 10.01 Tax Administration

            (a) The Trustee shall make or cause to be made elections to treat each of the REMIC Pools as a REMIC under the Code and if necessary, under State Tax Laws. Each such election will be made on Internal Revenue Service Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each REMIC Pool as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, the Master Servicers, the Special Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any REMIC Pool other than those interests outstanding on the Closing Date.

            (b) The Closing Date is hereby designated as the "startup day," within the meaning of Section 860G(a)(9) of the Code, of REMIC I and REMIC II. The "startup day" for the each Loan REMIC is set forth in the related REMIC Declaration.

            (c) The Holder of the largest Percentage Interest of the Class LR Certificates is hereby designated, and by the acceptance of its Class LR Certificate agrees to act, as Tax Matters Person for each Loan REMIC and REMIC
I. The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for REMIC II. The Trustee is hereby designated as the agent and attorney-in-fact of the Tax Matters Person of each REMIC Pool and shall perform all the functions thereof, and the Holders of the Class LR and Class R Certificates, by their acceptance of such Certificates, agree to such designation.

            (d) The Trustee shall prepare or cause to be prepared all of the Tax Returns that it reasonably determines are required with respect to each REMIC Pool and, as specified in Section 2.05, Grantor Trust V and Grantor Trust LR created hereunder and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (e) The Trustee shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is not a Disqualified Organization or (y) otherwise required to be provided by Treasury Regulations Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) pursuant to Section 10.01(m), to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of the REMIC Pools.

            (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each REMIC Pool as a REMIC under the REMIC Provisions (and the Master Servicers and the Special Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicers, the Special Servicer or the Trustee shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could be reasonably expected to (i) cause any REMIC Pool to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on net income from foreclosure property imposed by Section 860G(c) of the Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to any REMIC Pool, cause any REMIC Pool to fail to qualify as a REMIC or, unless such party determines (which determination is acceptable to the Trustee) that the monetary expense to any REMIC Pool is not material and in its sole discretion agrees to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which the applicable Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC Pool, and such party shall not take any such action, or cause the Trust Fund to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of the Trust Fund as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (g) In the event that any tax is imposed on "prohibited transactions" of any REMIC Pool as defined in Section 860F(a)(2) of the Code, on "contributions" to a REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, other than a tax on "net income from foreclosure property" pursuant to Section 860G(c) of the Code or similar provisions of state or local tax laws, such tax shall be charged (i) to the applicable Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Master Servicer, by such Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to the Special Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of the Special Servicer, by the Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the Collection Account in accordance with Section 3.05(a), and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Optimal Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted an Uncovered Prepayment Interest Shortfall Amount.

            (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the REMIC Pools on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

            (i) Following the Startup Day, none of the Master Servicers, the Special Servicer, the Trustee shall (except as contemplated by Section 2.03) accept any contributions of assets to any REMIC Pool unless the Master Servicers, the Special Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in any REMIC Pool will not cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any REMIC Pool created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the Master Servicers, the Special Servicer or the Trustee shall enter into any arrangement by which any REMIC Pool created hereunder will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit any REMIC Pool to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (k) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" of the Loan REMIC Regular Interests, the Uncertificated REMIC I Interests and the Regular Certificates is the Rated Final Distribution Date.

            (l) Within 30 days after the Closing Date, the Trustee shall obtain a taxpayer identification number for each REMIC Pool on Form SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for each REMIC Pool created hereunder (in the case of the Loan REMICs, if not yet obtained or filed).

            (m) None of the Trustee, the Master Servicers or the Special Servicer shall sell or dispose of or substitute for any of the Trust Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Trust Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Trust Mortgage Loans pursuant to Article II, Section 3.18 of this Agreement) nor acquire any assets for the Trust Fund or any REMIC Pool, nor sell or dispose of any investments in the Collection Account for gain, nor accept any contributions to any REMIC Pool after the Closing Date, unless it has received an Opinion of Counsel (which opinion shall be the expense of the Trust Fund) that such sale or disposition will not affect adversely the status of any REMIC Pool as a REMIC or cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            (n) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, the Master Servicers, the Special Servicer and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation. The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 10.01 as may be agreed upon by the Trustee and the Depositor; provided, however, that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Section but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its extraordinary expenses, including any taxes or tax-related payments including any expenses involved in any tax examination, audit or proceeding.

            (o) The Master Servicers and the Special Servicer each shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may be related to the Certificates or the Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties under this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, any of the B Loan Holders or the Companion Loan Holder, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, each Master Servicer and the Special Servicer, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC Pool or Grantor Trust V or Grantor Trust LR at least from the effective date of such amendment, (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC Pool or Grantor Trust V or Grantor Trust LR or (Z) to comply with any requirements imposed by the Commission with respect to any proposed or adopted temporary or final regulation or other written official announcement or interpretation relating to the securities laws which, would apply retroactively to the Depositor, any Underwriter or the Trust Fund, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that no such amendment may significantly change the activities of the Trust; and provided, further, that any such amendment for the specific purposes described in clauses (iii) and (iv) above shall not adversely affect in any material respect the interests of any Certificateholder, adversely affect any B Loan Holder, the Companion Loan Holder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates); and provided, further, that with respect to any such amendment for the specific purposes described in clause (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment and with the consent of the B Loan Holder affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to any B Loan Holder or Companion Loan Holder, without the consent of such B Loan Holder or such Companion Loan Holder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or the interests of any B Loan Holder or Companion Loan Holder in a manner other than as described in clause (i) above, without the consent of the Holders of all Certificates of such Class or the consent of any such B Loan Holder or Companion Loan Holder, as applicable, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard," without the consent of the Holders of all Certificates then outstanding and the consent of the B Loan Holders and the Companion Loan Holder, (iv) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to not less than 66 2/3% of all the Voting Rights (not taking into account Certificates held by the Depositor or any of its Affiliates or agents), or (v) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee, the Master Servicers and the Special Servicer shall not consent to any amendment to this Agreement unless each of them shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to Grantor Trust V or Grantor Trust LR.

            (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder and each B Loan Holder, Companion Loan Holder and to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

            (h) [Reserved]

            (i) Notwithstanding the foregoing, absent a material adverse effect on any Certificateholder, this Agreement may be amended by the parties hereto without the consent of any of the Certificateholders to the extent necessary for any Mortgage Loan Seller and their Affiliates to obtain accounting "sale" treatment for the Mortgage Loans under FAS 140.

            Section 11.02 Recordation of Agreement; Counterparts

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the applicable Master Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor or, to the extent that it benefits any B Loan Holder or Companion Loan, by such B Loan Holder or Companion Loan Holder) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders, the B Loan Holders and/or Companion Loan Holder.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders and B Loan Holders

            (a) The death or incapacity of any Certificateholder, the Companion Loan Holder or any B Loan Holder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's, such Companion Loan Holder's or B Loan Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder, Companion Loan Holder or B Loan Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders, Companion Loan Holder and/or the B Loan Holders from time to time as partners or members of an association; nor shall any Certificateholder, Companion Loan Holder or any B Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder, Companion Loan Holder or B Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, in the case of a Certificateholder, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.

            It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law

            This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

            Section 11.05 Notices

            Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, telecopy number: (212) 743-4756 (with a copy to Casey McCutcheon, telecopy number: (212) 325-8282); (ii) in the case of Master Servicer No. 1, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, Facsimile No.: (816) 204-2290,
Attention: Bryan Nitcher, with a copy to: KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Facsimile No.: (216) 689-5681, Attention:
Robert C. Bowes, with an additional copy to: Polsinelli Shalton Flanigan Suelthaus PC, 700 W. 47th Street, Suite 1000, Kansas City, Missouri 64112, Facsimile No.: (816) 753-1536, Attention: Kraig Kohring; (iii) in the case of Master Servicer No. 2, 116 Welsh Road, Horsham PA 19044; Attention: Managing Director, Servicing Operations re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2007-C5; telecopy number: (215) 328-3478, (iv) in the case of the Special Servicer, Centerline Servicing, Inc., 5221 N. O'Connor Blvd., Suite 600, Irving TX 75039,
Attention: Lindsey Wright, telecopy number: (972) 868-5490 (with a copy to Chris Crouch, telecopy number: (972) 868-5300); (v) in the case of the Trustee, Wells Fargo Bank, N.A., to the Corporate Trust Office, telecopy number (410) 715-2380;
(vi) in the case of the Rating Agencies, (A) Fitch, Inc. One State Street Plaza, New York, New York 10004; Attention: Commercial Mortgage Surveillance, telecopy number: (212) 635-0466; and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: CMBS Surveillance Department, telecopy number: (212) 438-2662; (vii) in the case of any Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; (vii) in the case of the Performance Guarantor, the address for notices to the Performance Guarantor under the Performance Guarantee; and (viii) in the case of a Junior Loan Holder or Companion Loan Holder, at the address set forth in the related Intercreditor Agreement; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 11.06 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Grant of a Security Interest

            The Depositor and the Trustee intend that the conveyance of the Depositor's right, title and interest in and to the Trust Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Trust Mortgage Loans, all principal and interest received or receivable with respect to the Trust Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Collection Account, any Mortgage Loan Combination Custodial Account (insofar as such amounts relate to the related Trust Mortgage Loan or any successor REO Trust Mortgage Loan with respect thereto), the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Trust Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

            Section 11.08 Successors and Assigns; Beneficiaries

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders, the B Loan Holders, the Companion Loan Holder and the other Persons referred to in
Section 6.03. Each Mortgage Loan Seller is an intended third party beneficiary in respect of the rights afforded it hereunder. No other person, including, without limitation, any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement. The 60 Wall Street Master Servicer and the 60 Wall Street Special Servicer shall be third-party beneficiaries of Sections 3.02(d), 3.05(a)(xx), 3.34(c) and 6.03.

            Section 11.09 Article and Section Headings

            The article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.10 Notices to Rating Agencies

            (a) The Trustee shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of a Master Servicer or the Special Servicer and the appointment of a successor;

            (iv) any change in the location of the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account or the Interest Reserve Account;

            (v) the repurchase of Trust Mortgage Loans by or on behalf of any Mortgage Loan Seller pursuant to Section 7 of the related Mortgage Loan Purchase Agreement or the Performance Guarantee; and

            (vi) the final payment to any Class of Certificateholders.

            (b) Each Master Servicer shall use reasonable efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of the Collection Account or any Mortgage Loan Combination Custodial Account.

            (c) Each Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) all reports and other items for Trust Mortgage Loans delivered by each Master Servicer and Special Servicer pursuant to Section 3.12 (to the extent requested by such Rating Agency);

            (ii) each waiver and consent provided pursuant to Section 3.08 for Trust Mortgage Loans that, in each case, represent 2% or more of the aggregate principal balance of the Mortgage Pool;

            (iii) any officers' certificates delivered by a Master Servicer and the Special Servicer to the Trustee (to the extent requested by such Rating Agency);

            (iv) all site inspections (to the extent requested by such Rating Agency);

            (v) all operating statements (to the extent requested by such Rating Agency);

            (vi) all rent rolls and sales reports to the extent provided by the Borrowers and requested by such Rating Agency;

            (vii) any proposed no downgrade request;

            (viii) any extension or modification of the Maturity Date of any Trust Mortgage Loan;

            (ix) any modification, waiver or amendment of any material term of any Trust Mortgage Loan with a Stated Principal Balance in excess of $5,000,000; and

            (x) any other document that shall be reasonably requested by any Rating Agency.

            (d) The Trustee shall promptly after each Distribution Date make available to each Rating Agency a copy of the related Trustee Report.

                                   ARTICLE XII

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 12.01 Intent of the Parties; Reasonableness. Except with respect to Section 12.11, Section 12.12 and Section 12.13, the parties hereto acknowledge and agree that the purpose of Article XII of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than reasonably and in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of the requirements of Regulation AB. In connection with the Certificates, each of the parties to this Agreement shall cooperate fully with the reasonable request of the Depositor to deliver or make available to the Depositor (including any of their assignees or designees), any and all statements, reports, certifications, records and any other information in the applicable Person's possession and necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicers, the Special Servicer, any Servicing Function Participant and the Trustee, as applicable, or the Servicing of the Trust Mortgage Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance. For the avoidance of doubt, none of the Master Servicers, the Special Servicer or the Servicing Function Participant is responsible to make filings with the Commission.

            Section 12.02 Reserved.

            Section 12.03 Information to be Provided by the Master Servicers, the Special Servicer, the Trustee and each Servicing Function Participant.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act with respect to the Certificates, in connection with the succession to a Master Servicer, the Special Servicer, any Sub-Servicer or the Trustee as a servicer or trustee under this Agreement by any Person (i) into which a Master Servicer, such Special Servicer, such Sub-Servicer or the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to a Master Servicer, such Special Servicer, any Sub-Servicer or the Trustee, such successor Person shall provide to the Depositor, at least 5 calendar days prior to the effective date of such succession or appointment (as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise immediately following such effective date, but no later than required pursuant to Section 12.09), (x) written notice to the Trustee and the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Trustee and the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any Class of Certificates.

            Section 12.04 Reserved.

            Section 12.05 Filing Obligations. Each Master Servicer, the Special Servicer and the Trustee shall, and each Master Servicer and the Special Servicer, as applicable, shall use commercially reasonable efforts to cause each Servicing Function Participant (other than any party to this Agreement and any Sub-Servicer listed on Exhibit L hereto) with which it has entered into a servicing relationship with respect to the Trust Mortgage Loans to, reasonably cooperate with the Trustee and the Depositor in connection with the Trustee's and Depositor's good faith efforts to satisfy the Trust's reporting requirements under the Exchange Act.

            Section 12.06 Form 10-D Filings.

            Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act and the rules and regulations of the Commission thereunder in form and substance as required by the Exchange Act and the rules and regulations of the Commission thereunder. The Trustee shall file each Form 10-D, pursuant to the paragraph immediately succeeding, with a copy of the related Statement to Certificateholders attached thereto. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall, pursuant to the paragraph immediately succeeding, (and to the extent not otherwise reported pursuant to any other provision of this Agreement) be reported by the parties set forth on Exhibit V and approved or disapproved, as the case may be, as to form and substance, by the Depositor. The Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure (other than such Additional Form 10-D Disclosure which is to be reported by it as set forth on Exhibit V), absent such reporting and approval.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, within 5 calendar days after the related Distribution Date,
(i) each party listed on Exhibit V hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or Responsible Officer, as the case may be, thereof has actual knowledge (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, any lawyer in the in-house legal department or a senior manager of such party), in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-D Disclosure described on Exhibit V applicable to such party, (ii) include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y and (iii) the Trustee shall, at any time prior to filing the related Form 10-D, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-D for which it has not received the necessary Additional Form 10-D Disclosure from the applicable party. No later than the 5th calendar day after the Distribution Date, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

            After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review and approval; provided that the Trustee shall use its reasonable best efforts to provide such copy to the Depositor by the 3rd calendar day prior to the 15th calendar day after the related Distribution Date, but in no event earlier than 24 hours after receipt of direction from the Depositor regarding the inclusion of any Additional Form 10-D Disclosure pursuant to the preceding paragraph. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-D, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. The Trustee shall file such Form 10-D, upon signature thereof as provided in Section 12.16, not later than (i) 5:30 pm (New York City time) on the 15th calendar day after the related Distribution Date or (ii) such other time as the Depositor and the Trustee mutually agree is permitted by the Commission for the filing such Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 12.10(b). Promptly, but no later than one Business Day after filing with the Commission, the Trustee shall, pursuant to Section 4.02(a), make available on its internet website a final executed copy of each Form 10-D filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.06 related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 12.06. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or file such Form 10-D where such failure results from the Trustee's inability or failure to receive on a timely basis any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct. For the avoidance of doubt, no 10-D filing is required after the Trust is no longer subject to Exchange Act reporting.

            Section 12.07 Form 10-K Filings.

            Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline") (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for each applicable Reporting Servicer, as described under Section 12.11, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each applicable Reporting Servicer, as described under Section 12.12, and (B) if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 12.12 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer's report on assessment of compliance with servicing criteria described under Section 12.12 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 12.13, and (B) if any registered public accounting firm attestation report described under Section 12.13 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation as to why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 12.08. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately succeeding, be reported by the parties set forth on Exhibit W and approved or disapproved, as the case may be, as to form and substance, by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting or approval. However, where information from such other party for inclusion in a Form 10-K is not received on a timely basis, but is subsequently provided within a time period that may allow for the timely filing of the applicable Form 10-K or an amendment thereto, then the Trustee shall use reasonable efforts to properly prepare, arrange for execution and file such Form 10-K or amendment thereto.

            For so long as (but only for so long as) the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15, commencing in March 2008 (i) each party listed on Exhibit W hereto shall be required to provide to the Trustee and the Depositor, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than with respect to disclosure required pursuant to Items 1117 and 1119 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer, any lawyer in the in-house legal department or a senior manager of such party), in EDGAR-compatible format, or in such other form as otherwise agreed upon by the Trustee, the Depositor and such party, any Additional Form 10-K Disclosure described on Exhibit W applicable to such party,
(ii) include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y and (iii) the Trustee shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. No later than March 15th, the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. Other than with respect to itself, the Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit W of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

            After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby instructs the Trustee, with respect to each Form 10-K, to check "yes" for each item unless the Trustee has received timely prior written notice from the Depositor that the answer should be "no" for an item. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 12.10(b). After filing with the Commission, the Trustee shall, pursuant to Section 4.02(a), make available on its internet website a final executed copy of each Form 10-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.07 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) observing all applicable deadlines in the performance of their duties under this Article XII. The Trustee shall have no liability with respect to any failure to properly prepare and/or file such Form 10-K resulting from the Trustee's inability or failure to receive from any other party any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis, not resulting from its own negligence, bad faith or willful misconduct.

            Section 12.08 Sarbanes-Oxley Certification.

            Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") as set forth in Exhibit M-1 attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act. Each Reporting Servicer shall, and each Master Servicer, the Special Servicer and the Trustee shall use reasonable efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Trust Mortgage Loans (other than any party to this Agreement and any Sub-Servicer listed on Exhibit L hereto) to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") by no later than March 15th of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a "Performance Certification"), in the form attached hereto as Exhibit M-2, M-3 or M-4, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. The senior officer in charge of the securitization of the Depositor shall serve as the Certifying Person on behalf of the Trust. Such officer of the Certifying Person can be contacted at 11 Madison Avenue, New York, NY 10010. If any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 12.08 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be. Notwithstanding the foregoing, nothing in this paragraph shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties, (ii) to certify information other than to such Reporting Servicer's knowledge and in accordance with such Reporting Servicer's responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

            Each Performance Certification shall include a reasonable reliance statement by the Reporting Servicer enabling the Certification Parties to rely upon each (i) annual compliance statement provided by such Reporting Servicer pursuant to Section 12.11, (ii) annual report on assessment of compliance with servicing criteria provided by such Reporting Servicer pursuant to Section 12.12 and (iii) registered public accounting firm attestation report provided by such Reporting Servicer pursuant to Section 12.13.

            Section 12.09 Form 8-K Filings.

            Within four (4) Business Days after the occurrence of an event requiring disclosure under Form 8-K (each a "Reportable Event"), and, if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Trustee shall prepare and file on behalf of the Trust any Form 8-K as required by the Exchange Act provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately succeeding, be reported by the parties set forth on Exhibit X and approved or disapproved, as the case may be, by the Depositor and the Trustee shall have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information (other than such Form 8-K Disclosure Information which is to be reported by it as set forth on Exhibit X) absent such reporting and approval.

            For so long as (but only for so long as) the Trust is subject to the reporting requirements of the Exchange Act, (i) the parties listed on Exhibit X hereto shall, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (or any officer thereof with respect to Items 1117 and 1119 or Regulation AB as to such party), use their reasonable efforts to provide to the Depositor and the Trustee within 1 Business Day after the occurrence of the Reportable Event, but shall provide in no event later than noon (New York City time) on the 2nd Business Day after the occurrence of the Reportable Event, any Form 8-K Disclosure Information described on Exhibit X as applicable to such party, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee, the Depositor and such party, and (ii) include with such Additional Form 8-K Disclosure, an Additional Disclosure Notification substantially in the form attached hereto as Exhibit Y. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K no later than noon on the third business Day after the Reportable Event. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit X of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. Any notice delivered to the Trustee pursuant to this paragraph shall be delivered by facsimile to (410) 715-2380 and by email to cts.sec.notifications@wellsfargo.com, or such other address as may hereafter be furnished by the Trustee to the other parties in writing. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review. Promptly, but no later than the close of business on the second Business Day after the Reportable Event, the Depositor shall notify the Trustee in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon (Eastern time) on the 4th Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 12.10(b). After filing with the Commission, the Trustee will, pursuant to Section 4.02(a), make available on its internet website a final executed copy of each Form 8-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 12.09 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section
12.09. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K and not resulting from the Trustee's own negligence, bad faith or willful misconduct.

            Section 12.10 Form 15 Filing; Incomplete Exchange Act Filings; Amendments to Exchange Act Reports.(a) (a) On or before January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act, and shall provide notice to the other parties hereto in the event such filing is not accomplished. After the filing of Form 15, the obligations of the parties to this Agreement under Sections 12.06, 12.07, 12.08 and 12.09 shall be suspended.

            (b) The Trustee shall promptly notify (which notice, notwithstanding the provisions of Section 10.05, may be sent by facsimile or by email and which shall include the identity of the applicable Master Servicer or Special Servicer who did not deliver such information) the Depositor and the Depositor shall notify such Master or the Special Servicer that failed to deliver such information, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (exclusive of any grace or cure periods), but only to the extent the Trustee has actual knowledge that such Master Servicer or Special Servicer, as applicable, is required to provide such disclosure information. If the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee shall promptly notify the Depositor of such inability to make a timely filing with the Commission. In the case of Forms 10-D and 10-K, the parties hereto, as necessary, shall cooperate with the Depositor and the Trustee to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee will, in the case of any such amended forms relating to Additional Form 10-D Disclosure or to Additional Form 10-K Disclosure, notify the Depositor, and the Depositor shall notify such Master or Special Servicer and such parties shall cooperate (only to the extent information regarding, or an action of, such party is any part of the reason for such amendment) to prepare any necessary 8-K/A, Form 10-D/A or Form 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed, in the case of Form 15, Form 12b-25 or any amendments to Form 8-K or Form 10-D, by a duly authorized officer of the Depositor, and in the case of Form 10-K, by a senior officer of the Depositor in charge of securitization. The Depositor, each Master Servicer and the Special Servicer acknowledge that the performance by the Trustee of its duties under this Section 12.10 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such Master Servicer, the Depositor and the Special Servicer performing their duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or timely file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 12.11 Annual Compliance Statements. Each Master Servicer, the Special Servicer, the Trustee and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (each a "Certifying Servicer") shall, and each Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Additional Servicer and each Servicing Function Participant (if such Servicing Function Participant is a servicer contemplated by Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB) (other than any party to this Agreement and any Sub-Servicer listed on Exhibit L hereto) with which it has entered into a servicing relationship with respect to the Trust Mortgage Loans to, deliver to the Depositor and the Trustee on or before March 15th of each year, commencing in March 2008, an Officer's Certificate stating, as to the signer thereof, that (A) a review of such Certifying Servicer's activities during the preceding fiscal year or portion thereof and of such Certifying Servicer's performance under this Agreement (or the applicable sub-servicing agreement, as the case may be), has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Each Certifying Servicer shall forward a copy of each such statement to the Controlling Class Certificateholder. Promptly after receipt of each such Officer's Certificate, the Depositor shall have the right to review such Officer's Certificate and, if applicable, consult with each Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer in the fulfillment of any of the Certifying Servicer's obligations hereunder or under the applicable sub-servicing agreement. None of the Certifying Servicers or any Additional Servicer or Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of any such Officer's Certificates until April 30 in any given year, so long as a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            Section 12.12 Annual Reports on Assessment of Compliance with Servicing Criteria. By March 15 of each year in which the Trust is required to file a Form 10-K for the preceding fiscal year, commencing in March 2008, or April 30 of each year in which the Trust is not required to file a Form 10-K for the preceding fiscal year, each Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Loan), the Trustee and each Servicing Function Participant, each at its own expense, shall furnish, and each of the preceding parties, as applicable, shall use reasonable efforts to cause each other Servicing Function Participant (other than any party to this Agreement and any Sub-Servicer listed on Exhibit L hereto) with which it has entered into a servicing relationship with respect to the Trust Mortgage Loans to furnish, each at its own expense, to the Trustee and the Depositor, with a copy to the Controlling Class Certificateholder a report on an assessment of compliance with the Relevant Servicing Criteria for the preceding fiscal year that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 12.07, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

            No later than ten (10) Business Days after the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, each Master Servicer, the Special Servicer and the Trustee shall each forward to the Trustee and the Depositor the name and address of each Servicing Function Participant engaged by it during such fiscal year or portion thereof (except for any Servicing Function Participant listed on Exhibit K hereto) and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When each Master Servicer, Special Servicer, the Trustee and each Servicing Function Participant submit their respective assessments to the Trustee and the Depositor, each such party shall also at such time, if it has received the assessment (and attestation required pursuant to Section 12.13) of each Servicing Function Participant engaged by it, include such assessment (and attestation) in its submission to the Trustee.

            Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall have the right to review each such report and, if applicable, consult with the Master Servicers, the Special Servicer, the Trustee and any Servicing Function Participant as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by the applicable Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit U and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicer, the Trustee or any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, any such reports until May 1 in any given year that a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            The parties hereto acknowledge that a material instance of noncompliance with the Relevant Servicing Criteria reported on an assessment of compliance pursuant to this Section 12.12 by the Master Servicer, the Special Servicer or the Trustee shall not, as a result of being so reported, in and of itself, constitute a breach of such parties' obligations, as applicable, under this Agreement unless otherwise provided for in this Agreement.

            Section 12.13 Annual Independent Public Accountants' Attestation. By March 15 of each year in which the Trust is required to file a Form 10-K for the preceding fiscal year, commencing in March 2008, or April 30 of each year in which the Trust is not required to file a Form 10-K for the preceding fiscal year, each Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall use reasonable efforts to cause, and each of the preceding parties, as applicable, shall use commercially reasonable efforts to cause each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Trust Mortgage Loans (other than any party to this Agreement and any Sub-Servicer listed on Exhibit L hereto) to cause, each at its own expense, a registered public accounting firm (which may also render other services to a Master Servicer, the Special Servicer, the Trustee or such other Servicing Function Participant, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor with a copy to the Controlling Class Certificateholder for the preceding fiscal year, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assessment from such Reporting Servicer of its compliance with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such Reporting Servicer's compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria. If an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

            Promptly after receipt of such report from a Master Servicer, Special Servicer, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Trust Mortgage Loans (other than any party to this Agreement and any Sub-Servicer listed on Exhibit L hereto), (i) the Depositor shall have the right to review the report and, if applicable, consult with such Master Servicer, the Special Servicer, the Trustee or any such Servicing Function Participant as to the nature of any material instance of noncompliance by such Master Servicer, the Special Servicer, the Trustee or any such Servicing Function Participant with the Relevant Servicing Criteria, as the case may be, in the fulfillment of any of the applicable Master Servicer's, the Special Servicer's, the Trustee's or the applicable Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement, and (ii) the Trustee shall confirm that each assessment submitted pursuant to Section 12.12 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of the Master Servicers, the Special Servicer, the Trustee nor any Servicing Function Participant shall be required to deliver, or to endeavor to cause the delivery of, such reports until April 30 in any given year so long as a Form 10-K is not required to be filed in respect of the Trust for the preceding fiscal year.

            Section 12.14 Exchange Act Reporting Indemnification. Each of the Master Servicers, the Special Servicer and the Trustee shall indemnify and hold harmless each other and each Certification Party, the Depositor and their respective directors and officers, and each other person who controls any such entity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach of its obligations under this Article XII or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations.

            The Master Servicers, the Special Servicer and the Trustee shall use commercially reasonable efforts to cause each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Trust Mortgage Loans (other than any party to this Agreement and any Sub-Servicer listed on Exhibit L hereto) to indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of servicing criteria or attestation reports pursuant to this Agreement, or the applicable sub-servicing or primary servicing agreement, as applicable, or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations thereunder.

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then each Master Servicer, the Special Servicer, Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute, as applicable, to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to this Article XII (or breach of its representations or obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing party's negligence, bad faith or willful misconduct in connection therewith. The Master Servicers, Special Servicer and the Trustee shall use reasonable best efforts to cause each Servicing Function Participant with which it has entered into a servicing relationship (other than any party to this Agreement and any Sub-Servicer listed on Exhibit L hereto) with respect to the Trust Mortgage Loans to agree to the foregoing indemnification and contribution obligations.

            Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

            Section 12.15 Amendments. Nothing contained in this Article XII shall be construed to require any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K. The failure of any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K shall not be regarded as a breach by such party of any of its obligations under this Agreement. This Article XII may be amended by the parties hereto pursuant to Section 12.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage backed securities market, without any Opinions of Counsel, Officer's Certificates, confirmations of ratings of the Certificates from any Rating Agency or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement, provided, however, no such amendment shall modify the obligations of Master Servicers or Special Servicer under Section 11.10(c) or Sections 12.11, 12.12 or 12.13 hereunder.

            Section 12.16 Exchange Act Report Signatures; Delivery of Notices; Interpretation of Grace Periods. (a) Each Form 8-K report, Form 10-D report and Form 10-K report shall be signed by the Depositor in accordance with this Agreement and any other procedures to be agreed upon by the Depositor and the Trustee. The signing party at the Depositor can be contacted at Credit Suisse First Boston Mortgage Securities Corp. at 11 Madison Avenue, New York, New York 10010, Attention: Jeffrey Altabef, with a copy to Casey McCutcheon, Esq. and the signing party at the Trustee, if applicable, can be contacted at Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services (CMBS) Credit Suisse First Boston Mortgage Securities Corp. 2007-C5.

            (b) Notwithstanding anything in Section 10.05 to the contrary, any notice required to be delivered to the Depositor under this Article XII shall be properly given if sent by facsimile to (212) 743-5227 Attention: Jeffrey Altabef (or such other number as the Depositor may instruct) and by email to Jeffrey.altabef@credit-suisse.com (or such other email address as the Depositor may instruct).

            (c) For the avoidance of doubt:

            (i) No Master Servicer or Special Servicer shall be subject to an Event of Default, as applicable, pursuant to Section 7.01(a)(xi) of this Agreement nor shall any such party be deemed to not be in compliance under this Agreement, prior to the date which causes Trustee to be delinquent in any filing obligation provided for under this Article XII, provided, that if any such party fails to comply with the delivery requirements of this
      Article XII which prevents the Trustee from making any required filing, such failure shall constitute an Event of Default; and

            (ii) No Master Servicer or Special Servicer shall be subject to an Event of Default, pursuant to Section 7.01(a)(xi) of this Agreement nor shall any such party be deemed to not be in compliance under this Agreement, for failing to deliver any item required under this Article XII by the time required hereunder with respect to any reporting period for which the Trust is not required to file Exchange Act Reports (which reporting periods will include any occurring after the Trustee files the Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act).

            Section 12.17 Termination of the Trustee. Notwithstanding anything to the contrary contained in this Agreement, the Depositor may immediately terminate the Trustee if the Trustee fails to comply with any of its obligations under this Article XII; provided that (a) such termination shall not be effective until a successor trustee shall have accepted the appointment, (b) the Trustee may not be terminated if it cannot perform its obligations due to its failure to properly prepare, arrange for execution or file on a timely basis any Form 8-K, Form 10-K or Form 10-D or any amendments to such forms, any Form 15 or any Form 12b-25 where such failure results from the Trustee's inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or timely file any such Form 8-K, Form 10-K or Form 10-D or any amendments to such forms or any form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, (c) the Trustee may not be terminated if, following the Trustee's failure (which failure is not directly or indirectly caused by the failure of any other party hereto to perform its obligations fully within the exact applicable timeframe or otherwise by such party's negligence, bad faith or willful misconduct) to comply with any of such obligations under Sections 12.06, 12.07, 12.09, 12.11, 12.12 or 12.13 on or
prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections the Trustee subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 12.17 and (d) if the Trustee's failure (which failure is not directly or indirectly caused by the failure of any other party hereto to perform its obligations fully within the exact applicable timeframe or otherwise by such party's negligence, bad faith or willful misconduct) to comply does not cause it to fail in its obligations to timely file the related Form 8-K, Form 10-D or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D or Form 10-K, then the Depositor shall cease to have the right to terminate the Trustee under this
Section 12.17 on the date on which such Form 8-K, Form 10-D or Form 10-K is so filed.

            IN WITNESS WHEREOF, the parties to this Pooling and Servicing Agreement have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       CREDIT SUISSE FIRST BOSTON
                                          MORTGAGE SECURITIES CORP.,
                                          as Depositor


                                       By: /s/ Jeffrey A. Altabef
                                          --------------------------------------
                                          Name: Jeffrey A. Altabef
                                          Title: Vice President


                                       KEYCORP REAL ESTATE CAPITAL
                                          MARKETS, INC.,
                                          as Master Servicer


                                       By: /s/ Bryan Nitcher
                                          --------------------------------------
                                          Name: Bryan Nitcher
                                          Title: Senior Vice President


                                       CAPMARK FINANCE INC.,
                                          as Master Servicer


                                       By: /s/ Jillian M. Brittin
                                          --------------------------------------
                                          Name: Jillian M. Brittin
                                          Title: Vice President


                                       CENTERLINE SERVICING INC.,
                                          as Special Servicer


                                       By: /s/ Paul Smyth
                                          --------------------------------------
                                          Name: Paul Smyth
                                          Title: President and COO


                                       WELLS FARGO BANK, N.A.,
                                          as Trustee


                                       By: /s/ Amy Mofsenson
                                          --------------------------------------
                                          Name: Amy Mofsenson
                                          Title: Vice President

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 13th day of November 2007 before me, a notary public in and for said State, personally appeared Jeffrey Altabef, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                          /s/ Helen Salas
                                                           Notary Public

STATE OF MISSOURI       )
                        )  ss.:
COUNTY OF JACKSON       )

            On the 14th day of November 2007 before me, a notary public in and for said State, personally appeared Bryan Nitcher, known to me to be a SVP of KeyCorp Real Estate Capital Markets, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                        /s/ Patricia Clark
                                                           Notary Public

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss.:

COUNTY OF MONTGOMERY          )

            On the 7th day of November 2007 before me, a notary public in and for said State, personally appeared JILLIAN M. BRITTIN, known to me to be a Vice President of Capmark Finance Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                    /s/ Catherine M. Millspaugh
                                                           Notary Public

STATE OF TEXAS             )
                           )  ss.:
COUNTY OF DALLAS           )

            On the 8th day of November 2007 before me, a notary public in and for said State, personally appeared Paul Smyth, known to me to be a President and COO of Centerline Servicing, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                         /s/ Robin Behrns
                                                           Notary Public

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 14th day of November 2007 before me, a notary public in and for said State, personally appeared Amy Mofsenson, known to me to be a Vice President of Wells Fargo Bank, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                        /s/ Janet M. Jolley
                                                           Notary Public

                                   EXHIBIT A-1

                 FORM OF CLASS A-SP & CLASS A-X CERTIFICATES

   CLASS [A-SP] [CLASS A-X] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2007-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: Variable                Class Notional Amount of the Class
                                           [A-SP] [A-X] Certificates as of the
                                           Closing Date:
                                           $________________

Closing Date: November 14, 2007            Initial Certificate Notional Amount
First Distribution Date: December 17, 2007 of this Certificate as of the Closing
                                           Date:
                                           $________________

Master Servicer No. 1:                     Aggregate Stated Principal Balance of
KeyCorp Real Estate Capital Markets, Inc.  the Mortgage Loans as of the Closing
Master Servicer No. 2:                     Date ("Initial Pool Balance"):
Capmark Finance Inc.                       $2,720,810,685

Special Servicer:
Centerline Servicing Inc.

                                           Trustee:
                                           Wells Fargo Bank, N.A.

Certificate No. [A-X] [A-SP]-__            CUSIP No.: _____________
                                           Common Code: _____________
                                           ISIN No.: _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., CAPMARK FINANCE INC., CENTERLINE SERVICING INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[FOR REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

      This certifies that [CEDE & CO]. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-SP][A-X] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-SP][A-X] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers", which term includes any successor entity under the Agreement), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class A-X Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

      The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

      If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in this Rule 144A Global Certificate.

      Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

      Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

      Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

      Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

      The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

      None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class A-X Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify Credit Suisse Securities (USA) LLC, the Depositor, the Trustee, the Master Servicers, the Special Servicer, and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

      If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

      The Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund and (ii) the purchase by the Master Servicers, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          WELLS FARGO BANK, N.A.
                                          as Trustee

                                          By:
                                             -----------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [A-SP][A-X] Certificates referred to in the within-mentioned Agreement.

Dated: November 14 , 2007

                                          WELLS FARGO BANK, N.A.
                                          as Certificate Registrar


                                          By:
                                             -----------------------------------
                                             Authorized Representative

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________

      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

      Distributions made by check (such check to be made payable to ____________ ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

      This information is provided by _________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-2

  FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-AB, CLASS A-4, CLASS A-1-A,
   CLASS A-M, CLASS A-1-AM, CLASS A-J, CLASS A-1-AJ, AND CLASS B CERTIFICATES

  CLASS [A-1], [A-2], [A-3], [A-AB], [A-4], [A-1-A], [A-M], [A-1-AM], [A-J],
                                  [A-1-AJ], [B]

                        COMMERCIAL MORTGAGE PASS-THROUGH

                           CERTIFICATE, SERIES 2007-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: [____% per annum]       Class Principal Balance of the Class
[variable]                                 [A-1], [A-2], [A-3], [A-AB], [A-4],
                                           [A-1-A], [A-M], [A-1-AM], [A-J],
                                           [A-1-AJ], [B] Certificates as of the
                                           Closing Date:
                                           $_________________

Closing Date: November 14, 2007            Initial Certificate Principal Balance
First Distribution Date: December 17,      of this Certificate as of the Closing
2007                                       $_________________

Master Servicer No. 1:                           Aggregate Stated Principal
KeyCorp Real Estate Capital Markets, Inc.  Balance of the Mortgage Loans as of
Master Servicer No. 2:                     the Closing Date ("Initial Pool
Capmark Finance Inc.                       Balance"): $2,720,810,685

Special Servicer:
Centerline Servicing Inc.

                                           Trustee:
                                           Wells Fargo Bank, N.A.

Certificate No. [A-1], [A-2], [A-3],       CUSIP No.: _____________
[A-AB], [A-4], [A-1-A], [A-M], [A-1-AM],   Common Code: _____________
[A-J], [A-1-AJ], [B]                       ISIN No.: _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., CAPMARK FINANCE INC., CENTERLINE SERVICING INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

FOR CLASS A-M, CLASS A-J AND CLASS B CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

      This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A], [A-M], [A-1-AM], [A-J], [A-1-AJ], [B] Certificates
(their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A], [A-M], [A-1-AM], [A-J], [A-1-AJ], [B]
Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), which term includes any successor entity under the Agreement), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A], [A-M], [A-1-AM], [A-J], [A-1-AJ],
[B] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

      The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

      This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

      The Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK, N.A.
                                    as Trustee


                                    By: ____________________________________
                                        Authorized Representative


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [A-1] [A-2] [A-3] [A-AB] [A-4] [A-1-A], [A-M], [A-1-AM], [A-J], [A-1-AJ], [B] Certificates referred to in the within-mentioned Agreement.

Dated: November 14, 2007

                                    WELLS FARGO BANK, N.A.
                                    as Certificate Registrar


                                    By: ____________________________________
                                        Authorized Representative

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________

      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

      Distributions made by check (such check to be made payable to ____________ ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

      This information is provided by _________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-3

 FORM OF CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K,
     CLASS L, CLASS M, CLASS N, CLASS O, CLASS P, CLASS Q, AND CLASS S
                                  CERTIFICATES

  CLASS [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] COMMERCIAL

                MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2007-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate: ____% per annum     Class Principal Balance of the [C] [D]
                                       [E] [F] [G] [H] [J] [K] [L] [M] [N] [O]
                                       [P] [Q] [S]
                                       Certificates as of the Closing Date:
                                       $_________________

Closing Date: November 14, 2007        Initial Certificate Principal
First Distribution Date: December      Balance of this Certificate as of
17, 2007                               the Closing Date:
                                       $_________________

Master Servicer No. 1:                       Aggregate Stated Principal
KeyCorp Real Estate Capital Markets,   Balance of the Mortgage Loans as
Inc.                                   of the Closing Date ("Initial Pool
Master Servicer No. 2:                 Balance"): $2,720,810,685
Capmark Finance Inc.

Special Servicer:
Centerline Servicing Inc.

                                       Trustee:
                                       Wells Fargo Bank, N.A.

Certificate No. [C] [D] [E] [F] [G]    CUSIP No.: _____________
[H] [J] [K] [L] [M] [N] [O] [P] [Q]    Common Code: _____________
[S]-___                                ISIN No.: _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., CAPMARK FINANCE INC., CENTERLINE SERVICING INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[FOR REGULATION S GLOBAL CERTIFICATES: PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING TO PERSONS OTHER THAN DISTRIBUTORS IN RELIANCE ON REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND (B) THE DATE OF CLOSING OF THE OFFERING, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

      This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers", which term includes any successor entity under the Agreement), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of a Realized Loss in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

      The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

      This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

      If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery other than in the form of an interest in this Rule 144A Global Certificate.

      Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

      Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of an interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

      Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in the related Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in the subject Class specified in such orders and instructions.

      Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of
(i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

      The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

      None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities
(USA) LLC, the Trustee, the Master Servicers, the Special Servicer, and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

      If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

      Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.

      The Depositor, the Master Servicers the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Masters Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          WELLS FARGO BANK, N.A.
                                          as Trustee

                                          By:
                                             -----------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [C] [D] [E] [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] [Q] [S] Certificates referred to in the within-mentioned Agreement.

Dated: November 14, 2007

                                          WELLS FARGO BANK, N.A.
                                          as Certificate Registrar

                                          By:
                                             -----------------------------------
                                             Authorized Representative

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________

      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

      Distributions made by check (such check to be made payable to ____________ ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

      This information is provided by _________________________________________, the Assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT A-4

                         FORM OF CLASS [V] CERTIFICATES

             CLASS [V] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE
                                 SERIES 2007-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: November 14, 2007      Percentage Interest evidenced by
First Distribution Date: December    this Class [V] Certificate: ______%
17, 2007

Master Servicer No. 1:                     Aggregate Stated Principal
KeyCorp Real Estate Capital          Balance of the Mortgage Loans as
Markets, Inc.                        of the Closing Date ("Initial Pool
Master Servicer No. 2:               Balance"): $2,720,810,685
Capmark Finance Inc.

Special Servicer:                    Trustee:
Centerline Servicing Inc.            Wells Fargo Bank, N.A.

Certificate No. [V]-___              CUSIP No.: ______________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., CAPMARK FINANCE INC., CENTERLINE SERVICING INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.]

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD TRUST MORTGAGE LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [V] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers", which term includes any successor entity under the Agreement), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [V] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

      The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities (USA) LLC, the Trustee, the Master Servicers, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

      If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

      The Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Certificates for all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          WELLS FARGO BANK, N.A.
                                          as Trustee

                                          By:
                                             -----------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [V] Certificates referred to in the within-mentioned Agreement.

Dated: November 14, 2007

                                          WELLS FARGO BANK, N.A.
                                          as Certificate Registrar

                                          By:
                                             -----------------------------------
                                             Authorized Representative

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________

      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

      Distributions made by check (such check to be made payable to ____________ ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

      This information is provided by _________________________________________, the Assignee named above, or __________________________________________________,
 as its agent.

                                   EXHIBIT A-5

                    FORM OF [CLASS R] [CLASS LR] CERTIFICATES

       [CLASS R] [CLASS LR] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2007-C5

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

     CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date: November 14, 2007      Percentage Interest evidenced by
First Distribution Date: December    this [Class R] [Class LR]
17, 2007                             Certificate: ___%

Master Servicer No. 1:               Aggregate Stated Principal Balance
KeyCorp Real Estate Capital          of the Mortgage Loans as of the
Markets, Inc.                        Closing Date ("Initial Pool
Master Servicer No. 2:               Balance"): $2,720,810,685.
Capmark Finance Inc.

Special Servicer:                    Trustee:
Centerline Servicing Inc.            Wells Fargo Bank, N.A.

Certificate No. [R] [LR]-___         CUSIP No.: __________________

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., CAPMARK FINANCE INC., CENTERLINE SERVICING INC., OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE SOLE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

      This certifies that WACHOVIA BANK, NATIONAL ASSOCIATION is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the [Class R] [Class LR] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2007 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers", which term includes any successor entity under the Agreement), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

      Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the [Class R] [Class LR] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

      The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account or any Mortgage Loan Combination Custodial Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

      This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse Securities (USA) LLC, the Trustee, the Master Servicers, the Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

      Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

      Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

      The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a [Class R] [Class LR] Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a [Class R] [Class LR] Certificate to a Person that is not a Permitted Transferee.

      A "Permitted Transferee" is any Transferee other than a Disqualified Organization, a Non-United States Tax Person or a foreign permanent establishment or fixed base (each within the meaning of the applicable income tax treaty) of a United States Tax Person (as defined below). In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a Permitted Transferee if, among other things, all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

      A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Master Servicer or the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

      A "Non-United States Tax Person" is any Person other than a United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

      If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

      No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

      The Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Special Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Special Servicer, the Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

      Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the Master Servicers, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicers, the Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders with a majority interest in the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Pool Balance.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicers, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicers, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment (subject to certain third-party beneficiary consent rights). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of either REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

      The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

      This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          WELLS FARGO BANK, N.A.
                                          as Trustee

                                          By:
                                             -----------------------------------
                                             Authorized Representative

                          CERTIFICATE OF AUTHENTICATION

      This is one of the [Class R] [Class LR] Certificates referred to in the within-mentioned Agreement.

Dated: November 14, 2007

                                          WELLS FARGO BANK, N.A.
                                          as Certificate Registrar

                                          By:
                                             -----------------------------------
                                             Authorized Representative

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________

      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

      I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: _____________________________________________________________
________________________________________________________________________________
Dated:

                                    ____________________________________________
                                    Signature by or on behalf of Assignor


                                    ____________________________________________
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of ____________________________________________________________.

      Distributions made by check (such check to be made payable to ____________ ___________________________) and all applicable statements and notices should be mailed to _____________________________________________________________________.

      This information is provided by _________________________________________, the Assignee named above, or __________________________________________________,
 as its agent.

                                    EXHIBIT B

                     SCHEDULE OF COLUMN TRUST MORTGAGE LOANS

                                 [see attached]

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2007-C5




  #     Crossed   Loan Group #   Property Name                            Address
-----   -------   ------------   ------------------------------------     ----------------------------------------------------------
    1                    1       450 Lexington Avenue                     450 Lexington Avenue
    3                    1       TIAA Industrial Portfolio
  3.1                    1       TIAA - Cincinnati                        1200 and 1405 Worldwide Boulevard and 2055 and 2205
                                                                            Global Way
  3.2                    1       TIAA - Memphis                           4755 Southpoint Drive and 4895 and 5015 Citation Drive
  3.3                    1       TIAA - Atlanta                           1280 and 1300 Lakes Parkway and 100 Lakes Court
  3.4                    1       TIAA - San Diego                         9999 Olson Drive
  3.5                    1       TIAA - Salt Lake City                    1790-1910 South 5200 West
  3.6                    1       TIAA - Philadelphia                      2, 7 and 11 Boulden Circle
  3.7                    1       TIAA - Chicago (West Chicago)            1155 Harvester Drive
  3.8                    1       TIAA - Phoenix                           601 South 54th Avenue
  3.9                    1       TIAA - Dallas                            2101 Design Road
 3.10                    1       TIAA - Chicago (Bolingbrook)             465-477 Woodcreek Drive
 3.11                    1       TIAA - Oakland                           1942-1956 Sabre Street
    4                    1       Jericho Plaza (I & II)                   One and Two Jericho Plaza
    6                    2       Allanza at the Lakes                     8600 Starboard Drive and 3001 Lake East Drive
    8                    1       Fairfield Inn by Marriott Hotel
                                  Portfolio
  8.1                    1       Fairfield Inn - Amesbury                 35 Clarks Road
  8.2                    1       Fairfield Inn - Portsmouth               650 Borthwick Avenue Extension
  8.3                    1       Fairfield Inn - East Greenbush           124 Troy Road
  8.4                    1       Fairfield Inn - Manchester               860 South Porter Street
  8.5                    1       Fairfield Inn - Milford                  111 Schoolhouse Road
  8.6                    1       Fairfield Inn - Williston                2844 St. George Road
  8.7                    1       Fairfield Inn - Wallingford              100 Miles Drive
  8.8                    1       Fairfield Inn - Tewksbury                1695 Andover Street
  8.9                    1       Fairfield Inn - Woburn                   285 Mishawum Road
    9                    1       Mesilla Valley Mall                      700 South Telshor Boulevard
   11                    1       Palmer-Rochester Portfolio 1st
 11.1                    1       Imperial Manor Apartments                1773 Stone Road
 11.2                    1       Blossom Business Center                  465, 565-595 Blossom Road
 11.3                    1       Normandie - Brownstone Apartments        237-253 Alexander Street
 11.4                    1       Mount Read Business Center               2 and 10 Mount Read Boulevard
 11.5                    1       465 West Commercial                      465 West Commercial Street
   14                    1       Woodfield Crossing                       8440 & 8425 Woodfield Crossing Boulevard
   17                    1       Crossroads at Tolleson Shopping Center   9897 West McDowell Road
   18                    2       Drye Portfolio II
 18.1                    2       Gable Oaks                               752 Patriot Parkway
 18.2                    2       Heatherwood/Kensington                   1003 Southampton Drive
 18.3                    2       Autumn Park                              1110 Williamsboro Street
 18.4                    2       Arbor Glen                               643 South Pierce Street
 18.5                    2       Stonewood                                445 Shearers Chapel Road
   19                    2       Drye Portfolio I
 19.1                    2       Huntersville                             300 Hunters Road
 19.2                    2       Woodbrook                                2525 Woodbrook Lane
 19.3                    2       Lakewood                                 50 Lakewood Drive
 19.4                    2       Davidson                                 100 Horizon Court
   20      A             2       CP Fairways at Woodfield                 1001 Parkhurst Lane
   21      A             2       CP Rolling Hills                         891 Rolling Hills Lane
   22      A             2       CP Birchwood Pointe                      1500 Wood Pointe Lane
   23      A             2       CP Arbors of Lapeer Apartments           952 Dewey Street
   25                    2       Ivy Club Apartments                      1127 Ivy Club Lane
   26                    1       Sheraton Studio City                     5905 International Drive
   28                    1       Hilton St. Louis - Downtown              400 Olive Street
   30                    2       Breton Mill Apartments                   13555 Breton Ridge Drive
   31                    1       Salisbury Mall                           1935 Jake Alexander Boulevard
   33                    1       2400 Ogden Avenue                        2400 Ogden Avenue
   34                    1       Summit Plaza Shopping Center             3800 Southwest Freeway
   39                    1       Queen Creek Village                      21803 Ellsworth Road
   40                    1       Sea Crest                                588 Ocean Avenue
   41                    2       Hidden Lake Apartments                   6406 Hidden Lake Loop
   42                    1       Doubletree Burlington                    1117 Williston Road
   43                    1       Independence Village of Waterstone       701 Market Street
   44                    1       Kukui Mall                               1819 South Kihei Road
   45                    2       Champion Oaks Apartments                 14150 Wunderlich Road
   52                    1       Durango Town Center                      1125, 1145 and 1185 South Camino Del Rio
   53      B             2       Camelot Apartments                       2840 Robinson Street
   54      B             2       Crystal Street Apartments                219 Crystal Street
   56                    2       Peter Drive at Musky Ridge
 56.1                    2       Peter Drive                              1 Musky Ridge Drive and 620 Willow Grove Street
 56.2                    2       268 Main Street                          262-266 Main Street
   57      C             1       Grand Panama                             11503 Hutchison Boulevard
   58      C             1       Grand Panama Building A2                 11503 Hutchison Boulevard
   59                    1       Laurel Avenue Development                1777 Green Bay Road
   61                    1       Bernardo Heights Plaza                   15727 Bernardo Heights Parkway
   62                    2       Champions Glen                           6425 Oakley Road
   64                    2       Cross Creek                              5756 Cross Creek Drive
   65                    1       Mustang Crossing                         351, 426, 450 and 501 FM 548
   66                    2       Brady Station                            4401 East 52nd Street
   67                    1       Holiday Inn Select Winston Salem         5790 University Parkway
   68                    1       Holiday Inn Express Elko                 3019 Idaho Street
   70                    1       365 Canal Street                         365 Canal Street
   71                    2       Park West Apartments                     11845 West Avenue
   72                    2       Savannah Trails Apartments               1610 East McKinney Street
   73                    2       Oak Ridge Apartments                     11200 Perrin Beitel Road
   75                    1       Giant Eagle Plaza                        80 Whittlesey Avenue
   76                    1       Best Western Hotel & Suites Cary         1722 Walnut Street
   77                    1       Hampton Inn Bessemer                     4910 Civic Lane
   79                    1       Union Station Plaza                      962-982 Congress Street
   84                    1       University Corners                       2151-2193 South Taylor Road
   85                    1       Palmer Crossing - Parcel B               5300 Clark Road
   86                    1       Palazzo Shopping Center                  8222 East 103rd Street South
   87                    1       Storage King USA - Newark, NJ            1448 McCarter Highway
   89                    1       Best Western Westgate Inn York, PA       1415 Kenneth Road
   91                    1       Kmart Chicago                            5000 South Kedzie Avenue
   92                    2       Wickersham Green Apartments              2301 Wickersham Lane
   95                    1       Petsmart Tujunga                         6348 Foothill Boulevard
   98                    1       Comfort Inn & Suites Rawlins             2366 East Cedar Street
   99                    1       Fox Run                                  3121 MacIneery Drive
  101                    2       Princeton                                4300 Gus Thomasson Road
  103                    2       Salem Ridge Apartments                   231 Brierhurst Road
  105                    1       Hacienda Plaza                           755-899 North Hacienda Boulevard
  106                    1       Weeksville Crossing                      1805 Weeksville Road
  107                    1       Centre at Eagle's Nest                   5324 Atascocita Road
  109                    1       Bloomingdale Retail                      92-94 Stratford Drive
  110                    1       Cherry Hill Pointe Retail                1888 Route 70 East
  114                    1       Holcomb Bridge Business Center           2558-2662 Holcomb Bridge Road
  115                    1       Cahokia Village                          Camp Jackson Road and Range Lange
  120                    2       Greyberry Apartments                     3601 Hannan Road
  121                    1       Bayview Tower Office Building            400 Mann Street
  124                    1       Country Inn Stafford                     26 Wicomico Drive
  126                    2       Brookhollow Apartments                   704 East Waring Street
  127                    2       Western Parkview and Jefferson MHC
127.1                    2       Jefferson MHC                            3100 11th Avenue Southeast
127.2                    2       Western MHP                              1825 16th Street Southwest
127.3                    2       Parkview MHC                             625 15th Street Southeast
  130                    1       Tyler Building                           1603 Santa Rosa Road
  132                    1       8 Fairfield Boulevard                    8 Fairfield Boulevard
  133                    1       Holiday Inn Express Weatherford, OK      3825 East Main Street
  134                    1       Westlake Commons                         3106 Three Oaks Road
  135                    1       415 South San Pedro Street               415 South San Pedro Street
  136                    1       Masonic Temple Building                  133 Fayetteville Street
  137                    1       Alta Mesa Village                        5761 East Brown Road
  138                    1       Shoppes at Willow                        100 Willow Lane
  139                    1       Avalon Plaza                             23401-23565 Avalon Boulevard
  140                    1       1945 East Ridge Road                     1945 East Ridge Road
  141                    2       Pine Village North                       2400 Post Village Drive
  142                    2       The Gallery Apartments                   6220 Fairdale Lane
  145                    1       Champps Orland Park                      16165 La Grange Road
  146                    1       Cedar Ridge Crossing                     111 South Cedar Ridge Drive
  149                    1       1100 Summit Avenue                       1100 Summit Avenue
  150                    2       Pine Village East                        2889 Panthersville Road
  151                    1       Carolina Self Storage                    7205 US Highway 1 North
  152                    1       Green Springs Shopping Center            430 Green Springs Highway
  153                    2       Winkworth Garden Apts                    3179-3187 Bellevue Avenue
  154                    1       Carmichael Center                        131 Carmichael Road
  155                    2       Ustick Village Apartments                10887 West Ustick Road
  156                    1       Ranch at Scripps Trail                   10295, 10297 and 10299 Scripps Trail Drive
  157                    1       Costco & North Fork Bank                 325 Route 15
  158                    1       Centre Stage at High Point               1116 Eastchester Drive
  159                    1       98 Main Street                           98 Main Street
  160                    1       Spencer Square Shopping Center           8760 Madison Boulevard
  161                    2       MTW Apartments                           521 Beverly Avenue and 100-102 Third Street
  162                    1       San Saba Medical Office                  215 North San Saba
  163                    1       Village at Crooked Creek                 6300 Highway 9
  164                    1       Shoppes on 57th                          5000 South Louise Avenue
  165                    1       Montclair Retail                         4467 Mission Boulevard
  166                    1       Crismon Retail                           1116 South Crismon Road
  167                    1       2455 Towne Lake Parkway                  2455 Towne Lake Parkway
  168                    1       Cold Springs Retail                      180 Plaza Drive
  170                    1       Cobblestone Fiesta                       44600 West Smith-Enke Road
  171                    2       Bear Grounds I & II Apartments           1919 South 5th Street
  172                    2       Moorestown Oaks                          101 East Camden Avenue
  174                    2       Megan and Coleman Court Apartments       101-115 Megan Court & 1220 - 1227 Coleman Court
  175                    1       Oakmont Plaza                            16761 Saint Clair Avenue
  176                    1       Corsicana Medical                        1321 West Second Avenue
  177                    2       Reimer Apartments - Gretna               111, 115, 119 East Westplains and 610, 702 Chestnut Drive
  178                    2       Reimer Apartments - Millard              4860 and 4880 South 131st Street and 13106 and 13122 North
                                                                            Street
  179                    1       Avery Building                           2201 West Holcombe Boulevard
  180                    1       Santa Ana Office                         2001 East 1st Street
  181                    2       Monticello Court Apartments              409, 413, 500 and 504 Paladin Drive
  182                    1       Loveland Crossing                        1074 Loveland-Madeira Road
  183                    1       Fulton Hill Studios                      1000 Carlisle Avenue
  184                    1       Colonial Drive Mini Storage              304 South Colonial Drive
  185                    1       A-1 Self Storage                         1705 Feagin Drive
  186                    1       Chapel Hill Station                      3869 Chapel Hill Road
  187                    1       Coit Crossing                            3304 Coit Road
  188                    1       Hollywood Video Outlot                   2560 North Perris Boulevard
  189                    1       Mallard Place                            210 West Mallard Drive
  191                    1       Kyrene Industrial                        6315 South Kyrene Road
  192                    1       BMA Medical                              1002 East McDowell Road
  193                    1       Algonac Retail Center                    1055 St. Clair River Drive
  194                    1       Extra Space Self Storage                 4175 Winchester Road

                                                                     Units/
                                                                     Sq. Ft./
                                    Zip     Mortgage                 Rooms/      Original            Cut-off            Maturity
#       City                State   Code    Property Seller          Pads        Balance             Balance (1)        Balance (2)
-----   ------------------  -----   -----   ----------------------   ---------   -----------------   ----------------   ------------
    1   New York            NY      10017   Column Financial, Inc.     910,473   $200,000,000 (11)   $200,000,000 (11)  $200,000,000
    3                                       Column Financial, Inc.               $186,000,000        $186,000,000       $174,860,950
  3.1   Hebron              KY      41048                            1,437,022    $51,613,000         $51,613,000        $48,522,034
  3.2   Memphis             TN      38118                            1,600,232    $43,392,000         $43,392,000        $40,793,367
  3.3   Lawrenceville       GA      30043                              650,253    $19,945,000         $19,945,000        $18,750,547
  3.4   San Diego           CA      92121                              200,000    $18,880,000         $18,880,000        $17,749,326
  3.5   Salt Lake City      UT      84104                              328,504    $12,015,000         $12,015,000        $11,295,454
  3.6   New Castle          DE      19720                              266,907    $10,625,000         $10,625,000         $9,988,696
  3.7   West Chicago        IL      60185                              212,922     $7,278,000          $7,278,000         $6,842,140
  3.8   Phoenix             AZ      85043                              136,704     $6,111,000          $6,111,000         $5,745,028
  3.9   Arlington           TX      76014                              201,600     $5,980,000          $5,980,000         $5,621,873
 3.10   Bolingbrook         IL      60440                              149,907     $5,424,000          $5,424,000         $5,099,171
 3.11   Hayward             CA      94545                               83,854     $4,737,000          $4,737,000         $4,453,314
    4   Jericho             NY      11753   Column Financial, Inc.     638,216   $163,750,000        $163,750,000       $163,750,000
    6   Las Vegas           NV      89117   Column Financial, Inc.         896    $85,000,000         $85,000,000        $85,000,000
    8                                       Column Financial, Inc.                $63,665,000         $63,665,000        $63,665,000
  8.1   Amesbury            MA      01913                                  105     $9,059,098          $9,059,098         $9,059,098
  8.2   Portsmouth          NH      03801                                  105     $8,707,438          $8,707,438         $8,707,438
  8.3   East Greenbush      NY      12061                                  105     $8,052,147          $8,052,147         $8,052,147
  8.4   Manchester          NH      03103                                  102     $7,023,736          $7,023,736         $7,023,736
  8.5   Milford             CT      06460                                  104     $6,930,207          $6,930,207         $6,930,207
  8.6   Williston           VT      05495                                  105     $6,751,491          $6,751,491         $6,751,491
  8.7   Wallingford         CT      06492                                  119     $6,165,700          $6,165,700         $6,165,700
  8.8   Tewksbury           MA      01876                                  133     $5,788,411          $5,788,411         $5,788,411
  8.9   Woburn              MA      01801                                  129     $5,186,772          $5,186,772         $5,186,772
    9   Las Cruces          NM      88011   Column Financial, Inc.     372,483    $54,000,000         $54,000,000        $54,000,000
   11                                       Column Financial, Inc.                $49,132,200         $49,132,200        $44,665,789
 11.1   Greece              NY      14615                                  354    $19,135,200         $19,135,200        $17,395,696
 11.2   Rochester           NY      14610                              325,863    $17,753,000         $17,753,000        $16,139,146
 11.3   Rochester           NY      14607                                  214     $8,844,000          $8,844,000         $8,040,027
 11.4   Rochester           NY      14611                               70,163     $1,854,000          $1,854,000         $1,685,461
 11.5   East Rochester      NY      14445                               45,000     $1,546,000          $1,546,000         $1,405,459
   14   Indianapolis        IN      46240   Column Financial, Inc.     381,718    $41,440,000 (21)    $41,440,000 (21)   $41,440,000
   17   Tolleson            AZ      85353   Column Financial, Inc.      99,435    $34,000,000         $34,000,000        $32,131,800
   18                                       Column Financial, Inc.                $33,975,000         $33,975,000        $33,975,000
 18.1   Rock Hill           SC      29730                                  252    $10,540,000         $10,540,000        $10,540,000
 18.2   Concord             NC      28027                                  226     $7,870,000          $7,870,000         $7,870,000
 18.3   Oxford              NC      27565                                  128     $7,020,000          $7,020,000         $7,020,000
 18.4   Eden                NC      27288                                   96     $4,880,000          $4,880,000         $4,880,000
 18.5   Mooresville         NC      28115                                   68     $3,665,000          $3,665,000         $3,665,000
   19                                       Column Financial, Inc.                $33,310,000         $33,310,000        $33,310,000
 19.1   Huntersville        NC      28078                                  174    $10,030,000         $10,030,000        $10,030,000
 19.2   Monroe              NC      28110                                  168     $9,830,000          $9,830,000         $9,830,000
 19.3   Salisbury           NC      28147                                  228     $6,970,000          $6,970,000         $6,970,000
 19.4   Concord             NC      28027                                  156     $6,480,000          $6,480,000         $6,480,000
   20   Grand Blanc         MI      48439   Column Financial, Inc.         204    $11,000,000         $11,000,000         $9,900,079
   21   Lapeer              MI      48446   Column Financial, Inc.         198    $10,000,000         $10,000,000         $9,000,072
   22   Midland             MI      48642   Column Financial, Inc.         154     $9,850,000          $9,850,000         $8,865,071
   23   Lapeer              MI      48446   Column Financial, Inc.          56     $2,400,000          $2,400,000         $2,176,065
   25   Landover            MD      20785   Column Financial, Inc.         283    $25,070,000         $25,070,000        $25,070,000
   26   Orlando             FL      32819   Column Financial, Inc.         301    $24,700,000         $24,700,000        $23,558,228
   28   St. Louis           MO      63102   Column Financial, Inc.         195    $21,600,000         $21,600,000        $20,780,201
   30   Houston             TX      77070   Column Financial, Inc.         392    $20,000,000         $20,000,000        $20,000,000
   31   Salisbury           NC      28147   Column Financial, Inc.     319,659    $19,930,000         $19,930,000        $17,777,494
   33   Lisle               IL      60532   Column Financial, Inc.     120,815    $18,750,000         $18,750,000        $16,745,345
   34   Houston             TX      77027   Column Financial, Inc.      42,698    $18,660,000         $18,660,000        $18,660,000
   39   Queen Creek         AZ      85242   Column Financial, Inc.      52,217    $15,200,000         $15,200,000        $14,228,632
   40   West Haven          CT      06516   Column Financial, Inc.          75    $14,000,000         $13,986,248        $11,325,510
   41   Fayetteville        NC      28304   Column Financial, Inc.         216    $13,500,000         $13,500,000        $12,131,752
   42   South Burlington    VT      05403   Column Financial, Inc.         161    $12,850,000         $12,850,000        $11,132,477
   43   Oxford              MI      48371   Column Financial, Inc.         145    $12,700,000         $12,604,366        $10,723,041
   44   Kihei               HI      96753   Column Financial, Inc.      40,974    $12,550,000         $12,550,000        $12,550,000
   45   Houston             TX      77069   Column Financial, Inc.         252    $12,500,000         $12,500,000        $12,500,000
   52   Durango             CO      81303   Column Financial, Inc.      41,517    $10,200,000         $10,200,000         $9,564,481
   53   Jackson             MS      39209   Column Financial, Inc.         287     $6,150,000          $6,139,866         $5,285,595
   54   Ames                IA      50010   Column Financial, Inc.          98     $4,050,000          $4,043,265         $3,476,842
   56                                       Column Financial, Inc.                 $9,975,000          $9,975,000         $8,750,918
 56.1   Hackettstown        NJ      07840                                   84     $9,054,000          $9,054,000         $7,942,938
 56.2   Hackettstown        NJ      07840                                   18       $921,000            $921,000           $807,980
   57   Panama City Beach   FL      32407   Column Financial, Inc.      39,578     $8,325,000          $8,325,000         $7,512,756
   58   Panama City Beach   FL      32407   Column Financial, Inc.       6,450     $1,375,000          $1,375,000         $1,343,142
   59   Highland Park       IL      60035   Column Financial, Inc.      29,359     $9,700,000          $9,700,000         $8,919,054
   61   San Diego           CA      92128   Column Financial, Inc.      37,729     $9,600,000          $9,581,233         $8,101,429
   62   Union City          GA      30291   Column Financial, Inc.         166     $9,320,000          $9,320,000         $9,320,000
   64   Indianapolis        IN      46254   Column Financial, Inc.         208     $9,280,000          $9,280,000         $9,280,000
   65   Forney              TX      75126   Column Financial, Inc.      39,282     $9,250,000          $9,250,000         $8,413,837
   66   Odessa              TX      79762   Column Financial, Inc.         262     $9,000,000          $9,000,000         $8,451,287
   67   Winston-Salem       NC      27105   Column Financial, Inc.         150     $9,000,000          $8,967,543         $7,107,423
   68   Elko                NV      89801   Column Financial, Inc.          77     $8,900,000          $8,869,633         $7,094,443
   70   New York            NY      10013   Column Financial, Inc.           3     $8,750,000          $8,750,000         $7,549,347
   71   San Antonio         TX      78216   Column Financial, Inc.         328     $8,700,000          $8,700,000         $7,828,716
   72   Denton              TX      76209   Column Financial, Inc.         308     $8,500,000          $8,494,653         $7,410,643
   73   San Antonio         TX      78217   Column Financial, Inc.         216     $8,300,000          $8,300,000         $7,468,776
   75   Norwalk             OH      44857   Column Financial, Inc.      59,034     $8,070,000          $8,070,000         $7,191,064
   76   Cary                NC      27511   Column Financial, Inc.         140     $8,000,000          $7,971,166         $6,318,321
   77   Bessemer            AL      35022   Column Financial, Inc.          84     $7,900,000          $7,870,448         $6,198,902
   79   Portland            ME      04102   Column Financial, Inc.     114,911     $7,500,000          $7,477,859         $6,191,318
   84   University Heights  OH      44118   Column Financial, Inc.      43,018     $7,130,000          $7,112,214         $6,097,385
   85   Sarasota            FL      34233   Column Financial, Inc.      56,510     $7,074,000          $7,074,000         $6,619,800
   86   Tulsa               OK      74133   Column Financial, Inc.      59,060     $7,065,000          $7,059,846         $6,074,286
   87   Newark              NJ      07104   Column Financial, Inc.      62,584     $6,790,000          $6,790,000         $6,114,537
   89   York                PA      17408   Column Financial, Inc.         104     $6,635,000          $6,635,000         $5,984,637
   91   Chicago             IL      60632   Column Financial, Inc.     167,700     $6,600,000          $6,596,010         $5,801,882
   92   Austin              TX      78741   Column Financial, Inc.         190     $6,425,000          $6,425,000         $5,932,599
   95   Tujunga             CA      91042   Column Financial, Inc.      34,265     $6,340,000          $6,322,285         $5,356,330
   98   Rawlins             WY      82301   Column Financial, Inc.          65     $6,175,000          $6,161,795         $4,993,490
   99   Council Bluffs      IA      51501   Column Financial, Inc.          66     $6,000,000          $5,987,537         $5,235,371
  101   Mesquite            TX      75150   Column Financial, Inc.         164     $5,700,000          $5,700,000         $5,700,000
  103   Winston-Salem       NC      27104   Column Financial, Inc.         120     $5,600,000          $5,600,000         $5,600,000
  105   La Puente           CA      91744   Column Financial, Inc.     120,334     $5,323,000          $5,314,907         $4,625,855
  106   Elizabeth City      NC      27909   Column Financial, Inc.      40,928     $5,200,000          $5,200,000         $4,478,114
  107   Humble              TX      77346   Column Financial, Inc.      23,524     $5,074,000          $5,074,000         $4,538,465
  109   Bloomingdale        IL      60108   Column Financial, Inc.      18,495     $5,000,000          $5,000,000         $4,339,325
  110   Cherry Hill         NJ      08003   Column Financial, Inc.      19,860     $4,926,000          $4,926,000         $4,412,077
  114   Alpharetta          GA      30022   Column Financial, Inc.      70,165     $4,800,000          $4,800,000         $4,659,165
  115   Cahokia             IL      62206   Column Financial, Inc.      96,426     $4,789,000          $4,789,000         $4,362,078
  120   Wayne               MI      48184   Column Financial, Inc.         124     $4,400,000          $4,400,000         $3,909,246
  121   Corpus Christi      TX      78401   Column Financial, Inc.     118,935     $4,360,000          $4,360,000         $3,817,516
  124   Stafford            VA      22554   Column Financial, Inc.          58     $4,235,000          $4,224,677         $3,631,479
  126   Dayton              TX      77535   Column Financial, Inc.         128     $4,100,000          $4,100,000         $3,953,302
  127                                       Column Financial, Inc.                 $4,100,000          $4,100,000         $3,626,545
127.1   Minot               ND      58701                                  230     $2,136,376          $2,136,376         $1,889,675
127.2   Minot               ND      58701                                  101     $1,001,966          $1,001,966           $886,263
127.3   Minot               ND      58701                                  114       $961,657            $961,657           $850,608
  130   Richmond            VA      23229   Column Financial, Inc.      31,627     $4,000,000          $4,000,000         $3,574,664
  132   Wallingford         CT      06492   Column Financial, Inc.      43,628     $3,860,000          $3,860,000         $3,446,402
  133   Weatherford         OK      73096   Column Financial, Inc.          65     $3,800,000          $3,795,833         $3,016,536
  134   Cary                IL      60013   Column Financial, Inc.      16,897     $3,690,000          $3,690,000         $3,355,813
  135   Los Angeles         CA      90013   Column Financial, Inc.      60,200     $3,550,000          $3,542,216         $3,080,195
  136   Raleigh             NC      27601   Column Financial, Inc.      32,961     $3,500,000          $3,500,000         $3,121,918
  137   Mesa                AZ      85205   Column Financial, Inc.      34,140     $3,446,000          $3,446,000         $3,243,720
  138   McDonough           GA      30253   Column Financial, Inc.      24,000     $3,450,000          $3,438,092         $2,927,052
  139   Carson              CA      90745   Column Financial, Inc.      64,457     $3,330,000          $3,324,193         $2,847,070
  140   Irondequoit         NY      14622   Column Financial, Inc.      77,335     $3,300,000          $3,300,000         $2,955,022
  141   Smyrna              GA      30080   Column Financial, Inc.          76     $3,240,000          $3,240,000         $3,240,000
  142   Houston             TX      77057   Column Financial, Inc.         101     $3,230,000          $3,230,000         $2,854,831
  145   Orland Park         IL      60467   Column Financial, Inc.       9,420     $3,175,000          $3,154,677         $2,693,279
  146   Duncanville         TX      75116   Column Financial, Inc.      64,492     $3,143,000          $3,143,000         $2,819,646
  149   Plano               TX      75074   Column Financial, Inc.      52,318     $3,078,000          $3,075,837         $2,656,171
  150   Decatur             GA      30034   Column Financial, Inc.          76     $3,040,000          $3,040,000         $3,040,000
  151   Southern Pines      NC      28387   Column Financial, Inc.      53,614     $3,000,000          $2,995,271         $2,591,990
  152   Homewood            AL      35209   Column Financial, Inc.      56,996     $3,000,000          $2,992,749         $2,570,456
  153   Syracuse            NY      13219   Column Financial, Inc.          80     $2,950,000          $2,950,000         $2,684,888
  154   Hudson              WI      54016   Column Financial, Inc.      13,945     $2,940,000          $2,940,000         $2,820,264
  155   Boise               ID      83713   Column Financial, Inc.          64     $2,750,000          $2,745,374         $2,357,485
  156   San Diego           CA      92131   Column Financial, Inc.      10,030     $2,685,000          $2,685,000         $2,685,000
  157   Wharton             NJ      07885   Column Financial, Inc.     183,388     $2,660,000          $2,660,000         $2,376,281
  158   High Point          NC      27265   Column Financial, Inc.      67,075     $2,587,500          $2,567,053         $1,716,083
  159   Southington         CT      06489   Column Financial, Inc.      22,481     $2,500,000          $2,500,000         $2,235,327
  160   Madison             AL      35759   Column Financial, Inc.      89,906     $2,500,000          $2,482,141         $2,125,294
  161   Morgantown          WV      26505   Column Financial, Inc.          31     $2,450,000          $2,444,938         $2,016,107
  162   San Antonio         TX      78207   Column Financial, Inc.      21,910     $2,440,000          $2,440,000         $2,202,011
  163   Alpharetta          GA      30004   Column Financial, Inc.      15,700     $2,452,500          $2,436,766         $2,079,785
  164   Sioux Falls         SD      57108   Column Financial, Inc.      15,517     $2,429,000          $2,429,000         $2,085,194
  165   Montclair           CA      91763   Column Financial, Inc.       5,856     $2,426,000          $2,426,000         $2,189,903
  166   Mesa                AZ      85208   Column Financial, Inc.       9,920     $2,350,000          $2,350,000         $2,090,854
  167   Woodstock           GA      30189   Column Financial, Inc.      12,000     $2,350,000          $2,350,000         $2,035,346
  168   Cold Spring         KY      41076   Column Financial, Inc.      13,600     $2,280,000          $2,273,659         $1,931,438
  170   Maricopa            AZ      85239   Column Financial, Inc.       8,920     $2,235,000          $2,235,000         $2,024,502
  171   Waco                TX      76706   Column Financial, Inc.         108     $2,100,000          $2,089,653         $1,643,892
  172   Moorestown          NJ      08057   Column Financial, Inc.          32     $2,060,000          $2,055,166         $1,940,664
  174   Charlottesville     VA      22901   Column Financial, Inc.          22     $1,925,000          $1,920,290         $1,643,753
  175   Calcutta            OH      43920   Column Financial, Inc.      17,292     $1,920,000          $1,915,638         $1,659,547
  176   Corsicana           TX      75110   Column Financial, Inc.      18,227     $1,897,000          $1,894,309         $1,658,507
  177   Gretna              NE      68028   Column Financial, Inc.          35     $1,864,000          $1,857,985         $1,600,098
  178   Omaha               NE      68137   Column Financial, Inc.          26     $1,860,000          $1,853,997         $1,596,664
  179   Houston             TX      77030   Column Financial, Inc.      26,715     $1,850,000          $1,845,850         $1,601,239
  180   Santa Ana           CA      92705   Column Financial, Inc.      26,789     $1,800,000          $1,796,987         $1,546,799
  181   Greenville          NC      27834   Column Financial, Inc.          54     $1,718,000          $1,718,000         $1,511,158
  182   Loveland            OH      45140   Column Financial, Inc.      18,460     $1,655,000          $1,651,426         $1,438,309
  183   Richmond            VA      23231   Column Financial, Inc.      33,932     $1,550,000          $1,550,000         $1,378,056
  184   Cleburne            TX      76033   Column Financial, Inc.      57,400     $1,513,000          $1,506,540         $1,292,794
  185   Lufkin              TX      75904   Column Financial, Inc.     104,410     $1,500,000          $1,500,000         $1,351,218
  186   Douglasville        GA      30135   Column Financial, Inc.      12,000     $1,500,000          $1,496,294         $1,281,912
  187   Plano               TX      75023   Column Financial, Inc.      15,045     $1,500,000          $1,493,306         $1,274,636
  188   Perris              CA      92571   Column Financial, Inc.       7,040     $1,424,000          $1,417,631         $1,209,699
  189   Boise               ID      83706   Column Financial, Inc.      14,177     $1,400,000          $1,397,955         $1,220,115
  191   Tempe               AZ      85283   Column Financial, Inc.      16,963     $1,180,000          $1,179,191         $1,020,744
  192   Phoenix             AZ      85006   Column Financial, Inc.       7,468     $1,000,000            $995,869           $857,878
  193   Algonac             MI      48001   Column Financial, Inc.       7,000       $925,000            $920,247           $789,096
  194   Memphis             TN      38118   Column Financial, Inc.      36,228       $824,000            $824,000           $798,898




                        Initial         Orig            Rem.            Orig            Rem.
        Fee/            Interest Only   Amort.          Amort.          Term to         Term to            Interest
#       Leasehold       Term            Term            Term (1)        Maturity (7)    Maturity (1)(7)    Rate
-----   -------------   -------------   -------------   -------------   -------------   ----------------   ----------------
    1   Leasehold                  60   Interest Only   Interest Only              60                56        7.0425580645%
    3   Various                    60             360             360             120               116              6.3800%
  3.1   Fee
  3.2   Fee/Leasehold
  3.3   Fee
  3.4   Fee
  3.5   Fee
  3.6   Fee
  3.7   Fee
  3.8   Fee
  3.9   Fee
 3.10   Fee
 3.11   Fee
    4   Fee                       120   Interest Only   Interest Only             120               114              5.6460%
    6   Fee                        84   Interest Only   Interest Only              84                79              5.8560%
    8   Fee                        84   Interest Only   Interest Only              84                78              5.6700%
  8.1   Fee
  8.2   Fee
  8.3   Fee
  8.4   Fee
  8.5   Fee
  8.6   Fee
  8.7   Fee
  8.8   Fee
  8.9   Fee
    9   Fee                       119   Interest Only   Interest Only             119               116              5.7990%
   11   Fee                        36             360             360             120               117              6.3100%
 11.1   Fee
 11.2   Fee
 11.3   Fee
 11.4   Fee
 11.5   Fee
   14   Fee                        60   Interest Only   Interest Only              60                55    6.12619884169884%
   17   Fee                        60             360             360             114               110              6.1760%
   18   Fee                        60   Interest Only   Interest Only              60                55              6.0500%
 18.1   Fee
 18.2   Fee
 18.3   Fee
 18.4   Fee
 18.5   Fee
   19   Fee                        60   Interest Only   Interest Only              60                55              6.0500%
 19.1   Fee
 19.2   Fee
 19.3   Fee
 19.4   Fee
   20   Fee                        36             360             360             120               117              5.7900%
   21   Fee                        36             360             360             120               117              5.7900%
   22   Fee                        36             360             360             120               117              5.7900%
   23   Fee                        36             360             360             120               117              6.1700%
   25   Fee                       120   Interest Only   Interest Only             120               119              5.6500%
   26   Fee                        12             360             360              60                57              6.3900%
   28   Fee                        12             360             360              60                58              7.3200%
   30   Fee                       120   Interest Only   Interest Only             120               115              6.4300%
   31   Fee                        23             360             360             120               116              6.3660%
   33   Fee                        24             360             360             120               118              6.3500%
   34   Fee                       120   Interest Only   Interest Only             120               118              6.3550%
   39   Fee                        60             360             360             120               116              6.0500%
   40   Fee                         0             300             299             119               118              7.2625%
   41   Fee                        36             360             360             119               118              5.6300%
   42   Fee                         0             360             360             120               120              6.7500%
   43   Fee                         0             360             352             120               112              5.8400%
   44   Fee                       120   Interest Only   Interest Only             120               119              6.3200%
   45   Fee                       120   Interest Only   Interest Only             120               115              6.4300%
   52   Fee                        60             360             360             120               115              6.1825%
   53   Fee                         0             360             358             120               118              6.4600%
   54   Fee                         0             360             358             120               118              6.4200%
   56   Fee                        12             360             360             120               116              6.4300%
 56.1   Fee
 56.2   Fee
   57   Fee                        36             360             360             119               116              5.8500%
   58   Fee                        36             360             360              59                56              5.8500%
   59   Fee                        36             360             360             113               113              6.4000%
   61   Fee                         0             360             358             118               116              5.7000%
   62   Fee                       119   Interest Only   Interest Only             119               110              5.6550%
   64   Fee                       119   Interest Only   Interest Only             119               110              5.6550%
   65   Fee                        36             360             360             120               117              6.3400%
   66   Fee                        60             360             360             120               116              6.2900%
   67   Fee                         0             300             297             120               117              6.5870%
   68   Fee                         0             300             297             120               117              6.8800%
   70   Fee                         0             360             360             120               120              6.6000%
   71   Fee                        36             360             360             122               117              5.9400%
   72   Fee                         0             360             359             120               119              6.9800%
   73   Fee                        36             360             360             122               117              5.9400%
   75   Fee                        24             360             360             121               118              6.3125%
   76   Fee                         0             300             297             120               117              6.5900%
   77   Fee                         0             300             297             120               117              6.3900%
   79   Fee                         0             324             321             120               117              6.6900%
   84   Fee                         0             360             357             120               117              6.2800%
   85   Fee                        60             360             360             121               117              6.1175%
   86   Fee                         0             360             359             120               119              6.4700%
   87   Fee                        36             360             360             120               114              5.8150%
   89   Fee                        24             360             360             120               120              6.8200%
   91   Fee                         0             360             359             117               116              7.1100%
   92   Fee                        48             360             360             120               115              6.2130%
   95   Fee                         0             360             357             119               116              5.8000%
   98   Fee                         0             300             298             120               118              7.3500%
   99   Fee                         0             360             357             120               117              7.0100%
  101   Fee                        60   Interest Only   Interest Only              60                55              6.5500%
  103   Fee                       120   Interest Only   Interest Only             120               112              6.6800%
  105   Fee                         0             360             358             119               117              6.8025%
  106   Fee                        12             360             360             119               119              5.6500%
  107   Fee                        24             360             360             119               117              6.3520%
  109   Fee                         0             360             360             115               115              6.4900%
  110   Fee                        24             360             360             120               117              6.4800%
  114   Fee                        24             360             360              60                56              6.9950%
  115   Fee                        36             360             360             120               116              6.4100%
  120   Fee                        24             360             360             120               115              6.1100%
  121   Fee                        12             360             360             120               118              6.3600%
  124   Fee                         0             360             357             120               117              6.3750%
  126   Fee                        24             360             360              60                55              6.0700%
  127   Fee                        24             360             360             120               114              5.9100%
127.1   Fee
127.2   Fee
127.3   Fee
  130   Fee                        24             360             360             120               118              6.3800%
  132   Fee                        24             360             360             120               116              6.3300%
  133   Fee                         0             300             299             120               119              6.7500%
  134   Fee                        36             360             360             120               117              6.3300%
  135   Fee                         0             360             357             120               117              6.8000%
  136   Fee                        24             360             360             120               119              6.2900%
  137   Fee                        60             360             360             120               116              6.4800%
  138   Fee                         0             360             356             121               117              6.0675%
  139   Fee                         0             360             358             119               117              6.2125%
  140   Fee                        24             360             360             120               119              6.4700%
  141   Fee                       119   Interest Only   Interest Only             119               110              5.6550%
  142   Fee                        24             360             360             120               115              5.8800%
  145   Fee                         0             360             353             120               113              6.0000%
  146   Fee                        18             360             360             120               118              6.9600%
  149   Fee                         0             360             359             120               119              6.6025%
  150   Fee                       119   Interest Only   Interest Only             119               110              5.6550%
  151   Fee                         0             360             358             120               118              6.6500%
  152   Fee                         0             360             357             121               118              6.4100%
  153   Fee                        36             360             360             120               118              6.3750%
  154   Fee                        12             360             360              60                57              6.9925%
  155   Fee                         0             360             358             120               118              6.3700%
  156   Fee                       120   Interest Only   Interest Only             120               118              6.9700%
  157   Fee                        24             360             360             120               119              6.3600%
  158   Fee                         0             240             236             120               116              6.2900%
  159   Fee                        24             360             360             120               117              6.4000%
  160   Fee                         0             360             352             120               112              6.0700%
  161   Fee                         0             324             322             120               118              6.5900%
  162   Fee                        24             360             360             120               118              6.8450%
  163   Fee                         0             360             353             120               113              5.9900%
  164   Fee                         0             360             360             120               120              6.4200%
  165   Fee                        36             360             360             118               116              5.7900%
  166   Fee                        24             360             360             122               119              6.3200%
  167   Fee                         0             360             360             120               120              6.7400%
  168   Fee                         0             360             357             118               115              5.8200%
  170   Fee                        36             360             360             121               117              6.1900%
  171   Fee                         0             300             296             121               117              6.4050%
  172   Fee                         0             360             357              60                57              6.5300%
  174   Fee                         0             360             357             122               119              6.3600%
  175   Fee                         0             360             357             120               117              6.6600%
  176   Fee                         0             360             358             120               118              7.0900%
  177   Fee                         0             360             356             119               115              6.3400%
  178   Fee                         0             360             356             119               115              6.3400%
  179   Fee                         0             360             357             120               117              6.7100%
  180   Fee                         0             360             358             119               117              6.3925%
  181   Fee                        18             360             360             122               118              6.2700%
  182   Fee                         0             360             357             120               117              6.8600%
  183   Fee                        12             360             360             120               116              6.9850%
  184   Fee                         0             360             355             120               115              6.2500%
  185   Fee                        24             360             360             120               119              6.7525%
  186   Fee                         0             360             357             121               118              6.3200%
  187   Fee                         0             360             355             120               115              6.0600%
  188   Fee                         0             360             355             120               115              6.0500%
  189   Fee                         0             360             358             120               118              6.9700%
  191   Fee                         0             360             359             120               119              6.6900%
  192   Fee                         0             360             355             120               115              6.3900%
  193   Fee                         0             360             354             120               114              6.1900%
  194   Fee                        24             360             360              59                55              6.6700%

                           First
        Monthly            Payment      Maturity                                 Administration    Letter of
#       Payment            Date         Date         ARD (8)   Defeasance (10)   Fees              Credit
-----   --------------     ----------   ----------   -------   ---------------   --------------    -----------
    1   $1,844,596 (11)    8/11/2007    7/11/2012    N/A       Yes                      0.02082%   N/A
    3   $1,161,006         8/11/2007    7/11/2017    N/A       Yes                      0.06082%   $21,000,000
  3.1
  3.2
  3.3
  3.4
  3.5
  3.6
  3.7
  3.8
  3.9
 3.10
 3.11
    4     $781,144         6/11/2007    5/11/2017    N/A       No                       0.02082%   N/A
    6     $420,561         7/11/2007    6/11/2014    N/A       Yes                      0.03332%   N/A
    8     $304,995         6/11/2007    5/11/2014    N/A       No                       0.02082%   $11,000,000
  8.1
  8.2
  8.3
  8.4
  8.5
  8.6
  8.7
  8.8
  8.9
    9     $264,579         9/11/2007    7/11/2017    N/A       Yes                      0.02082%   N/A
   11     $304,435         9/11/2007    8/11/2017    N/A       Yes                      0.02082%   N/A
 11.1
 11.2
 11.3
 11.4
 11.5
   14     $214,496 (21  )  7/11/2007    6/11/2012    N/A       Yes (22)                 0.02082%   N/A
   17     $207,710         8/11/2007    1/11/2017    N/A       Yes                      0.02082%   N/A
   18     $173,670         7/11/2007    6/11/2012    N/A       Yes                      0.02082%   N/A
 18.1
 18.2
 18.3
 18.4
 18.5
   19     $170,270         7/11/2007    6/11/2012    N/A       Yes                      0.02082%   N/A
 19.1
 19.2
 19.3
 19.4
   20      $64,473         9/11/2007    8/11/2017    N/A       Yes                      0.06082%    $1,000,000
   21      $58,612         9/11/2007    8/11/2017    N/A       Yes                      0.06082%   N/A
   22      $57,732         9/11/2007    8/11/2017    N/A       Yes                      0.06082%   N/A
   23      $14,653         9/11/2007    8/11/2017    N/A       Yes                      0.06082%   N/A
   25     $119,677         11/11/2007   10/11/2017   N/A       Yes                      0.02082%   N/A
   26     $154,338         9/11/2007    8/11/2012    N/A       Yes                      0.02082%   N/A
   28     $148,377         10/11/2007   9/11/2012    N/A       Yes                      0.02082%   N/A
   30     $108,655         7/11/2007    6/11/2017    N/A       Yes                      0.03332%   N/A
   31     $124,220         8/11/2007    7/11/2017    N/A       Yes                      0.02082%   N/A
   33     $116,669         10/11/2007   9/11/2017    N/A       Yes                      0.03082%   N/A
   34     $100,193         10/11/2007   9/11/2017    N/A       Yes                      0.03332%   N/A
   39      $91,621         8/11/2007    7/11/2017    N/A       Yes                      0.02082%   N/A
   40     $101,306         11/11/2007   9/11/2017    N/A       Yes                      0.02082%   N/A
   41      $77,756         11/11/2007   9/11/2017    N/A       Yes                      0.03332%   N/A
   42      $83,345         12/11/2007   11/11/2017   N/A       Yes                      0.02082%   N/A
   43      $74,841         4/11/2007    3/11/2017    N/A       Yes                      0.03082%   N/A
   44      $67,015         11/11/2007   10/11/2017   N/A       Yes                      0.03082%   N/A
   45      $67,909         7/11/2007    6/11/2017    N/A       Yes                      0.03332%   N/A
   52      $62,356         7/11/2007    6/11/2017    N/A       Yes                      0.03332%   N/A
   53      $38,711         10/11/2007   9/11/2017    N/A       Yes                      0.05082%   N/A
   54      $25,386         10/11/2007   9/11/2017    N/A       Yes                      0.05082%   N/A
   56      $62,590         8/11/2007    7/11/2017    N/A       Yes                      0.02082%   N/A
 56.1
 56.2
   57      $49,113         9/11/2007    7/11/2017    N/A       Yes                            0.02082%   N/A
   58       $8,112         9/11/2007    7/11/2012    N/A       No                             0.02082%   N/A
   59      $60,674         12/11/2007   4/11/2017    N/A       Yes                            0.02082%   N/A
   61      $55,718         10/11/2007   7/11/2017    N/A       Yes                            0.02082%   N/A
   62      $44,531         3/11/2007    1/11/2017    N/A       Yes                            0.02082%   N/A
   64      $44,339         3/11/2007    1/11/2017    N/A       Yes                            0.02082%   N/A
   65      $57,496         9/11/2007    8/11/2017    N/A       Yes                            0.03332%   N/A
   66      $55,649         8/11/2007    7/11/2017    N/A       Yes                            0.02082%   N/A
   67      $61,259         9/11/2007    8/11/2017    N/A       Yes                            0.02082%   N/A
   68      $62,224         9/11/2007    8/11/2017    N/A       Yes                            0.02082%   N/A
   70      $55,883         12/11/2007   11/11/2017   N/A       Yes                            0.02082%   N/A
   71      $51,826         7/11/2007    8/11/2017    N/A       Yes                            0.03082%   N/A
   72      $56,437         11/11/2007   10/11/2017   N/A       Yes                            0.02082%   N/A
   73      $49,443         7/11/2007    8/11/2017    N/A       Yes                            0.03082%   N/A
   75      $50,017         9/11/2007    9/11/2017    N/A       Yes                            0.03332%   N/A
   76      $54,467         9/11/2007    8/11/2017    N/A       Yes                            0.02082%   N/A
   77      $52,800         9/11/2007    8/11/2017    N/A       Yes                            0.02082%   N/A
   79      $50,080         9/11/2007    8/11/2017    N/A       No                             0.02082%   N/A
   84      $44,040         9/11/2007    8/11/2017    N/A       Yes                            0.06082%   N/A
   85      $42,948         8/11/2007    8/11/2017    N/A       Yes                            0.03332%   N/A
   86      $44,516         11/11/2007   10/11/2017   N/A       Yes                            0.02082%   N/A
   87      $39,905         6/11/2007    5/11/2017    N/A       Yes                            0.02082%   N/A
   89      $43,344         12/11/2007   11/11/2017   N/A       Yes                            0.02082%   N/A
   91      $44,399         11/11/2007   7/11/2017    N/A       Yes                            0.03332%   N/A
   92      $39,405         7/11/2007    6/11/2017    N/A       Yes                            0.03332%   N/A
   95      $37,200         9/11/2007    7/11/2017    N/A       Yes                            0.02082%   N/A
   98      $45,032         10/11/2007   9/11/2017    N/A       Yes                            0.02082%   N/A
   99      $39,958         9/11/2007    8/11/2017    N/A       Yes                            0.02082%   N/A
  101      $31,545         7/11/2007    6/11/2012    N/A       Yes                            0.02082%   N/A
  103      $31,606         4/11/2007    3/11/2017    N/A       Yes                            0.02082%   N/A
  105      $34,711         10/11/2007   8/11/2017    N/A       Yes                            0.02082%   N/A
  106      $30,016         12/11/2007   10/11/2017   N/A       Yes                            0.02082%   N/A
  107      $31,579         10/11/2007   8/11/2017    N/A       Yes                            0.03332%   N/A
  109      $31,571         12/11/2007   6/11/2017    N/A       Yes                            0.03082%   N/A
  110      $31,071         9/11/2007    8/11/2017    N/A       Yes                            0.02082%   N/A
  114      $31,918         8/11/2007    7/11/2012    N/A       Yes                            0.03332%      $250,000
  115      $29,987         8/11/2007    7/11/2017    N/A       Yes                            0.03082%   N/A
  120      $26,692         7/11/2007    6/11/2017    N/A       Yes                            0.06082%   N/A
  121      $27,158         10/11/2007   9/11/2017    N/A       Yes                            0.03332%   N/A
  124      $26,421         9/11/2007    8/11/2017    N/A       No                             0.03332%   N/A
  126      $24,766         7/11/2007    6/11/2012    N/A       Yes                            0.02082%   N/A
  127      $24,345         6/11/2007    5/11/2017    N/A       Yes                            0.02082%   N/A
127.1
127.2
127.3
  130      $24,968         10/11/2007   9/11/2017    N/A       No                             0.02082%   N/A
  132      $23,968         8/11/2007    7/11/2017    N/A       Yes                            0.02082%   N/A
  133      $26,255         11/11/2007   10/11/2017   N/A       Yes                            0.02082%   N/A
  134      $22,912         9/11/2007    8/11/2017    N/A       Yes                            0.03082%   N/A
  135      $23,143         9/11/2007    8/11/2017    N/A       Yes                            0.02082%   N/A
  136      $21,641         11/11/2007   10/11/2017   N/A       Yes                            0.03332%   N/A
  137      $21,736         8/11/2007    7/11/2017    N/A       Yes                            0.02082%   N/A
  138      $20,834         8/11/2007    8/11/2017    N/A       Yes                            0.02082%   N/A
  139      $20,422         10/11/2007   8/11/2017    N/A       Yes                            0.02082%   N/A
  140      $20,793         11/11/2007   10/11/2017   N/A       Yes                            0.02082%   N/A
  141      $15,481         3/11/2007    1/11/2017    N/A       Yes                            0.02082%   N/A
  142      $19,117         7/11/2007    6/11/2017    N/A       Yes                            0.03332%   N/A
  145      $19,036         5/11/2007    4/11/2017    N/A       Yes                            0.02082%   N/A
  146      $20,826         10/11/2007   9/11/2017    N/A       Yes                            0.03332%   N/A
  149      $19,663         11/11/2007   10/11/2017   N/A       Yes                            0.02082%   N/A
  150      $14,525         3/11/2007    1/11/2017    N/A       Yes                            0.02082%   N/A
  151      $19,259         10/11/2007   9/11/2017    N/A       Yes                            0.09082%   N/A
  152      $18,785         9/11/2007    9/11/2017    N/A       Yes                            0.02082%   N/A
  153      $18,404         10/11/2007   9/11/2017    N/A       Yes                            0.02082%   N/A
  154      $19,545         9/11/2007    8/11/2012    N/A       Yes                            0.02082%   N/A
  155      $17,147         10/11/2007   9/11/2017    N/A       Yes                            0.02082%   N/A
  156      $15,812         10/11/2007   9/11/2017    N/A       No                             0.02082%   N/A
  157      $16,569         11/11/2007   10/11/2017   N/A       Yes                            0.03332%   N/A
  158      $18,973         8/11/2007    7/11/2017    N/A       Yes                            0.03332%   N/A
  159      $15,638         9/11/2007    8/11/2017    N/A       Yes                            0.02082%   N/A
  160      $15,101         4/11/2007    3/11/2017    N/A       Yes                            0.11082%   N/A
  161      $16,202         10/11/2007   9/11/2017    N/A       Yes                            0.09082%   N/A
  162      $15,980         10/11/2007   9/11/2017    N/A       Yes                            0.02082%   N/A
  163      $14,688         5/11/2007    4/11/2017    N/A       Yes                            0.02082%   N/A
  164      $15,225         12/11/2007   11/11/2017   N/A       Yes                            0.05082%   N/A
  165      $14,219         10/11/2007   7/11/2017    N/A       Yes                            0.02082%   N/A
  166      $14,577         9/11/2007    10/11/2017   N/A       Yes                            0.02082%   N/A
  167      $15,226         12/11/2007   11/11/2017   N/A       Yes                            0.11082%   N/A
  168      $13,407         9/11/2007    6/11/2017    N/A       Yes                            0.02082%   N/A
  170      $13,674         8/11/2007    8/11/2017    N/A       No                             0.02082%   N/A
  171      $14,055         8/11/2007    8/11/2017    N/A       Yes                            0.03332%   N/A
  172      $13,061         9/11/2007    8/11/2012    N/A       Yes                            0.02082%   N/A
  174      $11,991         9/11/2007    10/11/2017   N/A       Yes                            0.02082%   N/A
  175      $12,338         9/11/2007    8/11/2017    N/A       Yes                            0.02082%   N/A
  176      $12,736         10/11/2007   9/11/2017    N/A       Yes                            0.02082%      $125,000
  177      $11,586         8/11/2007    6/11/2017    N/A       Yes                            0.02082%   N/A
  178      $11,561         8/11/2007    6/11/2017    N/A       Yes                            0.02082%   N/A
  179      $11,950         9/11/2007    8/11/2017    N/A       Yes                            0.03332%   N/A
  180      $11,250         10/11/2007   8/11/2017    N/A       Yes                            0.02082%   N/A
  181      $10,600         8/11/2007    9/11/2017    N/A       Yes                            0.02082%   N/A
  182      $10,856         9/11/2007    8/11/2017    N/A       Yes                            0.03332%   N/A
  183      $10,297         8/11/2007    7/11/2017    N/A       Yes                            0.16082%   N/A
  184       $9,316         7/11/2007    6/11/2017    N/A       Yes                            0.02082%   N/A
  185       $9,731         11/11/2007   10/11/2017   N/A       Yes                            0.02082%   N/A
  186       $9,304         9/11/2007    9/11/2017    N/A       Yes                            0.02082%   N/A
  187       $9,051         7/11/2007    6/11/2017    N/A       Yes                            0.02082%   N/A
  188       $8,583         7/11/2007    6/11/2017    N/A       Yes                            0.02082%   N/A
  189       $9,286         10/11/2007   9/11/2017    N/A       Yes                            0.02082%   N/A
  191       $7,606         11/11/2007   10/11/2017   N/A       Yes                            0.02082%   N/A
  192       $6,249         7/11/2007    6/11/2017    N/A       Yes                            0.06082%   N/A
  193       $5,659         6/11/2007    5/11/2017    N/A       Yes                            0.02082%   N/A
  194       $5,301         8/11/2007    6/11/2012    N/A       Yes                            0.02082%   N/A



                                                 Earthquake   Environmental   Net Mortgage
#       Letter of Credit Description             Insurance    Insurance       Rate
-----   --------------------------------------   ----------   -------------   ------------
    1   N/A                                      Yes          No              7.0217410645%
    3   In lieu of Initial Deposit to Earnout
         Reserve and TILC Reserve                Yes          No              6.3191830000%
  3.1                                            Yes          No
  3.2                                            Yes          No
  3.3                                            Yes          No
  3.4                                            Yes          No
  3.5                                            Yes          No
  3.6                                            Yes          No
  3.7                                            Yes          No
  3.8                                            Yes          No
  3.9                                            Yes          No
 3.10                                            Yes          No
 3.11                                            Yes          No
    4   N/A                                      Yes          No              5.6251830000%
    6   N/A                                      N/A          No              5.8226830000%
    8   PIP Letter of Credit                     Yes          No              5.6491830000%
  8.1                                            Yes          No
  8.2                                            Yes          No
  8.3                                            Yes          No
  8.4                                            Yes          No
  8.5                                            Yes          No
  8.6                                            Yes          No
  8.7                                            Yes          No
  8.8                                            Yes          No
  8.9                                            Yes          No
    9   N/A                                      Yes          No              5.7781830000%
   11   N/A                                      N/A          No              6.2891830000%
 11.1                                            N/A          No
 11.2                                            N/A          No
 11.3                                            N/A          No
 11.4                                            N/A          No
 11.5                                            N/A          No
   14   N/A                                      Yes          No              6.1053818417%
   17   N/A                                      N/A          No              6.1551830000%
   18   N/A                                      Yes          No              6.0291830000%
 18.1                                            Yes          No
 18.2                                            Yes          No
 18.3                                            Yes          No
 18.4                                            Yes          No
 18.5                                            Yes          No
   19   N/A                                      Yes          No              6.0291830000%
 19.1                                            Yes          No
 19.2                                            Yes          No
 19.3                                            Yes          No
 19.4                                            Yes          No
   20   In lieu of Earnout Reserve               N/A          No              5.7291830000%
   21   N/A                                      N/A          No              5.7291830000%
   22   N/A                                      N/A          No              5.7291830000%
   23   N/A                                      N/A          No              6.1091830000%
   25   N/A                                      Yes          No              5.6291830000%
   26   N/A                                      Yes          No              6.3691830000%
   28   N/A                                      Yes          No              7.2991830000%
   30   N/A                                      N/A          No              6.3966830000%
   31   N/A                                      Yes          No              6.3451830000%
   33   N/A                                      N/A          No              6.3191830000%
   34   N/A                                      Yes          No              6.3216830000%
   39   N/A                                      N/A          No              6.0291830000%
   40   N/A                                      N/A          No              7.2416830000%
   41   N/A                                      N/A          No              5.5966830000%
   42   N/A                                      N/A          No              6.7291830000%
   43   N/A                                      Yes          No              5.8091830000%
   44   N/A                                      Yes          No              6.2891830000%
   45   N/A                                      N/A          No              6.3966830000%
   52   N/A                                      Yes          No              6.1491830000%
   53   N/A                                      N/A          No              6.4091830000%
   54   N/A                                      N/A          No              6.3691830000%
   56   N/A                                      N/A          No              6.4091830000%
 56.1                                            N/A          No
 56.2                                            N/A          No
   57   N/A                                      N/A          No              5.8291830000%
   58   N/A                                      N/A          No              5.8291830000%
   59   N/A                                      N/A          No              6.3791830000%
   61   N/A                                      N/A          No              5.6791830000%
   62   N/A                                      Yes          No              5.6341830000%
   64   N/A                                      Yes          No              5.6341830000%
   65   N/A                                      Yes          No              6.3066830000%
   66   N/A                                      Yes          No              6.2691830000%
   67   N/A                                      N/A          No              6.5661830000%
   68   N/A                                      N/A          No              6.8591830000%
   70   N/A                                      N/A          No              6.5791830000%
   71   N/A                                      N/A          No              5.9091830000%
   72   N/A                                      Yes          No              6.9591830000%
   73   N/A                                      N/A          No              5.9091830000%
   75   N/A                                      N/A          No              6.2791830000%
   76   N/A                                      N/A          No              6.5691830000%
   77   N/A                                      N/A          No              6.3691830000%
   79   N/A                                      Yes          No              6.6691830000%
   84   N/A                                      Yes          No              6.2191830000%
   85   N/A                                      N/A          No              6.0841830000%
   86   N/A                                      N/A          No              6.4491830000%
   87   N/A                                      N/A          No              5.7941830000%
   89   N/A                                      N/A          No              6.7991830000%
   91   N/A                                      Yes          No              7.0766830000%
   92   N/A                                      Yes          No              6.1796830000%
   95   N/A                                      N/A          No              5.7791830000%
   98   N/A                                      N/A          No              7.3291830000%
   99   N/A                                      N/A          No              6.9891830000%
  101   N/A                                      N/A          No              6.5291830000%
  103   N/A                                      N/A          No              6.6591830000%
  105   N/A                                      N/A          No              6.7816830000%
  106   N/A                                      N/A          No              5.6291830000%
  107   N/A                                      N/A          No              6.3186830000%
  109   N/A                                      N/A          No              6.4591830000%
  110   N/A                                      N/A          No              6.4591830000%
  114   In lieu of the cash deposit into the
         Earnout Reserve                         N/A          No              6.9616830000%
  115   N/A                                      Yes          No              6.3791830000%
  120   N/A                                      N/A          No              6.0491830000%
  121   N/A                                      N/A          No              6.3266830000%
  124   N/A                                      N/A          No              6.3416830000%
  126   N/A                                      Yes          No              6.0491830000%
  127   N/A                                      N/A          Yes             5.8891830000%
127.1                                            N/A          Yes
127.2                                            N/A          Yes
127.3                                            N/A          Yes
  130   N/A                                      N/A          Yes             6.3591830000%
  132   N/A                                      N/A          No              6.3091830000%
  133   N/A                                      N/A          No              6.7291830000%
  134   N/A                                      N/A          No              6.2991830000%
  135   N/A                                      N/A          Yes             6.7791830000%
  136   N/A                                      N/A          No              6.2566830000%
  137   N/A                                      N/A          No              6.4591830000%
  138   N/A                                      N/A          Yes             6.0466830000%
  139   N/A                                      N/A          No              6.1916830000%
  140   N/A                                      N/A          No              6.4491830000%
  141   N/A                                      Yes          No              5.6341830000%
  142   N/A                                      N/A          No              5.8466830000%
  145   N/A                                      Yes          No              5.9791830000%
  146   N/A                                      N/A          No              6.9266830000%
  149   N/A                                      N/A          No              6.5816830000%
  150   N/A                                      Yes          No              5.6341830000%
  151   N/A                                      N/A          Yes             6.5591830000%
  152   N/A                                      N/A          No              6.3891830000%
  153   N/A                                      N/A          Yes             6.3541830000%
  154   N/A                                      N/A          Yes             6.9716830000%
  155   N/A                                      N/A          Yes             6.3491830000%
  156   N/A                                      N/A          No              6.9491830000%
  157   N/A                                      N/A          No              6.3266830000%
  158   N/A                                      Yes          No              6.2566830000%
  159   N/A                                      N/A          Yes             6.3791830000%
  160   N/A                                      N/A          No              5.9591830000%
  161   N/A                                      N/A          Yes             6.4991830000%
  162   N/A                                      N/A          Yes             6.8241830000%
  163   N/A                                      N/A          No              5.9691830000%
  164   N/A                                      N/A          Yes             6.3691830000%
  165   N/A                                      N/A          No              5.7691830000%
  166   N/A                                      N/A          Yes             6.2991830000%
  167   N/A                                      N/A          No              6.6291830000%
  168   N/A                                      Yes          Yes             5.7991830000%
  170   N/A                                      N/A          Yes             6.1691830000%
  171   N/A                                      Yes          No              6.3716830000%
  172   N/A                                      N/A          Yes             6.5091830000%
  174   N/A                                      N/A          Yes             6.3391830000%
  175   N/A                                      N/A          Yes             6.6391830000%
  176   Lease Renewal Reserve                    N/A          No              7.0691830000%
  177   N/A                                      N/A          Yes             6.3191830000%
  178   N/A                                      N/A          Yes             6.3191830000%
  179   N/A                                      N/A          No              6.6766830000%
  180   N/A                                      N/A          No              6.3716830000%
  181   N/A                                      N/A          Yes             6.2491830000%
  182   N/A                                      N/A          No              6.8266830000%
  183   N/A                                      N/A          No              6.8241830000%
  184   N/A                                      N/A          Yes             6.2291830000%
  185   N/A                                      N/A          Yes             6.7316830000%
  186   N/A                                      N/A          Yes             6.2991830000%
  187   N/A                                      N/A          No              6.0391830000%
  188   N/A                                      N/A          Yes             6.0291830000%
  189   N/A                                      N/A          Yes             6.9491830000%
  191   N/A                                      N/A          Yes             6.6691830000%
  192   N/A                                      N/A          Yes             6.3291830000%
  193   N/A                                      N/A          Yes             6.1691830000%
  194   N/A                                      N/A          No              6.6491830000%


(A) The Underlying Mortgage Loans secured by CP Fairways at Woodfield, CP Rolling Hills, CP Birchwood Pointe and CP Arbors of Lapeer Apartments are cross-collateralized and cross-defaulted.

(B) The Underlying Mortgage Loans secured by Camelot Apartments and Crystal Street Apartments are cross-collateralized and cross-defaulted.

(C) The Underlying Mortgage Loans secured by Grand Panama and Grand Panama Building A2 are cross-collateralized and cross-defaulted.

(D) The Underlying Mortgage Loans secured by Ritz Coral Springs and Chick-fil-A Building, Starbucks Outparcel and Chick-fil-A, Bradenton are cross-collateralized and cross-defaulted.

(1)   Based on a Cut-off date in November 2007.

(2) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans, there can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3) For hospitality properties, the occupancy presented above is the occupancy concluded by the respective loan seller at underwriting based on historical performance and future outlook. For further description of the underwriting criteria, please see "Description of the Sponsors" in the accompanying free writing prospectus.

(4) In the case of cross-collateralized and cross-defaulted underlying mortgage loans, the combined LTV is presented for each and every related underlying mortgage loan.

(5) U/W NCF reflects the net cash flow after underwritten replacement reserves, underwritten LC's & TI's and underwritten FF&E.

(6) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted underlying mortgage loans the combined DSCR is presented for each and every related underlying mortgage loan.

(7) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans.

(8)   Anticipated Repayment Date.

(9)   Prepayment Provision as of Origination:
      Lock/(x) = Lockout or Defeasance for (x) payments
      YMA/(y) = Greater of Yield Maintenance Premium and A% Prepayment for
       (y) payments
      A%/(y) = A% Prepayment for (y) payments
      0.0%/(z) = Prepayable at par for (z) payments

(10)  "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

(11) The 450 Lexington Avenue Total Debt has an original balance of $600.0 million, which is comprised of the $310.0 million Mortgage Loan and the $290.0 million Mezzanine Loan. A $200.0 million pari-passu portion of the 450 Lexington Avenue Mortgage Loan is included in this transaction and as such is expected to be the controlling interest with respect to the Total Debt. The remaining portion of the Mortgage Loan totaling $110.0 million will be syndicated outside the trust. All calculations are based on the $310.0 million Mortgage Loan.

(12) Stabilized appraised value, cutoff LTV, and maturity LTV as of 6/1/2008 will be $250,000,000.00, 76.3%, and 76.3% respectively.

(13) With respect to the Gulf Coast Town Center Phases I & II mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

(14) Letter of Credit in the amount of $8,200,000.00 will be provided by KeyBank at the time the loan is sold to the Trust.

(15) In lieu of the Earnout Reserve and TI/LC Reserve deposits, the borrower posted a letter of credit in the amount of $21 million. The letter of credit corresponds to the existing disbursement requirements per the loan documents. The first $8.5 million of the Earnout Reserve may be released to the TI/LC Reserve once the current Debt Service Coverage Ratio reaches 1.20x on the interest only debt service. The remaining $12.5 million of the Earnout Reserve may only be released once the current Debt Service Coverage Ratio reaches 1.20x on debt service based on a thirty-year amortization schedule, over a trailing 12-month period.

(16) The 60 Wall Street Total Debt has an original balance of $925.0 million. A $130.0 million pari-passu portion of the 60 Wall Street Mortgage Loan is included in this transaction. The remaining portion of the Mortgage Loan totaling $795.0 million will be syndicated outside the trust. All calculations are based on the $925.0 million Mortgage Loan.

(17) The Commerce Corporate Plaza Loan may be prepaid in part using certain reserve amounts up to $9.1 million beginning in February 2008, such prepayment to be accompanied by a yield maintenance payment by the borrower.

(18) The loan is locked out for the first two years from the "startup day" of the REMIC Trust, however, the borrower has the option to partially release any two (2) properties during the lockout period. Based on the Allocated Release Price per the Loan Agreement, a maximum of $17,766,536 can be prepaid during the lockout period with yield maintenance.

(19) The $75.487 million is bridge equity structured as debt at the parent level (the parent of the individual uncrossed SPE borrowers under the related underlying mortgage loan and other mortgage loans not included in the issuing entity), and is not secured by the related mortgaged real property. The loan is secured by a Collateral Assignment of Special Funding Agreement, which is simply a funding agreement with an indirect, ultimate Australian parent entity that has contractually agreed to advance funds to the Bridge Loan borrower as needed pursuant to the terms of the funding agreement. Lender is also the beneficiary of a Guaranty Agreement by Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, which guaranty backstops the enforceability of the Collateral Assignment of Special Funding Agreement. The loan is scheduled to mature March 31, 2008, but may be extended for 120 days. The loan is interest only at LIBOR + 1.25% for the term of the loan.

(20) Stabilized appraised value, cutoff LTV, and maturity LTV as of 10/1/2010 will be $77,700,000.00, 63.8%, and 63.8% respectively.

(21) The Woodfield Crossing Total Debt is evidenced by a $41.44 million mortgage loan, which will be an asset of the issuing entity and a $5.0 million mezzanine loan. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has market lender protections and is subject to a market intercreditor agreement. All calculations are based on the $41.44 million mortgage loan.

(22) With respect to the Woodfield Crossing mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years from the "startup day" of the REMIC Trust. Additionally, the borrower may partially release certain properties at any time during the term of the loan. Such partial releases are made with no payment due to Lender. However, there is an LTV requirement associated with such releases, for which the borrower may need to make a partial prepayment in order to satisfy the requirement.

(23) The FF&E reserve increases to 3% in the second year of the loan term, and 4% thereafter.

(24) With respect to the Central New York Medical Center mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

(25)  The FF&E reserve increases to 4% in the second year of the loan term.

(26) With respect to the Albers Mill mortgage loan, in addition to the yield maintenance option, the loan has the option to be defeased at any time on and after the first business day following September 27, 2009, which is the two-year anniversary of the "startup day" of the related single-asset REMIC. In addition, the Albers Mill borrower has the option to pay a declining fixed premium in lieu of yield maintenance on and after the 60th payment due date.

(27) The Cochran - Simi Valley mortgage is structured with an $800,000 earnout and an $80,000 paydown premium. The Cut-Off LTV, U/W DSCR and current DSCR shown are net of earnout. Maturity LTV is shown at full leverage.

(28) The current LTV is based on the "As-is" Appraised Value. The Property is expected to reach stabilization on 5/8/2009 with a stabilized appraised value of $7.8 million, which will result in an LTV of 73.1%.

(29) Additionally, there is a subordinate $650,000 intercompany loan made to the related borrower by one of its affiliates that is secured by the related mortgaged real property. The lender under such loan is subject to a subordination and standstill agreement, has no rights and only receives cash flow to the extent available after any and all amounts due under the mortgage loan included in the issuing entity.

(30) Beginning on the Payment date 11/11/13, the monthly contractual replacement reserve will be $662.64.

(31) With respect to the West LA Self Storage mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

                                   EXHIBIT B-2

                    SCHEDULE OF KEYBANK TRUST MORTGAGE LOANS

                                [see attached]

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2007-C5





#     Crossed   Loan Group #   Property Name                                 Address                         City            State
---   -------   ------------   -------------------------------------------   -----------------------------   -------------   -----
  2                        1   Gulf Coast Town Center Phases I & II          9903 Gulf Coast Main Street     Fort Myers      FL
 10                        2   Olentangy Commons Apartments                  4765 Blairfield Drive           Columbus        OH
 12                        1   7700 Irvine Spectrum Center                   7700 Irvine Center Drive        Irvine          CA
 27                        1   Central New York Medical Center               739 Irving Avenue               Syracuse        NY
 38                        1   High Point Shopping Center                    21051 Haggerty Road             Novi            MI
 49                        1   Hattiesburg Grand 18                          100 Grand Avenue                Hattiesburg     MS
 51                        1   ShopKo Lacey, WA                              5500 Martin Way East            Lacey           WA
 60                        1   Gateway Medical Plaza                         27450 Tourney Road              Santa Clarita   CA
 78                        1   ShopKo Orem, UT                               125 South State Street          Orem            UT
 81                        1   Hampton Inn - Mount Laurel                    5000 Crawford Place             Mount Laurel    NJ
 82                        1   Orleans Marketplace                           136 Route 6A                    Orleans         MA
102                        1   8010 Building                                 8010 East McDowell Road         Scottsdale      AZ
108                        2   56th and O Street Lofts                       5500 Shady Creek Court          Lincoln         NE
111   D                    1   Ritz Coral Springs and Chick-fil-A Building   1341 North University Drive     Coral Springs   FL
112   D                    1   Starbucks Outparcel                           2217 Hamilton Place Boulevard   Chattanooga     TN
113   D                    1   Chick-fil-A, Bradenton                        5206 East 73rd Lane             Bradenton       FL
118                        1   Gallery at Rivergate                          2021 Gallatin Pike              Madison         TN
119                        1   Storage Depot (Airport Storage)               276 Mount Hermon Road           Scotts Valley   CA
123                        1   Walgreens-Malone                              305 West Main Street            Malone          NY
128                        1   Crystal Square Shopping Center                6851 Southeast Maricamp Road    Ocala           FL
129                        1   Mineral Building                              1241 West Mineral Avenue        Littleton       CO
131                        1   Ashley Burlington                             1439 University Drive           Burlington      NC
143                        1   West LA Self Storage                          5450 Slauson Avenue             Culver City     CA
144                        2   6011 Gaston                                   6011 Gaston Avenue              Dallas          TX
148                        1   Calvine Road Self Storage                     8980 Calvine Road               Elk Grove       CA
173                        1   South Elati Building                          7852 South Elati Street         Littleton       CO
190                        1   Eye Plaza                                     4836 Northfield Road            North Randall   OH



                                     Units/
                                     Sq. Ft./                                                            Initial
      Mortgage                       Rooms/     Original       Cut-off        Maturity       Fee/        Interest Only
#     Property Seller                Pads       Balance        Balance (1)    Balance (2)    Leasehold   Term
---   ----------------------------   --------   ------------   ------------   ------------   ---------   -------------
  2   KeyBank National Association    991,027   $190,800,000   $190,800,000   $190,800,000   Fee                   120
 10   KeyBank National Association        827    $49,600,000    $49,600,000    $49,600,000   Fee                    60
 12   KeyBank National Association    206,868    $45,000,000    $45,000,000    $45,000,000   Fee                   120
 27   KeyBank National Association    110,928    $24,500,000    $24,500,000    $24,500,000   Fee                   120
 38   KeyBank National Association    117,157    $15,439,000    $15,439,000    $14,398,675   Fee                    60
 49   KeyBank National Association     57,367    $10,400,000    $10,315,067     $8,042,944   Fee                     0
 51   KeyBank National Association     98,034    $10,280,000    $10,280,000    $10,280,000   Fee                   120
 60   KeyBank National Association     32,944     $9,650,000     $9,650,000     $8,679,902   Fee                    24
 78   KeyBank National Association    100,734     $7,760,000     $7,760,000     $7,760,000   Fee                   120
 81   KeyBank National Association        126     $7,300,000     $7,300,000     $7,300,000   Fee                   120
 82   KeyBank National Association     86,676     $7,250,000     $7,250,000     $6,513,302   Fee                    36
102   KeyBank National Association     43,368     $5,625,000     $5,625,000     $5,625,000   Fee                   120
108   KeyBank National Association         96     $5,000,000     $5,000,000     $4,682,127   Fee                    60
111   KeyBank National Association      7,075     $2,470,000     $2,470,000     $2,250,728   Fee                    36
112   KeyBank National Association      3,660     $1,304,000     $1,304,000     $1,224,598   Fee                    60
113   KeyBank National Association     63,162     $1,050,000     $1,050,000       $936,799   Fee                    24
118   KeyBank National Association     80,577     $4,500,000     $4,500,000     $4,206,067   Fee                    60
119   KeyBank National Association     52,824     $4,500,000     $4,500,000     $4,285,654   Fee                    36
123   KeyBank National Association     14,820     $4,250,000     $4,250,000     $3,975,419   Fee                    60
128   KeyBank National Association     58,298     $4,000,000     $4,000,000     $3,633,647   Fee                    36
129   KeyBank National Association     42,088     $4,000,000     $4,000,000     $3,623,764   Fee                    36
131   KeyBank National Association     30,000     $3,950,000     $3,940,943     $3,197,363   Fee                     0
143   KeyBank National Association     68,958     $3,250,000     $3,217,118        $44,584   Leasehold               0
144   KeyBank National Association         45     $3,156,000     $3,156,000     $2,957,303   Fee                    60
148   KeyBank National Association     76,300     $3,100,000     $3,100,000     $3,029,284   Fee                    36
173   KeyBank National Association     32,400     $2,000,000     $1,994,890     $1,705,428   Fee                     0
190   KeyBank National Association     13,500     $1,300,000     $1,292,931     $1,101,223   Fee                     0




      Orig            Rem.            Orig           Rem.                                      First
      Amort.          Amort.          Term to        Term to            Interest    Monthly    Payment     Maturity
#     Term            Term (1)        Maturity (7)   Maturity (1) (7)   Rate        Payment    Date        Date       ARD (8)
---   -------------   -------------   ------------   ----------------   --------    --------   -------     --------   --------
  2   Interest Only   Interest Only            120                116     5.6010%   $890,559   8/1/2007    7/1/2017   N/A
 10   Interest Only   Interest Only             60                 55     5.6600%   $237,196   7/1/2007    6/1/2012   N/A
 12   Interest Only   Interest Only            120                117     5.9900%   $227,745   9/1/2007    8/1/2017   N/A
 27   Interest Only   Interest Only            120                116     6.2200%   $128,755   8/1/2007    7/1/2017   N/A
 38             360             360            120                118     5.7800%    $90,392   10/1/2007   9/1/2017   N/A
 49             300             294            120                114     5.9500%    $66,690   6/1/2007    5/1/2017   N/A
 51   Interest Only   Interest Only            120                113     5.8400%    $50,724   5/1/2007    4/1/2017   N/A
 60             360             360            120                117     6.6800%    $62,141   9/1/2007    8/1/2037   8/1/2017
 78   Interest Only   Interest Only            120                113     5.8400%    $38,290   5/1/2007    4/1/2017   N/A
 81   Interest Only   Interest Only            120                118     5.8500%    $36,082   10/1/2007   9/1/2017   N/A
 82             360             360            120                117     5.7000%    $42,079   9/1/2007    8/1/2017   N/A
102   Interest Only   Interest Only            120                117     6.0300%    $28,658   9/1/2007    8/1/2017   N/A
108             360             360            120                117     6.0800%    $30,235   9/1/2007    8/1/2017   N/A
111             360             360            120                118     6.4400%    $15,515   10/1/2007   9/1/2037   9/1/2017
112             360             360            120                117     6.3000%     $8,071   9/1/2007    8/1/2037   8/1/2017
113             360             360            120                117     6.3000%     $6,499   9/1/2007    8/1/2037   8/1/2017
118             360             360            120                117     5.9400%    $26,806   9/1/2007    8/1/2017   N/A
119             360             360             84                 81     6.2400%    $27,678   9/1/2007    8/1/2014   N/A
123             360             360            120                118     6.0000%    $25,481   10/1/2007   9/1/2037   9/1/2017
128             360             360            120                117     6.2700%    $24,681   9/1/2007    8/1/2037   8/1/2017
129             360             360            120                118     6.1300%    $24,317   10/1/2007   9/1/2017   N/A
131             324             322            120                118     6.0600%    $24,796   10/1/2007   9/1/2034   9/1/2017
143             180             177            180                177     5.9100%    $27,268   9/1/2007    8/1/2022   N/A
144             360             360            120                117     6.1300%    $19,186   9/1/2007    8/1/2017   N/A
148             360             360             60                 57     6.1200%    $18,826   9/1/2007    8/1/2012   N/A
173             360             357            120                117     6.1800%    $12,223   9/1/2007    8/1/2017   N/A
190             360             354            120                114     5.9500%     $7,752   6/1/2007    5/1/2017   N/A


                                                            Letter
                        Administration    Letter of         of Credit
#     Defeasance (10)   Fees              Credit            Description
---   ---------------   --------------    ---------------   ---------------------------------------------------------------------
  2   Yes (13)                 0.05082%   $8,200,000 (14)   Held until Bass Pro Shop achieves percentage rent threshold (14)
 10   Yes                      0.05082%               N/A   N/A
 12   No                       0.10082%          $500,000   Springing - Upon the occurrence of Demised Premises falling below 80%
 27   Yes (24)                 0.05082%          $486,000   In lieu of ongoing replacement reserve and TI/LC
 38   Yes                      0.05082%               N/A   N/A
 49   Yes                      0.05082%               N/A   N/A
 51   Yes                      0.05082%               N/A   N/A
 60   Yes                      0.05082%               N/A   N/A
 78   Yes                      0.05082%               N/A   N/A
 81   Yes                      0.05082%               N/A   N/A
 82   Yes                      0.10082%               N/A   N/A
102   No                       0.05082%               N/A   N/A
108   No                       0.10082%               N/A   N/A
111   No                       0.05082%               N/A   N/A
112   No                       0.05082%               N/A   N/A
113   No                       0.05082%               N/A   N/A
118   No                       0.10082%               N/A   N/A
119   Yes                      0.05082%               N/A   N/A
123   Yes                      0.05082%               N/A   N/A
128   No                       0.05082%               N/A   N/A
129   No                       0.05082%          $300,000   Provided by Alcohol Monitoring Systems, Inc.
131   Yes                      0.10082%               N/A   N/A
143   Yes (31)                 0.05082%               N/A   N/A
144   No                       0.05082%               N/A   N/A
148   Yes                      0.05082%               N/A   N/A
173   No                       0.05082%               N/A   N/A
190   No                       0.05082%               N/A   N/A



      Earthquake   Environmental   Net Mortgage
#     Insurance    Insurance       Rate
---   ----------   -------------   ------------
  2   Yes          No                  5.550183%
 10   N/A          No                  5.609183%
 12   N/A          No                  5.889183%
 27   N/A          No                  6.169183%
 38   N/A          No                  5.729183%
 49   N/A          No                  5.899183%
 51   Yes          No                  5.789183%
 60   N/A          No                  6.629183%
 78   N/A          No                  5.789183%
 81   N/A          No                  5.799183%
 82   N/A          No                  5.599183%
102   N/A          No                  5.979183%
108   N/A          No                  5.979183%
111   N/A          No                  6.389183%
112   N/A          No                  6.249183%
113   N/A          No                  6.249183%
118   N/A          No                  5.839183%
119   N/A          No                  6.189183%
123   Yes          No                  5.949183%
128   N/A          No                  6.219183%
129   N/A          No                  6.079183%
131   N/A          No                  5.959183%
143   N/A          No                  5.859183%
144   N/A          No                  6.079183%
148   N/A          No                  6.069183%
173   N/A          No                  6.129183%
190   N/A          No                  5.899183%


(A) The Underlying Mortgage Loans secured by CP Fairways at Woodfield, CP Rolling Hills, CP Birchwood Pointe and CP Arbors of Lapeer Apartments are cross-collateralized and cross-defaulted.

(B) The Underlying Mortgage Loans secured by Camelot Apartments and Crystal Street Apartments are cross-collateralized and cross-defaulted.

(C) The Underlying Mortgage Loans secured by Grand Panama and Grand Panama Building A2 are cross-collateralized and cross-defaulted.

(D) The Underlying Mortgage Loans secured by Ritz Coral Springs and Chick-fil-A Building, Starbucks Outparcel and Chick-fil-A, Bradenton are cross-collateralized and cross-defaulted.

(1)  Based on a Cut-off date in November 2007.

(2) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans, there can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3) For hospitality properties, the occupancy presented above is the occupancy concluded by the respective loan seller at underwriting based on historical performance and future outlook. For further description of the underwriting criteria, please see "Description of the Sponsors" in the accompanying free writing prospectus.

(4) In the case of cross-collateralized and cross-defaulted underlying mortgage loans, the combined LTV is presented for each and every related underlying mortgage loan.

(5) U/W NCF reflects the net cash flow after underwritten replacement reserves, underwritten LC's & TI's and underwritten FF&E.

(6) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted underlying mortgage loans the combined DSCR is presented for each and every related underlying mortgage loan.

(7) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans.

(8)  Anticipated Repayment Date.

(9)  Prepayment Provision as of Origination:

     Lock/(x) = Lockout or Defeasance for (x) payments
     YMA/(y) = Greater of Yield Maintenance Premium and A% Prepayment for (y)
       payments
     A%/(y) = A% Prepayment for (y) payments
     0.0%/(z) = Prepayable at par for (z) payments

(10) "Yes" means that defeasance is permitted notwithstanding the Lockout
     Period.

(11) The 450 Lexington Avenue Total Debt has an original balance of $600.0 million, which is comprised of the $310.0 million Mortgage Loan and the $290.0 million Mezzanine Loan. A $200.0 million pari-passu portion of the 450 Lexington Avenue Mortgage Loan is included in this transaction and as such is expected to be the controlling interest with respect to the Total Debt. The remaining portion of the Mortgage Loan totaling $110.0 million will be syndicated outside the trust. All calculations are based on the $310.0 million Mortgage Loan.

(12) Stabilized appraised value, cutoff LTV, and maturity LTV as of 6/1/2008 will be $250,000,000.00, 76.3%, and 76.3% respectively.

(13) With respect to the Gulf Coast Town Center Phases I & II mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

(14) Letter of Credit in the amount of $8,200,000.00 will be provided by KeyBank at the time the loan is sold to the Trust.

(15) In lieu of the Earnout Reserve and TI/LC Reserve deposits, the borrower posted a letter of credit in the amount of $21 million. The letter of credit corresponds to the existing disbursement requirements per the loan documents. The first $8.5 million of the Earnout Reserve may be released to the TI/LC Reserve once the current Debt Service Coverage Ratio reaches 1.20x on the interest only debt service. The remaining $12.5 million of the Earnout Reserve may only be released once the current Debt Service Coverage Ratio reaches 1.20x on debt service based on a thirty-year amortization schedule, over a trailing 12-month period.

(16) The 60 Wall Street Total Debt has an original balance of $925.0 million. A $130.0 million pari-passu portion of the 60 Wall Street Mortgage Loan is included in this transaction. The remaining portion of the Mortgage Loan totaling $795.0 million will be syndicated outside the trust. All calculations are based on the $925.0 million Mortgage Loan.

(17) The Commerce Corporate Plaza Loan may be prepaid in part using certain reserve amounts up to $9.1 million beginning in February 2008, such prepayment to be accompanied by a yield maintenance payment by the borrower.

(18) The loan is locked out for the first two years from the "startup day" of the REMIC Trust, however, the borrower has the option to partially release any two (2) properties during the lockout period. Based on the Allocated Release Price per the Loan Agreement, a maximum of $17,766,536 can be prepaid during the lockout period with yield maintenance.

(19) The $75.487 million is bridge equity structured as debt at the parent level (the parent of the individual uncrossed SPE borrowers under the related underlying mortgage loan and other mortgage loans not included in the issuing entity), and is not secured by the related mortgaged real property. The loan is secured by a Collateral Assignment of Special Funding Agreement, which is simply a funding agreement with an indirect, ultimate Australian parent entity that has contractually agreed to advance funds to the Bridge Loan borrower as needed pursuant to the terms of the funding agreement. Lender is also the beneficiary of a Guaranty Agreement by Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, which guaranty backstops the enforceability of the Collateral Assignment of Special Funding Agreement. The loan is scheduled to mature March 31, 2008, but may be extended for 120 days. The loan is interest only at LIBOR + 1.25% for the term of the loan.

(20) Stabilized appraised value, cutoff LTV, and maturity LTV as of 10/1/2010 will be $77,700,000.00, 63.8%, and 63.8% respectively.

(21) The Woodfield Crossing Total Debt is evidenced by a $41.44 million mortgage loan, which will be an asset of the issuing entity and a $5.0 million mezzanine loan. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has market lender protections and is subject to a market intercreditor agreement. All calculations are based on the $41.44 million mortgage loan.

(22) With respect to the Woodfield Crossing mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years from the "startup day" of the REMIC Trust. Additionally, the borrower may partially release certain properties at any time during the term of the loan. Such partial releases are made with no payment due to Lender. However, there is an LTV requirement associated with such releases, for which the borrower may need to make a partial prepayment in order to satisfy the requirement.

(23) The FF&E reserve increases to 3% in the second year of the loan term, and 4% thereafter.

(24) With respect to the Central New York Medical Center mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

(25) The FF&E reserve increases to 4% in the second year of the loan term.

(26) With respect to the Albers Mill mortgage loan, in addition to the yield maintenance option, the loan has the option to be defeased at any time on and after the first business day following September 27, 2009, which is the two-year anniversary of the "startup day" of the related single-asset REMIC. In addition, the Albers Mill borrower has the option to pay a declining fixed premium in lieu of yield maintenance on and after the 60th payment due date.

(27) The Cochran - Simi Valley mortgage is structured with an $800,000 earnout and an $80,000 paydown premium. The Cut-Off LTV, U/W DSCR and current DSCR shown are net of earnout. Maturity LTV is shown at full leverage.

(28) The current LTV is based on the "As-is" Appraised Value. The Property is expected to reach stabilization on 5/8/2009 with a stabilized appraised value of $7.8 million, which will result in an LTV of 73.1%.

(29) Additionally, there is a subordinate $650,000 intercompany loan made to the related borrower by one of its affiliates that is secured by the related mortgaged real property. The lender under such loan is subject to a subordination and standstill agreement, has no rights and only receives cash flow to the extent available after any and all amounts due under the mortgage loan included in the issuing entity.

(30) Beginning on the Payment date 11/11/13, the monthly contractual replacement reserve will be $662.64.

(31) With respect to the West LA Self Storage mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

                                   EXHIBIT B-3

                    SCHEDULE OF CAPMARK TRUST MORTGAGE LOANS

                                 [see attached]

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2007-C5





 #       Crossed      Loan Group #     Property Name                                     Address
----     -------      ------------     ----------------------------------------------    -------------------------------------------
   5                       1           60 Wall Street                                    60 Wall Street
   7                       1           Commerce Corporate Plaza                          99 Washington Avenue
  13                       1           Mystic Marriott                                   625 North Road
  15                       1           Cornerstone Commerce Center                       1201 New Road
  16                       1           Hilton - Ontario                                  700 North Haven Avenue
  24                       1           Best Western Beach Resort - Monterey              2600 Sand Dunes Drive
  29                       1           Medford Plaza Shopping Center                     2775-2801 Route 112
  32                       2           Charlotte Portfolio
32.1                       2           Chateau Village Apartments                        2442 Chartres Drive
32.2                       2           Emerald Bay Apartments                            5221 Cherrycrest Lane
32.3                       2           Highlands Apartments                              639 Archdale Drive
  35                       1           Cowan Industrial Park                             740-843 Cowan Street
  36                       1           677 Larch Avenue                                  677 Larch Avenue
  37                       1           Residence Inn by Marriott - East Rutherford       10 Murray Hill Parkway
  46                       1           Albers Mill                                       1200 NW Naito Parkway
  47                       1           9990 Empire Street (Hoist Fitness)                9990 Empire Street
  48                       1           St. Louis Hilton and Mike Shannon's Restaurant    One South Broadway and 620 Market Street
  50                       1           Fremont Village Square                            3601 Fremont Ave North
  55                       1           Fairfield Inn & Suites - Orlando                  7495 Canada Avenue
  63                       1           Regency Evansville Portfolio
63.1                       1           Town Center North                                 400-620 East Diamond Avenue
63.2                       1           Fairlawn Shopping Center                          1931 Pollack Avenue and 2101-2201 South
                                                                                           Weinbach Avenue
63.3                       1           Ross Center                                       1012-1016 South Boeke Road and 2401-2423
                                                                                           Washington Avenue
63.4                       1           Westgate Shopping Center                          401-411 South Barker Avenue
  69                       1           Walgreens Portfolio VI
69.1                       1           Walgreens (Paragould)                             1500 West Kings Highway
69.2                       1           Walgreens (Heath)                                 764 Hebron Road
  74                       1           Plaza 85 Business Park                            5970-6040 Unity Drive
  80                       1           Westgate Center                                   3400 Demetropolis Road
  83                       1           UC Self Storage                                   2721 Shattuck Avenue
  88                       2           Summer Tree Apartment Homes                       3126 Bert Kouns Industrial Loop
  90                       1           Rosemont Marketplace                              7030-7118 Mannheim Road
  93                       1           Courtyard by Marriott - Gulf Shores               3750 Gulf Shores Parkway
  94                       1           Meadows Plaza                                     5182-5184 Sonoma Boulevard
  96                       1           Cochran - Simi Valley                             685 East Cochran Street
  97                       2           Canyon Ridge MHP                                  5150 Airport Road
 100                       1           Chandler Office Building                          1331, 1347 and 1351 North Alma School Road
 104                       1           Fly Away Parking                                  1671 Murfreesboro Pike and 1723 Old
                                                                                            Murfreesboro Pike
 116                       1           Kawaihae Shopping Center                          61-3665 Akoni Pule Highway
 117                       1           730 Louis Drive                                   730-738 Louis Drive
 122                       1           Essex Medical Office                              5958 North Canton Center Road
 125                       1           Linens' N Things                                  1475 11th Avenue Northwest
 147                       1           353 West Lancaster Avenue                         353 West Lancaster Avenue
 169                       1           Walgreens (Orlando)                               5280 South John Young Parkway





                                                          Units/
                                              Mortgage    Sq. Ft./
                                      Zip     Property    Rooms/        Original            Cut-off            Maturity
#       City                  State   Code    Seller      Pads          Balance             Balance (1)        Balance (2)
-----   -------------------   -----   -----   ---------   ------------  ----------------    ----------------   ------------
    5   New York              NY      10005   Capmark     1,625,483     $130,000,000 (16)   $130,000,000 (16)  $130,000,000
    7   Albany                NY      12210   Capmark       746,052      $84,000,000         $84,000,000        $80,219,284
   13   Groton                CT      06340   Capmark           285      $43,000,000         $43,000,000        $39,721,186
   15   Linwood               NJ      08221   Capmark       214,413      $36,900,000         $36,900,000        $36,900,000
   16   Ontario               CA      91764   Capmark           309      $35,000,000         $35,000,000        $31,614,885
   24   Monterey              CA      93940   Capmark           196      $30,000,000         $30,000,000        $28,192,610
   29   Medford               NY      11763   Capmark       110,805      $20,750,000         $20,750,000        $18,952,904
   32                                         Capmark                    $19,500,000         $19,500,000        $18,862,162
 32.1   Gastonia              NC      28056                     250       $7,400,000          $7,400,000         $7,157,949
 32.2   Charlotte             NC      28217                     250       $6,925,000          $6,925,000         $6,698,486
 32.3   Charlotte             NC      28217                     176       $5,175,000          $5,175,000         $5,005,728
   35   Nashville             TN      37207   Capmark       588,768      $17,800,000         $17,800,000        $15,416,664
   36   Elmhurst              IL      60126   Capmark       113,000      $17,000,000         $17,000,000        $15,399,082
   37   East Rutherford       NJ      07073   Capmark           133      $16,000,000         $16,000,000        $14,591,412
   46   Portland              OR      97205   Capmark       117,273      $11,700,000         $11,700,000        $10,949,337
   47   San Diego             CA      92126   Capmark       105,636      $11,560,000         $11,560,000        $11,560,000
   48   St. Louis             MO      63102   Capmark     3.04 (acres)   $11,000,000         $10,992,042         $9,465,444
   50   Seattle               WA      98103   Capmark        42,542      $10,300,000         $10,300,000         $9,272,150
   55   Orlando               FL      32819   Capmark           200      $10,000,000         $10,000,000         $8,874,545
   63                                         Capmark                     $9,300,000          $9,285,272         $8,030,746
 63.1   Evansville            IN      47711                 142,621       $5,762,353          $5,753,227         $4,975,914
 63.2   Evansville            IN      47714                  51,029       $1,677,647          $1,674,990         $1,448,683
 63.3   Evansville            IN      47714                  31,492       $1,385,882          $1,383,687         $1,196,738
 63.4   Evansville            IN      47712                  32,219         $474,118            $473,367           $409,411
   69                                         Capmark                     $8,800,000          $8,800,000         $8,260,601
 69.1   Paragould             AR      72450                  14,550       $4,654,059          $4,654,059         $4,368,787
 69.2   Heath                 OH      43056                  14,820       $4,145,941          $4,145,941         $3,891,814
   74   Norcross              GA      30071   Capmark       191,526       $8,115,000          $8,115,000         $8,115,000
   80   Mobile                AL      36693   Capmark       114,500       $7,500,000          $7,370,526         $4,877,682
   83   Berkeley              CA      94705   Capmark        25,382       $7,125,000          $7,125,000         $6,697,451
   88   Shreveport            LA      71118   Capmark           202       $6,700,000          $6,700,000         $6,264,047
   90   Rosemont              IL      60018   Capmark        33,805       $6,600,000          $6,600,000         $6,144,573
   93   Gulf Shores           AL      36542   Capmark            90       $6,400,000          $6,400,000         $5,734,232
   94   Vallejo               CA      94589   Capmark        62,889       $6,350,000          $6,350,000         $5,923,165
   96   Simi Valley           CA      93065   Capmark        60,400       $6,230,000          $6,230,000         $5,448,593
   97   Colorado Springs      CO      80916   Capmark           250       $6,200,000          $6,200,000         $5,854,427
  100   Chandler              AZ      85224   Capmark        57,806       $5,816,000          $5,816,000         $5,816,000
  104   Nashville             TN      37217   Capmark      N/A            $5,500,000          $5,474,382         $5,026,149
  116   Kamuela               HI      96743   Capmark        15,535       $4,700,000          $4,696,593         $4,043,534
  117   Warminster Township   PA      18974   Capmark        50,097       $4,550,000          $4,542,416         $3,904,980
  122   Canton                MI      48187   Capmark        26,561       $4,325,000          $4,325,000         $3,728,435
  125   Issaquah              WA      98027   Capmark        32,779       $4,203,000          $4,194,621         $3,500,594
  147   Wayne                 PA      19087   Capmark        17,166       $3,120,000          $3,120,000         $3,120,000
  169   Orlando               FL      32839   Capmark        15,120       $2,270,000          $2,270,000         $2,146,197



                        Initial         Orig            Rem.            Orig           Rem.
        Fee/            Interest Only   Amort.          Amort.          Term to        Term to             Interest
#       Leasehold       Term            Term            Term (1)        Maturity (7)   Maturity (1) (7)    Rate
-----   -------------   -------------   -------------   -------------   ------------   ----------------    --------
    5   Fee                       120   Interest Only   Interest Only            120                116     5.7710%
    7   Fee                        36             360             360             84                 82     6.5200%
   13   Fee                        48             360             360            120                117     6.2400%
   15   Fee                       120   Interest Only   Interest Only            120                113     5.8700%
   16   Fee                        36             360             360            120                108     5.9800%
   24   Fee                        60             360             360            120                116     6.3500%
   29   Fee                        36             360             360            120                118     6.5700%
   32   Fee                        24             360             360             60                 59     6.5000%
 32.1   Fee
 32.2   Fee
 32.3   Fee
   35   Fee                         0             360             360            120                120     6.7400%
   36   Fee                        36             360             360            120                117     6.1200%
   37   Fee                        36             360             360            120                117     6.4800%
   46   Fee/Leasehold              60             360             360            120                108     6.0200%
   47   Fee                        84   Interest Only   Interest Only             84                 79     5.9300%
   48   Fee                         0             360             359            120                119     6.5000%
   50   Fee                        36             360             360            120                113     5.8000%
   55   Fee                        24             360             360            120                117     6.0600%
   63   Fee                         0             360             358            120                118     6.6300%
 63.1   Fee
 63.2   Fee
 63.3   Fee
 63.4   Fee
   69   Fee                        60             360             360            120                118     6.2700%
 69.1   Fee
 69.2   Fee
   74   Fee                        60   Interest Only   Interest Only             60                 55     5.7880%
   80   Fee                         0             240             232            120                112     5.7800%
   83   Fee                        60             360             360            120                116     6.3700%
   88   Fee                        60             360             360            120                117     5.9600%
   90   Fee                        60             360             360            120                113     5.6500%
   93   Fee                        24             360             360            120                118     6.5000%
   94   Fee                        60             360             360            120                117     5.7900%
   96   Fee                        12             360             360            120                117     6.3100%
   97   Fee                        60             360             360            120                119     6.7400%
  100   Fee                       120   Interest Only   Interest Only            120                113     5.7707%
  104   Fee                         0             300             296             60                 56     6.7000%
  116   Leasehold                   0             360             359            120                119     6.4930%
  117   Fee                         0             360             358            120                118     6.4100%
  122   Fee                         0             360             360            120                120     6.5700%
  125   Fee                         0             360             358            123                121     5.6100%
  147   Fee                       120   Interest Only   Interest Only            120                115     5.9100%
  169   Leasehold                  60             360             360            120                120     6.8500%



                         First                                                                              Letter
        Monthly          Payment     Maturity                                Administration    Letter of    of Credit
#       Payment          Date        Date        ARD (8)   Defeasance (10)   Fees              Credit       Description
-----   --------------   ---------   ---------   -------   ---------------   --------------    ----------   ------------------------
    5   $4,510,264 (16)  8/1/2007    7/1/2017    N/A       Yes                      0.04082%   N/A          N/A
    7     $532,042       10/1/2007   9/1/2014    N/A       Yes                      0.02082%   N/A          N/A
   13     $264,479       9/1/2007    8/1/2017    N/A       Yes                      0.02082%   N/A          N/A
   15     $183,009       5/1/2007    4/1/2017    N/A       Yes                      0.10082%   N/A          N/A
   16     $209,393       12/1/2006   11/1/2016   N/A       Yes                      0.03796%   N/A          N/A
   24     $186,671       8/1/2007    7/1/2017    N/A       Yes                      0.02082%   N/A          N/A
   29     $132,111       10/1/2007   9/1/2017    N/A       No                       0.10082%   N/A          N/A
   32     $123,253       11/1/2007   10/1/2012   N/A       Yes                      0.03082%   N/A          N/A
 32.1
 32.2
 32.3
   35     $115,332       12/1/2007   11/1/2017   N/A       Yes                      0.02082%   N/A          N/A
   36     $103,239       9/1/2007    8/1/2017    N/A       No                       0.07082%   N/A          N/A
   37     $100,921       9/1/2007    8/1/2017    N/A       Yes                      0.02082%   N/A          N/A
   46      $70,298       12/1/2006   11/1/2016   N/A       Yes (26)                 0.10082%   $1,500,000   Environmental
                                                                                                             Remediation LOC
   47      $57,919       7/1/2007    6/1/2014    N/A       Yes                      0.02082%   N/A          N/A
   48      $69,527       11/1/2007   10/1/2017   N/A       Yes                      0.02082%   N/A          N/A
   50      $60,436       5/1/2007    4/1/2017    N/A       Yes                      0.10082%   N/A          N/A
   55      $60,341       9/1/2007    8/1/2017    N/A       Yes                      0.02082%   N/A          N/A
   63      $59,580       10/1/2007   9/1/2017    N/A       Yes                      0.10082%   N/A          N/A
 63.1
 63.2
 63.3
 63.4
   69      $54,298       10/1/2007   9/1/2017    N/A       Yes                      0.05082%   N/A          N/A
 69.1
 69.2
   74      $39,685       7/1/2007    6/1/2012    N/A       No                       0.03082%   N/A          N/A
   80      $52,785       4/1/2007    3/1/2017    N/A       Yes                      0.10082%   N/A          N/A
   83      $44,427       8/1/2007    7/1/2017    N/A       No                       0.10082%   N/A          N/A
   88      $39,998       9/1/2007    8/1/2017    N/A       No                       0.10082%   N/A          N/A
   90      $38,098       5/1/2007    4/1/2017    N/A       Yes                      0.10082%   N/A          N/A
   93      $40,452       10/1/2007   9/1/2017    N/A       Yes                      0.02082%   N/A          N/A
   94      $37,218       9/1/2007    8/1/2017    N/A       Yes                      0.10082%   N/A          N/A
   96      $38,603       9/1/2007    8/1/2017    N/A       No                       0.10082%   N/A          N/A
   97      $40,172       11/1/2007   10/1/2017   N/A       Yes                      0.02082%   N/A          N/A
  100      $28,357       5/1/2007    4/1/2017    N/A       Yes                      0.10082%   N/A          N/A
  104      $37,827       8/1/2007    7/1/2012    N/A       Yes                      0.10082%   N/A          N/A
  116      $29,686       11/1/2007   10/1/2017   N/A       No                       0.10082%   N/A          N/A
  117      $28,490       10/1/2007   9/1/2017    N/A       Yes                      0.02082%   N/A          N/A
  122      $27,536       12/1/2007   11/1/2017   N/A       No                       0.10082%   N/A          N/A
  125      $24,155       10/1/2007   12/1/2017   N/A       Yes                      0.10082%   N/A          N/A
  147      $15,579       7/1/2007    6/1/2017    N/A       Yes                      0.05082%   N/A          N/A
  169      $14,874       12/1/2007   11/1/2017   N/A       Yes                      0.05082%   N/A          N/A





        Earthquake   Environmental   Net Mortgage
#       Insurance    Insurance       Rate
-----   ----------   -------------   ------------
    5   Yes          No                  5.730183%
    7   N/A          No                  6.499183%
   13   N/A          No                  6.219183%
   15   N/A          No                  5.769183%
   16   N/A          No                  5.942043%
   24   N/A          No                  6.329183%
   29   N/A          No                  6.469183%
   32   N/A          No                  6.469183%
 32.1   N/A          No
 32.2   N/A          No
 32.3   N/A          No
   35   N/A          No                  6.719183%
   36   N/A          No                  6.049183%
   37   N/A          No                  6.459183%
   46   Yes          No                  5.919183%
   47   N/A          No                  5.909183%
   48   N/A          No                  6.479183%
   50   N/A          No                  5.699183%
   55   N/A          No                  6.039183%
   63   Yes          No                  6.529183%
 63.1   Yes          No
 63.2   Yes          No
 63.3   Yes          No
 63.4   Yes          No
   69   N/A          No                  6.219183%
 69.1   N/A          No
 69.2   N/A          No
   74   N/A          No                  5.757183%
   80   N/A          No                  5.679183%
   83   N/A          No                  6.269183%
   88   N/A          No                  5.859183%
   90   Yes          No                  5.549183%
   93   Yes          No                  6.479183%
   94   N/A          No                  5.689183%
   96   N/A          No                  6.209183%
   97   Yes          No                  6.719183%
  100   N/A          No                  5.669883%
  104   N/A          No                  6.599183%
  116   N/A          No                  6.392183%
  117   N/A          No                  6.389183%
  122   N/A          No                  6.469183%
  125   N/A          No                  5.509183%
  147   N/A          No                  5.859183%
  169   N/A          No                  6.799183%




(A) The Underlying Mortgage Loans secured by CP Fairways at Woodfield, CP Rolling Hills, CP Birchwood Pointe and CP Arbors of Lapeer Apartments are cross-collateralized and cross-defaulted.

(B) The Underlying Mortgage Loans secured by Camelot Apartments and Crystal Street Apartments are cross-collateralized and cross-defaulted.

(C) The Underlying Mortgage Loans secured by Grand Panama and Grand Panama Building A2 are cross-collateralized and cross-defaulted.

(D) The Underlying Mortgage Loans secured by Ritz Coral Springs and Chick-fil-A Building, Starbucks Outparcel and Chick-fil-A, Bradenton are cross-collateralized and cross-defaulted.

(1)  Based on a Cut-off date in November 2007.

(2) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans, there can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(3) For hospitality properties, the occupancy presented above is the occupancy concluded by the respective loan seller at underwriting based on historical performance and future outlook. For further description of the underwriting criteria, please see "Description of the Sponsors" in the accompanying free writing prospectus.

(4) In the case of cross-collateralized and cross-defaulted underlying mortgage loans, the combined LTV is presented for each and every related underlying mortgage loan.

(5) U/W NCF reflects the net cash flow after underwritten replacement reserves, underwritten LC's & TI's and underwritten FF&E.

(6) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted underlying mortgage loans the combined DSCR is presented for each and every related underlying mortgage loan.

(7) At maturity with respect to Balloon Loans or at the anticipated repayment date in the case of ARD Loans.

(8)  Anticipated Repayment Date.

(9)  Prepayment Provision as of Origination:

     Lock/(x) = Lockout or Defeasance for (x) payments
     YMA/(y) = Greater of Yield Maintenance Premium and A% Prepayment for (y)
      payments
     A%/(y) = A% Prepayment for (y) payments
     0.0%/(z) = Prepayable at par for (z) payments

(10) "Yes" means that defeasance is permitted notwithstanding the Lockout
     Period.

(11) The 450 Lexington Avenue Total Debt has an original balance of $600.0 million, which is comprised of the $310.0 million Mortgage Loan and the $290.0 million Mezzanine Loan. A $200.0 million pari-passu portion of the 450 Lexington Avenue Mortgage Loan is included in this transaction and as such is expected to be the controlling interest with respect to the Total Debt. The remaining portion of the Mortgage Loan totaling $110.0 million will be syndicated outside the trust. All calculations are based on the $310.0 million Mortgage Loan.

(12) Stabilized appraised value, cutoff LTV, and maturity LTV as of 6/1/2008 will be $250,000,000.00, 76.3%, and 76.3% respectively.

(13) With respect to the Gulf Coast Town Center Phases I & II mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

(14) Letter of Credit in the amount of $8,200,000.00 will be provided by KeyBank at the time the loan is sold to the Trust.

(15) In lieu of the Earnout Reserve and TI/LC Reserve deposits, the borrower posted a letter of credit in the amount of $21 million. The letter of credit corresponds to the existing disbursement requirements per the loan documents. The first $8.5 million of the Earnout Reserve may be released to the TI/LC Reserve once the current Debt Service Coverage Ratio reaches 1.20x on the interest only debt service. The remaining $12.5 million of the Earnout Reserve may only be released once the current Debt Service Coverage Ratio reaches 1.20x on debt service based on a thirty-year amortization schedule, over a trailing 12-month period.

(16) The 60 Wall Street Total Debt has an original balance of $925.0 million. A $130.0 million pari-passu portion of the 60 Wall Street Mortgage Loan is included in this transaction. The remaining portion of the Mortgage Loan totaling $795.0 million will be syndicated outside the trust. All calculations are based on the $925.0 million Mortgage Loan.

(17) The Commerce Corporate Plaza Loan may be prepaid in part using certain reserve amounts up to $9.1 million beginning in February 2008, such prepayment to be accompanied by a yield maintenance payment by the borrower.

(18) The loan is locked out for the first two years from the "startup day" of the REMIC Trust, however, the borrower has the option to partially release any two (2) properties during the lockout period. Based on the Allocated Release Price per the Loan Agreement, a maximum of $17,766,536 can be prepaid during the lockout period with yield maintenance.

(19) The $75.487 million is bridge equity structured as debt at the parent level (the parent of the individual uncrossed SPE borrowers under the related underlying mortgage loan and other mortgage loans not included in the issuing entity), and is not secured by the related mortgaged real property. The loan is secured by a Collateral Assignment of Special Funding Agreement, which is simply a funding agreement with an indirect, ultimate Australian parent entity that has contractually agreed to advance funds to the Bridge Loan borrower as needed pursuant to the terms of the funding agreement. Lender is also the beneficiary of a Guaranty Agreement by Babcock & Brown Real Estate Investments LLC, a Delaware limited liability company, which guaranty backstops the enforceability of the Collateral Assignment of Special Funding Agreement. The loan is scheduled to mature March 31, 2008, but may be extended for 120 days. The loan is interest only at LIBOR + 1.25% for the term of the loan.

(20) Stabilized appraised value, cutoff LTV, and maturity LTV as of 10/1/2010 will be $77,700,000.00, 63.8%, and 63.8% respectively.

(21) The Woodfield Crossing Total Debt is evidenced by a $41.44 million mortgage loan, which will be an asset of the issuing entity and a $5.0 million mezzanine loan. The mezzanine loan is secured by a pledge of ownership interest in the borrower, has market lender protections and is subject to a market intercreditor agreement. All calculations are based on the $41.44 million mortgage loan.

(22) With respect to the Woodfield Crossing mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years from the "startup day" of the REMIC Trust. Additionally, the borrower may partially release certain properties at any time during the term of the loan. Such partial releases are made with no payment due to Lender. However, there is an LTV requirement associated with such releases, for which the borrower may need to make a partial prepayment in order to satisfy the requirement.

(23) The FF&E reserve increases to 3% in the second year of the loan term, and 4% thereafter.

(24) With respect to the Central New York Medical Center mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

(25) The FF&E reserve increases to 4% in the second year of the loan term.

(26) With respect to the Albers Mill mortgage loan, in addition to the yield maintenance option, the loan has the option to be defeased at any time on and after the first business day following September 27, 2009, which is the two-year anniversary of the "startup day" of the related single-asset REMIC. In addition, the Albers Mill borrower has the option to pay a declining fixed premium in lieu of yield maintenance on and after the 60th payment due date.

(27) The Cochran - Simi Valley mortgage is structured with an $800,000 earnout and an $80,000 paydown premium. The Cut-Off LTV, U/W DSCR and current DSCR shown are net of earnout. Maturity LTV is shown at full leverage.

(28) The current LTV is based on the "As-is" Appraised Value. The Property is expected to reach stabilization on 5/8/2009 with a stabilized appraised value of $7.8 million, which will result in an LTV of 73.1%.

(29) Additionally, there is a subordinate $650,000 intercompany loan made to the related borrower by one of its affiliates that is secured by the related mortgaged real property. The lender under such loan is subject to a subordination and standstill agreement, has no rights and only receives cash flow to the extent available after any and all amounts due under the mortgage loan included in the issuing entity.

(30) Beginning on the Payment date 11/11/13, the monthly contractual replacement reserve will be $662.64.

(31) With respect to the West LA Self Storage mortgage loan, in addition to the yield maintenance option, the loan has the option to be prepaid by defeasance at any time after the date which is two years and 15 days from the "startup day" of the REMIC Trust.

                                   EXHIBIT C-1

              LIST OF ADDITIONAL COLLATERAL TRUST MORTGAGE LOANS

                            Property Name
                            -------------
                Bernardo Heights Plaza
                Cahokia Village
                Cold Springs Retail
                CP Fairways at Woodfield
                Green Springs Shopping Center
                Holcomb Bridge Business Center
                Kukui Mall
                Laurel Avenue Development
                Montclair Retail
                Storage King USA - Newark, NJ
                Allanza at the Lakes
                TIAA Industrial Portfolio
                     TIAA - Cincinnati
                     TIAA - Memphis
                     TIAA - Atlanta
                     TIAA - San Diego
                     TIAA - Salt Lake City
                     TIAA - Philadelphia
                     TIAA - Chicago (West Chicago)
                     TIAA - Phoenix
                     TIAA - Dallas
                     TIAA - Chicago (Bolingbrook)
                     TIAA - Oakland
                Tyler Building
                Weeksville Crossing
                Cochran - Simi Valley
                Commerce Corporate Plaza
                Essex Medical Office
                Cowan Industrial Park

                                   EXHIBIT C-2

                             LIST OF MEZZANINE LOANS

                              450 Lexington Avenue
                          Olentangy Commons Apartments
                               Woodfield Crossing
                              Doubletree Burlington

                                  EXHIBIT D-1A
                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under the Pooling and Servicing Agreement, dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and you, as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer No. 1 hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______ 1. Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account or, if applicable, a Mortgage Loan Combination Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2.    Other. (Describe)_____________________________________________
            ____________________________________________________________________

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          --------------------------------------
                                          as Master Servicer No. 1


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                      EXHIBIT D-1B (MASTER SERVICER NO. 2)

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under the Pooling and Servicing Agreement, dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer")), and you, as trustee (in such capacity, the "Trustee"), the undersigned as Master Servicer No. 2 hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______ 1. Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account or, if applicable, a Mortgage Loan Combination Custodial Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2.    Other. (Describe)_____________________________________________
            ____________________________________________________________________

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          --------------------------------------
                                          as Master Servicer No. 2

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951
Attention: Mortgage Document Custody (CMBS)

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a Pooling and Servicing Agreement, dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and you, as trustee (in such capacity, the "Trustee"), the undersigned as Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1.    The Mortgage Loan is being foreclosed.

______      2.    Other. (Describe) ____________________________________________
            ____________________________________________________________________

      The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                          --------------------------------------
                                          as Special Servicer

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT E

                             FORM OF TRUSTEE REPORT


                              [See Attached Report]

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------

                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation Detail                                            6
                        Ratings Detail                                                        7
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        NOI Detail                                                           18
                        Principal Prepayment Detail                                          19
                        Historical Detail                                                    20
                        Delinquency Loan Detail                                              21
                        Specially Serviced Loan Detail                                     22 - 23
                        Advance Summary                                                      24
                        Modified Loan Detail                                                 25
                        Historical Liquidated Loan Detail                                    26
                        Historical Bond / Collateral Realized Loss Reconciliation            27
                        Interest Shortfall Reconciliation Detail                           28 - 29
                        Defeased Loan Detail                                                 30
                        Supplemental Reporting                                               31
                     -------------------------------------------------------------------------------

          Depositor                                 Master Servicer                            Master Servicer
-----------------------------------       -----------------------------------       -----------------------------------
Credit Suisse First Boston                KeyCorp Real Estate Capital               Capmark Finance Inc.
Mortgage Securities Corp.                 Markets, Inc.                             116 Welsh Road
11 Madison Avenue, 5th Floor              911 Main Street, Suite 1500               Horsham, PA 19044-8015
New York, NY 10010                        Kansas City, MO 64105

Contact:       General Information
               Number                     Contact:       Marty O'Conner             Contact:       Darri Cunningham
Phone Number:  (212) 325-2000             Phone Number:  (816) 221-8800             Phone Number:  (215) 328-1784
-----------------------------------       -----------------------------------       -----------------------------------


          Special Servicer
-----------------------------------
Centerline Servicing Inc.

5221 N. O'Connor Blvd., Suite 600
Irving, TX 75039

Contact:       Chris Crouch
Phone Number:  (972) 868-5300
-----------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 1 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss/                          Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-AB        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-AM       0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-1-AJ       0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-SP        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Q          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  S          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  V          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  R          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  LR         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 A-X         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).




-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 2 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss/
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-AB             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-AM            0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-1-AJ            0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-SP             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Q               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  S               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  V               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  R               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  LR              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 A-X              0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 3 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                                            Reconciliation Detail


Principal Reconciliation
---------------------------------------------------------------------------------------------------
             Stated Beginning Principal   Unpaid Beginning    Scheduled   Unscheduled    Principal
Loan Group            Balance             Principal Balance   Principal    Principal    Adjustments
----------   --------------------------   -----------------   ---------   -----------   -----------
         1                         0.00                0.00        0.00          0.00          0.00
         2                         0.00                0.00        0.00          0.00          0.00
----------   --------------------------   -----------------   ---------   -----------   -----------
Total                              0.00                0.00        0.00          0.00          0.00

             Realized     Stated Ending       Unpaid Ending      Current Principal
Loan Group     Loss     Principal Balance   Principal Balance   Distribution Amount
----------   --------   -----------------   -----------------   -------------------
         1       0.00                0.00                0.00                  0.00
         2       0.00                0.00                0.00                  0.00
----------   --------   -----------------   -----------------   -------------------
Total            0.00                0.00                0.00                  0.00

Certificate Interest Reconciliation
---------------------------------------------------------------------------------------------

                            Accrued     Net Aggregate     Distributable     Distributable
        Accrual  Accrual  Certificate     Prepayment       Certificate  Certificate Interest
Class    Dates    Days      Interest  Interest Shortfall     Interest        Adjustment
---------------------------------------------------------------------------------------------
 A-1        0        0          0.00           0.00            0.00              0.00
 A-2        0        0          0.00           0.00            0.00              0.00
 A-3        0        0          0.00           0.00            0.00              0.00
 A-AB       0        0          0.00           0.00            0.00              0.00
 A-4        0        0          0.00           0.00            0.00              0.00
A-1-A       0        0          0.00           0.00            0.00              0.00
 A-M        0        0          0.00           0.00            0.00              0.00
A-1-AM      0        0          0.00           0.00            0.00              0.00
 A-J        0        0          0.00           0.00            0.00              0.00
A-1-AJ      0        0          0.00           0.00            0.00              0.00
 A-SP       0        0          0.00           0.00            0.00              0.00
 A-X        0        0          0.00           0.00            0.00              0.00
  B         0        0          0.00           0.00            0.00              0.00
  C         0        0          0.00           0.00            0.00              0.00
  D         0        0          0.00           0.00            0.00              0.00
  E         0        0          0.00           0.00            0.00              0.00
  F         0        0          0.00           0.00            0.00              0.00
  G         0        0          0.00           0.00            0.00              0.00
  H         0        0          0.00           0.00            0.00              0.00
  J         0        0          0.00           0.00            0.00              0.00
  K         0        0          0.00           0.00            0.00              0.00
  L         0        0          0.00           0.00            0.00              0.00
  M         0        0          0.00           0.00            0.00              0.00
  N         0        0          0.00           0.00            0.00              0.00
  O         0        0          0.00           0.00            0.00              0.00
  P         0        0          0.00           0.00            0.00              0.00
  Q         0        0          0.00           0.00            0.00              0.00
  S         0        0          0.00           0.00            0.00              0.00
  V         0        0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Totals               0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Certificate Interest Reconciliation
-----------------------------------------------------------------

                  Additional                   Remaining Unpaid
         WAC CAP  Trust Fund     Interest        Distributable
Class   Shortfall  Expenses    Distribution  Certificate Interest
-----------------------------------------------------------------
 A-1    0.00         0.00          0.00               0.00
 A-2    0.00         0.00          0.00               0.00
 A-3    0.00         0.00          0.00               0.00
 A-AB   0.00         0.00          0.00               0.00
 A-4    0.00         0.00          0.00               0.00
A-1-A   0.00         0.00          0.00               0.00
 A-M    0.00         0.00          0.00               0.00
A-1-AM  0.00         0.00          0.00               0.00
 A-J    0.00         0.00          0.00               0.00
A-1-AJ  0.00         0.00          0.00               0.00
 A-SP   0.00         0.00          0.00               0.00
 A-X    0.00         0.00          0.00               0.00
  B     0.00         0.00          0.00               0.00
  C     0.00         0.00          0.00               0.00
  D     0.00         0.00          0.00               0.00
  E     0.00         0.00          0.00               0.00
  F     0.00         0.00          0.00               0.00
  G     0.00         0.00          0.00               0.00
  H     0.00         0.00          0.00               0.00
  J     0.00         0.00          0.00               0.00
  K     0.00         0.00          0.00               0.00
  L     0.00         0.00          0.00               0.00
  M     0.00         0.00          0.00               0.00
  N     0.00         0.00          0.00               0.00
  O     0.00         0.00          0.00               0.00
  P     0.00         0.00          0.00               0.00
  Q     0.00         0.00          0.00               0.00
  S     0.00         0.00          0.00               0.00
  V     0.00         0.00          0.00               0.00
-----------------------------------------------------------------
Totals  0.00         0.00          0.00               0.00
-----------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 4 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount (1)                                      0.00



Master Servicing Fee Summary


      Current Period Accrued Master Servicing Fees                     0.00

      Less Delinquent Master Servicing Fees                            0.00

      Less Reductions to Master Servicing Fees                         0.00

      Plus Master Servicing Fees for Delinquent Payments Received      0.00

      Plus Adjustments for Prior Master Servicing Calculation          0.00

      Total Master Servicing Fees Collected                            0.00



(1) The Available Distribution Amount includes any Prepayment Premiums.



Appraisal Reduction Amount

-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number    Effected      Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 5 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit                                                                          0.00

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 6 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3
       A-AB
       A-4
      A-1-A
       A-M
      A-1-AM
       A-J
      A-1-AJ
       A-SP
       A-X
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
        S
        V
      ---------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.
   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 7 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 8 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM         Weighted          Property    # of   Scheduled   Agg.  WAM        Weighted
     Ratio     loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM         Weighted                     # of   Scheduled   Agg.  WAM        Weighted
     Rate      loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 9 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM         Weighted           Stated     # of   Scheduled   Agg.  WAM        Weighted
   Term (2)    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          Term      loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM         Weighted          Age of Most  # of   Scheduled   Agg.  WAM        Weighted
     Term      loans   Balance    Bal.  (2) WAC   Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 10 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                    Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 11 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM         Weighted          Property    # of   Scheduled   Agg.  WAM        Weighted
     Ratio     loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM         Weighted                     # of   Scheduled   Agg.  WAM        Weighted
     Rate      loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 12 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM         Weighted           Stated     # of   Scheduled   Agg.  WAM        Weighted
   Term (2)    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          Term      loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM         Weighted          Age of Most  # of   Scheduled   Agg.  WAM        Weighted
     Term      loans   Balance    Bal.  (2) WAC   Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 13 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                  Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State    Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 14 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------
                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM         Weighted          Property    # of   Scheduled   Agg.  WAM        Weighted
     Ratio     loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          Type     Props.   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM         Weighted                     # of   Scheduled   Agg.  WAM        Weighted
     Rate      loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)       Seasoning   loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 15 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM         Weighted           Stated     # of   Scheduled   Agg.  WAM        Weighted
   Term (2)    loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          Term      loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM         Weighted          Age of Most  # of   Scheduled   Agg.  WAM        Weighted
     Term      loans   Balance    Bal.  (2) WAC   Avg DSCR (1)        Recent NOI  loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 16 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment   Maturity   Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date        Date     (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------



                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 17 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                NOI Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending          Most          Most       Most Recent     Most Recent
 Loan                 Property                          Scheduled       Recent        Recent        NOI Start       NOI End
Number      ODCR        Type        City     State       Balance      Fiscal NOI       NOI            Date            Date
-----------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 18 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
--------------------------------------------------------------------------------------------------------
                                                                        Principal Prepayment Amount
                                          Offering Document       --------------------------------------
Loan Number       Loan Group               Cross-Reference        Payoff Amount     Curtailment Amount
--------------------------------------------------------------------------------------------------------
















--------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                             Prepayment Penalties
                  --------------------------------------------------
Loan Number       Prepayment Premium    Yield Maintenance Premium
--------------------------------------------------------------------
















--------------------------------------------------------------------
Totals
--------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 19 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
    Date      #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


                     Prepayments                    Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
    Date      #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 20 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
               Actual      Outstanding
              Principle     Servicing       Bankruptcy     REO
Loan Number    Balance      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 21 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution     Loan       Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD

             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 22 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution    Loan       Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 23 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                              Advance Summary

--------------------------------------------------------------------------------------------
                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing    on P&I and Servicing
Loan Group    Advances        Advances             Advances               Advances Paid
----------   -----------   ---------------   ---------------------   -----------------------
         1          0.00              0.00                    0.00                      0.00
         2          0.00              0.00                    0.00                      0.00
----------   -----------   ---------------   ---------------------   -----------------------
Totals              0.00              0.00                    0.00                      0.00







-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 24 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
           Offering
Loan       Document      Pre-Modification   Post-Modification  Pre-Modification  Post-Modification   Modification   Modification
Number  Cross-Reference      Balance             Balance        Interest Rate      Interest Rate         Date       Description
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 25 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                       Historical Liquidated Loan Detail
-------------------------------------------------------------------------------------------------------------------------
                                    Beginning          Fees,           Most Recent     Gross Sales       Net Proceeds
Distribution                        Scheduled         Advances,         Appraised      Proceeds or       Available for
    Date           ODCR              Balance         and Expenses*    Value or BPO    Other Proceeds     Liquidation
-------------------------------------------------------------------------------------------------------------------------











-------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                   Net Proceeds                    Date of Current   Current Period   Cumulative         Loss to Loan
Distribution       Available for      Realized       Period Adj.       Adjustment     Adjustment           with Cum
    Date           Distribution     Loss to Trust     to Trust         to Trust       to Trust           Adj. to Trust
---------------------------------------------------------------- --------------------------------------------------------











---------------------------------------------------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 26 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                              Historical Bond/Collateral Loss Reconciliation Detail

------------------------------------------------------------------------------------------------------------------------------------
                  Offering         Beginning        Aggregate     Prior Realized       Amounts         Interest      Modification
Distribution      Document          Balance       Realized Loss    Loss Applied       Covered By     (Shortages)/     /Appraisal
    Date       Cross-Reference   at Liquidation     on Loans      to Certificates   Credit Support     Excesses     Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                Additional       Realized Loss        Recoveries of       (Recoveries)/
Distribution   (Recoveries)        Applied to        Realized Losses    Losses Applied to
    Date        /Expenses     Certificates to Date    Paid as Cash     Certificate Interest
-------------------------------------------------------------------------------------------

















-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 27 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 1


----------------------------------------------------------------------------------------------------------------------------------
   Offering       Stated Principal   Current Ending        Special Servicing Fees                               Non-Recoverable
   Document          Balance at        Scheduled      --------------------------------                            (Scheduled
Cross-Reference     Contribution        Balance       Monthly   Liquidation   Work Out   ASER   (PPIS) Excess      Interest)
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
   Offering                     Modified Interest   Additional
   Document       Interest on   Rate (Reduction)    Trust Fund
Cross-Reference    Advances          /Excess         Expense
--------------------------------------------------------------



--------------------------------------------------------------
Totals
--------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 28 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 2

------------------------------------------------------------------------------------------------------------------------
                                                      Reimb of Advances to the Servicer
   Offering       Stated Principal   Current Ending   ---------------------------------
   Document          Balance at        Scheduled                      Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution        Balance       Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------













Totals
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                 0.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 29 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Defeased Loan Detail

-----------------------------------------------------------------------------------------------------------------------------------
                    Offering Document        Ending Scheduled
Loan Number          Cross-Reference              Balance              Maturity Date          Note Rate        Defeasance Status
-----------------------------------------------------------------------------------------------------------------------------------















-----------------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 30 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Credit Suisse Commercial Mortgage Trust           |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               1-866-846-4526               |
       ---------                               Series 2007-C5                        |  Reports Available @ www.ctslink.com/cmbs  |
Wells Fargo Bank, N.A.                                                               ----------------------------------------------
Corporate Trust Services                                                               Payment Date:                   12/17/2007
8480 Stagecoach Circle                                                                 Record Date:                    11/30/2007
Frederick, MD 21701-4747                                                               Determination Date:
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Supplemental Reporting

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Page 31 of 31

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE

                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services, CSMC 2007-C5

[OR OTHER CERTIFICATE REGISTRAR]


            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 14, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

      2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

      3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

      ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

      ___   (e)   Other. (Please specify brief description of method) __________
                  ______________________________________________________________
                  ______________________________________________________________

      4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

      (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

      (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

      (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

      5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

      6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferor)

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE

                  FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services, CSMC 2007-C5

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 14, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

      1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

      2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferor)

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE

        FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF

                           NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services, CSMC 2007-C5

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of November 14, 2007 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

      1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

      2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferor)

                                          By:
                                             -----------------------------------
                                            Name:
                                                 -------------------------------

                                  EXHIBIT F-1D

                        FORM II OF TRANSFEROR CERTIFICATE

        FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES FOR CLASSES OF

                           NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services, CSMC 2007-C5

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of November 14, 2007 (the "Issue Date") of $__________ (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

      1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

      2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

      3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

      (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

      (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

      (c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

      (d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

      (e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

      4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

      (a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

      (b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

      (c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

                                          Very truly yours,

                                          (Transferor)

                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                  EXHIBIT F-2A

                FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services, CSMC 2007-C5

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 14, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Dear Sirs:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

      1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

      2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

      3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferor)

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                          --------------------------------------
                                          (Nominee)

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

---------------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies.
            Note that registered investment companies should complete Annex 2 rather than this Annex 1.) _________________________________________
            ____________________________________________________________________
            ____________________________________________________________________

      3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ___ ___ Will the Transferee be purchasing the Transferred Yes No Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

      8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                          --------------------------------------
                                          Print Name of Transferee

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------
                                          Date:
                                                --------------------------------

                                                         ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ___ ___ Will the Transferee be purchasing the Transferred Yes No Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

      8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                          Print Name of Transferee or Adviser

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          IF AN ADVISER:

                                          Print Name of Transferee

                                          Date:
                                                --------------------------------

                                  EXHIBIT F-2B

               FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
                NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services, CSMC 2007-C5

[OR OTHER CERTIFICATE REGISTRAR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 14, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
            SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                          Very truly yours,

                                          By:
                                             -----------------------------------
                                            (Transferee)

                                          Name:
                                          Title:

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                          --------------------------------------
                                          (Nominee)

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
            FOR TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 14, 2007 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

      1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

      2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

      3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
            SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                          Very truly yours,

                                          (Transferee)

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                                         ANNEX 1 TO EXHIBIT F-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees other than Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

----------------------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

            ____  ____ Will the Transferee be acquiring interests in
            Yes   No   the Transferred Certificates only for the Transferee's
                       own account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                          Very truly yours,

                                          (Transferee)

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Date:

                                                         ANNEX 2 TO EXHIBIT F-2C

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees that are Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

            ____  ____   Will the Transferee be acquiring interests in the
            Yes   No     Transferred Certificates only for the Transferee's own
                         account?

      6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

      8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                          (Transferee or Adviser)

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          IF AN ADVISER:

                                          --------------------------------------
                                          Print Name of Transferee

                                          Date:
                                                --------------------------------

                                  EXHIBIT F-2D

                      FORM II OF TRANSFEREE CERTIFICATE FOR
              TRANSFERS OF INTERESTS IN NON-REGISTERED CERTIFICATES
                             HELD IN BOOK-ENTRY FORM

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 14, 2007 (the "Closing Date") of $__________] (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

      1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settler if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

      2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

      3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
            SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated: __________, ____

                                    By:
                                       -----------------------------------------
                                    As, or agent for, the beneficial owner(s)
                                    of the Certificates to which this
                                    certificate relates

                                   EXHIBIT G-1

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
            CERTIFICATES HELD IN FULLY REGISTERED, CERTIFICATED FORM)

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services, CSMC 2007-C5

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 14, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar one of the following alternatives:

            The Transferee is neither (A) a retirement plan or other employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Title I of ERISA or
            Section 4975 of the Code or any materially similar provision of applicable federal, state or local law (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

            With respect to non-investment grade certificates, the Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and
            Section 4975 of the Code and Similar Law by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 or a comparable exemption under Similar Law.

            With respect to investment grade certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse Securities (USA) LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicers, the Special Servicer, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person.

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferee)

                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   EXHIBIT G-2

             FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
              (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of November 14, 2007 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you one of the following alternatives:

            The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Title I of ERISA or Section 4975 of the Code or any materially similar provision of applicable federal, state or local law (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

            With respect to non-investment grade certificates, the Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and
            Section 4975 of the Code and Similar Law by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 or a comparable exemption under Similar Law; or

            With respect to investment grade certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse Securities (USA) LLC (PTE 89-90), as amended most recently by PTE 2007-5, and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act and (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, the Master Servicers, the Special Servicer, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Trust Mortgage Loan or group of Trust Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Trust Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person.

                                          Very truly yours,

                                          --------------------------------------
                                          (Transferee)


                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                   EXHIBIT H-1

                FORM OF RESIDUAL TRANSFER AFFIDAVIT AND AGREEMENT
               FOR TRANSFERS OF [CLASS R] [CLASS LR] CERTIFICATES

STATE OF                      )
                              ) ss:
COUNTY OF                     )

      ____________________, being first duly sworn, deposes and says that:

      1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, [Class R] [Class LR] Certificates, evidencing a ___% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

      2. The Transferee (i) is, and as of the date of transfer will be, a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person, domestic partnership whose beneficial interests are not all held by United States Persons (as defined below) or a foreign permanent establishment or fixed based (each within the meaning of an applicable tax treaty) of a United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Freddie Mac, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

      3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

      4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

      5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

      6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee. In addition, the Transferee will honor all the restrictions set forth herein upon any subsequent transfers of the [Class R] [Class LR] Certificates.

      7. The Transferee's taxpayer identification number is ___________________

      8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

      9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

      10. Check the applicable paragraph:

                  The present value of the anticipated tax liabilities associated with holding the [Class R] [Class LR] Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such [Class R] [Class LR] Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

                  The transfer of the [Class R] [Class LR] Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from [Class R] [Class LR] Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulation Section 1.860E-1(c)(c)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the [Class R] [Class LR]
                  Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulation Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

            (iv) the Transferee determined the consideration paid to it to acquire the [Class R] [Class LR] Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

                  None of the above.

      11. The Transferee will not cause the income from the Residual Interest Certificate to be attributed to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or any other United States Person.

      12. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Interest Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

      For purposes of this affidavit, a "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of ______________.


                                    [TRANSFEREE]

                                    By:
                                       -----------------------------------------
                                    [Name of Officer]
                                    [Title of Officer]

[Corporate Seal]

ATTEST:

---------------------------------
[Assistant] Secretary

      Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

      Subscribed and sworn before me this ______ day of __________________,
____________.


-----------------------------
NOTARY PUBLIC

COUNTY OF   ____________________

STATE OF ______________________

My Commission expires the _________ day of ___________, 20__.

                                   EXHIBIT H-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                        [CLASS R] [CLASS LR] CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth and Marquette,
Minneapolis, Minnesota 55479-0113
Attention: Corporate Trust Services, CSMC 2007-C5

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, [Class R] [Class LR] Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
of the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as a master servicer (in such capacity, "Master Servicer No. 1"), Capmark Finance Inc., as a master servicer (in such capacity, "Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

      1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

      2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

      3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                          Very truly yours,

                                          [TRANSFEROR]

                                          By:
                                             -----------------------------------
                                          (Transferor)
                                          Name:
                                          Title:

                                    EXHIBIT I

        SERIES 2007-C5 DIRECTING CERTIFICATEHOLDER'S REPORTS CHECKLIST

             Information                             Format                Frequency

Property Operating Statement            Actual      PDF/TIF     Quarterly per Section 3.12/4.02
                                                                of PSA(3)
Property Rent Roll                      Actual      PDF/TIF     Quarterly per Section 3/12/4.02
                                                                of PSA(3)
Other Financials as required by         Actual      PDF/TIF     Per Section 3.12/4.02 of PSA(3)
Mortgage Loan Documents

Property Inspection                     Actual      PDF/TIF     Within 30 days of annual or
                                                                other inspection per Section
                                                                3.12 of PSA, delivered
                                                                Quarterly(3)

P&I Advances as of Remittance Date      Monthly      Excel      Master Servicer Remittance Date
Report(1)

Mortgage Loans Delinquent Report(2)     Monthly      Excel      End of each month per Section
                                                                4.02 of PSA
Interest on Advance Reconciliation      Monthly      Excel      Distribution Date
Report
CMSA Setup File                        CMSA IRP   Access/Excel  Monthly/Distribution Date
(Issuer/Trustee/Servicer)
CMSA Property File                     CMSA IRP   Access/Excel  Monthly/Distribution Date
CMSA Loan Periodic Update File         CMSA IRP   Access/Excel  Monthly/Distribution Date
CMSA Financial File                    CMSA IRP   Access/Excel  Monthly/Distribution Date
Distribution Statement (Trustee)        Monthly    Excel/PDF    Monthly/Distribution Date
CMSA Bond File (Trustee)               CMSA IRP   Access/Excel  Monthly/Distribution Date
CMSA Collateral File (Trustee)         CMSA IRP   Access/Excel  Monthly/Distribution Date
CMSA Supplemental Reports              CMSA IRP   Access/Excel  Monthly/Distribution Date
Operating Statement Analysis Report    CMSA IRP   Access/Excel  Monthly/Distribution Date
NOI Adjustment Worksheet               CMSA IRP   Access/Excel  Monthly/Distribution Date
Documentation Exceptions Report        Quarterly  Access/Excel  Monthly/Distribution Date
(Trustee)

Footnotes:

(1) On the Master Servicer Remittance Date following the Determination Date for the related Distribution Date, a list of all Mortgage Loans delinquent and requiring a P&I Advance.

(2) As of the last day of the month (30th), for all delinquencies report in FN 1 above, a list of all Mortgage Loans which remain delinquent for such distribution period (along with the number of days delinquent) accompanied with any reason, in the applicable Master Servicer's opinion, for the Mortgage Loans continued delinquency, along with an explanation of the Master Servicers' attempts to cure.

(3) All reports and files to be delivered in the Centerline Naming Convention.

                                   EXHIBIT J

                         FORM OF AFFIDAVIT OF LOST NOTE

STATE OF                )
                        )  ss.:
COUNTY OF               )

      _________________________________________, ______________________, being duly sworn, deposes and says:

      1. that he/she is an authorized signatory of _________________________ (the "Noteholder");

      2. that the Noteholder is the owner and holder of a mortgage loan in the original principal amount of $____________________ secured by a mortgage (the "Mortgage") on the premises known as ________________________________________, located in ____________________;

      3. that the Noteholder, after having conducted a diligent investigation of its records and files, has been unable to locate the following original note and believes that said original note has been lost, misfiled, misplaced or destroyed due to a clerical error:

      a note in the original sum of $___________ made by _____________________, to __________________________, under date of ___________ (the "Note");

      4. that the Note is now owned and held by the Noteholder;

      5. that the Note has not been paid-off, satisfied, assigned, transferred, encumbered, endorsed, pledged, hypothecated, or otherwise disposed of and that the original Note has been either lost, misfiled, misplaced or destroyed;

      6. that no other person, firm, corporation or other entity has any right, title, interest or claim in the Note except the Noteholder; and

      7. upon assignment of the Note by the Noteholder to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor" or the "Purchaser") and subsequent assignment by the Depositor to Wells Fargo Bank, N.A., as trustee, (the "Trustee") for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-C5 (which assignment may, at the discretion of the Depositor, be made directly by the Noteholder to the Trustee), the Noteholder covenants and agrees
(a) to promptly deliver to the Trustee the original Note if it is subsequently found, and (b) to indemnify and hold harmless the Trustee and its successors and assigns from and against any and all costs, expenses and monetary losses arising as a result of the Noteholder's or the Depositor's failure to deliver said original Note to the Trustee.

                                          NAME OF NOTEHOLDER


                                          By:
                                             -----------------------------------
                                          Authorized Signatory

Sworn to before me this
_______  day of ____________, 20__

                                    EXHIBIT K

          FORM OF NOTICE REGARDING DEFEASANCE OF TRUST MORTGAGE LOAN

     [For loans having a principal balance of less than (a) $20,000,000, and (b) 5% of outstanding pool balance, and which loan is not one of the 10 largest loans in the respective pool]

To:       Standard & Poor's Ratings Services
          55 Water Street
          New York, New York  10041
          Attn: Commercial Mortgage Surveillance

From: From:_______________________, in its capacity as Master Servicer [No. 1]
      [No. 2] under the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among KeyCorp Real Estate Capital Markets, Inc., as Master Servicer No. 1, Capmark Finance Inc., as Master Servicer No. 2, Wells Fargo Bank, N.A., as trustee, and others.

Date:       ____________________, 20___

Pool:     ___________________________________________
          Commercial Mortgage Pass-Through Certificates
          Series 2007-C5 (the "Trust")

Loan:     Trust Mortgage Loan (the "Trust Mortgage Loan") to
          ______________________________ (the "Borrower") identified by loan number ________________ and heretofore secured by the real property known as ________________________________________________.

      Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

      THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICERS UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

      We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer [No. 1][No. 2] have determined, consistent with the Servicing Standard, will have no material adverse effect on the Trust Mortgage Loan or the defeasance transaction:

      1. The mortgagor (the "Mortgagor") has consummated a defeasance of the Trust Mortgage Loan of the type checked below:

      ____ a full defeasance of the entire outstanding principal balance ($___________) of the Trust Mortgage Loan; or

      ____ a partial defeasance of a portion ($__________) of the Trust Mortgage Loan that represents ___% of the entire principal balance of the Trust Mortgage Loan ($________);

      2. The defeasance was consummated on __________, 20__.

      3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Mortgage Loan Documents and in accordance with the Servicing Standard.

      4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

      5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Trust Mortgage Loan pursuant to the terms of the Mortgage Loan Documents, or (v) has delivered a letter from S&P confirming that the organizational documents of such Defeasance Obligor were previously approved by S&P. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Trust Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

      6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20,000,000 or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Trustee Report received by the Master Servicer [No. 1][No. 2] (the "Current Report").

      7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

      8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer's [No. 1][No. 2] collection account, all scheduled payments on the Trust Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

      9. The Master Servicer [No. 1][No. 2] received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Trust Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Trust Mortgage Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Trust Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

      10. The Master Servicer [No. 1][No. 2] received opinions of counsel that, subject to customary qualifications and exceptions, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

      11. The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Trust Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

      12. The outstanding principal balance of the Trust Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the Current Report. The Trust Mortgage Loan is not one of the ten (10) largest loans in the pool.

      13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

      14. The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

      IN WITNESS WHEREOF, the Master Servicer [No. 1][No. 2] has caused this notice to be executed as of the date captioned above.

                                          [KEYCORP REAL ESTATE CAPITAL MARKETS,
                                          INC.]:

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                          [CAPMARK FINANCE INC.]

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                             Exhibit A to Exhibit K

                                   EXCEPTIONS

                             Exhibit B to Exhibit K

                REPRESENTATIONS AND/OR COVENANTS OF THE MORTGAGOR
                         AND/OR SECURITIES INTERMEDIARY

      General:

      1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [name specified accounts] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

      Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

      2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

      3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

Creation:

      4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

      5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

      Perfection:

      6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

      7. [Debtor] has delivered to [Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

      8. [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person having a security entitlement against the securities intermediary in the [Securities Account].

      9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

      Priority:

      10. Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

      11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

                                    EXHIBIT L

                           SCHEDULE OF REFERENCE RATES

   Distribution Date     Reference Rate      Distribution Date    Reference Rate
---------------------- ------------------ ---------------------- ---------------
December 2007               6.10370%       June 2011                 6.29145%
January 2008                6.29515%       July 2011                 6.10017%
February 2008               6.10364%       August 2011               6.29130%
March 2008                  6.10364%       September 2011            6.29123%
April 2008                  6.29504%       October 2011              6.09997%
May 2008                    6.10354%       November 2011             6.29107%
June 2008                   6.29497%       December 2011             6.09982%
July 2008                   6.10347%       January 2012              6.29091%
August 2008                 6.29489%       February 2012             6.09952%
September 2008              6.29486%       March 2012                6.09929%
October 2008                6.10337%       April 2012                6.27938%
November 2008               6.29477%       May 2012                  6.02164%
December 2008               6.10328%       June 2012                 6.20785%
January 2009                6.10323%       July 2012                 6.01918%
February 2009               6.10319%       August 2012               6.20494%
March 2009                  6.10324%       September 2012            6.20480%
April 2009                  6.29451%       October 2012              6.01523%
May 2009                    6.10304%       November 2012             6.19953%
June 2009                   6.29441%       December 2012             6.01379%
July 2009                   6.10294%       January 2013              6.01364%
August 2009                 6.29431%       February 2013             6.01351%
September 2009              6.29426%       March 2013                6.01374%
October 2009                6.10280%       April 2013                6.19872%
November 2009               6.29414%       May 2013                  6.01305%
December 2009               6.10269%       June 2013                 6.19841%
January 2010                6.10262%       July 2013                 6.01276%
February 2010               6.10257%       August 2013               6.19809%
March 2010                  6.10265%       September 2013            6.19794%
April 2010                  6.29381%       October 2013              6.01234%
May 2010                    6.10238%       November 2013             6.19761%
June 2010                   6.29368%       December 2013             6.01204%
July 2010                   6.10226%       January 2014              6.01188%
August 2010                 6.29356%       February 2014             6.01174%
September 2010              6.29212%       March 2014                6.01199%
October 2010                6.10079%       April 2014                6.19674%
November 2010               6.29199%       May 2014                  6.01124%
December 2010               6.10066%       June 2014                 6.20799%
January 2011                6.10059%       July 2014                 6.03215%
February 2011               6.10053%       August 2014               6.21681%
March 2011                  6.10067%       September 2014            6.19914%
April 2011                  6.29160%       October 2014              6.01351%
May 2011                    6.10031%       November 2014             6.19677%

                                   EXHIBIT M-1

                      FORM OF DEPOSITOR CERTIFICATION TO BE
                             PROVIDED WITH FORM 10-K

            Re: Credit Suisse Commercial Mortgage Trust 2007-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C5

            I, [identify the certifying individual], a [title] of Credit Suisse First Boston Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

            1. I have reviewed this annual report on Form 10-K, and all reports Form 10-D required to be filed in respect of periods included in the year covered by this annual report, of the Trust;

            2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

            4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the servicers have fulfilled their obligations under the pooling and servicing agreement; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wachovia Bank, National Association and Wells Fargo Bank, N.A.

Date: _____________________________


-----------------------------------
President and Chief Executive Officer
Credit Suisse First Boston Mortgage Securities Corp.

                                   EXHIBIT M-2

                      FORM OF TRUSTEE BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2007-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C5

      The undersigned, __________, a __________ of WELLS FARGO BANK, N.A., on behalf of WELLS FARGO BANK, N.A., as Trustee (the "Trustee"), under that certain pooling and servicing agreement, dated as of November 1, 2007, (the "Pooling and Servicing Agreement") entered into by Credit Suisse First Boston Mortgage Securities Corp., (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a master servicer ("Master Servicer No. 1"), Capmark Finance Inc., as a master servicer ("Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and the Trustee, certify to [_______], the Depositor and its officers, directors and affiliates, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [20___] (the "Annual Report"), and all reports on Form 10-D containing statements to certificateholders filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. Based on my knowledge, the information in the Reports, to the extent prepared by the Trustee (but not including any information provided to the Trustee by the Master Servicer or the Special Servicer, other than to the extent that such information has been aggregated or manipulated by Trustee), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the last day of the period covered by the Annual Report; and

            3. Based on my knowledge, all of the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Date: _________________________

WELLS FARGO BANK, N.A.



-------------------------------
[Signature]
[Title]

                                  EXHIBIT M-3A

               FORM OF MASTER SERVICER NO. 1 BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2007-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C5

      I, [identify the certifying individual], a [_______________] of KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation , as Master Servicer No. 1 ("Master Servicer No. 1") under that certain pooling and servicing agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), Master Servicer No. 1, Capmark Finance Inc., as Master Servicer No. 2 ("Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the Master Servicer No. 1, certify to [Name of Certifying Person(s) for Sarbanes-Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

            1. Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), and assuming
                  (a) the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the Relevant Period and (b) that the information regarding the Mortgage Loans, the Borrowers and the Mortgaged Properties in the Prospectus Supplement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading, all servicing information and all reports required to be submitted by Master Servicer No. 1 to the Trustee pursuant to Sections 3.12(a) and 3.12(b) of the Pooling and Servicing Agreement (the "Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Master Servicer No. 1 to the Trustee for inclusion in these reports;

            2. Based on my knowledge, and assuming (a) the accuracy of the statements required to be made by the Special Servicer in the special servicer backup certificate delivered by the Special Servicer relating to the Relevant Period and (b) that the information regarding the Mortgage Loans, the Borrowers and the Mortgaged Properties in the Prospectus Supplement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statements were made, not misleading, the information contained in the Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the Relevant Period; and

            3. Based on my knowledge and the compliance review conducted in preparing the annual compliance statement required under
                  Section 12.11 of the Pooling and Servicing Agreement, during the Relevant Period Master Servicer No. 1 has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such
                  Section 12.11.

[In giving the certification above, I have reasonably relied on and make no certification as to information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer or co-servicer] and, notwithstanding the foregoing certifications, neither I nor Master Servicer No. 1 makes any certification under the foregoing clauses (2) and (3) with respect to the information in the Servicing Reports that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement.]

Date: _________________________

KEYCORP REAL ESTATE CAPITAL MARKETS, INC.


By: _____________________________
    Name:
    Title:

                                  EXHIBIT M-3B

               FORM OF MASTER SERVICER NO. 2 BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2007-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C5

      I, [identify the certifying individual], a [_______________] of CAPMARK FINANCE INC., a national banking association, ("Master Servicer No. 2") as Master Servicer under that certain pooling and servicing agreement, dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 1 and, together with Master Servicer No. 2, the "Master Servicers"), Master Servicer No. 2, Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the Master Servicer No. 2 certify to [Name of Certifying Person(s) for Sarbanes Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification (capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

            1. I have reviewed the servicing reports relating to the Trust delivered by the Master Servicer No. 2 to the trustee pursuant to the Pooling and Servicing Agreement covering the fiscal year [_____];

            2. Based on my knowledge, (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section
                  12.08 of the Pooling and Servicing Agreement and (b) assuming that the information regarding the Mortgage Loans, the Mortgagors or the Mortgaged Properties in the prospectus (the "Mortgage Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the light of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the servicer to prepare the servicing reports; provided, however, the Master Servicer No. 2 shall provide any information of which the Master Servicer No. 2 has knowledge, to the extent such information updates the Mortgage Information and is required to be provided by the Master Servicer No. 2 pursuant to the Pooling and Servicing Agreement), the servicing information in the servicing reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

            3. Based on my knowledge and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section
                  12.08 of the Pooling and Servicing Agreement, all servicing information required to be provided to the Trustee by the Master Servicer No. 2 under the Pooling and Servicing Agreement is included in the servicing reports delivered by the Master Servicer No. 2 to the Trustee;

            4. I am responsible for reviewing the activities performed by the Master Servicer No. 2 under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB with respect to the Master Servicer No. 2, and except as disclosed in the compliance certificate delivered by the Master Servicer No. 2 under
                  Section 12.11 of the Pooling and Servicing Agreement, the Master Servicer No. 2 has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

            5.    The accountant's statement delivered pursuant to Section
                  12.13 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the Master Servicer No. 2's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement;

            6. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the Master Servicer No. 2 have been provided as required by the Pooling and Servicing Agreement, except as otherwise disclosed in the servicing reports. Any material instances of noncompliance described in such reports have been disclosed in the servicing reports; and

            7. [If this certification is delivered by the Master Servicer No. 2, add:] [In addition, notwithstanding the foregoing certifications under clauses (2) and (3) above, the Master Servicer No. 2 does not make any certification under such clauses (2) and (3) above with respect to the information in the servicing reports delivered by the Master Servicer No. 2 to the Trustee referred to in such clauses (2) and
                  (3) above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the Special Servicer pursuant to
                  Section 12.08 of the Pooling and Servicing Agreement. Further, notwithstanding the foregoing certifications, the Master Servicer No. 2 does not make any certification under the foregoing clauses (1) through (5) that is in turn dependent (i) upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the Master Servicer No. 2 entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Master Servicer No. 2 with respect to the information that is the subject of such certification, or (ii) upon information required to be provided by the Non-Serviced Mortgage Loan Servicer or upon the performance by the Non-Serviced Mortgage Loan Servicer of its obligations pursuant to the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, in each case beyond the backup certification actually provided by the Non-Serviced Mortgage Loan Servicer to the Master Servicer No. 2 with respect to the information that is the subject of such certification; provided that this clause (ii) shall not apply in the event the Master Servicer No. 2 is, or is an Affiliate of, the Non-Serviced Mortgage Loan Servicer.]

                  [If this certification is delivered by a Sub-Servicer retained by the Master Servicer No. 2, add:] [In addition, notwithstanding the foregoing certifications under clauses (2) and (3) above, the Master Servicer No. 2 does not make any certification under such clauses (2) and (3) above with respect to the information in the servicing reports delivered by the Master Servicer No. 2 to the Trustee referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the Special Servicer pursuant to Section
                  12.08 of the Pooling and Servicing Agreement.]

[In giving the certification above, I have reasonably relied on information provided to me by the following unaffiliated parties: [name(s) of servicer, sub-servicer or co-servicer]]


Date: _________________________

CAPMARK FINANCE INC.

By: _____________________________
   Name:
   Title:

                                   EXHIBIT M-4

                  FORM OF SPECIAL SERVICER BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2007-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C5

      I, [identify the certifying individual], a [_______________ ] of Centerline Servicing Inc. (the "Special Servicer") as Special Servicer under that certain pooling and servicing agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as a master servicer ("Master Servicer No. 1"), Capmark Finance Inc., as a master servicer ("Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), the Special Servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), on behalf of the Special Servicer certify to [Name of Certifying Person(s) for Sarbanes Oxley Certification], the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. Based on my knowledge, with respect to the period ending December 31, 20[__] (the "Relevant Period"), all servicing information and all required reports required to be submitted by the Special Servicer to the Master Servicers or Trustee pursuant to the Pooling and Servicing Agreement (the "Special Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Special Servicer to the Master Servicers or the Trustee, as applicable, for inclusion in these reports;

            2. Based on my knowledge, the information contained in the Special Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period ending December 31, 20[__]; and

            3. Based on my knowledge and the annual compliance review required under Section 11.11 of the Pooling and Servicing Agreement, during the Relevant Period the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, except as disclosed in the annual officer's certificate required under such Section 11.11.

Date: _________________________

CENTERLINE SERVICING INC.

By:_____________________________
Name:
Title:

                                   EXHIBIT M-5

                    FORM OF SUB-SERVICER BACKUP CERTIFICATION

            Re: Credit Suisse Commercial Mortgage Trust 2007-C5 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-C5

      As contemplated by that certain Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as Master Servicer No. 1 ("KRECM Master Servicer"), Capmark Finance Inc., as Master Servicer No. 2 ("Capmark Master Servicer" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer (in such capacity, the "Special Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"), I, [identify the certifying individual], a ____________________ of ____________________, a ____________________
corporation (the "Sub-Servicer") as Sub-Servicer in connection with the sub-servicing of one or more Mortgage Loans under the Pooling and Servicing Agreement, on behalf of the Sub-Servicer, certify to [Name of Each Certifying Person for Sarbanes-Oxley Certification], the Depositor, the [Capmark][KRECM] Master Servicer, the Certificate Administrator, the Trustee and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            (i) I have reviewed the Servicer Reports and Sub-Servicer Reports (each as defined below) relating to the Mortgage Loans delivered by the Sub-Servicer to the [Capmark][KRECM] Master Servicer, pursuant to the Sub-Servicing Agreement dated November 1, 2007 by and between the Sub-Servicer and the [Capmark][KRECM] Master Servicer (the "Sub-Servicing Agreement");

            (ii) Based on my knowledge, with respect to the period ending [December 31, 20__] (the "Relevant Period"), all servicing information and all reports required to be submitted by the Sub-Servicer to the Certificate Administrator pursuant to the Pooling and Servicing Agreement (the "Servicer Reports") for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 8-K have been submitted by the Sub-Servicer to the Certificate Administrator for inclusion in these reports;

            (iii) Based on my knowledge, with respect to the Relevant Period, all servicing information and all reports required to be submitted by the Sub-Servicer to the [Capmark][KRECM] Master Servicer pursuant to the Sub-Servicing Agreement (the "Sub-Servicer Reports") have been submitted by the Sub-Servicer to the [Capmark][KRECM] Master Servicer;

            (iv) Based on my knowledge, the information contained in the Servicer Reports and Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period ending December 31, 20[__];

            (v) Based upon my knowledge and the annual compliance review performed as required under Section [__] of the Sub-Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section [__] of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects;

            (vi) [I am responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements for inclusion on Form 10-K pursuant Item 1123 of Regulation AB with respect to the Sub-Servicer, and except as disclosed in the compliance certificate delivered by the Sub-Servicer under Section [__] of the Sub-Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Servicing Agreement in all material respects];

            (vii) I have disclosed to the accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Sub-Servicer with respect to the Trust's fiscal year _____ all information relating to the Sub-Servicer's assessment of compliance with the Relevant Servicing Criteria, in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

            (viii) All annual assessment reports required under Section [__] of the Sub-Servicing Agreement and their related annual attestation reports required to be provided to the [Capmark][KRECM] Master Servicer, the Certificate Administrator and the Depositor by the Sub-Servicer or any Servicing Function Participant retained by the Sub-Servicer under or as contemplated by the Pooling and Servicing Agreement and the Sub-Servicing Agreement have been provided thereby. Based on my knowledge, all material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports, in each case based upon the annual attestation report provided by a registered public accounting firm, after conducting a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB, delivered pursuant to Section [__] of the Sub-Servicing Agreement.

      Capitalized terms used but not defined herein have the meanings set forth in the Sub-Servicing Agreement or, if not defined in the Sub-Servicing Agreement, then the meanings set forth in the Pooling and Servicing Agreement.

Date:

                                       [INSERT NAME OF SUB-SERVICER]


                                       By: _____________________________
                                       Name:
                                       Title:

                                    EXHIBIT N
                      SCHEDULE OF DESIGNATED SUB-SERVICERS

------------------------------------------------------------          -----------------------------------------------
Property Name                                    UPB                  Subservicer

------------------------------------------------------------          -----------------------------------------------
CP Fairways at Woodfield                 11,000,000                   Bernard Financial Group
CP Rolling Hills                         10,000,000                   Bernard Financial Group
CP Birchwood Pointe                       9,850,000                   Bernard Financial Group
CP Arbors of Lapeer                       2,400,000                   Bernard Financial Group
2400 Ogden Avenue                        18,750,000                   Draper and Kramer
Kukui Mall                               12,550,000                   Draper and Kramer
Independence Village of Waterstone       12,604,366                   Draper and Kramer
Bloomingdale Retail                       5,000,000                   Draper and Kramer
Cahokia Village                           4,789,000                   Draper and Kramer
Camelot Apartments                        6,139,866                   Financial Federal Savings Bank
Crystal Street Apartments                 4,043,265                   Financial Federal Savings Bank
Park West Apartments                      8,700,000                   Holiday Fenoglio Fowler - Houston
Oak Ridge Apartments                      8,300,000                   Holiday Fenoglio Fowler - Houston
Greyberry Apartments                      4,400,000                   Inland Commercial Mortgage Corporation
Westlake Commons                          3,690,000                   Inland Commercial Mortgage Corporation
Champps Orland Park                       3,154,677                   Inland Commercial Mortgage Corporation
Fulton Hill Studios                       1,550,000                   John B. Levy & Company
BMA Medical                               995,869                     Newmark Realty Capital
                                         -------------------

                                    EXHIBIT O

                         FORM OF CUSTODIAL CERTIFICATION

                                     [Date]

[DEPOSITOR]

[MASTER SERVICER]             Mortgage Loan Sellers

[SPECIAL SERVICER]


            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5

Ladies and Gentlemen:

      Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of November 1, 2007 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank, N.A. as trustee (the "Trustee"), hereby certifies as to each Trust Mortgage Loan subject to the Agreement (except as specifically identified in the exception report attached hereto) that: (i) all documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) of the definition of "Mortgage File" are in its possession, and (ii) all such Mortgage Loan Documents have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (if recordation or filing is specified for such document in the definition of "Mortgage File") and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Trust Mortgage Loans identified on the Trust Mortgage Loan Schedule.

      Other than as stipulated in the Agreement, none of the Trustee, the Master Servicer, the Special Servicer, or any Custodian (a) is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face and (b) shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

      In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (i) through (v), (ix), (xi), (xii), (xvi) and (xviii) and have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

      Further, with respect to UCC filings, absent actual knowledge or copies of UCC filings in the Mortgage File indicating otherwise, the Trustee shall make the assumptions contemplated by Section 2.02(c) of the Agreement.

      Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                       Respectfully,

                                       WELLS FARGO BANK, N.A.
                                       as Trustee

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT P

                         TRUST MORTGAGE LOANS COVERED BY
                         ENVIRONMENTAL INSURANCE POLICY

                                                  Environmental Insurance
  Loan #               Property Name                      Carrier                Loan Seller         Cut-Off Balance
----------  -----------------------------------  -------------------------  -----------------------  ----------------
   135      415 South San Pedro Street           Steadfast Insurance Co.    Column Financial, Inc.   $3,542,216.14
   159      98 Main Street                       Steadfast Insurance Co.    Column Financial, Inc.   $2,500,000.00
   185      A-1 Self Storage                     Steadfast Insurance Co.    Column Financial, Inc.   $1,500,000.00
   193      Algonac Retail Center                Steadfast Insurance Co.    Column Financial, Inc.     $920,246.61
   192      BMA Medical                          Steadfast Insurance Co.    Column Financial, Inc.     $995,869.20
   154      Carmichael Center                    Steadfast Insurance Co.    Column Financial, Inc.   $2,940,000.00
   151      Carolina Self Storage                Steadfast Insurance Co.    Column Financial, Inc.   $2,995,271.18
   186      Chapel Hill Station                  Steadfast Insurance Co.    Column Financial, Inc.   $1,496,294.29
   170      Cobblestone Fiesta                   Steadfast Insurance Co.    Column Financial, Inc.   $2,235,000.00
   168      Cold Springs Retail                  Steadfast Insurance Co.    Column Financial, Inc.   $2,273,658.78
   184      Colonial Drive Mini Storage          Steadfast Insurance Co.    Column Financial, Inc.   $1,506,540.15
   166      Crismon Retail                       Steadfast Insurance Co.    Column Financial, Inc.   $2,350,000.00
   188      Hollywood Video Outlot               Steadfast Insurance Co.    Column Financial, Inc.   $1,417,630.80
   191      Kyrene Industrial                    Steadfast Insurance Co.    Column Financial, Inc.   $1,179,191.33
   189      Mallard Place                        Steadfast Insurance Co.    Column Financial, Inc.   $1,397,955.38
   174      Megan and Coleman Court Apartments   Steadfast Insurance Co.    Column Financial, Inc.   $1,920,290.37
   181      Monticello Court Apartments          Steadfast Insurance Co.    Column Financial, Inc.   $1,718,000.00
   172      Moorestown Oaks                      Steadfast Insurance Co.    Column Financial, Inc.   $2,055,166.20
   161      MTW Apartments                       Steadfast Insurance Co.    Column Financial, Inc.   $2,444,937.78
   175      Oakmont Plaza                        Steadfast Insurance Co.    Column Financial, Inc.   $1,915,638.41
   177      Reimer Apartments - Gretna           Steadfast Insurance Co.    Column Financial, Inc.   $1,857,984.50
   178      Reimer Apartments - Millard          Steadfast Insurance Co.    Column Financial, Inc.   $1,853,997.40
   162      San Saba Medical Office              Steadfast Insurance Co.    Column Financial, Inc.   $2,440,000.00
   138      Shoppes at Willow                    Steadfast Insurance Co.    Column Financial, Inc.   $3,438,092.41
   164      Shoppes on 57th                      Zurich                     Column Financial, Inc.   $2,429,000.00
   130      Tyler Building                       Steadfast Insurance Co.    Column Financial, Inc.   $4,000,000.00
   155      Ustick Village Apartments            Steadfast Insurance Co.    Column Financial, Inc.   $2,745,373.59
   127      Western Parkview and Jefferson MHC   Steadfast Insurance Co.    Column Financial, Inc.   $4,100,000.00
  127.2         Western MHP                      Steadfast Insurance Co.    Column Financial, Inc.   $1,001,966.30
  127.3         Parkview MHC                     Steadfast Insurance Co.    Column Financial, Inc.     $961,657.30
  127.1         Jefferson MHC                    Steadfast Insurance Co.    Column Financial, Inc.   $2,136,376.40
   153      Winkworth Garden Apts                Steadfast Insurance Co.    Column Financial, Inc.   $2,950,000.00

                                    EXHIBIT Q

                 CLASS A-AB TARGETED PRINCIPAL BALANCE TABLE

 Distribution Date         Balance        Distribution Date        Balance
------------------   ------------------- ------------------  --------------
December 2007.....   $65,083,000.00      September 2012....  $64,865,262.96
January 2008......   $65,083,000.00      October 2012......  $64,865,262.96
February 2008.....   $65,083,000.00      November 2012.....  $62,465,000.00
March 2008........   $65,083,000.00      December 2012.....  $61,158,000.00
April 2008........   $65,083,000.00      January 2013......  $60,037,000.00
May 2008..........   $65,083,000.00      February 2013.....  $58,910,000.00
June 2008.........   $65,083,000.00      March 2013........  $57,199,000.00
July 2008.........   $65,083,000.00      April 2013........  $56,056,000.00
August 2008.......   $65,083,000.00      May 2013..........  $54,715,000.00
September 2008....   $65,083,000.00      June 2013.........  $53,558,000.00
October 2008......   $65,083,000.00      July 2013.........  $52,204,000.00
November 2008.....   $65,083,000.00      August 2013.......  $51,034,000.00
December 2008.....   $65,083,000.00      September 2013....  $49,858,000.00
January 2009......   $65,083,000.00      October 2013......  $48,484,000.00
February 2009.....   $65,083,000.00      November 2013.....  $47,293,000.00
March 2009........   $65,083,000.00      December 2013.....  $45,906,000.00
April 2009........   $65,083,000.00      January 2014......  $44,702,000.00
May 2009..........   $65,083,000.00      February 2014.....  $43,491,000.00
June 2009.........   $65,083,000.00      March 2014........  $41,704,000.00
July 2009.........   $65,083,000.00      April 2014........  $40,476,000.00
August 2009.......   $65,083,000.00      May 2014..........  $39,407,000.00
September 2009....   $65,083,000.00      June 2014.........  $38,337,000.00
October 2009......   $65,083,000.00      July 2014.........  $37,268,000.00
November 2009.....   $65,083,000.00      August 2014.......  $36,198,000.00
December 2009.....   $65,083,000.00      September 2014....  $35,129,220.75
January 2010......   $65,083,000.00      October 2014......  $33,772,000.00
February 2010.....   $65,083,000.00      November 2014.....  $32,581,000.00
March 2010........   $65,083,000.00      December 2014.....  $31,211,000.00
April 2010........   $65,083,000.00      January 2015......  $30,006,000.00
May 2010..........   $65,083,000.00      February 2015.....  $28,794,000.00
June 2010.........   $65,083,000.00      March 2015........  $27,060,000.00
July 2010.........   $65,083,000.00      April 2015........  $25,833,000.00
August 2010.......   $65,083,000.00      May 2015..........  $24,427,000.00
September 2010....   $65,083,000.00      June 2015.........  $23,185,000.00
October 2010......   $65,083,000.00      July 2015.........  $21,765,000.00
November 2010.....   $65,083,000.00      August 2015.......  $20,509,000.00
December 2010.....   $65,083,000.00      September 2015....  $19,245,000.00
January 2011......   $65,083,000.00      October 2015......  $17,805,000.00
February 2011.....   $65,083,000.00      November 2015.....  $16,527,000.00
March 2011........   $65,083,000.00      December 2015.....  $15,072,000.00
April 2011........   $65,083,000.00      January 2016......  $13,779,000.00
May 2011..........   $65,083,000.00      February 2016.....  $12,479,000.00
June 2011.........   $65,083,000.00      March 2016........  $10,834,000.00
July 2011.........   $65,083,000.00      April 2016........  $9,518,000.00
August 2011.......   $65,083,000.00      May 2016..........  $8,026,000.00
September 2011....   $65,083,000.00      June 2016.........  $6,695,000.00
October 2011......   $65,083,000.00      July 2016.........  $5,188,000.00
November 2011.....   $65,083,000.00      August 2016.......  $3,841,000.00
December 2011.....   $65,083,000.00      September 2016....  $2,487,000.00
January 2012......   $65,083,000.00      October 2016......  $958,000.00
                                         November 2016 and
February 2012.....   $65,083,000.00      thereafter........  $0.00
March 2012........   $65,083,000.00
April 2012........   $65,083,000.00
May 2012..........   $65,083,000.00
June 2012.........   $65,083,000.00
July 2012.........   $65,083,000.00
August 2012.......   $65,083,000.00

                                   EXHIBIT R-1

                        FORM OF INFORMATION REQUEST FROM

                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services, CSMC 2007-C5



KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500,
Kansas City, Missouri 64105
Attention:  Credit Suisse Commercial Mortgage Trust 2007-C5
            Commercial Mortgage Pass-Through Certificates, Series 2007-C5

Capmark Finance Inc.
116 Welsh Road,
Horsham, Pennsylvania 19044
Attention:  Credit Suisse Commercial Mortgage Trust 2007-C5
            Commercial Mortgage Pass-Through Certificates, Series 2007-C5

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010
Attention: Edmund Taylor

      Re:   Credit Suisse First Boston Mortgage Securities Corp.
            Commercial Mortgage Pass-Through Certificates, Series 2007-C5

      In accordance with the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 1"), Capmark Finance Inc., as master servicer ("Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows:

      1. Investor is a [holder] [beneficial owner] of [$__________ aggregate [Certificate Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

      2. Investor is requesting access to the following information (the "Information") solely for use in evaluating Investor's investment in the
Certificates:

            ___ The information available on the Master Servicers' Website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ___ The information available on the Trustee's Website pursuant to Section 4.02 of the Pooling and Servicing Agreement.

            ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the Master Servicers' or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Master Servicers or the Trustee, as applicable, be disclosed by Investor or by its affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.    Investor hereby acknowledges and agrees that:

      Neither the Master Servicers nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on their respective Websites;

      Neither the Master Servicers nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on their respective Websites;

      Any transmittal of any report, document or other information to Investor by the Master Servicers or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

      By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

      When delivering any report, document or other information pursuant to this request, the Master Servicers or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and
(ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. Investor agrees to indemnify and hold harmless the Master Servicers, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicers, the Trustee, or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [CERTIFICATEHOLDER] [BENEFICIAL OWNER OF A
                                    CERTIFICATE]

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------
                                    Telephone No.:
                                                  ------------------------------

                                   SCHEDULE I

                             [INFORMATION REQUESTED]

                                   EXHIBIT R-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention:  Corporate Trust Services, CSMC 2007-C5

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500,
Kansas City, Missouri 64105

Attention:  Credit Suisse Commercial Mortgage Trust 2007-C5
            Commercial Mortgage Pass-Through Certificates, Series 2007-C5

Capmark Finance Inc.
116 Welsh Road,
Horsham, Pennsylvania 19044
Attention:  Credit Suisse Commercial Mortgage Trust 2007-C5
            Commercial Mortgage Pass-Through Certificates, Series 2007-C5

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010
Attention:  Edmund Taylor

      Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-C5

      In accordance with the Pooling and Servicing Agreement dated as of November 1, 2007 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 1"), Capmark Finance Inc., as master servicer ("Master Servicer No. 2" and, together with Master Servicer No. 1, the "Master Servicers"), Centerline Servicing Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5 (the "Certificates"), the undersigned ("Investor") hereby certifies and agrees as follows:

      1. Investor is contemplating an investment in the Class ____ Certificates.

      2. Investor is requesting access to the following information (the "Information") solely for use in evaluating such possible investment:

            ___ The information available on the Master Servicers' Website pursuant to Section 3.15 of the Pooling and Servicing Agreement.

            ___ The information available on the Trustee's Website pursuant to Section 4.02 of the Pooling and Servicing Agreement.

            ___ The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

      3. In consideration of the Master Servicers' or the Trustee's disclosure to Investor of the Information, Investor will keep the Information confidential (except from such outside Persons as are assisting it in making the investment decision described in paragraph 1), and such Information will not, without the prior written consent of the Master Servicers or the Trustee, as applicable, be disclosed by Investor or by its affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that Investor may provide all or any part of the Information to its auditors, legal counsel and regulators.

      4. Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the Securities Act.

      5.    Investor hereby acknowledges and agrees that:

      Neither the Master Servicers nor the Trustee will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on their respective Websites;

      Neither the Master Servicers nor the Trustee has undertaken any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on their respective Websites;

      Any transmittal of any report, document or other information to Investor by the Master Servicers or the Trustee is subject to, which transmittal may (but need not be) accompanied by a letter containing, the following provision:

      By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5, from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein; and

      When delivering any report, document or other information pursuant to this request, the Master Servicers or the Trustee may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and
(ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any Underwriter, any Rating Agency or Certificateholders or Certificate Owners.

      6. Investor agrees to indemnify and hold harmless the Master Servicers, the Trustee, the Trust and the Depositor from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by Investor or any of its Representatives. Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by Investor or any of its Representatives and that the Master Servicers, the Trustee or the Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

      Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

      IN WITNESS WHEREOF, Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [PROSPECTIVE PURCHASER]


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------
                                    Telephone No.:
                                                  ------------------------------

                                   SCHEDULE I

                             [INFORMATION REQUESTED]

                                    EXHIBIT S

                                 EARNOUT RESERVE

Bernardo Heights Plaza
Cold Springs Retail
Green Springs Shopping Center
Kukui Mall
Laurel Avenue Development
Storage King USA - Newark, NJ
Allanza at the Lakes
TIAA Industrial Portfolio
      TIAA - Cincinnati
      TIAA - Memphis
      TIAA - Atlanta
      TIAA - San Diego
      TIAA - Salt Lake City
      TIAA - Philadelphia
      TIAA - Chicago (West Chicago)
      TIAA - Phoenix
      TIAA - Dallas
      TIAA - Chicago (Bolingbrook)
      TIAA - Oakland
Tyler Building
Weeksville Crossing
Cochran - Simi Valley
Commerce Corporate Plaza
Essex Medical Office
Cowan Industrial Park
Ashley Burlington
Olentangy Commons Apartments
7700 Irvine Spectrum Center

                                    EXHIBIT T

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[MASTER SERVICER]
[SPECIAL SERVICER]
[DEPOSITOR]

            Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5

Ladies and Gentlemen:

      Pursuant to Section 7.01(c) of the Pooling and Servicing Agreement, dated as of November 1, 2007, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-C5 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.24 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.



                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT U

                           Relevant Servicing Criteria

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

      The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria" (with each Servicing Function Participant deemed to be responsible for the items applicable to the functions it is performing and for which the party that retained such Servicing Function Participant is responsible):

------------------------------------------------------------------------------------------------------
                                Relevant Servicing Criteria                         Applicable
                                                                                    Party(ies)
------------------------------------------------------------------------------------------------------
    Reference                                Criteria
------------------------------------------------------------------------------------------------------
                                 General Servicing Considerations
------------------------------------------------------------------------------------------------------

1122(d)(1)(i)       Policies and procedures are instituted to monitor any             Trustee
                    performance or other triggers and events of default in        Master Servicer
                    accordance with the transaction agreements.                        No. 1
                                                                                  Master Servicer
                                                                                       No. 2
                                                                                 Special Servicer

                                                                                      Trustee
1122(d)(1)(ii)      If any material servicing activities are outsourced to        Master Servicer
                    third parties, policies and procedures are instituted to           No. 1
                    monitor the third party's performance and compliance with     Master Servicer
                    such servicing activities.                                         No. 2
                                                                                 Special Servicer

1122(d)(1)(iii)     Any requirements in the transaction agreements to maintain          N/A
                    a back-up servicer for the mortgage loans are maintained.

                                                                                  Master Servicer
1122(d)(1)(iv)      A fidelity bond and errors and omissions policy is in              No. 1
                    effect on the party participating in the servicing            Master Servicer
                    function throughout the reporting period in the amount of          No. 2
                    coverage required by and otherwise in accordance with the    Special Servicer
                    terms of the transaction agreements.

                                Cash Collection and Administration

                                                                                      Trustee
1122(d)(2)(i)       Payments on mortgage loans are deposited into the             Master Servicer
                    appropriate custodial bank accounts and related bank               No. 1
                    clearing accounts no more than two business days following    Master Servicer
                    receipt, or such other number of days specified in the             No. 2
                    transaction agreements.                                      Special Servicer

1122(d)(2)(ii)      Disbursements made via wire transfer on behalf of an              Trustee
                    obligor or to an investor are made only by authorized
                    personnel.

                                                                                  Master Servicer
1122(d)(2)(iii)     Advances of funds or guarantees regarding collections,             No. 1
                    cash flows or distributions, and any interest or other        Master Servicer
                    fees charged for such advances, are made, reviewed and             No. 2
                    approved as specified in the transaction agreements.         Special Servicer
                                                                                      Trustee

1122(d)(2)(iv)      The related accounts for the transaction, such as cash            Trustee
                    reserve accounts or accounts established as a form of         Master Servicer
                    overcollateralization, are separately maintained (e.g.,            No. 1
                    with respect to commingling of cash) as set forth in the      Master Servicer
                    transaction agreements.                                            No. 2
                                                                                 Special Servicer

1122(d)(2)(v)       Each custodial account is maintained at a federally               Trustee
                    insured depository institution as set forth in the            Master Servicer
                    transaction agreements.  For purposes of this criterion,           No. 1
                    "federally insured depository institution" with respect to    Master Servicer
                    a foreign financial institution means a foreign financial          No. 2
                    institution that meets the requirements of Rule              Special Servicer
                    13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)      Unissued checks are safeguarded so as to prevent             Master Servicer
                    unauthorized access.                                               No. 1
                                                                                 Master Servicer
                                                                                       No. 2
                                                                                 Special Servicer
                                                                                      Trustee

1122(d)(2)(vii)     Reconciliations are prepared on a monthly basis for all           Trustee
                    asset-backed securities related bank accounts, including      Master Servicer
                    custodial accounts and related bank clearing accounts.             No. 1
                    These reconciliations are (A) mathematically accurate; (B)    Master Servicer
                    prepared within 30 calendar days after the bank statement          No. 2
                    cutoff date, or such other number of days specified in the   Special Servicer
                    transaction agreements; (C) reviewed and approved by
                    someone other than the person who prepared the
                    reconciliation; and (D) contain explanations for
                    reconciling items.  These reconciling items are resolved
                    within 90 calendar days of their original identification,
                    or such other number of days specified in the transaction
                    agreements.

                                Investor Remittances and Reporting

1122(d)(3)(i)       Reports to investors, including those to be filed with the        Trustee
                    Commission, are maintained in accordance with the
                    transaction agreements and applicable Commission
                    requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information
                    calculated in accordance with the terms specified in the
                    transaction agreements; (C) are filed with the Commission
                    as required by its rules and regulations; and (D) agree
                    with investors' or the trustee's records as to the total
                    unpaid principal balance and number of mortgage loans
                    serviced by the Servicer.

1122(d)(3)(ii)      Amounts due to investors are allocated and remitted in            Trustee
                    accordance with timeframes, distribution priority and
                    other terms set forth in the transaction agreements.

1122(d)(3)(iii)     Disbursements made to an investor are posted within two           Trustee
                    business days to the Servicer's investor records, or such
                    other number of days specified in the transaction
                    agreements.

1122(d)(3)(iv)      Amounts remitted to investors per the investor reports            Trustee
                    agree with cancelled checks, or other form of payment, or
                    custodial bank statements.

                                     Pool Asset Administration

1122(d)(4)(i)       Collateral or security on mortgage loans is maintained as         Trustee
                    required by the transaction agreements or related mortgage    Master Servicer
                    loan documents.                                                    No. 1
                                                                                  Master Servicer
                                                                                       No. 2
                                                                                 Special Servicer

1122(d)(4)(ii)      Mortgage loan and related documents are safeguarded as            Trustee
                    required by the transaction agreements.

1122(d)(4)(iii)     Any additions, removals or substitutions to the mortgage          Trustee
                    loan pool are made, reviewed and approved in accordance      Special Servicer
                    with any conditions or requirements in the transaction
                    agreements.

                                                                                  Master Servicer
1122(d)(4)(iv)      Payments on mortgage loans, including any payoffs, made in         No. 1
                    accordance with the related mortgage loan documents are       Master Servicer
                    posted to the Servicer's obligor records maintained no             No. 2
                    more than two business days after receipt, or such other     Special Servicer
                    number of days specified in the transaction agreements,
                    and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan
                    documents.
                                                                                  Master Servicer
1122(d)(4)(v)       The Servicer's records regarding the mortgage loans agree          No. 1
                    with the Servicer's records with respect to an obligor's      Master Servicer
                    unpaid principal balance.                                          No. 2

                                                                                  Master Servicer
1122(d)(4)(vi)      Changes with respect to the terms or status of an                  No. 1
                    obligor's mortgage loans (e.g., loan modifications or         Master Servicer
                    re-agings) are made, reviewed and approved by authorized           No. 2
                    personnel in accordance with the transaction agreements      Special Servicer
                    and related mortgage loan documents.

1122(d)(4)(vii)     Loss mitigation or recovery actions (e.g., forbearance       Special Servicer
                    plans, modifications and deeds in lieu of foreclosure,
                    foreclosures and repossessions, as applicable) are
                    initiated, conducted and concluded in accordance with the
                    timeframes or other requirements established by the
                    transaction agreements.
                                                                                  Master Servicer
1122(d)(4)(viii)    Records documenting collection efforts are maintained              No. 1
                    during the period a mortgage loan is delinquent in            Master Servicer
                    accordance with the transaction agreements.  Such records          No. 2
                    are maintained on at least a monthly basis, or such other    Special Servicer
                    period specified in the transaction agreements, and
                    describe the entity's activities in monitoring delinquent
                    mortgage loans including, for example, phone calls,
                    letters and payment rescheduling plans in cases where
                    delinquency is deemed temporary (e.g., illness or
                    unemployment).

1122(d)(4)(ix)      Adjustments to interest rates or rates of return for                N/A
                    mortgage loans with variable rates are computed based on
                    the related mortgage loan documents.

                                                                                  Master Servicer
1122(d)(4)(x)       Regarding any funds held in trust for an obligor (such as          No. 1
                    escrow accounts): (A) such funds are analyzed, in             Master Servicer
                    accordance with the obligor's mortgage loan documents, on          No. 2
                    at least an annual basis, or such other period specified     Special Servicer
                    in the transaction agreements; (B) interest on such funds
                    is paid, or credited, to obligors in accordance with
                    applicable mortgage loan documents and state laws; and (C)
                    such funds are returned to the obligor within 30 calendar
                    days of full repayment of the related mortgage loan, or
                    such other number of days specified in the transaction
                    agreements.
                                                                                  Master Servicer
1122(d)(4)(xi)      Payments made on behalf of an obligor (such as tax or              No. 1
                    insurance payments) are made on or before the related         Master Servicer
                    penalty or expiration dates, as indicated on the                   No. 2
                    appropriate bills or notices for such payments, provided     Special Servicer
                    that such support has been received by the servicer at
                    least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

                                                                                  Master Servicer
1122(d)(4)(xii)     Any late payment penalties in connection with any payment          No. 1
                    to be made on behalf of an obligor are paid from the          Master Servicer
                    servicer's funds and not charged to the obligor, unless            No. 2
                    the late payment was due to the obligor's error or           Special Servicer
                    omission.

                                                                                  Master Servicer
1122(d)(4)(xiii)    Disbursements made on behalf of an obligor are posted              No. 1
                    within two business days to the obligor's records             Master Servicer
                    maintained by the servicer, or such other number of days           No. 2
                    specified in the transaction agreements.                     Special Servicer

                                                                                  Master Servicer
1122(d)(4)(xiv)     Delinquencies, charge-offs and uncollectible accounts are          No. 1
                    recognized and recorded in accordance with the transaction    Master Servicer
                    agreements.                                                        No. 2
                                                                                 Special Servicer

1122(d)(4)(xv)      Any external enhancement or other support, identified in            N/A
                    Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

                                    EXHIBIT V

                         Additional Form 10-K Disclosure

               Item on Form 10-D                               Responsible Parties
------------------------------------------------ ------------------------------------------------
Item 1:  Distribution and Pool Performance         Master Servicers (only with respect to Item
         Information                                 1121(a)(12) and only as to non-specially
                                                                 serviced loans)
                                                                 Special Servicer
Any information required by 1121 which is NOT                        Trustee
included on the Monthly Statement                                   Depositor

Item 2:  Legal Proceedings                         (i) All parties to the Pooling and Servicing
                                                      Agreement (as to themselves), (ii) the
 per Item 1117 of Reg AB (to the extent           Trustee, the Master Servicers and the Special
material to Certificateholders)                     Servicer (in each case, if Trustee is not
                                                  also a named party) as to the issuing entity,
                                                    (iii) the Depositor as to the sponsor, any
                                                   1110(b) originator, and any 1100(d)(1) party

Item 3:  Sale of Securities and Use of Proceeds                     Depositor
Item 4:  Defaults Upon Senior Securities                             Trustee
Item 5:  Submission of Matters to a Vote of                          Trustee
         Security Holders
Item 6:  Significant Obligors of Pool Assets
Item 7:  Significant Enhancement Provider                           Depositor
         Information
Item 8:  Other Information (information           Any party responsible for disclosure items on
         required to be disclosed on Form 8-K                        Form 8-K
         that was not properly disclosed)
Item 9:  Exhibits                                                    Trustee
                                                                    Depositor

                                    EXHIBIT W

                      Form 8-K Disclosure 10-K Information

               Item on Form 10-K                                Party Responsible
-----------------------------------------------   ---------------------------------------------------
Item 1B: Unresolved Staff Comments                                  Depositor

Item 9B: Other Information (information           Any party responsible for disclosure items on
         required to be disclosed on Form 8-K                        Form 8-K
         that was not properly disclosed)

Item 15: Exhibits, Financial Statement Schedules                     Trustee
                                                                    Depositor

Additional Item:                                   (i) All parties to the Pooling and Servicing
Disclosure per Item 1117 of Reg AB (to the            Agreement (as to themselves), (ii) the
extent material to Certificateholders)                Trustee, the Masters Servicers and the
                                                  Special Servicer (in each case, if Trustee is
                                                    not also a named party) as to the issuing
                                                      entity, (iii) the Depositor as to the
                                                     sponsor, any 1110(b) originator, and any
                                                                 1100(d)(1) party

Additional Item:                                   (i) All parties to the Pooling and Servicing
Disclosure per Item 1119 of Reg AB (to the         Agreement as to themselves, as to the Master
extent material to Certificateholders)              Servicers, only to the extent material to
                                                        Certificateholders and only as to
                                                   affiliations under 1119(a) with the Trustee,
                                                         Special Servicer or a 1108(a)(3)
                                                   Sub-Servicer, (ii) the Trustee, the Special
                                                   Servicer and the Master Servicers as to the
                                                  issuing entity, (iii) the Depositor as to the
                                                    sponsor, originator, significant obligor,
                                                         enhancement or support provider

Additional Item:                                            Depositor/Special Servicer
Disclosure per Item 1112(b) of Reg AB

Additional Item:                                                     Trustee
Disclosure per Items 1114(b)(2) and 1115(b) of
Reg AB

                                   EXHIBIT X

                        Form 8-K Disclosure Information

                Item on Form 8-K                                Party Responsible
-----------------------------------------------   ---------------------------------------------------
Item 1.01: Entry into a Material Definitive          All parties to this Agreement only as to
           Agreement                                 agreements such entity is a party to or
                                                     entered into on behalf of the Trust Fund
Item 1.02  Termination of a Material Definitive      All parties to this Agreement only as to
           Agreement                                 agreements such entity is a party to or
                                                     entered into on behalf of the Trust Fund

Item 1.03  Bankruptcy or Receivership                               Depositor
Item 2.04  Triggering Events that Accelerate or                      Trustee
           Increase a Direct Financial
           Obligation or an Obligation under an
           Off-Balance Sheet Arrangement

Item 3.03  Material Modification to Rights of                        Trustee
           Security Holders
Item 5.03  Amendments of Articles of                                Depositor
           Incorporation or Bylaws; Change of
           Fiscal Year
Item 6.01  ABS Informational and Computational                      Depositor
           Material

Item 6.02  Change of Servicer or Trustee             Each Master Servicer (as to itself or a
                                                       Sub-Servicer retained by the Master
                                                            Servicer)/Special Servicer
                                                                     Trustee
                                                                    Depositor

Item 6.03  Change in Credit Enhancement or                          Depositor
           External Support                                          Trustee

Item 6.04  Failure to Make a Required                                Trustee
           Distribution

Item 6.05  Securities Act Updating Disclosure                       Depositor
Item 7.01  Reg FD Disclosure                                        Depositor
Item 8.01                                                           Depositor
Item 9.01                                                           Depositor

                                    EXHIBIT Y

                       Additional Disclosure Notification

**SEND VIA FAX TO 410-715-2380 AND VIA EMAIL TO cts.sec.notifications@wellsfargo.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, N.A., as Trustee
Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services-  CSMC 2007-C5--SEC REPORT PROCESSING

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 12.06 of the Pooling and Servicing Agreement, dated as of November 1, 2007, among Credit Suisse First Boston Mortgage Corp., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as trustee (the "Trustee"), KeyCorp Real Estate Capital Markets, Inc., as master servicer ("Master Servicer No. 1"), Capmark Finance Inc., as master servicer ("Master Servicer No. 2"), and Centerline Servicing Inc., as special servicer](the "Special Servicer"), the undersigned, as [___________________________________] hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:





List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:





Any inquiries related to this notification should be directed to [_________________], phone number: [_____________________]; email address:
[_____________________].

                                                [NAME OF PARTY],
                                                as [role]


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                    EXHIBIT Z

                               BROKER STRIP LOANS

                                   [RESERVED]

                                   EXHIBIT AA

            CENTERLINE NAMING CONVENTION FOR ELECTRONIC FILE DELIVERY

Centerline Naming Convention for Electronic File Delivery

Deal Name - Prospectus Loan I.D. - Statement Type - Statement Date - Months Covered by Statement

For Example:

JPM2000C10-00001.1-OS-12312000-12
JPM2000C10-00001.2-OS-12312000-12
JPM2000C10-00001.1-OSAR-12312000-12
JPM2000C10-00001.1-FS-12312000-12
JPM2000C10-00001.1-RR-12312000

DLJ2000CKP1-00150.1-OS-12312000-12
DLJ2000CKP1-00001.1-OSAR-12312000-12
DLJ2000CKP1-00001.1-FS-12312000-12
DLJ2000CKP1-00001.1-RR-12312000
DLJ2000CKP1-00001.1-PI-12312000

Please note there should not be any special characters in the Deal Name, i.e. no spaces, no dashes, no underscores, etc.

The Prospectus Loan I.D. should have five leading characters, a decimal point, and the Mortgaged Property # (1, 2, 3, etc.).

The Statement Types are:  OS    Operating Statement  (PDF or TIF format)
                          OSAR  Operating Statement Analysis Report & NOI ADJ
                                Worksheet (Excel Format named individually, not
                                rolling format)
                          FS    Borrower Financial Statement (PDF or TIF)
                          RR    Rent Roll (Excel or PDF or TIF)
                          PI    Property Inspection (Excel format)
                          HS    Healthcare Survey
                          FR    Franchise Annual Compliance Report

The Statement Date should be eight characters long - MODAYEAR where MO = months from 01 to 12, DAY = day of month from 01 to 31, YEAR = year such as 2002 or 2003 or 2004.

         The Months Covered by the Statement should range from 01 to 12.